                            SCHEDULE 14A INFORMATION


                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.   )


    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                               BERKSHIRE REALTY COMPANY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


/ /  No fee required.
/X/  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         Common Stock, $0.01 par value per share
         Series 1997-A Convertible Preferred Stock, $0.01 par value per share ("Preferred Stock")
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         37,371,785 shares of Common Stock
         2,737,000 shares of Preferred Stock
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         In accordance with Rule 0-11(c), the fee was calculated to be one-fiftieth of one percent of the aggregate of the cash and value of securities and other property to be distributed to the stockholders of Berkshire Realty Company, Inc.
         $12.25 per share of Common Stock
         $28.75 per share of Preferred Stock
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         $536,493,116
         -----------------------------------------------------------------------
     (5) Total fee paid:
         $107,299
         -----------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                 [LOGO]

                                                               September 1, 1999


Dear Fellow Stockholder:


    You are cordially invited to attend the Special Meeting of Stockholders of Berkshire Realty Company, Inc. (the "Company"), to be held on October 5, 1999 at 10:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts (the "Special Meeting").


    At the Special Meeting, you will be asked to vote on a transaction which will be structured as the merger of BRI Acquisition, LLC, a Delaware limited liability company (the "Acquiror"), with and into the Company or, alternatively, the merger of the Company with and into Berkshire Realty Holdings, L.P., the parent of the Acquiror and a Delaware limited partnership (the "Parent").


    If the merger is consummated, you will have the right to receive $12.25 in cash for each share of common stock that you own and $28.75 (together with 115% of accrued dividends) in cash for each share of preferred stock that you own (unless you exercise your statutory appraisal rights). The $12.25 per share of common stock represents a premium of approximately 28.4% to the average closing price of the common stock on the New York Stock Exchange of $9.54 over the 30-day period prior to March 4, 1999, the day the Parent (through an affiliate) publicly disclosed its initial cash offer of $11.05 per share. The Parent subsequently raised its offer to $12.25 per share. On August 31, 1999, the last trading day prior to the printing of the proxy statement that accompanies this letter, the closing price per share of the Company's common stock was $11.63.


    An independent special committee (the "Special Committee") formed by the Company's Board of Directors negotiated the $12.25 per share price and other terms of the transaction with the Parent and the Acquiror. The Special Committee consists of four Board members who are not employees of, or otherwise affiliated with, the Company, the Parent or the Acquiror.

    Acting on the unanimous recommendation of the Special Committee, the Board of Directors, with all eight members who were present voting in favor (one director was absent), approved the proposed merger. In making its recommendation to the Board of Directors, the Special Committee carefully reviewed and considered the terms and conditions of the proposed merger as described in the enclosed Proxy Statement. In addition, the Special Committee received an opinion from the Special Committee's financial advisor, Prudential Securities Incorporated, and the Board of Directors received opinions from its financial advisors, Lazard Freres & Co. LLC and Lehman Brothers Inc., as to the fairness, from a financial point of view, of the consideration to be paid in the merger to the holders of common stock, as more fully described in the Proxy Statement. The Special Committee and the Board of Directors believe that the proposed merger is fair to, and in the best interests of, the Company's stockholders who are not affiliated with the Parent or its affiliates. THEREFORE, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AND THE MERGER AGREEMENT.

    Douglas Krupp, the chairman and chief executive officer of the administering general partner of the Parent, is also the Chairman of the Board of the Company. For purposes of effecting the merger, affiliates of Mr. Krupp, together with affiliates of Blackstone Real Estate Advisors III L.L.C. and affiliates of Whitehall Street Real Estate Limited Partnership XI, an affiliate of Goldman, Sachs & Co., formed the Parent. As of the record date for the Special Meeting, Mr. Krupp and his affiliates owned approximately 1.4% of the outstanding shares of the Company's common stock. They also owned, as of the record date, 5,344,066 units of limited partnership interest in BRI OP Limited Partnership (the "Operating Partnership") which are convertible on a one-for-one basis into shares of the Company's common stock or cash, as determined by the Operating Partnership. These partnership units do not have the right to vote at the Special Meeting. Mr. Krupp has agreed to vote his shares of common stock, and to cause his affiliates to vote their shares of common stock (aggregating, as noted above, approximately 1.4% of the outstanding common stock), for approval of the merger and adoption of the merger agreement.

    The attached notice of meeting and proxy statement describe the merger and the merger agreement and provide specific information concerning the Special Meeting. Please read these materials carefully.

    Whether or not you plan to attend the Special Meeting, I urge you to complete, date, sign and promptly return the enclosed proxy card to ensure that your shares will be voted at the Special Meeting. The merger is an important decision for the Company and its stockholders. The merger will only be approved upon the affirmative vote of (i) the holders of a majority of the total number of outstanding shares of common stock and preferred stock (voting on an as-converted basis), voting as a single class and (ii) the holders of a majority of the total number of outstanding shares of preferred stock. Thus, if you fail to return your proxy card, the effect will be the same as a vote against the merger, unless you appear at the Special Meeting and vote in favor of the merger. If you hold your shares through a broker, you must instruct your broker as to how you wish your shares to be voted.

    On behalf of the Board of Directors, I thank you for your support and urge you to vote FOR approval of the merger and adoption of the merger agreement.

                                          Very truly yours,

                                          /s/ DAVID F. MARSHALL
                                          ---------------------------
                                          David F. Marshall
                                          President and Chief Executive Officer

One Beacon Street, Suite 1550
Boston, Massachusetts 02108
Telephone: 888-867-0100

                         BERKSHIRE REALTY COMPANY, INC.
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 5, 1999



    NOTICE IS HEREBY GIVEN that a Special Meeting of the stockholders of Berkshire Realty Company, Inc., a Delaware corporation (the "Company"), will be held on October 5, 1999 at 10:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts (the "Special Meeting") for the purpose of considering and voting upon the following matters, which are more fully described in the attached proxy statement:


    1. To consider and vote upon a proposal to approve the merger of BRI Acquisition, LLC, a Delaware limited liability company (the "Acquiror"), with and into the Company or, at the election of Berkshire Realty Holdings, L.P., a Delaware limited partnership and the parent of the Acquiror (the "Parent"), the merger of the Company with and into the Parent (either such structure, the "Merger"), and to adopt an Agreement and Plan of Merger, dated as of April 13, 1999, by and among the Parent, the Acquiror and the Company (as amended, the "Merger Agreement"). If the Merger is approved and the Merger Agreement is adopted by the Company's stockholders and the other conditions to the Merger are satisfied or waived, each outstanding share of Common Stock of the Company, $0.01 par value per share, will be converted into the right to receive $12.25 in cash, and each outstanding share of Series 1997-A Convertible Preferred Stock of the Company, $0.01 par value per share, will be converted into the right to receive $28.75 (together with 115% of all accrued dividends thereon) in cash (other than shares owned by stockholders who exercise their statutory appraisal rights or shares owned by the Parent and its wholly-owned subsidiaries).

    2. To transact such other business, if any, as may properly come before the Special Meeting or any adjournment or postponement thereof.

    The Board of Directors has no knowledge of any other business to be transacted at the Special Meeting.

    The Board of Directors has fixed the close of business on August 16, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and at any adjournments or postponements thereof. A list of the Company's stockholders is open for examination by any stockholder, beginning ten days prior to the date of the Special Meeting, for any purpose germane to the Special Meeting, at the principal executive offices of the Company, One Beacon Street, Suite 1550, Boston, Massachusetts 02108 and will be available at the Special Meeting.

                                          By Order of the Board of Directors,

                                          /s/ SCOTT D. SPELFOGEL
                                          -------------------------------
                                          Scott D. Spelfogel
                                          SECRETARY


September 1, 1999


WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                         BERKSHIRE REALTY COMPANY, INC.
                               ONE BEACON STREET
                                   SUITE 1550
                          BOSTON, MASSACHUSETTS 02108
                                PROXY STATEMENT
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 5, 1999



    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Berkshire Realty Company, Inc., a Delaware corporation (the "Company"), of proxies for use at the Special Meeting of Stockholders of the Company to be held on October 5, 1999 at 10:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts and at any adjournments or postponements thereof (the "Special Meeting"). THE NOTICE OF MEETING, THIS PROXY STATEMENT AND THE ENCLOSED PROXY CARD ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT SEPTEMBER 3, 1999.


    At the Special Meeting, the holders (the "Stockholders") of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), and the Company's Series 1997-A Convertible Preferred Stock, $0.01 par value per share (the "Preferred Stock"), will consider and vote upon a proposal (i) to approve the proposed merger of BRI Acquisition, LLC, a Delaware limited liability company (the "Acquiror"), with and into the Company or, alternatively, at the election of Berkshire Realty Holdings, L.P., a Delaware limited partnership and the parent of the Acquiror (the "Parent"), the merger of the Company with and into the Parent, and (ii) to adopt an Agreement and Plan of Merger, dated as of April 13, 1999, by and among the Parent, the Acquiror and the Company (as amended, the "Merger Agreement"). The consequences to the Stockholders are the same in either structure other than the tax treatment of certain foreign Stockholders. See "Special Factors--Material Federal Tax Consequences."

    For purposes of this Proxy Statement, all references to the term "Merger" shall be deemed to include both structures described in the immediately preceding paragraph. A copy of the Merger Agreement is attached as Appendix A to this Proxy Statement. The summaries of the portions of the Merger Agreement set forth in this Proxy Statement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the text of the Merger Agreement. The Merger and the Merger Agreement are collectively referred to as the "Merger Proposal" in this Proxy Statement.

    Pursuant to the Merger Agreement and subject to satisfaction of the conditions set forth therein,

    - the Acquiror would be merged with and into the Company, with the Company continuing as the surviving entity or, at the election of the Parent, the Company would be merged with and into the Parent, with the Parent as the surviving entity (in either case, the surviving entity is referred to in this Proxy Statement as the "Surviving Company");

    - each outstanding share of Common Stock would be converted, upon consummation of the Merger, into the right to receive $12.25 in cash (other than shares owned by Stockholders who exercise their statutory appraisal rights or shares owned by the Parent and its affiliates); and

    - each outstanding share of Preferred Stock would be converted, upon consummation of the Merger, into the right to receive $28.75, together with 115% of all Accrued Dividends (as defined in the Certificate of Designation of the Preferred Stock), in cash (other than shares owned by Stockholders who exercise their statutory appraisal rights).

    THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

    The Acquiror is a wholly-owned subsidiary of the Parent. Douglas Krupp, the chairman and chief executive officer of the administering general partner of the Parent, currently serves as the Chairman of the Board of Directors of the Company. Members of the Board of Directors of the Company are referred to as "Directors," and the Company's Board of Directors is referred to as the "Board of Directors" or the "Board," in this Proxy Statement.

    THE BOARD OF DIRECTORS, BASED UPON THE UNANIMOUS RECOMMENDATION OF A SPECIAL COMMITTEE (THE "SPECIAL COMMITTEE") CONSISTING OF FOUR DIRECTORS WHO ARE NOT EMPLOYEES OF OR OTHERWISE AFFILIATED WITH THE COMPANY, THE ACQUIROR OR THE PARENT, HAS APPROVED THE MERGER PROPOSAL. THE SPECIAL COMMITTEE RECEIVED AN OPINION FROM THE

SPECIAL COMMITTEE'S FINANCIAL ADVISOR, PRUDENTIAL SECURITIES INCORPORATED ("PRUDENTIAL SECURITIES"), AND THE BOARD OF DIRECTORS RECEIVED OPINIONS FROM ITS FINANCIAL ADVISORS, LAZARD FRERES & CO. LLC ("LAZARD") AND LEHMAN BROTHERS INC. ("LEHMAN"), AS TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE PAID IN THE MERGER TO THE HOLDERS OF COMMON STOCK. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER PROPOSAL.

    STOCKHOLDERS ARE URGED TO READ AND CONSIDER CAREFULLY THE INFORMATION CONTAINED IN THIS PROXY STATEMENT AND TO CONSULT WITH THEIR PERSONAL FINANCIAL AND TAX ADVISORS.

    Each proxy will be voted in accordance with the instructions of the Stockholder granting it. If no choice is specified, the proxy will be voted FOR approval of the Merger Proposal. Any proxy may be revoked by a Stockholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Company's transfer agent and registrar, or by voting in person at the Special Meeting. Attendance at the Special Meeting will not itself be deemed to revoke a proxy; the Stockholder must give affirmative notice at the Special Meeting that the Stockholder intends to revoke the proxy and vote in person. If a Stockholder holds shares through a broker, the Stockholder must notify the broker in order to revoke a proxy.

    IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


             THE DATE OF THIS PROXY STATEMENT IS SEPTEMBER 1, 1999.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
QUESTIONS AND ANSWERS ABOUT THE MERGER.....................................................................           1
WHO CAN HELP ANSWER YOUR QUESTIONS?........................................................................           2
SUMMARY....................................................................................................           3
    Voting Securities and Votes Required...................................................................           3
    Purpose, Structure and Effects of the Merger...........................................................           4
    Recommendation of the Board of Directors and the Special Committee.....................................           5
    Factors Considered by the Board of Directors and the Special Committee.................................           5
    Fairness Opinions......................................................................................           7
    Conflicts of Interest of Officers and Directors of the Company.........................................           8
    Closing Date...........................................................................................           8
    Partnership Merger.....................................................................................           9
    Voting Agreement.......................................................................................           9
    Conditions to the Merger...............................................................................          10
    Termination of the Merger Agreement....................................................................          11
    Termination Fees and Expenses..........................................................................          13
    Financing; Source of Funds.............................................................................          13
    Federal Income Tax Consequences........................................................................          14
    Appraisal Rights.......................................................................................          14
INFORMATION CONCERNING THE SPECIAL MEETING.................................................................          15
    Time, Place and Date...................................................................................          15
    Purpose of the Special Meeting.........................................................................          15
    Record Date; Quorum; Outstanding Common Stock and Preferred Stock Entitled to Vote.....................          15
    Vote Required..........................................................................................          16
    Action to Be Taken Under the Proxy.....................................................................          16
    Proxy Solicitation.....................................................................................          17
GENERAL....................................................................................................          18
    The Company............................................................................................          18
    The Parent and the Acquiror............................................................................          18
SPECIAL FACTORS............................................................................................          20
    Background of the Merger...............................................................................          20
    Purpose and Structure of the Merger....................................................................          37
    Recommendation of the Special Committee and the Board of Directors; Fairness of the Merger.............          38
    Benefits and Detriments to Nonaffiliated Stockholders..................................................          42
    Opinions of the Financial Advisors.....................................................................          42
    Position of the Parent, the Acquiror and Certain Affiliates............................................          54
    Interests of Certain Persons in Matters to be Acted Upon...............................................          54
    Certain Consequences of the Merger.....................................................................          59
    Plans for the Company after the Merger.................................................................          60
    Conduct of the Business of the Company If the Merger Is Not Consummated................................          61
    Material Federal Tax Consequences......................................................................          61
    Litigation Regarding the Merger........................................................................          63
    Accounting Treatment...................................................................................          64
THE MERGER.................................................................................................          65
    The Merger.............................................................................................          65
    Merger Consideration...................................................................................          65
    Closing Date and Effective Time........................................................................          65
    Exchange and Payment Procedures........................................................................          66
    Transfer of Common Stock and Preferred Stock...........................................................          66
    Additional Agreements..................................................................................          67
    Conduct of Business Pending the Merger.................................................................          68
    Representations and Warranties.........................................................................          70

                                                                                                                PAGE
                                                                                                                -----
    Conditions.............................................................................................          72
    Termination; Withdrawal of Recommendations.............................................................          75
    Termination Fees and Expenses..........................................................................          76
    Amendment and Waiver...................................................................................          79
    Financing; Source of Funds.............................................................................          79
    Appraisal Rights.......................................................................................          85
    Fees and Expenses......................................................................................          88
    Regulatory Requirements................................................................................          88
SELECTED FINANCIAL DATA OF THE COMPANY.....................................................................          89
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS.................................................          91
CERTAIN FINANCIAL PROJECTIONS OF THE COMPANY...............................................................          91
ESTIMATED PROCEEDS PER SHARE IN LIQUIDATION................................................................          96
COMMON STOCK MARKET PRICE INFORMATION;
  DIVIDEND INFORMATION.....................................................................................         104
CERTAIN RELATIONSHIPS AND TRANSACTIONS.....................................................................         105
MANAGEMENT OF THE COMPANY..................................................................................         106
MANAGEMENT OF THE PARENT AND THE ACQUIROR;
  GENERAL PARTNERS OF THE PARENT...........................................................................         110
    The Parent and the Acquiror............................................................................         110
    Berkshire GP...........................................................................................         110
    Blackstone GP..........................................................................................         110
    Whitehall GP...........................................................................................         111
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF THE COMPANY..............................         112
PROPOSALS BY STOCKHOLDERS OF THE COMPANY...................................................................         120
INDEPENDENT ACCOUNTANTS....................................................................................         120
WHERE YOU CAN FIND MORE INFORMATION........................................................................         121
OTHER MATTERS..............................................................................................         121
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................................................         121
FINANCIAL STATEMENTS.......................................................................................         F-1

Appendix A --   Merger Agreement
Appendix B --   Opinion of Lazard Freres & Co. LLC
Appendix C --   Opinion of Lehman Brothers Inc.
Appendix D --   Opinion of Prudential Securities Incorporated
Appendix E --   Section 262 of the Delaware General Corporation Law
Appendix F --   Managers and Executive Officers of WXI/BRH Gen-Par, L.L.C.
Appendix G --   Managers and Executive Officers of WH Advisors, L.L.C. XI
Appendix H --   Directors of The Goldman Sachs Group, Inc.
Appendix I --   Summary Independent Appraisal
Appendix J --   Summary Parent Appraisal

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHAT WILL I RECEIVE IN THE MERGER?

A: Unless you exercise your statutory appraisal rights, you will receive $12.25 in cash in exchange for each share of Berkshire Realty Company, Inc. Common Stock owned by you at the time of the Merger and $28.75 (together with 115% of all unpaid Accrued Dividends) in cash in exchange for each share of Berkshire Realty Company, Inc. Preferred Stock owned by you at the time of the Merger. The amount of cash to be paid to Stockholders other than the Parent and its wholly-owned subsidiaries (the "Nonaffiliated Stockholders") will equal approximately $530 million.

    The record date for the Special Meeting is earlier than the expected date of the Merger. Therefore, transferors of shares of Common Stock and Preferred Stock after the record date but prior to the Merger will retain their right to vote at the Special Meeting but the right to receive the cash payment per share will transfer with the shares of Common Stock and Preferred Stock, respectively.

Q: WHAT WILL HAPPEN TO MY COMMON STOCK DIVIDENDS?

A: The Merger Agreement provides for the declaration and payment of Common Stock dividends only under the following conditions:

       - the Company may make a third quarter dividend payment of $.25 per share of Common Stock with a record date of August 1, 1999 (which was paid on August 15, 1999);

       - if the date on which the Merger becomes effective (the "Effective Time") occurs after November 1, 1999 for any reason, the Company may make a pro rata dividend payment (based on a $.25 per share quarterly rate) for the period from November 1, 1999 through the Effective Time; and

       - if the Effective Time occurs after October 29, 1999 because the Parent has exercised its right under the Merger Agreement to extend the closing date of the Merger, the Company may declare a fourth quarter 1999 dividend (not to exceed $.25 per share of Common Stock) with a record date of November 1, 1999.

    Accordingly, no fourth quarter dividend will be paid without the Acquiror's prior consent if the Effective Time occurs on or before October 29, 1999 or occurs after October 29, 1999 for any reason other than the Parent's exercise of its option to extend the closing date.

Q: WHAT WILL HAPPEN TO MY PREFERRED STOCK DIVIDENDS?

A: The Merger Agreement permits the continued declaration and payment of regular quarterly dividends per share of Preferred Stock in the amounts provided for in the Certificate of Designation of the Preferred Stock.

Q: WHAT DO I NEED TO DO NOW?

A: Please complete, date and sign your proxy card and then mail it in the enclosed postage-paid envelope as soon as possible, so that your shares may be represented at the Special Meeting.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. If the Merger is completed, we will send you written instructions for exchanging your stock certificates for cash.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
    SHARES FOR ME?

A: Your broker will vote your shares ONLY if you provide your broker with instructions on how to vote. Any failure to instruct your broker to vote in favor of the Merger will have the effect of a

    NO vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q: MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. Just send in a later-dated, signed proxy card before the Special Meeting or attend the Special Meeting, give written notice that you are revoking your proxy and vote in person. If your shares are held in "street name" by a broker and you wish to change your vote, you will need to contact your broker.

Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working to complete the Merger as quickly as possible. Unless otherwise agreed to by the parties, the earliest the Merger may be completed is October 15, 1999. We expect to complete the Merger (if it is approved by the Stockholders) on or about October 15, 1999, although the closing could be extended to as late as December 29, 1999, at the election of the Parent. The Parent's current intention is not to extend the closing date.

Q: WHAT ARE THE TAX CONSEQUENCES OF THE MERGER?

A: The exchange of Common Stock and Preferred Stock for cash by a Stockholder in the Merger will be a taxable transaction for federal income tax purposes (which will cause you to recognize a taxable gain upon completion of the Merger if, and to the extent, the amount of cash you receive in the Merger exceeds your tax basis in your Common Stock or Preferred Stock, as the case may be) and may also be a taxable transaction under state and local and other tax laws. You should consult your own tax advisor for a full understanding of the tax consequences of the Merger. See "Special Factors--Material Federal Tax Consequences."

Q: WHAT OTHER MATTERS WILL BE VOTED ON AT THE SPECIAL MEETING?

A: We do not expect any other matters to be voted on at the Special Meeting.

                      WHO CAN HELP ANSWER YOUR QUESTIONS?

    If you have more questions about the Merger or would like additional copies of this Proxy Statement, Banks and Brokers should contact:

                           Georgeson & Company, Inc.
                               Wall Street Plaza
                               New York, NY 10005
                          Call Collect: (212) 440-9800

                           All others should contact:
                         Berkshire Realty Company, Inc.
                       Investor Communications Department
                               One Beacon Street
                                   Suite 1500
                                Boston, MA 02108
                           Toll-Free: (888) 867-0100

                                    SUMMARY

    This summary highlights the material information included in this Proxy Statement. This summary may not contain all of the information that is important to you. To understand the Merger fully and for a more complete description of the legal terms of the Merger, you should read carefully this entire document and the other documents to which we have referred you. See "Where You Can Find More Information." The actual terms of the Merger are contained in the Merger Agreement, a copy of which is attached as Appendix A to this Proxy Statement. The summaries of the portions of the Merger Agreement set forth in this Proxy Statement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the text of the Merger Agreement.

    All information contained in this Proxy Statement relating to the Parent, the Acquiror and their affiliates (other than the Company and its subsidiaries) or to their respective actions, purposes, beliefs, intentions or plans has been supplied by the Parent and the Acquiror for inclusion herein and has not been independently verified by the Company.

    References in this Proxy Statement to the "Parent" refer to the Parent or Aptco, LLC, a Delaware limited liability company (an entity formed by affiliates of the Parent), depending on the context. For a description of the controlling partners of the Parent, see "Management of the Parent and the Acquiror; General Partners of the Parent."

VOTING SECURITIES AND VOTES REQUIRED

    The Board of Directors has fixed August 16, 1999 as the record date (the "Record Date") for determination of Stockholders entitled to vote at the Special Meeting.

    On the Record Date, there were outstanding and entitled to vote an aggregate of 37,360,361 shares of Common Stock and 2,737,000 shares of Preferred Stock. Each holder of record of Common Stock is entitled to one vote per share. Holders of Preferred Stock are entitled to vote on an "as converted" basis, together with the holders of Common Stock as one class, on all matters on which the holders of Common Stock are entitled to vote. Each share of Preferred Stock is convertible, subject to the terms of the Certificate of Designation with respect thereto, into 2.0756 shares of Common Stock, based on a conversion price of $12.04. Accordingly, on the Record Date, the holders of the then outstanding shares of Common Stock and Preferred Stock were entitled to cast a total of 43,041,278 votes, of which 37,360,361 votes could be cast by holders of Common Stock and 5,680,917 votes by holders of Preferred Stock.

    On the Record Date, there were approximately 26,000 registered holders of Common Stock and 11 registered holders of Preferred Stock.

    The presence in person or by proxy of the holders of the shares of Common Stock and Preferred Stock entitled to cast a majority of the votes that could be cast at the Special Meeting by the holders of such shares voting as a single class (collectively, the "Voting Securities") that were outstanding on the Record Date will constitute a quorum for the transaction of business by the holders of Common Stock and Preferred Stock voting as a single class at the Special Meeting. The presence in person or by proxy of the holders of a majority of the shares of Preferred Stock outstanding on the Record Date at the Special Meeting will constitute a quorum for purposes of the separate vote of the Preferred Stock. Shares of Common Stock and Preferred Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for Stockholder approval) will be counted for purposes of determining whether a quorum exists at the Special Meeting.

    The following votes are required to approve and adopt the Merger Proposal:

    - the affirmative vote of the holders of a number of shares of Common Stock and Preferred Stock (voting on an as-converted basis), voting as a single class, issued and outstanding on the Record

      Date representing a majority of the total number of outstanding shares of Common Stock (after giving effect to a deemed conversion of the Preferred Stock); and

    - the affirmative vote of the holders of a majority of the Preferred Stock issued and outstanding on the Record Date.

    As of the Record Date, Douglas Krupp, the Company's Chairman of the Board and an affiliate of the Parent and the Acquiror, and his affiliates owned approximately 1.4% of the outstanding shares of Common Stock. As of the Record Date, they also owned 5,344,066 units of limited partnership interest ("OP Units") in BRI OP Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), which are convertible at the election of the holder on a one-for-one basis into shares of Common Stock or cash, as determined by the Operating Partnership. The OP Units do not have the right to vote at the Special Meeting. Mr. Krupp has agreed to vote his shares of Common Stock, and to cause his affiliates to vote their shares of Common Stock, for approval and adoption of the Merger Proposal. See "Certain Relationships and Transactions."

    Directors, executive officers and affiliates of the Company (including Douglas Krupp and his affiliates) who own or control Common Stock or Preferred Stock (constituting approximately 13.1% of the outstanding Voting Securities and 85.4% of the outstanding Preferred Stock in the aggregate) have indicated to the Company that they currently intend to vote all such shares for approval and adoption of the Merger Proposal.

    Shares whose holders abstain from voting as to the Merger Proposal, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to such matter, are nonetheless considered outstanding shares and an abstention or failure to vote will have the same effect as a vote against the Merger Proposal.

    The holders of OP Units will have no rights in their capacity as such holders to vote at the Special Meeting. The Company conducts substantially all of its operations through the Operating Partnership. The Company is the special limited partner of the Operating Partnership. A wholly-owned subsidiary of the Company, Berkshire Apartments, Inc., a Delaware corporation, is the general partner of the Operating Partnership. In connection with the Merger, an affiliate of the Parent and the Acquiror will be merged with and into the Operating Partnership. See "--Partnership Merger." The holders of OP Units will vote on whether to approve and adopt the Operating Partnership merger and will receive separate consent solicitation materials in connection with such vote.

PURPOSE, STRUCTURE AND EFFECTS OF THE MERGER

    The purpose of the Merger is to enable the Parent to acquire the entire equity interest in the Company and provide the Nonaffiliated Stockholders with the opportunity to liquidate their investment in the Company for cash at a significant premium to market prices for the Common Stock prior to the announcement of the Parent's acquisition offer and at a 15% premium (in accordance with the Company's Certificate of Incorporation) to the Stated Value (as defined in the Certificate of Designation of the Preferred Stock), together with 115% of Accrued Dividends (as defined in the Certificate of Designation of the Preferred Stock), per share of Preferred Stock. The Parent and the Acquiror believe that the Merger is beneficial to them because, following the Merger, the Parent will become the beneficiary of any future earnings growth of the Company and any increase in value of the Company. For the reasons set forth below under "Special Factors--Recommendation of the Special Committee and the Board of Directors; Fairness of the Merger," the Board of Directors and the Special Committee believe that the Merger is beneficial to the Nonaffiliated Stockholders because they believe it represents the best available alternative for maximizing Stockholder value. See "--Recommendation of the Board of Directors and the Special Committee."

    Pursuant to the Merger Agreement, following approval and adoption of the Merger Proposal and subject to the fulfillment or waiver of the conditions in the Merger Agreement, the Acquiror would be merged with and into the Company, and the Company would continue as the Surviving Company in the Merger or, at the election of the Parent, the Company would be merged with and into the Parent, and the Parent would continue as the Surviving Company in the Merger (the latter such structure is referred to as the "Alternative Merger"). The Parent has indicated that its current intention is to elect the Alternative Merger. The consequences to the Nonaffiliated Stockholders are the same in either structure other than the tax treatment of certain foreign Stockholders. See "Special Factors--Material Federal Tax Consequences."

    Except for Stockholders who exercise their statutory appraisal rights, upon completion of the Merger, Nonaffiliated Stockholders who hold shares of Common Stock will have the right to receive $12.25 in cash per share and holders of shares of Preferred Stock will have the right to receive $28.75, together with 115% of all Accrued Dividends, in cash per share (collectively, the "Merger Consideration"), or an aggregate of approximately $530 million. Also, upon completion of the Merger, the Nonaffiliated Stockholders will cease to have any ownership interest in the Company and will cease to participate in future earnings growth, if any, of the Company or to benefit from any increase in the value of the Company. Moreover, the Common Stock and Preferred Stock will be canceled, public trading of the Common Stock will cease, the Common Stock will be delisted from the New York Stock Exchange (the "NYSE") and the registration of the Common Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will terminate.

    See "Special Factors--Certain Consequences of the Merger."

RECOMMENDATION OF THE BOARD OF DIRECTORS AND THE SPECIAL COMMITTEE

    The Board of Directors, acting on the unanimous recommendation of the Special Committee, has approved the Merger Proposal and recommends that you vote FOR adoption and approval of the Merger Proposal. The Board of Directors and the Special Committee believe that the Merger is fair to, and in the best interests of, the Nonaffiliated Stockholders, and that the $12.25 and $28.75 per share prices for the Common Stock and Preferred Stock, respectively, are fair to the Nonaffiliated Stockholders.

    The members of the Special Committee are Terrance R. Ahern (Chairman), J. Paul Finnegan, E. Robert Roskind and David M. deWilde. They own in the aggregate 23,500 shares of Common Stock and will receive payment for their shares of Common Stock in the aggregate amount of $287,875 upon consummation of the Merger. In addition, they will receive payment in respect of stock options upon consummation of the Merger in the aggregate amount of $139,188. See "Special Factors--Interests of Certain Persons in Matters to be Acted Upon--Options." Finally, Messrs. Roskind and deWilde will each receive a payment in the amount of approximately $70,200 upon consummation of the Merger pursuant to a Directors' retainer fee plan. See "Special Factors--Interests of Certain Persons in Matters to be Acted Upon--Directors Retainer Fee Plan."

FACTORS CONSIDERED BY THE BOARD OF DIRECTORS AND THE SPECIAL COMMITTEE

    In determining to recommend to the Board of Directors that it approve the Merger and adopt the Merger Agreement, and in determining that the Merger was fair to, and in the best interests of, the Nonaffiliated Stockholders, the Special Committee considered the following factors, each of which, in the Special Committee's view, supported the Special Committee's determination to recommend the Merger:

    - the determination of the Special Committee after consultation with the Company's and Special Committee's financial advisors that $12.25 per share of Common Stock in cash presented greater value to the Nonaffiliated Stockholders who hold Common Stock than was likely to be realized upon adoption of a plan of liquidation of the Company (the "Liquidation Plan"), the continuation of the Company's existing operations or the other alternatives available to the Company;

    - the Special Committee's belief that the Company had thoroughly explored the market interest in an acquisition of the Company, which was based on the efforts on behalf of the Company by Lazard, financial advisor to the Company, to solicit indications of interest to purchase all or part of the Company's business, including contacting 40 potential acquirors;

    - the belief of the Special Committee, based on (i) its negotiations with other parties that made offers to acquire the Company which, among other things, led to an increase in the Parent's offer from $11.05 per share of Common Stock and (ii) the extensive efforts made by the Special Committee to negotiate and execute a merger agreement favorable to the Company and the Nonaffiliated Stockholders, that the cash price of $12.25 per share of Common Stock and the other terms set forth in the Merger Agreement were the best price and terms that could be obtained by the Company in light of the available alternatives;

    - historical data relating to market prices of the Common Stock, including data that indicated that the $12.25 per share of Common Stock to be received by the Nonaffiliated Stockholders who hold Common Stock in the Merger represented a premium of approximately 28.4% to the average closing price of the Common Stock on the NYSE of $9.54 over the 30-day period prior to March 4, 1999, the day the Parent's initial cash offer of $11.05 per share was publicly disclosed, which was subsequently raised to $12.25 per share;

    - the opinion of Prudential Securities, financial advisor to the Special Committee, and the statements from Lazard and Lehman, financial advisors to the Company, that they were prepared to opine to the Board of Directors at its meeting following the conclusion of the Special Committee meeting, as to the fairness from a financial point of view to:

      -- the Stockholders who hold Common Stock of $12.25 per share of Common Stock; and

      -- the holders of OP Units of $12.25 per OP Unit (if such holders elect to receive cash) (see "--Partnership Merger"),

          and the analysis presented to the Special Committee by Prudential Securities (see "Special Factors--Opinions of the Financial Advisors");

    - that the Parent, upon signing the Merger Agreement, would post a letter of credit in the amount of $29,500,000 to secure the performance of its obligations under the Merger Agreement, which amount would be increased to $54,500,000 should the Parent elect to extend the closing of the Merger to a date after October 29, 1999 (the "Letter of Credit");

    - the substantial likelihood of consummation of the Merger by the Parent and the Acquiror because of the posting of the Letter of Credit and the limited number and nature of the conditions to the Parent's and the Acquiror's obligations to close, including:

      -- that the existence of litigation relating to the Merger, other than any such litigation resulting in the granting of injunctive relief that prevents consummation of the Merger, will not cause a failure of the conditions; and

      -- that the failure to obtain a third-party consent with respect to any matter that was disclosed to the Parent and the Acquiror in writing on or prior to April 13, 1999 will not cause a failure of the conditions;

    - that Stockholders who do not vote in favor of the Merger will have statutory appraisal rights;

    - that (i) the Company can pay a fourth quarter dividend to Stockholders of record on November 1, 1999 if specified conditions to closing have been satisfied on or before October 29, 1999 but the Parent elects to extend the closing of the Merger beyond such date; and (ii) the

      Company can pay a pro rata dividend for the period beginning November 1, 1999 through the Effective Time if for any reason the Effective Time occurs after November 1, 1999; and

    - the other terms and conditions of the Merger Agreement, including the scope of the parties' representations, warranties, covenants and agreements and the right of the Board of Directors to withdraw or modify its recommendation if the Company receives an unsolicited superior acquisition proposal that it desires to accept (see "The
      Merger--Additional Agreements").

    The material negative factors, which the Special Committee viewed as insufficient to outweigh the positive factors, were:

    - that, following the Merger, the Nonaffiliated Stockholders will cease to participate in the future earnings growth, if any, of the Company or to benefit from the increase, if any, in the value of the Company;

    - the potential conflicts of interest of officers and Directors of the Company in connection with the Merger;

    - that each Nonaffiliated Stockholder will recognize a taxable gain upon completion of the Merger if and to the extent the amount of cash such Nonaffiliated Stockholder receives in the Merger exceeds its tax basis in its Common Stock or Preferred Stock, as the case may be; and

    - that if the Parent and Acquiror fail to consummate the Merger for any reason, including the failure of the Parent's equity and debt financing commitments (which total in excess of $1 billion) to close, the Company's sole remedy will be to draw on the Letter of Credit.

    The Board of Directors, at its April 13, 1999 meeting, considered the unanimous recommendation of the Special Committee, the opinions of the financial advisors as to the fairness of the Merger Consideration from a financial point of view, as described below, as well as the other factors (enumerated above) considered by the Special Committee, and determined that the Merger is fair to, and in the best interests of, the Nonaffiliated Stockholders, approved and adopted the Merger Proposal, authorized the execution by the Company of the Merger Agreement and related documents and recommended that the Stockholders vote to approve and adopt the Merger Proposal. The Directors voting to approve and adopt the Merger Proposal constituted a majority of the Directors who are not employees of, or otherwise affiliated with (other than as Directors), the Company. The Board of Directors considered the recommendation of the Special Committee but made its own evaluation, based on the factors enumerated above, of the substantive and procedural fairness of the Merger Proposal.

FAIRNESS OPINIONS

    Lazard and Lehman each delivered to the Board of Directors, and Prudential Securities delivered to the Special Committee, a written opinion, dated April 13, 1999, in each case subject to the assumptions and limitations expressed in the written opinion, stating that the Merger Consideration is fair from a financial point of view, as described below. Lazard's opinion is attached as Appendix B to this Proxy Statement, Lehman's opinion is attached as Appendix C to this Proxy Statement and Prudential Securities' opinion is attached as Appendix D to this Proxy Statement. You are urged to read these opinions in their entirety. Lazard, Lehman and Prudential Securities have received or will receive financial advisory fees of approximately $3.0 million, $1.2 million and $1.0 million, respectively, approximately $2.85 million, $200,000 and none of which, respectively, is contingent upon the consummation of the Merger. See "Special Factors--Opinions of the Financial Advisors."

CONFLICTS OF INTEREST OF OFFICERS AND DIRECTORS OF THE COMPANY

    Executive officers and Directors of the Company may have interests in the Merger that are different from your interests as a Stockholder or relationships that may present conflicts of interest, including the following:

    - Mr. Krupp, the Chairman of the Board of Directors of the Company, serves as chairman and chief executive officer of the Parent's administering general partner, is expected to serve as chief executive officer of the Parent at the time the Merger is consummated and, through his affiliates, will hold significant equity in the Surviving Company and will be entitled to receive a disproportionate amount of the profits from the Parent after certain other partners in the Parent have received a specified return on their investment;

    - It is anticipated that Mr. Krupp will enter into a five-year employment agreement with the Surviving Company (to serve as its chief executive officer), which will provide for, among other things, an annual salary of $250,000;

    - David Olney, the Company's Executive Vice President and Chief Investment Officer, serves as president of the Parent's administering general partner;

    - Six executive officers of the Company (Ridge Frew, James Jackson, David Marshall, Mr. Olney, Marianne Pritchard and Dennis Suarez) have entered into agreements with the Company which provide for various benefits in the event of termination of employment following the Merger;

    - Messrs. Marshall, Olney and Frew and Ms. Pritchard are indebted to the Company in the aggregate amount of $2,275,000, which will be forgiven upon consummation of the Merger;

    - Scott D. Spelfogel, Senior Vice President and General Counsel of the Company and Vice President and Secretary of the Parent's administering general partner, will receive a bonus of $175,000 upon consummation of the Merger;

    - Following consummation of the Merger, senior officers of the Parent, who are anticipated to include Messrs. Olney and Frew and Kenneth J. Richard, currently the Senior Vice President of Finance and Accounting of the Company, are expected to be participants in an incentive management participation plan that will give them an equity interest in the Surviving Company;

    - The Directors and executive officers of the Company will receive an aggregate of approximately $1,324,000 in payment for cancellation of options, the vesting of which will accelerate upon consummation of the Merger; and

    - At the Effective Time, two Directors of the Company will be entitled to receive an aggregate of $140,400 in cash under a Directors' retainer fee plan.

    For a more detailed discussion of the matters mentioned above, see "Special Factors--Interests of Certain Persons in Matters to be Acted Upon" and "Certain Relationships and Transactions."

CLOSING DATE

    The closing of the Merger (the "Closing") will take place at 10:00 a.m., local time in Boston, Massachusetts, on the date (the "Satisfaction Date") which is the first business day to occur on or after the day which is the later of:

    - the tenth calendar day following satisfaction (or waiver by the parties entitled to the benefit thereof) of the conditions (other than those that are incapable of being satisfied until the date of the Closing) set forth in the Merger Agreement; and

    - October 15, 1999,
unless another date is agreed to in writing by the parties. The date on which the Closing occurs is hereinafter referred to as the "Closing Date".

    The Parent may unilaterally elect to extend the Closing Date to any business day on or prior to December 29, 1999 by delivering written notice of such election to the Company (the "Extension Option"). If the Closing Date is so extended, none of the conditions to the Parent's and Acquiror's obligations to consummate the Merger will be required to be satisfied after the Satisfaction Date, with the exception of certain conditions which are incapable of being satisfied prior to the Closing Date. The Parent does not currently intend to exercise the Extension Option. The Certificate of Merger will be filed with the Secretary of State of the State of Delaware on the Closing Date.

PARTNERSHIP MERGER

    Immediately prior to the consummation of the Merger, and in accordance with the terms of the Agreement and Plan of Merger, dated as of April 13, 1999, by and among the Parent, BRI Acquisition Sub, LP, a Delaware limited partnership (the "Acquiror Operating Partnership"), Berkshire Apartments, Inc. and the Operating Partnership (as amended, the "Partnership Merger Agreement"), the Acquiror Operating Partnership will be merged (the "Partnership Merger") with and into the Operating Partnership with the Operating Partnership as the surviving entity (the "Surviving Operating Partnership").

    In connection with the Partnership Merger, subject to satisfaction of certain conditions, the holders of OP Units will have the right to elect to receive either $12.25 in cash per OP Unit or preferred or common equity interests in the Parent. This Proxy Statement does not constitute an offer to holders of OP Units to make any such election.

    The consent of the holders of more than 50% of the OP Units must be obtained to approve the Partnership Merger. The Company, which held approximately 80.5% of the outstanding OP Units as of the Record Date, is required by the terms of the Merger Agreement to vote in favor of the Partnership Merger, thus assuring the Partnership Merger will be approved. Holders of OP Units will receive separate consent solicitation materials in connection with the Partnership Merger. This Proxy Statement does not constitute a solicitation of consents in respect of the Partnership Merger, and any such solicitation will be made only pursuant to separate solicitation materials.

VOTING AGREEMENT

    Pursuant to a Voting Agreement (the "Krupp Voting Agreement"), dated April 13, 1999, between the Company and Douglas Krupp, Mr. Krupp has agreed to, and to cause his affiliates to, vote the Common Stock which they own (including any shares of Common Stock issued after the date the Krupp Voting Agreement was executed) for approval and adoption of the Merger Proposal and the approval of the transactions contemplated thereby. In addition, the Krupp Voting Agreement provides that Mr. Krupp will, and will cause his affiliates to, vote the OP Units that they own for approval and adoption of the Partnership Merger Agreement and the approval of the transactions contemplated thereby.

    The Krupp Voting Agreement is an exhibit to the Rule 13e-3 Transaction Statement on Schedule 13E-3 filed with the Commission with respect to the Merger. See "Where You Can Find More Information." The summaries of the Voting Agreement set forth in this Proxy Statement do not purport to be complete and are subject to, and qualified in their entirety by, the text of the Voting Agreement.

CONDITIONS TO THE MERGER

    There are a number of conditions that must be satisfied before the Company, the Parent and the Acquiror are obligated to complete the Merger. These conditions are:

    - the holders of a number of shares of Common Stock and Preferred Stock (voting on an as-converted basis), voting as a single class, representing a majority of the total number of outstanding shares of Common Stock (after giving effect to a deemed conversion of the Preferred Stock) must approve the Merger Proposal;

    - the holders of a majority of the total number of outstanding shares of Preferred Stock must approve the Merger Proposal;

    - there can be no legal restraints or prohibitions that prevent completion of the Merger, the Partnership Merger or the other transactions contemplated by the Merger Agreement; and

    - all applicable waiting periods under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if any, must have expired or have otherwise been terminated. See "The Merger--Regulatory Requirements."

    There are additional conditions that must be satisfied before the Parent and the Acquiror are obligated to complete the Merger. These conditions are:

    - the representations and warranties the Company made in the Merger Agreement must be true and correct, as of the date of the Merger Agreement and the Satisfaction Date, in all material respects, except for representations and warranties that are qualified by their terms as to materiality, which must be true in all respects;

    - the Company must perform in all material respects all obligations required to be performed by it pursuant to the terms of the Merger Agreement;

    - the Parent and the Acquiror must have received tax opinions as to the qualification of the Company as a real estate investment trust ("REIT") within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), and as to the treatment of the Operating Partnership, as a partnership for federal income tax purposes from the Company's counsel, Hale and Dorr LLP, and from the Special Committee's counsel, Baker & Hostetler LLP;

    - no material adverse changes to the Company's business may have occurred since the date of the Merger Agreement, including no change of law resulting in a material increase in the risk that the Company would not qualify as a REIT;

    - all necessary third-party consents and waivers, other than those that were disclosed in writing by the Company on or prior to April 13, 1999 or those which, if not obtained would not have a "Buyer Material Adverse Effect" or "Seller Material Adverse Effect" (each such term as defined in the Merger Agreement), must have been obtained and not subsequently revoked;

    - the Company must convert certain of its subsidiaries into Delaware limited liability companies or liquidate such subsidiaries;

    - the Company must have complied with certain conditions set forth in the Partnership Merger Agreement; and

    - the Partnership Merger must have been consummated.

    There are additional conditions that must be satisfied before the Company is obligated to complete the Merger. These conditions are:

    - the representations and warranties of the Parent and the Acquiror made in the Merger Agreement must be true and correct, as of the date of the Merger Agreement and the

      Satisfaction Date, in all material respects, except for representations and warranties that are qualified by their terms as to materiality, which must be true in all respects;

    - each of the Parent and the Acquiror must perform in all material respects all obligations required to be performed by the Parent and the Acquiror, respectively, pursuant to the terms of the Merger Agreement;

    - no change may have occurred since the date of the Merger Agreement in the business, financial condition or results of operations of the Acquiror and the Acquiror's subsidiaries, taken as a whole, or the Parent and the Parent's subsidiaries, taken as a whole, that has had or would reasonably be expected to have a material adverse effect on the ability of the Acquiror, the Acquiror Operating Partnership or the Parent to consummate the transactions contemplated by the Merger Agreement and the Partnership Merger Agreement;

    - the Company must have received a tax opinion from special counsel to the Acquiror, to the effect that, for federal income tax purposes, holders of OP Units who elect to exchange all of their OP Units for common or preferred units of the Parent pursuant to the Partnership Merger will recognize no income, gain or loss upon the exchange;

    - all necessary third-party consents and waivers, other than those that were disclosed in writing by the Company on or prior to April 13, 1999 or those which, if not obtained, would not have a Buyer Material Adverse Effect, a Seller Material Adverse Effect or a "Parent Material Adverse Effect" (as such term is defined in the Merger Agreement), must have been obtained and not subsequently revoked;

    - the Parent and the Acquiror must have complied with certain conditions set forth in the Partnership Merger Agreement; and

    - the Company and the Operating Partnership must have received an opinion by a reputable expert firm selected by the Parent and reasonably acceptable to the Company as to the solvency and adequate capitalization of the Company and the Operating Partnership immediately before, and of the Surviving Company and the Surviving Operating Partnership immediately after, giving effect to the Merger and the Partnership Merger.

    Notwithstanding anything to the contrary in the Merger Agreement, the initiation, threat or existence of any legal action of any kind with respect to the Merger Agreement or the Partnership Merger Agreement or any transaction contemplated by the Merger Agreement or the Partnership Merger Agreement, including, without limitation, any action initiated, threatened or maintained by any Stockholder or holder of OP Units, whether asserting his, her or its appraisal rights, claims under any federal or state securities law, contract or tort claims, claims for breach of fiduciary duty or otherwise, will not constitute a failure of specified conditions set forth in the Merger Agreement, unless that action has resulted in the granting of injunctive relief that prevents the consummation of the Merger and the other transactions contemplated by the Merger Agreement and the Partnership Merger Agreement and such injunctive relief has not been dissolved or vacated.

    The mutual conditions can be waived if waiver is legally permitted and both parties agree. The conditions the Company must meet can be waived by the Acquiror and the conditions the Parent and the Acquiror must meet can be waived by the Company.

TERMINATION OF THE MERGER AGREEMENT

    The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the Company's Stockholders:

    - by mutual written consent duly authorized by the Parent and the Company's Board of Directors;

    - by the Acquiror or the Parent, upon a breach of any representation, warranty, covenant, obligation or agreement set forth in the Merger Agreement on the part of the Company such that certain conditions set forth in the Merger Agreement are not satisfied or would be incapable of being satisfied within 30 days after the giving of written notice to the Company;

    - by the Company, upon a breach of any representation, warranty, covenant, obligation or agreement set forth in the Merger Agreement on the part of the Acquiror or the Parent, in either case such that certain conditions set forth in the Merger Agreement are not satisfied or would be incapable of being satisfied within 30 days after the giving of written notice to the Acquiror or the Parent;

    - by the Acquiror, the Parent or the Company, if any judgment, injunction, order, decree or action by any governmental entity of competent authority preventing the consummation of the Merger has become final and nonappealable;

    - by the Acquiror, the Parent or the Company, if the Merger has not been consummated on or before December 31, 1999, provided that a party may not terminate the Merger Agreement for this reason if such party shall have breached in any material respect its representations, warranties or obligations under the Merger Agreement in any manner that shall have proximately contributed to the failure of the Merger to be consummated on or before December 31, 1999;

    - by either the Company (unless the Company is in breach of its obligations set forth in the Merger Agreement with respect to this Proxy Statement or the Special Meeting) or the Acquiror or the Parent if, upon a vote at a duly held meeting of the Stockholders or any adjournment or postponement thereof, the requisite Stockholder approval has not been obtained;

    - by the Company, prior to the Special Meeting, if the Board of Directors has withdrawn or modified its approval or recommendation of the Merger or the Merger Agreement in connection with, or approved or recommended, a bona fide acquisition proposal made by a third party which the Board of Directors or a committee of the Board determines in good faith (after consultation with its financial advisor) to be more favorable to the Stockholders than the Merger and which the Board of Directors (or committee) determines is reasonably capable of being consummated (a "Superior Acquisition Proposal"); but no such termination will be effective under circumstances in which a $25,000,000 break-up fee is payable by the Company and the Operating Partnership pursuant to the terms of the Merger Agreement, unless within 15 days after such termination, such break-up fee is paid to the Parent in full by the Company and the Operating Partnership (see "The Merger--Termination Fees and Expenses" for a discussion of break-up fees and amounts reimbursable for expenses in the event the Merger Agreement is terminated);

    - by the Acquiror or the Parent if:

      -- prior to the Special Meeting, the Board of Directors has withdrawn or modified in any manner adverse to the Acquiror its approval or recommendation of the Merger or the Merger Agreement, or approved or recommended any acquisition proposal from a third party, or

      -- the Company has entered into a definitive agreement with respect to any acquisition proposal from a third party;

    - by the Company if the Acquiror has not closed the equity funding contemplated by the Agreement of Limited Partnership of the Parent (the "Parent Partnership Agreement") and the borrowings contemplated by either
      (i) the debt commitment letter, dated April 13, 1999, among the Parent, Whitehall Real Estate Limited Partnership XI ("Whitehall") and Blackstone Real

      Estate Acquisitions III L.L.C. ("Blackstone") (the "W/B Debt Commitment Letter") or (ii) the debt commitment letter, dated July 29, 1999 (the "Freddie Mac Commitment Letter"), between the Parent and Reilly Mortgage Group, Inc. (the "Lender"):

      -- on or prior to the Satisfaction Date, or

      -- on or prior to December 29, 1999, if (i) the Parent has exercised the Extension Option, (ii) the conditions relating to the absence of legal restraints and prohibitions have been satisfied, and (iii) the Company has delivered a written notice to the Parent and the Acquiror certifying its ability to satisfy the conditions relating to the conversion of the Company's subsidiaries into Delaware limited liability companies or the liquidation of such subsidiaries; and

    - by the Parent or the Acquiror, if an acquisition proposal from a third party that is publicly announced has been commenced or communicated in writing to the Company and contains a proposal as to price and:

      -- the Company has not rejected such proposal within ten business days after the date of receipt thereof by the Company or within ten business days after the date its existence first becomes publicly announced, if sooner, or

      -- the Company has failed to confirm the recommendation of the Board of Directors to the Stockholders approving the Merger and adopting the Merger Agreement within ten business days after being requested by the Acquiror to do so.

TERMINATION FEES AND EXPENSES

    If the Merger Agreement is terminated for certain of the reasons described above, the Company and the Operating Partnership will be obligated to pay the Parent, or the Parent and the Acquiror will be obligated to pay the Company, on behalf of the Operating Partnership, the holders of Common Stock and the holders of OP Units:

    - a break-up fee in the amount of $25,000,000 (which amount is increased to $50,000,000 in the event of a payment by the Acquiror or the Parent if the Parent has previously exercised the Extension Option); and/or

    - the lesser of certain fixed amounts and the out-of-pocket expenses incurred by the party to which the payment is to be made in connection with the Merger Agreement and the transactions contemplated thereby.

See "The Merger--Termination Fees and Expenses."

FINANCING; SOURCE OF FUNDS

    The total amount of funds required by the Parent in connection with the consummation of the Merger and the Partnership Merger is estimated to be approximately $1.0 billion, including:

    - Payment of the Merger Consideration to Nonaffiliated Stockholders in the amount of approximately $530 million.

    - Payment of cash to holders of OP Units (assuming that all of such holders, except for Mr. Krupp and his affiliates, elect to receive cash) in the amount of approximately $50 million (if all of such holders do not so elect, the amount of cash required will be reduced).

    - Repayment of debt in the amount of approximately $394 million.

    - Payment in respect of stock options and payment to two Directors under a Directors' retainer fee plan in the aggregate amount of approximately $2 million.

    - Payment of fees and expenses (including debt prepayment fees and financing fees) in the amount of approximately $44 million.


    The partners of the Parent have agreed to contribute up to an aggregate of $316,349,295 in equity capital to the Parent. The general partners of the Parent also have the ability to require Whitehall and its affiliates who are partners in the Parent, and affiliates of Blackstone and Douglas Krupp who are partners in the Parent, to contribute additional cash equity to the Parent. In addition, pursuant to the W/B Debt Commitment Letter and subject to the terms and conditions thereof, each of Whitehall and Blackstone has severally agreed to provide 50% of an aggregate amount of debt financing not to exceed $755 million.



    On July 29, 1999 the Parent entered into the Freddie Mac Commitment Letter with the Lender which provides for up to $708,344,000 in mortgage loans in respect of properties expected to be owned by the Parent upon consummation of the Merger (one of these properties may be acquired subsequent to the consummation of the merger, in which case the loan proceeds available at Closing will be reduced). The Parent currently expects to borrow funds as contemplated by the Freddie Mac Commitment Letter concurrently with the consummation of the Merger, in lieu of borrowing funds pursuant to the W/B Debt Commitment Letter. See "The Merger--Financing; Source of Funds." In addition, to the extent the Company has a positive cash balance at the time of the Merger, such cash will be available to be used by the Parent to finance the Merger. The Company has contracted to sell seven of its properties for an aggregate net sales price of approximately $59 million, which sales are expected to be completed prior to the Closing. In addition, the Parent expects to refinance one property owned by the Company and incur additional mortgage debt on five properties owned by the Company, concurrently with or shortly after the Closing; if consummated, these financings are expected to provide an aggregate of approximately $63 million of loan proceeds to the Parent, or approximately $29 million of net proceeds after repayment of existing debt on the property being refinanced. Obtaining financing for the Merger is not a condition to the obligations of the Parent or the Acquiror under the Merger Agreement or the Partnership Merger Agreement.


    Both the W/B Debt Commitment Letter and the Freddie Mac Commitment Letter are subject to conditions to closing.

FEDERAL INCOME TAX CONSEQUENCES

    You will be taxed on your receipt of the $12.25 per share of Common Stock and $28.75 per share of Preferred Stock (together with 115% of any Accrued Dividends) if and to the extent that the amount you receive exceeds your tax basis in your Common Stock or Preferred Stock, as the case may be. Determining the tax consequences of the Merger can be complicated. You should consult your tax advisor in order to understand fully how the Merger will affect you.

APPRAISAL RIGHTS

    Under the Delaware General Corporation Law (the "DGCL"), holders of shares of Common Stock and Preferred Stock have the right to seek an appraisal of, and to be paid the fair value of, their shares of Common Stock and Preferred Stock.
Section 262 of the DGCL, which governs the rights of stockholders who wish to seek appraisal of their shares, is summarized under the heading "The Merger--Appraisal Rights" and is attached as Appendix E to this Proxy Statement.

                   INFORMATION CONCERNING THE SPECIAL MEETING

TIME, PLACE AND DATE


    This Proxy Statement is being furnished to the holders of the outstanding shares of Common Stock and Preferred Stock of the Company in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting of Stockholders of the Company to be held on October 5, 1999 at 10:00 a.m., local time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, including any adjournments or postponements thereof.


PURPOSE OF THE SPECIAL MEETING

    At the Special Meeting, holders of Voting Securities will consider and vote upon a proposal to approve and adopt the Merger Proposal. Additional information concerning the Special Meeting and the Merger Agreement is set forth below and a copy of the Merger Agreement is attached as Appendix A to this Proxy Statement. The summaries of the portions of the Merger Agreement set forth in this Proxy Statement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the text of the Merger Agreement.

    At a meeting held on April 13, 1999, all of the members of the Board of Directors present (one member was absent), based upon the unanimous recommendation of the Special Committee, determined that the terms of the Merger Proposal are fair to, and in the best interests of, the Nonaffiliated Stockholders.

    THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND THAT STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER PROPOSAL. STOCKHOLDERS SHOULD BE AWARE THAT CERTAIN OF THE MEMBERS OF THE BOARD OF DIRECTORS HAVE CONFLICTS OF INTEREST WITH RESPECT TO THE MERGER. SEE "SPECIAL FACTORS--INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON" AND "CERTAIN RELATIONSHIPS AND TRANSACTIONS."

RECORD DATE; QUORUM; OUTSTANDING COMMON STOCK AND PREFERRED STOCK ENTITLED TO
  VOTE

    The Record Date for the Special Meeting has been fixed as the close of business on August 16, 1999. Only holders of record of Common Stock and Preferred Stock on the Record Date are entitled to notice of and to vote at the Special Meeting.

    Holders of Common Stock on the Record Date are entitled to one vote on matters properly presented at the Special Meeting for each share of Common Stock held. Holders of Preferred Stock are entitled to vote on an "as-converted" basis, together with the holders of Common Stock as a single class, on all matters on which the holders of Common Stock are entitled to vote. Each share of Preferred Stock is convertible, subject to the terms of the Certificate of Designation with respect thereto, into 2.0756 shares of Common Stock, based on a conversion price of $12.04.

    Accordingly, on the Record Date, there were outstanding shares of Common Stock and Preferred Stock entitled to cast a total of 43,041,278 votes, of which 37,360,361 votes could be cast by holders of Common Stock and 5,680,917 votes by holders of Preferred Stock. Of such shares, as of the Record Date, 522,303 shares of Common Stock were owned by Douglas Krupp (directly and through his affiliates), the Company's Chairman of the Board and an affiliate of the Parent and the Acquiror, 44,984 shares of Common Stock were owned by David Olney, the Company's Executive Vice President and Chief Investment Officer and the President of the administering general partner of the Parent, and 15,000 shares of Common Stock were owned by George Krupp, an affiliate of the Parent and the Acquiror. See "--Vote Required."

    The holders of OP Units will have no rights in their capacity as such holders to vote at the Special Meeting.

    A list of Stockholders will be available for examination by holders of Common Stock or Preferred Stock, for any purpose related to the Special Meeting, during the ten-day period preceding the Special Meeting, at the offices of Berkshire Realty Company, Inc., One Beacon Street, Suite 1550, Boston, Massachusetts, 02108; telephone (888) 867-0100.

    The presence at the Special Meeting in person or by proxy of the holders entitled to cast a majority of the votes that could be cast by the holders of Voting Securities will constitute a quorum for the transaction of business by the holders of Common Stock and Preferred Stock at the Special Meeting. The presence at the Special Meeting in person or by proxy of the holders of a majority of the shares of Preferred Stock outstanding on the Record Date will constitute a quorum for purposes of the separate vote of the Preferred Stock. Shares of Common Stock and Preferred Stock present in person or represented by proxy (including shares whose holders abstain or do not vote with respect to one or more of the matters presented for Stockholder approval) will be counted for purposes of determining whether a quorum exists at the Special Meeting.

VOTE REQUIRED

    The following votes are required to approve and adopt the Merger Proposal:

    - the affirmative vote of the holders of a number of shares of Common Stock and Preferred Stock (voting on an as-converted basis), voting as a single class, issued and outstanding on the Record Date representing a majority of the total number of outstanding shares of Common Stock (after giving effect to a deemed conversion of the Preferred Stock); and

    - the affirmative vote of the holders of a majority of the Preferred Stock issued and outstanding on the Record Date.

    Shares whose holders abstain from voting as to the Merger Proposal, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to such matter, are nonetheless considered outstanding shares and an abstention or failure to vote for any reason will have the same effect as a vote against the Merger Proposal.

    Mr. Krupp has agreed, pursuant to the Krupp Voting Agreement, to vote his shares of Common Stock, and to cause his affiliates to vote their shares of Common Stock, for approval and adoption of the Merger Proposal. As of the Record Date, Mr. Krupp and his affiliates owned an aggregate of 522,303 shares of Common Stock. Because Mr. Krupp will vote all of his shares of Common Stock, and will cause his affiliates to vote all of their shares of Common Stock, for approval and adoption of the Merger Proposal, approval and adoption of the Merger Proposal will require the affirmative vote of 49.4% of the votes that could be cast by Nonaffiliated Stockholders.

    Directors, executive officers and affiliates of the Company (including Douglas Krupp and his affiliates) who own or control Common Stock or Preferred Stock (constituting approximately 13.1% of the outstanding Voting Securities and 85.4% of the outstanding Preferred Stock in the aggregate) have indicated to the Company that they currently intend to vote all such shares for approval and adoption of the Merger Proposal. If they do so, approval and adoption of the Merger Proposal will require the affirmative vote of 42.5% of the votes that could be cast by Stockholders other than such persons.

    The Merger is subject to conditions in addition to the required vote of the Stockholders. See "The Merger--Conditions."

ACTION TO BE TAKEN UNDER THE PROXY

    All proxy cards in the enclosed form that are properly executed and returned to the Company's transfer agent and registrar, American Stock Transfer & Trust Company, on or before the date of the

Special Meeting, and not revoked, will be voted at the Special Meeting or any adjournments or postponements thereof in accordance with any instructions thereon, or, if no instructions are provided, will be voted FOR adoption and approval of the Merger Proposal. Any Stockholder who has given a proxy pursuant to this solicitation may revoke it by attending the Special Meeting and giving written notice to the Secretary of the Company of his or her intention to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Special Meeting by delivering an instrument revoking it or a duly executed proxy bearing a later date to the Company's transfer agent and registrar. Stockholders who hold shares through a broker must notify the broker in order to revoke a proxy.

    Management of the Company does not know of any matters other than those set forth herein which may come before the Special Meeting. If any other matters are properly presented at the Special Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their discretion on such matters.

PROXY SOLICITATION

    The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers and Directors and regular employees of the Company, without additional remuneration, by personal interviews, written communication, telephone, telegraph or facsimile transmission. The Company also will request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of Common Stock and Preferred Stock held of record by such brokerage firms, nominees, custodians and fiduciaries and will provide reimbursement for the cost of forwarding the material in accordance with customary charges. In addition, the Company has retained Georgeson & Company Inc. to assist in the solicitation of proxies at an estimated fee of $100,000 plus reimbursement of reasonable expenses to be paid by the Company.

                                    GENERAL

THE COMPANY

    The Company was formed on April 26, 1990 and commenced operations on June 27, 1991. The Company's operations consist primarily of the acquisition, renovation, rehabilitation, development and operation of apartment communities located in the Mid-Atlantic and Southeast regions of the United States, Florida and Texas. As of the Record Date, the Company owned 82 apartment communities consisting of 24,387 units. The Company has approximately 655 multifamily units under development and holds two parcels of land for future development.

    The Company reorganized as an umbrella partnership on May 1, 1995 when the Company contributed substantially all of its assets subject to substantially all of its liabilities to the Operating Partnership. The Company, in its capacity as the Special Limited Partner of the Operating Partnership and through its sole ownership of Berkshire Apartments, Inc., the general partner of the Operating Partnership, held approximately 80.5% of the OP Units as of the Record Date.


    On August 31, 1999 (the most recent practicable date prior to the printing of this Proxy Statement), the high and low sales prices of the Company's Common Stock on the NYSE were $11.75 and $11.56, respectively.


    The address of the principal business and the principal executive offices of the Company is One Beacon Street, Suite 1550, Boston, Massachusetts 02108; telephone (888) 867-0100.

THE PARENT AND THE ACQUIROR

    The Parent is Berkshire Realty Holdings, L.P., a Delaware limited partnership recently organized by The Berkshire Companies Limited Partnership, a Massachusetts limited partnership ("BCLP"), Whitehall Street Real Estate Limited Partnership XI, a Delaware limited partnership ("Whitehall"), Blackstone Real Estate Acquisitions III L.L.C., a Delaware limited liability company ("Blackstone"), and their affiliates. The Parent was formed for the purpose of owning and conducting the business of the Company following the Merger. The Acquiror is BRI Acquisition, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Parent. The Acquiror was organized for the purpose of effecting the Merger.

    The Parent and the Acquiror currently have no material assets, do not own any shares of Common Stock or OP Units and have not engaged in any activities except those incident to their formation and in connection with the Merger. The principal business address of the Parent and the Acquiror is One Beacon Street, Suite 1500, Boston, Massachusetts 02108; telephone (617) 523-7722.

    BCLP is an affiliate of Douglas Krupp, the Chairman of the Board of the Company. BCLP has two general partners, KGP-1, Incorporated, a Massachusetts corporation ("KGP-1"), and KGP-2, Incorporated, a Massachusetts corporation ("KGP-2"). Douglas Krupp is a 50% stockholder of each of the general partners of BCLP. His brother, George Krupp, owns the other 50% of each entity. See "Special Factors--Interests of Certain Persons in Matters to be Acted Upon."

    As of the Record Date, Douglas Krupp and his affiliates (including BCLP) owned 522,303 shares, or approximately 1.4%, of the outstanding Common Stock and 5,344,066, or approximately 11.5%, of the outstanding OP Units. OP Units are convertible on a one-for-one basis into shares of Common Stock or cash, as determined by the Operating Partnership. While such OP Units, together with the Common Stock owned by Mr. Krupp and his affiliates, potentially represent 13.7% of the outstanding shares of the Common Stock as of the Record Date, the Operating Partnership's partnership agreement limits conversions of OP Units such that Mr. Krupp and his affiliates only have the right to convert that number of units resulting in their owning a maximum aggregate of 9.8% of the outstanding shares of the Common Stock. In addition, because Mr. Krupp had not converted any such OP Units as of the

Record Date, he will not be entitled to vote at the Special Meeting any of the shares of Common Stock into which such OP Units are convertible. In any event, affiliates of Mr. Krupp have agreed to contribute (and therefore not to convert) 4,904,066 of the OP Units owned by them to the Parent prior to the Effective Time.

    In connection with the acquisition by the Company on March 1, 1996 of an advisory services business previously owned by BCLP, the Company is required to cause the Operating Partnership to issue a specified number of OP Units to BCLP if the per share price of the Common Stock exceeds certain share price benchmarks equal to $13.00 or higher at any time within a specified period. If the Merger occurs, such OP Units will no longer be issuable. See "Special Factors--Interests of Certain Persons in Matters to be Acted Upon--Business Contribution Agreement."

    As of February 22, 1999, GS Group and GS&Co. (each as defined in "Management of the Parent and the Acquiror; General Partners of the Parent--Whitehall GP" and each of which is an affiliate of Whitehall) may be deemed to beneficially own 27,208 shares of Common Stock held in client accounts with respect to which GS&Co. or employees of GS&Co. have voting or investment discretion, or both ("Managed Accounts"). GS&Co. purchased these shares of Common Stock in the ordinary course of its business on behalf of the Managed Accounts. GS&Co., GS Group and Whitehall each disclaims beneficial ownership of Common Stock held in Managed Accounts.

                                SPECIAL FACTORS

BACKGROUND OF THE MERGER

    Overview of Charter Provisions. The Company's Certificate of Incorporation has a provision which requires the Company's Board of Directors to submit to the Stockholders, by December 31, 1998, a plan of liquidation (the "Liquidation Plan") providing for the sale of all of the Company's assets and the distribution of the net proceeds to the Stockholders. In light of that requirement, the Company engaged Lazard and Lehman in May 1998 to help the Company evaluate its strategic alternatives, with a view to maximizing value for the Company and its Stockholders and the holders of OP Units. Those alternatives included adoption of the Liquidation Plan, a strategic business combination involving the Company and a continuation of the Company's existing operations.

    Preliminary Steps. In May 1998, the Board of Directors instructed Lazard to solicit indications of interest in a strategic combination with the Company. Between the end of May and mid-August 1998, Lazard contacted 35 companies with considerable U.S. real estate holdings to explore interest in a possible combination with the Company. Lazard provided a Confidential Offering Memorandum to 27 parties that had expressed possible interest in a combination (each of whom had signed a confidentiality agreement), and provided further detailed financial and other information to those parties that requested it.

    During the summer and early fall of 1998, conditions in the market for public REITs deteriorated substantially. For example, on May 29, 1998 the year-to-date NAREIT Equity REIT Total Return Index was negative 4.38% and on September 30, 1998, it was negative 15.02%. The NAREIT Equity REIT Total Return Index is published by the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"). Index data reflect monthly reinvestment of dividends and are based upon the monthly closing prices of shares of all tax-qualified equity REITs (real estate investment trusts at least 75% of whose gross invested assets are invested in real estate equities), including the Company, listed on the NYSE and the American Stock Exchange and traded on the NASDAQ National Market System.

    Between mid-August 1998 and mid-September 1998, the Company received preliminary indications of interest from five of the parties that had been in discussions with Lazard. Four preliminary indications of interest (reflecting consideration consisting entirely or partially of stock of the bidder) to acquire the entire Company were from public companies, at prices ranging from $10.83 to $12.16 per share of Common Stock. The fifth preliminary indication of interest was from a private real estate company that proposed to acquire only a portion of the Company, valuing the Common Stock at $13.00 per share, by means of a merger into the Company that would result in all of the shares of Common Stock remaining outstanding, with the private real estate company holding a minority interest but controlling management of the Company. The Board of Directors instructed Lazard to attempt to persuade those five parties to raise their prices and to determine whether any private real estate companies might be interested in acquiring the entire Company.

    Management Group's Exploration of a Possible Bid. In mid-September 1998, Douglas Krupp, the Chairman of the Board of Directors of the Company, contacted the financial advisor Greenhill & Co. LLC ("Greenhill") in order to generally explore his options with respect to possibly making his own proposal to acquire the Company, although he had not then made a determination as to whether he would make such a bid. Also in mid-September, 1998, Mr. Krupp advised members of the Board of Directors of the Company that he would be considering over the next few weeks whether to make his own proposal with respect to a possible acquisition of the Company, and that he had retained Paul, Weiss, Rifkind, Wharton & Garrison ("Paul, Weiss") as his legal counsel to advise him with respect to his possible role as a bidder for the Company.

    Mr. Krupp subsequently had various discussions with Greenhill and, on September 25, 1998, Greenhill was formally retained by his affiliate, BCLP, to act as the exclusive financial advisor of Mr. Krupp and his affiliates in connection with a potential acquisition of the Company. Mr. Krupp, together with certain of his affiliates and employees of the Company potentially participating with him in a possible bid to acquire the Company, are referred to in this Proxy Statement as the "Management Group."

    In the course of considering its options, the Management Group, with the assistance of Greenhill, determined that one or more potential equity partners, who would provide approximately $250 million in cash, and one or more debt financing sources, who would provide approximately $700 million as a bridge loan, would be needed in order to finance the possible acquisition of the Company. In late September 1998, the Management Group met with representatives of Greenhill to compile a list of appropriate candidates with which to conduct discussions regarding the possibility of providing debt and equity financing. At that time, approximately 30 prospective financial parties were identified, each of which was contacted by Greenhill to determine if there was any interest in providing debt or equity financing for the proposed transaction. One of the approximately 30 prospective financing participants was Whitehall and another was Westbrook Real Estate Fund III ("Westbrook"), an affiliate of the holder of a majority of the Preferred Stock and of Paul Kazilionis, a Director of the Company.

    The Management Group, with the assistance of Greenhill, prepared a confidential memorandum for distribution to the identified parties. Greenhill began to hold meetings with the various parties identified as potential financing participants in order to solicit indications of interests from them. A total of 12 of the contacted parties (including Whitehall and Westbrook) indicated an interest in pursuing a transaction with the Management Group, signed confidentiality agreements and were provided a copy of the confidential memorandum. Of these 12 prospective financing participants, Whitehall and one other party submitted written proposals to the Management Group (which are described below) and Westbrook and three other parties orally indicated an interest in pursuing a transaction, but only as part of a consortium of financing parties that would collectively provide the cash requirements for the transaction. Various meetings were then held throughout October among Greenhill, the Management Group and the interested parties. After preliminary discussions with Westbrook, Westbrook indicated that it was not then interested in proceeding with a possible transaction.

    On October 13, 1998, Whitehall delivered a draft term sheet to Greenhill with respect to a possible joint venture between Whitehall and the Management Group to acquire the Company. Preliminary discussions were held on October 13 and 14, 1998 between Whitehall and the Management Group, both directly and through their respective legal and financial advisors, to negotiate the economic and governance issues raised in the draft term sheet. At a meeting held on October 14, 1998, a representative of Whitehall indicated to the Management Group that he believed Whitehall would be in a position to contribute a significant portion of the cash equity necessary to consummate a possible transaction, assuming satisfactory agreement on all economic and governance issues with respect to the joint venture that would be formed to acquire the Company. However, given the then existing turmoil in the financing markets, he could not assure the Management Group that Whitehall would be able to obtain the necessary debt financing. No agreement was reached regarding a possible joint venture between Whitehall and the Management Group at that meeting.

    Separately, while discussions were continuing between the Management Group and Whitehall, a financial party unaffiliated with the Management Group (the "Potential Partner"), by letter dated October 16, 1998 to Greenhill proposed a possible joint venture between the Potential Partner and the Management Group to acquire the Company. In the letter it was proposed that the Potential Partner would provide 100% of the cash equity and debt financing needed to acquire the Company. The Management Group and its legal and financial advisors met with representatives of the Potential Partner and its legal advisors on October 19, 1998 to discuss a possible bid to acquire the Company by a joint venture to be formed between the Potential Partner and the Management Group, as well as various economic and governance issues relating to the potential joint venture. At the meeting the Potential Partner indicated that, assuming satisfactory due diligence regarding the Company and agreement on economic and governance issues relating to the joint venture, the Potential Partner would be prepared to provide the necessary debt and cash equity financing needed to consummate a possible transaction.

    On October 21, 1998, the Potential Partner delivered to the Management Group an "outline of discussions" which the Management Group believed was not consistent with the discussions held with the Potential Partner on October 19. Acting on the basis of this belief, the Management Group contacted Whitehall again to see if it would be interested in pursuing a potential joint venture with the Management Group. The Whitehall representative again indicated that, given the turmoil in the financing markets, he could not assure the Management Group that Whitehall would be able to obtain the debt financing needed to consummate the transaction.

    During the following week, separate conversations were held between the Management Group and representatives of Whitehall, on the one hand, and between the Management Group and representatives of the Potential Partner, on the other, to explore issues relating to an acquisition bid by a possible joint venture between those respective parties. On October 27, 1998, the Potential Partner advised Greenhill that it would not be able to provide 100% of the necessary cash equity for a possible transaction, but rather could only commit to 50% of the necessary cash equity. However, it could provide all of the necessary debt financing (assuming satisfactory completion of due diligence and internal approvals).

    Despite the fact that the Potential Partner could not be the sole source of the cash equity and debt financing needed for the transaction, the Management Group was inclined to select the Potential Partner as its partner because, at that time, the Potential Partner was the only acceptable financing source willing to commit to provide the necessary debt financing. On October 28, 1998, the Management Group and its legal and financial advisors met with the Potential Partner and its legal advisors to further discuss economic and governance issues relating to a possible joint venture. Following that meeting, Whitehall was advised by the Management Group that the Management Group would not be pursuing discussions with Whitehall regarding a possible joint venture between the two of them.

    On October 30, 1998, a revised "outline of discussions" was exchanged between the Potential Partner and the Management Group which contemplated a possible joint venture between the Management Group, the Potential Partner and a "to-be-identified third party investor" that would provide 50% of the cash equity required to consummate an acquisition of the Company. It was agreed that the Potential Partner would seek to identify a third party investor to provide the remaining cash equity for a possible acquisition bid. The "outline of discussions" was considered by the Management Group to be preliminary in nature, because it was subject to satisfactory due diligence and internal approvals by the Potential Partner, and because the source of 50% of the cash equity required to consummate any possible acquisition of the Company had not been identified. No decision was made at this time regarding whether the Management Group would make a bid to acquire the Company.

    Subsequent to October 30, 1998, conversations were held between Greenhill and Whitehall, and between the Management Group and Whitehall, to determine if Whitehall would be interested in participating with the Potential Partner in providing the necessary cash equity for a possible transaction. During the same time period, the Potential Partner began to conduct due diligence on the Company, which continued over the following few weeks.

    Formation of the Special Committee. At a meeting held on November 12, 1998, the Company's Board of Directors considered the strategic alternatives available to the Company: sale of the Company, adoption of a Liquidation Plan or continuing to operate as an independent company. At that meeting, Lazard summarized the results of its solicitation of indications of interest in a strategic combination with the Company.

    Lazard reported that the stock price of publicly-held multi-family housing REITs had declined by approximately 14% on average during 1998 through November 6 and that the market for a strategic combination was significantly less favorable than it had been in May 1998. Lazard reviewed with the Board of Directors the indications of interest that it had received, the year-to-date downturn in total REIT stock returns, the dearth of real estate offerings in the public equity market and the decline in liquidity during 1998 in the real estate debt markets. Lazard also discussed with the Board:

    - the Company's recent stock trading prices,

    - the estimated liquidation value per share achievable under a Liquidation Plan based on an analysis prepared by management,

    - the background, material terms and conditions and per share value to the Stockholders of two written indications of interest that then remained outstanding (from two publicly-held multi-family housing REITs) that proposed to use stock as the form of consideration and that were stated by the parties expressing the interest to have a value of $11.10 per share of Common Stock and $12.00 per share of Common Stock, respectively (although Lazard reported that it had preliminarily determined a range of value for the latter bid with a mid-point of $11.69 per share, based on then-existing market conditions),

    - the desire of the private real estate company which had expressed preliminary interest in a transaction to obtain an exclusivity agreement from the Company and the need, if a transaction were pursued by this bidder, for the Company to perform substantial due diligence on the bidder because the contemplated transaction would be in effect an acquisition by the Company of the bidder,

    - the retraction of two other preliminary bids, and

    - its belief that the Management Group might decide to submit a bid to acquire the Company.

    At that meeting, David F. Marshall, the Company's Chief Executive Officer, presented management's operational and financial analysis of the Company's continuing operations as a going concern and an analysis of the estimated liquidation proceeds obtainable under a Liquidation Plan and the assumptions underlying that analysis. FOR A DISCUSSION OF THE PROJECTIONS OF THE COMPANY'S PERFORMANCE PREPARED BY MANAGEMENT AND FURNISHED TO THE BOARD OF DIRECTORS, SEE "CERTAIN FINANCIAL PROJECTIONS OF THE COMPANY." FOR A DISCUSSION OF THE ANALYSIS OF ESTIMATED LIQUIDATION PROCEEDS PROPOSED BY MANAGEMENT AND FURNISHED TO THE BOARD OF DIRECTORS, SEE "ESTIMATED PROCEEDS PER SHARE IN LIQUIDATION."

    Also at that meeting, the Board determined that either a sale of the Company or a continuation of the Company's existing operations would likely produce greater value to the Stockholders and the holders of OP Units than adoption of a Liquidation Plan. Accordingly, the Board instructed Lazard to pursue actively the indications of interest that remained outstanding and to continue or initiate discussions with other entities that might have an interest in acquiring the Company. The Board instructed Lazard to inform the private real estate company that had requested an exclusivity agreement that the Company was not prepared to enter into such an agreement at that time.

    Because of the potential conflicts of interest between Mr. Krupp and the Stockholders arising from the Management Group's possible interest in an acquisition, the Board at its November 12, 1998 meeting appointed a special committee (the "Special Committee") consisting of Terrance R. Ahern (Chairman), J. Paul Finnegan, E. Robert Roskind and David M. deWilde, to:

    - direct and supervise Lazard and Lehman in connection with consideration of the Company's strategic alternatives,

    - evaluate the Company's strategic alternatives,

    - negotiate with parties interested in acquiring or merging with the Company, and

    - make recommendations to the Board concerning the Company's strategic alternatives and the Board's recommendation to Stockholders regarding adoption of a Liquidation Plan.

    The Board authorized the Special Committee to retain separate counsel and, in light of Mr. Krupp's involvement in the engagement of Lazard and Lehman, to retain a separate investment banking firm. Because of the extensive time commitments and travel anticipated in connection with the Special Committee performing its duties, the Board of Directors authorized the following compensation (in addition to the Company's normal fees for attendance at meetings and reimbursement of expenses) for the members of the Special
Committee: $30,000 for the Chairman of the Special Committee and $15,000 for each of the other three members of the Special Committee. The Company's counsel, Hale and Dorr LLP, reviewed with the Board, including the members of the Special Committee, the nature and scope of the Special Committee's fiduciary duties in carrying out its authorized functions.

    During the ensuing several days, the Special Committee engaged Baker & Hostetler LLP as its counsel. The Special Committee also engaged Prudential Securities as its financial advisor to furnish independent advice and assistance, as appropriate. Thereafter, the Special Committee's Chairman and counsel and Prudential Securities discussed with Lazard and the Company's counsel the anticipated receipt of formal bids to acquire the Company and the bid evaluation and negotiation process.

    Continued Discussions. Separately, on November 8, 1998, a meeting was held among the Management Group, the Potential Partner, Whitehall and Greenhill to discuss a possible joint venture among the three parties to acquire the Company, Whitehall having indicated its preliminary interest in providing 50% of the necessary cash equity for the transaction (assuming agreement on the terms of a possible joint venture with the Potential Partner and the Management Group). Subsequent to that meeting, the Management Group continued to hold discussions with the Potential Partner and Whitehall.

    On November 18, 1998, the Management Group was advised by representatives of the Potential Partner that, in order for the Potential Partner to continue to consider participating with the Management Group and Whitehall in a possible transaction, the economic arrangements among the Potential Partner, Whitehall and the Management Group (which at that time contemplated that the three parties would participate in the joint venture on a pari passu basis) would have to be revised.

    Discussions were then held throughout the month of November and the first week of December during which time revised economic arrangements were discussed, including a proposal by the Potential Partner and Whitehall which contemplated that the Management Group's economic interest in the joint venture would be subordinated to that of the Potential Partner and Whitehall (I.E., Whitehall and the Potential Partner would each receive an amount equal to its capital contributions plus a specified return on its investment before the Management Group would receive its capital or any return on its investment), but no agreement was reached with respect to a possible joint venture among the parties at that time.

    Competitive Bidding Process. The Special Committee held a telephonic meeting on December 18, 1998, in which representatives of Lazard, Prudential Securities, Baker & Hostetler LLP and, at the Special Committee's invitation, Hale and Dorr LLP, participated. The Special Committee formalized its engagement of Prudential Securities and Baker & Hostetler LLP, following which Lazard presented a detailed update on the status of the two outstanding proposals to acquire the Company (the private real estate company had declined to proceed without an exclusivity agreement), and Hale and Dorr LLP reported on recent conversations with Paul, Weiss regarding the progress of the Management Group's efforts to formulate a possible proposal. Following discussion of how best to ensure a competitive bidding process designed to maximize value for the Stockholders and the holders of OP Units, the Special Committee directed Lazard to inform all interested parties that the Special Committee would receive and consider formal bids in early January 1999.

    The Special Committee also discussed an updated pro forma liquidation financial analysis prepared by management and a draft of a Liquidation Plan prepared by Hale and Dorr LLP and made inquiries of Lazard and Prudential Securities regarding various aspects of the financial analysis. FOR A DISCUSSION OF THE ESTIMATED LIQUIDATION VALUE OF THE COMPANY AS SET FORTH IN THE DRAFT LIQUIDATION PLAN, SEE "ESTIMATED PROCEEDS PER SHARE IN LIQUIDATION." The Special Committee determined that the current proposals from potential acquirors would likely produce more value for the Stockholders and the holders of OP Units than would adoption of a Liquidation Plan. The Special Committee determined to recommend to the Board that the Company file with the Commission a preliminary proxy statement for presentation of a Liquidation Plan for the Stockholders' consideration, in light of the requirement contained in the Company's Certificate of Incorporation that a Liquidation Plan be presented, and that the proxy statement contain a Board recommendation against Stockholder approval of the Liquidation Plan.

    At a telephonic meeting held on December 30, 1998, the Board reviewed the Liquidation Plan draft referred to above, a draft preliminary proxy statement for presentation of the Liquidation Plan to the Stockholders and the analysis prepared by management for the November 12, 1998 Board meeting regarding continuation of the Company's existing operations. Following discussion of these materials and of the Special Committee recommendation described above, the Board resolved to present the Liquidation Plan to the Stockholders and to recommend against Stockholder approval of the Liquidation Plan. The Board directed Hale and Dorr LLP to file with the Commission a preliminary proxy statement containing a recommendation to that effect. The preliminary proxy statement was filed with the Commission, on a confidential basis, on December 31, 1998.

    On December 23, 1998, Paul, Weiss notified Hale and Dorr LLP that the Management Group's potential partners had identified in their due diligence certain issues relating to the Company's technical compliance with the Federal income tax regulations related to REIT status and that, if a bid were to be made by the Management Group and those potential partners, the bid would likely specify resolution of those issues as a condition to closing the acquisition. A series of discussions concerning these issues ensued among Paul, Weiss, Hale and Dorr LLP and Baker & Hostetler LLP. Following the discussions, the Company, based on advice from Hale and Dorr LLP and Baker & Hostetler LLP, determined to seek a closing agreement from the Internal Revenue Service that would resolve two of these issues. This agreement was subsequently obtained on March 23, 1999. Based on advice from its tax advisors, the Company concluded that no action was necessary with respect to the other issues.

    The Special Committee convened a telephonic meeting on January 18, 1999. The Special Committee determined, based on its discussions with Baker & Hostetler LLP and Prudential Securities, that it would be in the best interests of the Company and its Stockholders and the holders of OP Units to defer receipt of bids for the Company until the Company had an opportunity to pursue further the resolution of the two tax issues described in the immediately preceding paragraph. The Special Committee directed its advisors to conduct any ensuing discussions with prospective acquirors in a manner consistent with that objective.

    Separately, through the months of December 1998 and January 1999, the Potential Partner continued its due diligence on the Company, and the Management Group, the Potential Partner and Whitehall continued to discuss the economic and governance issues relating to a possible joint venture to acquire the Company. On January 19, 1999, representatives of the Potential Partner contacted the Management Group to advise it that the Potential Partner had decided not to proceed with making a proposal to acquire the Company.

    The Management Group then discussed with Whitehall the possibility of the two of them proceeding without the Potential Partner to make a bid to acquire the Company. Whitehall indicated to the Management Group that, in light of current market conditions, it believed it would be able to obtain a commitment from its affiliate, Goldman Sachs Mortgage Company, to provide the necessary bridge financing and that, subject to satisfactory due diligence of the Company and agreement on certain economic and governance issues regarding a possible joint venture between Whitehall and the Management Group, it would be able to provide 50% of the cash equity necessary to consummate a proposed acquisition of the Company. However, since Whitehall had previously relied on the due diligence review conducted by the Potential Partner, it would have to conduct its own due diligence of the Company in order to be in a position to proceed with a potential bid, which Whitehall indicated would take approximately 30 days. The Company was advised of this fact on January 20, 1999.

    At a telephonic meeting of the Special Committee held on January 22, 1999, Lazard and Baker & Hostetler LLP reported on the readiness of the three identified potential acquirors (the two parties described to the Board at its November 12, 1998 meeting and the Management Group) to submit formal bids and on the Company's progress toward resolving the outstanding tax issues. Lazard and Baker & Hostetler LLP reported that they understood that financing sources were expected to be in place for a possible bid by the Management Group but that the Management Group had advised Lazard that these sources would need approximately 30 days to complete due diligence. Lazard also reported that the other two potential bidders were performing due diligence on the Company. The Special Committee and its advisors discussed the fixing of an appropriate bidding deadline to maximize the value achievable through the competitive bidding process. Following this discussion and based on its conclusion that having a higher number of viable bidders was likely to maximize value, the Special Committee directed its financial advisors to inform all potential bidders that it had established a February 22, 1999 deadline for the submission of final proposals.

    The Special Committee met on February 11, 1999. Baker & Hostetler LLP reported on the status of the Company's efforts to resolve the outstanding REIT tax qualification issues. A representative of Hale and Dorr LLP, present by invitation of the Special Committee, reported that the Management Group had expressed a desire to have the bid deadline extended to the end of February 1999. The Special Committee, after discussing with its advisors the outstanding tax issues and the Management Group's request, determined not to extend the deadline.

    During the month of January and the beginning of February 1999, Whitehall, Greenhill and the Management Group began contacting financial parties in order to find a partner for the remaining 50% of required cash equity. Six prospective financing sources were contacted, five of which, including Westbrook, had been contacted in the Management Group's October 1998 solicitation of financial partners. Of the prospective financing sources, two were contacted by Whitehall only, Blackstone being one of them, one was contacted by Greenhill only, two were contacted by both Greenhill and Whitehall, and one, Westbrook, was contacted by both Whitehall and the Management Group. All of the prospective financing sources, including Blackstone and Westbrook, signed amended or standard confidentiality agreements with Greenhill.

    Of these six prospective partners, three stated that they could not provide funding for the full 50% required, one declined to proceed and two, Blackstone and Westbrook, orally indicated an interest in pursuing a transaction with Whitehall and the Management Group. At that time, a draft summary of terms detailing the proposed economic structure of the partnership to be formed for the purpose of acquiring the Company was distributed to Blackstone and Westbrook. Whitehall, the Management Group and Greenhill had various meetings and conference calls (including due diligence calls) with Blackstone and Westbrook in order to obtain their comments on the draft summary of terms.

    On February 18, 1999, a meeting was held with representatives of the Management Group, Whitehall and Greenhill (with Blackstone in attendance for parts of the meeting) to discuss Blackstone's and Westbrook's comments to the draft summary of terms. At the conclusion of the meeting, the Management Group and Whitehall selected Blackstone as their potential equity partner in the event that the Management Group and Whitehall decided to make a bid to acquire the Company, assuming a resolution of all open issues, and communicated their selection to Westbrook.

    Submission of Aptco Initial Bid. On February 19, 1999, a meeting was held among representatives of the Management Group, Whitehall and Blackstone and their respective legal advisors during which various economic and governance issues relating to a possible joint venture among the three parties to make a bid to acquire the Company were discussed. Draft documents were prepared and discussions regarding the terms of the possible joint venture and the financing for the possible acquisition continued through the evening of February 22, 1999, the date that the Special Committee had requested bids be submitted. On February 22, 1999, agreement was reached and a joint venture was formed ("Aptco") among the three parties (the "Aptco Investor Partners") to make a proposal to the Company to acquire all of the Common Stock of the Company and the OP Units in the Operating Partnership for a per share/OP Unit price of $11.05 in cash (the "Aptco Initial Bid"). The Aptco Initial Bid was made pursuant to the following letter:

                                                               February 22, 1999

    Lazard Freres & Co., LLC
    30 Rockefeller Plaza
    New York, New York 10020
    Attention: Matthew J. Lustig
            Gary Ickowicz

    Gentlemen:

        Aptco, LLC ("Aptco"), a company formed by affiliates of Douglas Krupp, Whitehall Street Real Estate Limited Partnership XI ("Whitehall") and Blackstone Real Estate Acquisitions III L.L.C. ("Blackstone") hereby makes the following proposal, pursuant to which holders of common stock of Berkshire Realty Company, Inc. ("BRI") would receive, and holders of limited partnership interests ("OP Units") in BRI OP Limited Partnership ("OP") would have the opportunity to receive, $11.05 per share/OP Unit in cash (the "Cash Price") for their respective interests in the Company.

        Our proposal contemplates that the acquisition of BRI would take the form of a merger (the "BRI Merger") pursuant to which BRI would be merged with and into Aptco, with Aptco as the surviving entity of the BRI Merger. Pursuant to the BRI Merger, holders of BRI common stock would receive, in exchange for their stock, an amount of cash per share equal to the Cash Price.

        Contemporaneously with the BRI Merger, a newly formed subsidiary of Aptco would merge with and into OP (the "OP Merger"), with OP as the surviving entity of the OP Merger. Pursuant to the OP Merger, OP Unitholders would be given the choice to elect to receive, in exchange for each of their OP Units, one of the following: (a) cash equal to the Cash Price; (b) a senior preferred equity interest in Aptco with a liquidation preference equal to the Cash Price, which would entitle the holder to receive cumulative preferred distributions of available cash on a senior basis equal to 6% per annum, and would be callable by Aptco after six years or earlier upon a sale of Aptco (whether by merger, initial public offering, sale of all or substantially all of its assets, or otherwise) at a price equal to the liquidation preference; or (c) an equity interest in Aptco that (i) would be subordinate to the senior preferred equity interest described above and to senior subordinated equity interests to be held by Whitehall and Blackstone or their respective affiliates, but would be generally pari passu with the equity interests to be held by Douglas Krupp and his affiliates and (ii) would be callable by Aptco after six years or earlier upon a sale of Aptco (whether by merger, initial public offering, sale of all or substantially all of its assets, or otherwise) at a price equal to the then fair market value of such interest.

        The aggregate purchase price for the acquisition of BRI and OP would be funded with a combination of debt and equity financing. The debt financing would consist of a bridge loan to be provided by Goldman Sachs Mortgage Company (an affiliate of Whitehall) pursuant to the attached commitment letter. With respect to the equity financing, affiliates of Douglas Krupp, Whitehall and Blackstone (together with the debt providers, the "FINANCING SOURCES") have agreed in principle, subject to the execution of mutually acceptable documentation with respect to Aptco and the conditions set forth below, to provide Aptco with sufficient funds to finance the remaining purchase price and related expenses for the acquisition.

        Upon your acceptance of our proposal as set forth in this letter, we are prepared to work towards immediately finalizing definitive acquisition agreements with BRI and OP, which we would expect to be executed within two weeks time. Such agreements would contain customary representations, warranties, covenants and indemnities (including indemnification of Aptco and its Financing Sources by BRI against claims arising in connection with this transaction). In addition, consummation of the proposed transaction by Aptco would be subject to the conditions set forth in the definitive acquisition agreements, including the following:

       (i) there being no injunction prohibiting or restricting the consummation of any of the transactions described herein, no litigation commenced or threatened by a governmental entity, nor any litigation that could have a material adverse effect with respect to BRI or OP or that could significantly delay the consummation of the BRI or the OP Mergers;

       (ii) execution of an agreement delivered, on or prior to the execution of definitive acquisition agreements, by the holders of a majority in interest of BRI's Series 1997-A Convertible Preferred Stock ("Series A Preferred") consenting to the transactions, including the BRI Merger and the conversion of their shares pursuant to the BRI Merger into an amount of cash equal to 115% of the liquidation preference of such shares;

       (iii) receipt by BRI's Board of Directors of an opinion from a nationally recognized investment banking firm that the consideration to be paid to the holders of BRI stock, Series A Preferred and OP Units is fair, from a financial point of view;

       (iv) approval of the proposed transactions by the respective Boards of Directors of BRI and the general partner of OP, and by the requisite vote of the stockholders of BRI and the OP Unitholders;

       (v) receipt of any regulatory and other third party consents to the transactions, including the financing thereof;

       (vi) receipt by BRI of a closing agreement with the Internal Revenue Service, on terms and conditions satisfactory to Aptco, with respect to certain tax matters, and Aptco's satisfaction with respect to certain other tax matters;

       (vii) confirmation that the number of shares of common stock of BRI will not be more than 48,015,000, assuming the exercise of all stock options and the conversion of all OP Units (but without taking into account the conversion of shares of Series A Preferred into shares of BRI common stock);

       (viii)confirmation that investment banking fees, severance costs and legal/accounting expenses of BRI relating to the transaction will not exceed $12 million;

       (ix) inclusion in the BRI Merger agreement of satisfactory "no-shop," "break up fee" and expense reimbursement provisions customary for transactions of this type; and

       (x) other customary conditions to closing.

        The closing of the BRI Merger and OP Merger would not be subject to a due diligence or financing contingency (other than the receipt by Aptco of financing proceeds on the terms and conditions of the commitments from the Financing Sources).

        Accompanying this letter is a draft merger agreement relating to the BRI Merger, and a draft merger agreement relating to the OP Merger. Aptco, together with its financial advisors and legal counsel are prepared to meet with you and your advisors immediately to work on finalizing the enclosed agreements. Of course, at this stage of the process, our proposal is merely an expression of interest and is not intended to be legally binding, and Aptco does not intend to be legally bound to any transaction with BRI or OP until definitive agreements are fully executed.

        We believe Aptco is uniquely positioned to proceed with a transaction in the best interests of BRI stockholders and OP Unitholders on an expeditious basis.

        This letter is intended to be confidential and neither it nor our involvement in pursuing a possible acquisition proposal should be publicly disclosed by BRI or you unless required by law. In the event BRI determines that public disclosure is so required, we request that any public announcement of this proposal be reviewed by Aptco and its advisors prior to its release.

        Pursuant to the confidentiality agreement with you, we hereby advise you that we intend to make the public disclosures required under Section 13(d) of the Securities Exchange Act of 1934, as amended, as soon as practicable.

        This offer is open until 5:00 p.m. on March 1, 1999, and will expire at that time if not accepted. We look forward to working with you on this proposed transaction.

                                          Very truly yours,
                                          APTCO, LLC

    Consideration by the Special Committee of Competing Bids. On February 22, 1999, the Company received four bids to acquire the Company by merger, including the Aptco Initial Bid. One bid, from an affiliate of a privately-held real estate operating company ("Bidder A"), proposed an acquisition of all of the Company's outstanding Common Stock for $12.00 per share in cash, and of all of the OP Units not held by the Company for $12.00 per OP Unit in cash or, at the unitholder's election, an equity interest in a surviving partnership (with terms to be negotiated). A second bid, from a publicly-held REIT with multi-family housing holdings ("Bidder B"), proposed an acquisition of all of the outstanding Common Stock and OP Units for a combination of the bidder's common stock and preferred stock (or common and preferred units, as applicable) nominally valued at $12.00 per share and per unit. A third bid, from a publicly-held multi-family housing REIT ("Bidder C"), proposed an acquisition of all of the outstanding Common Stock and OP Units for the bidder's common stock valued at $10.78 per share, and was expressly made subject to further due diligence. Each bid provided for a cash payment of $28.75, plus 115% of Accrued Dividends, for each share of the Company's outstanding Preferred Stock, in accordance with the provisions of the Company's Certificate of Incorporation governing the Preferred Stock in mergers involving the Company. Bidder B and Bidder C were the two potential acquirors described to the Board of Directors at its November 12, 1998 meeting. Bidder A had been contacted by Lazard during its continuing solicitation of interest in acquiring the Company.

    During the period from February 23 through February 25, 1999, the Special Committee's legal and financial advisors discussed telephonically the financial and legal issues presented by the various bids and conducted discussions with the various bidders to clarify their proposals. With the Special Committee's concurrence, Lazard informed Bidder C that removal of its due diligence condition and substantial improvement in its bid price would be required in order for its bid to receive continued consideration.

    The Company's management furnished to the Special Committee on February 26, 1999 an updated three-year growth model, in response to an earlier request from the Special Committee and the Board of Directors. FOR A DISCUSSION OF THE MODEL FURNISHED BY MANAGEMENT, SEE "CERTAIN FINANCIAL PROJECTIONS OF THE COMPANY." On February 26 and 27, 1999, the Special Committee's legal and financial advisors reviewed with the Special Committee in detail the terms and conditions of the four bids received, the particular concerns relating to, and prospects for consummating a transaction with, each bidder and the Company's updated three-year growth model. At the conclusion of these discussions, the Special Committee determined to pursue discussions with Bidder A, Bidder B and Aptco, with a view to improving their respective bid prices and terms. The Special Committee instructed Lazard to conduct discussions with each such bidder to that end.

    On March 1, 1999, a representative of Lazard met with representatives of Whitehall and Blackstone to discuss the Aptco Initial Bid. At the meeting, the Lazard representative stated that the Special Committee had indicated that the Company would be unlikely to accept an offer price of $11.05. He also indicated that he believed the Company would find unattractive the level of cash distributions payable to the holders of OP Units who elect to receive equity interests ("Electing Holders") in Aptco, the lack of liquidity afforded them, and the contingent nature of the Aptco Initial Bid given the "market out" in the bridge loan commitment letter submitted with the Aptco Initial Bid (I.E., the lender's obligations were conditioned on there not having occurred a significant decline in the financial markets). Over the next few days, the Aptco Investor Partners discussed ways in which the economic and governance arrangements among them could be revised in order to make the offer price and terms in the Aptco Initial Bid more attractive.

    On March 4, 1999, each of the Aptco Investor Partners filed a Schedule 13D with the Commission, pursuant to the Exchange Act, which described the Aptco Initial Bid. On that same day, the Company publicly announced that it had received the Aptco Initial Bid and found it to be insufficient. On March 5, 1999, Aptco delivered a revised proposal to the Company (the "Aptco Revised Bid") in which the offer price was increased to $12.05 per share and OP Unit, and which contemplated that (i) the preferred distributions payable to Electing Holders electing a preferred equity interest in Aptco would be increased from 6% to 7 1/2% per annum out of available cash and (ii) such holders would be given a "put" (i.e., the right to cause Aptco to purchase their interests) for $12.05 per Aptco interest, exercisable at any time after the fifth anniversary of closing. By its terms, the Aptco Revised Bid expired on March 8, 1999. All other terms of the Aptco Initial Bid remained the same. On March 8, 1999, each of the Aptco Investor Partners filed an amendment to its Schedule 13D with the Commission which described the Aptco Revised Bid.

    At a telephonic meeting of the Special Committee held on March 5, 1999, Lazard informed the Special Committee that Bidder B had not agreed to improve its bid, Bidder A had suggested a possible increase in consideration to the holders of Common Stock and the holders of OP Units without specifying the amount, and Aptco had submitted the Aptco Revised Bid. Following discussion, the Special Committee directed Lazard to seek additional improvement in the bid prices and terms and to inform Aptco that the Special Committee would not act by Aptco's March 8 deadline. In addition, the Special Committee directed Baker & Hostetler LLP to send to each bidder a draft merger agreement with instructions imposing a March 10, 1999 deadline for comment.

    On March 10, 1999, the Special Committee's advisors received a marked merger agreement from Bidder B. Baker & Hostetler LLP and Hale and Dorr LLP were informed by Paul, Weiss that Aptco wished to receive comments on the merger agreement drafts that Aptco had submitted with its February 22, 1999 bid, in lieu of commenting on the Company's draft agreement. Representatives of those firms then discussed the principal differences between the Aptco draft agreement and the Company's draft agreement. Also on March 10, Lazard spoke with Bidder A regarding various issues and Bidder A's intentions regarding submission of merger agreement comments.

    The Special Committee and its advisors met telephonically on March 10 following conclusion of the discussions described above. Lazard reported that Bidder B had increased its bid from $12.00 to $12.30 per share of Common Stock and OP Unit, with the increase consisting entirely of additional Bidder B preferred stock, that Bidder A had increased its bid from $12.00 to $12.50 in cash per share of Common Stock and per OP Unit, and that Aptco had confirmed its bid of $12.05 in cash per share of Common Stock and per OP Unit and imposed a March 11, 1999 deadline for acceptance of its bid. The Special Committee discussed, among other issues, the likelihood of consummation of each bid, in light of the bidders' specified closing conditions and the financing commitments underlying Bidder A's and Aptco's bids, the valuation of the common stock, preferred stock and common and preferred units offered by Bidder B and the process to be followed in further discussions with the bidders. The Special Committee directed Lazard to inform Aptco that the Special Committee was actively considering all bids and would not accept Aptco's bid by Aptco's March 11, 1999 deadline.

    The Special Committee's advisors received Bidder A's written merger agreement comments on March 11. Further discussions among the Special Committee's advisors and the bidders and their advisors occurred on March 11 and 12, 1999.

    The Special Committee met by telephone on March 12, 1999. Lazard advised the Special Committee that Aptco had indicated that it might, subject to agreement among the Aptco Investor Partners, improve its bid from $12.05 per share of Common Stock and per OP Unit to $12.25 per share of Common Stock and per OP Unit, with its bid otherwise remaining unchanged, and that the other two bids remained unchanged. The Special Committee's and the Board's financial advisors expressed the view that all three bids were viable, and the Special Committee and its and the Board's advisors again discussed the likelihood of consummation of each bid and issues regarding the valuation of the stock and units offered by Bidder B.

    The Special Committee directed its and the Board's advisors to inform Bidder A and Aptco of two conditions to continued consideration of their respective proposals, in light of their financial structures and acquisition financing plans: (i) first, that the existence of litigation relating to the acquisition of the Company which does not result in an injunction against the acquisition could not relieve the purchaser of its obligation to close the acquisition, and
(ii) second, that the purchaser must furnish a substantial letter of credit at the time of signing a merger agreement as security for its obligation to consummate the acquisition if all relevant conditions were met.

    The Special Committee also directed Lazard to inform Bidder A that the equity interests available to Electing Holders should include a non-preferred interest that was pari passu with the interests to be held by Bidder A's sponsoring equity participant, that the put feature of the preferred equity interest should become exercisable on the fifth anniversary of issuance (rather than on the 10th anniversary, as Bidder A had proposed), and that Bidder A should identify a source of security for the distributions payable to Electing Holders. The Special Committee directed Lazard to inform Bidder B that the Special Committee had reservations about the high proportion of preferred stock and units included in its proposed consideration and to seek a more favorable mix of common stock and units and preferred stock and units. The Special Committee also scheduled a meeting for March 14, 1999 and directed Baker & Hostetler LLP and Hale and Dorr LLP to undertake negotiations with Bidder A to resolve as many issues as possible in advance of that meeting.

    Baker & Hostetler LLP and Hale and Dorr LLP negotiated merger agreement issues with Bidder A's counsel on March 13, 1999, discussing, among other matters, the issues referred to above and the Company's intention to pay a Common Stock dividend and OP Unit distribution, prorated to the closing date, for the fiscal quarter in which the acquisition of the Company would be consummated.

    The Special Committee held a meeting on March 14, 1999, at Lazard's offices in New York, New York. Representatives of Lazard, Lehman, Prudential Securities, Baker & Hostetler LLP and Hale and Dorr LLP also attended the meeting. Lazard reported that Bidder A had agreed to furnish a $25 million letter of credit and that Bidder B and Aptco had indicated their willingness to hold their bids open through the close of business on March 15, 1999.

    During the March 14 meeting, the Special Committee and its advisors discussed in detail the three outstanding bids, including considerations with respect to each bid regarding the bid price, certainty of consummation, the nature of and distribution coverage ratios for the securities available to Electing Holders (with respect to Bidder A and Aptco), financing commitments (with respect to Bidder A and Aptco), the payment of a prorated dividend and distribution for the fiscal quarter in which the acquisition would be consummated (with respect to all three bidders) and the valuation of the consideration offered (with respect to Bidder B). The Special Committee also considered the Company's alternatives to consummating a transaction and their likely effect on the Stockholders and the holders of OP Units.

    At the conclusion of the meeting, the Special Committee directed Lazard to seek agreement from each of Bidder A and Aptco (i) to provide a $35 million letter of credit to secure the bidder's closing obligations, and (ii) to close an acquisition if all closing conditions were met notwithstanding the existence of any litigation relating to the acquisition that had not resulted in an injunction prohibiting the acquisition. The Special Committee also directed Lazard to discuss with Bidder B an improvement in the ratio of common stock to preferred stock and common units to preferred units in its acquisition consideration and the payment to the Company of a break-up fee if Bidder B's shareholders voted not to approve the proposed transaction.

    The Special Committee and its advisors met telephonically on the evening of March 15, 1999. Lazard reported that Bidder B had declined to make any change in its bid. Lazard further reported that Aptco had agreed to the letter of credit (although not to the requested amount) and closing condition points described in the immediately preceding paragraph and that the Aptco Investor Partners were discussing the possibility of improving Aptco's bid to $12.30 per share of Common Stock and per OP Unit if Aptco were selected as the sole remaining bidder. During the meeting, Lazard reported that it had just received a telephone call in which Bidder A had confirmed its $12.50 per share of Common Stock and per OP Unit offer price and agreed to the closing condition point described above, but was unwilling to increase its letter of credit amount from $25 million to $35 million.

    The Special Committee and its advisors then reviewed the matters considered at the Special Committee's March 14 meeting, including the comparison of the terms of the equity interests available to the Electing Holders, in light of the developments reported by Lazard. Baker & Hostetler LLP reviewed the Special Committee's fiduciary obligations, and Lazard, Lehman and Prudential Securities responded to the Special Committee's inquiries regarding the financial aspects of the bids and Bidder A's and Aptco's financing commitments. At the conclusion of these discussions, the Special Committee directed Lazard, Baker & Hostetler LLP and Hale and Dorr LLP to proceed immediately with negotiations with Bidder A and Bidder A's financial and legal advisors, with the objective of finalizing a merger agreement and related agreements for execution within the next several days. Lazard informed Bidder B and Aptco of this development.

    Negotiations with Bidder A. On March 16 and March 17, 1999, Baker & Hostetler LLP and Hale and Dorr LLP transmitted to Bidder A's counsel revised merger agreement drafts and related materials, including proposed terms for the equity securities available to Electing Holders and certain protective provisions for inclusion in the surviving entity's governing instruments. Bidder A's counsel (including counsel to Bidder A's debt financing sources), representatives of Baker & Hostetler LLP and Hale and Dorr LLP, and Scott D. Spelfogel, Senior Vice President and General Counsel of the Company, commenced merger agreement negotiations at Hale and Dorr LLP's Boston, Massachusetts offices on March 18, 1999.

    On the afternoon of March 18, Baker & Hostetler LLP informed the Special Committee by telephone of various points raised by Bidder A that were contrary to understandings reached in the parties' previous discussions. The Special Committee directed its advisors to continue discussions with Bidder A. In light of the concerns raised about Bidder A's positions on those points and Bidder A's failure to have produced a draft of a partnership agreement for discussion, however, the Special Committee also weighed again the strengths and weaknesses of the Bidder B and Aptco proposals so that it could proceed promptly if agreement could not be reached with Bidder A. Following discussion, the Special Committee determined that if Aptco made a bid in cash with the same nominal value as Bidder B's offer and with equity interests available to Electing Holders as outlined in the Aptco Revised Bid, such a bid would be preferable to Bidder B's offer of common and preferred stock and common and preferred units, in light of the uncertainties attendant to the value of Bidder B's common and preferred stock and common and preferred units and certain pricing terms that could result in a lower actual value.

    The negotiations with Bidder A continued on March 18 and March 19, 1999, but reached an impasse late in the afternoon of March 19. Counsel for Bidder A contacted a representative of Baker & Hostetler LLP on March 20, 1999 with a proposed solution to the impasse, and the parties' counsel reconvened at Hale and Dorr LLP's offices on March 21, 1999 and continued negotiations through March 25, 1999. On the evening of March 25, the parties' counsel agreed that all issues had been resolved and reflected in a final draft merger agreement, a partnership merger agreement and a partnership agreement setting forth the terms of the equity interests available to Electing Holders. Based on the parties' understanding that Bidder A would furnish the requisite $25 million letter of credit and executed debt financing commitments by the close of business the next day, Mr. Spelfogel on March 25, 1999 sent to the Special Committee, to the Company's Board of Directors and to the Board of Directors of Berkshire Apartments, Inc. (the Operating Partnership's general partner), notices of meetings to be held on March 28, 1999 for the purpose of considering and approving a merger of Bidder A and an affiliated partnership into the Company and the Operating Partnership, respectively.

    Bidder A did not produce the requisite letter of credit and financing commitments on March 26, 1999, and, consequently, the Board and Special Committee meetings scheduled for March 28, 1999 were cancelled. Representatives of Baker & Hostetler LLP and of Hale and Dorr LLP communicated with counsel for Bidder A on March 27, 28 and 29, 1999, concerning the status of Bidder A's efforts to produce those materials. Lazard communicated with Bidder A and with Aptco on March 29, 1999. Lazard reported to Baker & Hostetler LLP and Hale and Dorr LLP that it had no further information regarding the availability of Bidder A's letter of credit and financing commitments. Lazard also indicated that Aptco was prepared to deliver a revised merger agreement draft and related documents and undertake negotiation of definitive agreements on March 30, 1999, and was prepared to discuss increasing its acquisition price to $12.30 per share of Common Stock and per OP Unit (with equity interests in Aptco, as outlined in the Aptco Revised Bid, available to Electing Holders).

    Negotiations with Aptco. On March 30, 1999, representatives of Baker & Hostetler LLP, Hale and Dorr LLP and Paul, Weiss were joined by representatives of Simpson Thacher & Bartlett (counsel to Blackstone) and Sullivan & Cromwell (counsel to Whitehall) and Mr. Spelfogel at the offices of Paul, Weiss to undertake negotiation of definitive agreements for the acquisition by merger of the Company and the Operating Partnership. In their preliminary discussions, the parties' representatives agreed that, in order to present the proposed acquisition to the Special Committee and the Company's

Board of Directors for approval, it would be necessary to complete a satisfactory merger agreement, partnership merger agreement and a partnership agreement for Aptco which would set forth the terms of the interests to be received by the Electing Holders.

    On the evening of March 30, 1999, Baker & Hostetler LLP and Lazard provided the Special Committee and its financial advisor a telephonic update on the Aptco negotiations and on discussions Lazard had held with Bidder B earlier that day. Lazard reported that Bidder B had suggested a possible reconfiguration of its proposal to provide for consideration of common stock and preferred stock and common and preferred units with a nominal value of $12.05 per share of Common Stock and per OP Unit, coupled with a contingent value right ("CVR") having a maximum potential value of $.45 per share of Common Stock and per OP Unit. Lazard indicated that there were several issues to be clarified regarding the valuation of the CVR, and further reported that Bidder B had stated that it would not be able to confirm or formalize the proposal until the following week.

    Baker & Hostetler LLP reported to the Special Committee on the open issues in the Aptco negotiations, including, among other things, Aptco's unwillingness to permit the Company to pay a prorated dividend for the fiscal quarter in which the acquisition would be consummated, issues relating to the circumstances under which break-up fees and expense reimbursements would be payable and the amount and timing of those payments, and issues relating to the economic and governance protections available to the Electing Holders in Aptco's partnership agreement. Following a discussion of the open issues, the Special Committee directed Baker & Hostetler LLP and Hale and Dorr LLP to continue their efforts to negotiate with Aptco a satisfactory merger agreement, partnership merger agreement and Aptco partnership agreement, and directed its financial advisors to refine, to the extent they could, the Bidder B proposal and the valuation of its CVR component.

    The Aptco negotiations continued at the offices of Paul, Weiss until late in the day on April 1, 1999. The parties continued negotiations by conference calls and the exchange of document revisions through April 6, 1999. During the same period, negotiations were also continuing among the Aptco Investor Partners regarding economic and governance issues relating to Aptco that remained unresolved. On April 5, Lazard and Aptco discussed Aptco's desire to finance the proposed acquisition with permanent financing, rather than with the bridge financing followed by permanent financing that it had earlier contemplated. Aptco indicated that the time required to secure the desired permanent financing might necessitate fixing a closing date not earlier than October 15, 1999 and possibly as late as December 31, 1999. Lazard indicated that in exchange for granting Aptco a right to extend the time for closing beyond the time when the closing conditions would otherwise be met and in light of the nature of the proposed financing arrangements, the Company would need a substantial increase in the letter of credit securing Aptco's closing obligations if such extension right were exercised.

    On April 6, Aptco indicated that anticipated cash available from the Company's operations for the third quarter of 1999 was less than that assumed by Aptco in formulating its bid and that this difference could cause Aptco to reduce the cash price to be paid to holders of Common Stock and holders of OP Units. The Special Committee's legal and financial advisors discussed that development with the Chairman of the Special Committee and arrangements were made to convene a telephonic meeting of the Special Committee and its advisors on the evening of April 7, 1999.

    During a meeting of the Special Committee held on April 7, 1999, Lazard reported that Bidder A was continuing discussions with its financing sources but had not yet secured a financing commitment and that Lazard was continuing its efforts to elicit a definitive bid from Bidder B. The financial advisors to the Board of Directors and to the Special Committee were all of the view that the current valuation of Bidder B's revised proposal of $12.05 in common and preferred stock and common and preferred units, plus the CVR, was in the range of $11.77 to $11.91 per share of Common Stock and per OP Unit, because of a decline in the value of the preferred stock based on the trading values of Bidder B's outstanding preferred stock issues and because an evaluation of the CVR's features led to a CVR valuation in the range of $.07 to $.11 per share and per unit.

    Lazard also described Aptco's proposal to address the cash availability issue referred to above by requiring that the Company not pay a prorated dividend for the quarter in which the acquisition would close. Lazard expressed the view that the right to pay a prorated dividend and distribution is not typical of similar transactions. Prudential Securities concurred in that view.

    Baker & Hostetler LLP then reviewed the issues that remained open in the Aptco merger negotiations. These issues included Aptco's financing, the timing of closing, the ability of the Company to pay dividends prior to closing and the letter of credit securing Aptco's closing obligations. Other issues related to the Aptco partnership agreement with respect to the interests of the Electing Holders, including limitations designed to provide financial coverage for partnership distributions, transferability of the partnership interests, the partners' put rights, the ability to guarantee debt, treatment of the Electing Holders in any sale of the partnership and issues regarding the nature of the general partners' duties to the limited partners in the partnership.

    At the conclusion of the April 7, 1999 meeting, the Special Committee determined, based on the recommendations of the financial advisors, that the Company would agree not to have the option to pay a prorated dividend and Operating Partnership distribution if the acquisition closed between August 1, 1999 and October 31, 1999, with dividend and distribution accrual resuming on November 1, 1999 through any closing on or after that date. The Special Committee instructed its legal and financial advisors to continue negotiations with Aptco and to advise Bidder A that the Company would entertain a corresponding dividend and distribution arrangement with Bidder A if Bidder A was able to complete the financing arrangements and deliver the letter of credit necessary to enable Bidder A to execute acquisition documents with the Company.

    The Special Committee's advisors and Aptco's advisors continued their negotiations by telephone on April 8 and April 9, 1999. The participants discussed, in addition to the merger and partnership agreement issues described above, issues related to mortgage debt assumptions and lender consents.

    On April 11, 1999, the parties' counsel finalized drafts of the merger agreement, the partnership merger agreement and the partnership agreement, and Mr. Spelfogel sent to the Special Committee, to the Company's Board of Directors and to the Board of Directors of Berkshire Apartments, Inc., notices of meetings to be held on April 13, 1999 for the purpose of considering and approving a merger of an Aptco affiliate and an affiliated partnership with the Company and the Operating Partnership, respectively.

    The parties' counsel continued to discuss the assumption of the mortgage debt and related lender consents and the prorated dividends and distributions issues by telephone on April 11 and April 12, 1999. The parties resolved the assumption and consent issues by reducing the merger consideration from $12.30 per share of Common Stock and per OP Unit (which had tentatively been proposed by Aptco) to $12.25 per share of Common Stock and per OP Unit in exchange for Aptco's acceptance of all costs and risks attendant to that assumption and obtaining the requisite lenders' consents. The parties resolved the prorated dividend issue in the manner described under "Questions and Answers About the Merger--What will happen to my Common Stock dividends?"

    Negotiations among the Aptco Investor Partners continued through the morning of April 13, 1999 regarding the economic and governance issues relating to Aptco that remained unresolved. By late morning on that day, all such issues had been resolved.

    Execution of Merger Agreement. At the meeting of the Special Committee held on April 13, 1999, each of Lazard, Lehman and Prudential Securities made a presentation to the Special Committee of its analysis regarding the current Aptco proposal. During those presentations, representatives of each of Lazard, Lehman and Prudential Securities responded to questions posed by members of the Special Committee about their analyses. In addition, Prudential Securities delivered to the Special Committee its opinion that, based on the considerations and subject to the assumptions and limitations set forth in its opinion, the consideration to be paid to the holders of the Company's Common Stock, and the cash consideration to be paid to the holders of OP Units, was fair to the holders of the Company's Common Stock and to the holders of OP Units from a financial point of view. See "--Opinions of the Financial Advisors--Opinion of Prudential Securities to the Special Committee of the Company's Board of Directors." Each of Lazard and Lehman also confirmed that, at the joint meeting of the Company's Board of Directors and the board of directors of Berkshire Apartments, Inc. scheduled for later on the same day, it would render its opinion to that effect.

    Baker & Hostetler LLP then reviewed with the Special Committee the material terms of the proposed Merger Agreement, Partnership Merger Agreement, Parent Partnership Agreement and Mr. Krupp's employment agreement with the Parent. Baker & Hostetler LLP also discussed with the Special Committee the salient developments that had arisen during the negotiations with Aptco and the other bidders.

    As part of its analysis, the Special Committee reviewed alternatives to the Aptco proposal, including a further extension of time for Bidder A to produce financing commitments and a letter of credit, Bidder B's current proposal, adoption of the Liquidation Plan and the Company's continuation of its existing operations. The Special Committee determined, based on the Chairman's and its advisors' further conversations with representatives of Bidder A immediately before and during the Special Committee's meeting, that Bidder A would not be able to present the requisite materials and consummate a transaction with the Company. The Special Committee further determined, based on a discussion of its financial advisors' valuation of the consideration to be paid by Bidder B, that Bidder B's proposal was financially inferior to the Aptco proposal. The Special Committee also unanimously reconfirmed its view, following discussion of analyses by Lazard, Lehman and Prudential Securities, that adoption of the Liquidation Plan was not in the best interests of the Company and its Stockholders and that continuation of the Company's existing operations was not likely to produce greater value for the Company's Stockholders and the holders of OP Units than consummation of the Aptco merger proposal.

    After reviewing the alternatives and taking into account the extensive efforts made to negotiate and execute a favorable merger agreement and related agreements and considering the factors set forth under "--Recommendations of the Special Committee and the Board of Directors--The Special Committee", the Special Committee determined that the Aptco merger proposal represented the best available alternative for maximizing value for the Stockholders and for the holders of OP Units. In light of such factors and that determination, the Special Committee concluded that the Aptco proposal was fair to and in the best interests of the Stockholders and the holders of OP Units, and resolved to recommend that the Company's Board of Directors and the board of directors of Berkshire Apartments, Inc. approve the merger transactions.

    At a joint meeting of the Company's Board of Directors and the board of directors of Berkshire Apartments, Inc. held later on April 13, 1999 (with Mr. Kazilionis absent), each of Lazard and Lehman made a presentation of its analysis and delivered its opinion that, based on the considerations and subject to the assumptions and limitations set forth in its opinion, the consideration to be paid to the holders of the Company's Common Stock and the cash consideration to be paid to the holders of OP Units, taken as a whole, was fair to the holders of the Company's Common Stock and the holders of OP Units from a financial point of view. See "--Opinions of the Financial Advisors--Opinion of Lazard to the Company's Board of Directors" and "--Opinion of Lehman to the Company's Board of Directors."

    Hale and Dorr LLP reviewed with the Company's Board of Directors and with the board of directors of Berkshire Apartments, Inc. the material terms of the proposed Merger Agreement, the Partnership Merger Agreement, the Parent Partnership Agreement (previously referred to as the "Aptco partnership agreement"), and Mr. Krupp's employment agreement. Hale and Dorr LLP also reviewed the Special Committee's recommendation and the Board's fiduciary duties in light of Mr. Krupp's role with Aptco. Mr. Krupp then departed the meeting while the other Directors discussed the fairness of the Merger Proposal. Mr. Marshall disclosed to the other Directors that he was undecided about participating in the Management Group and, hence, was subject to a potential conflict of interest. Upon conclusion of the discussion of the fairness of the Merger Proposal, Mr. Krupp rejoined the meeting.

    After considering the recommendation of the Special Committee, the factors considered by the Special Committee and the opinions of each of Lazard and Lehman, all of the members of the Board and the board of directors of Berkshire Apartments, Inc. (other than Mr. Kazilionis, who was absent) voted to approve the Aptco proposal, the Merger Agreement, the Partnership Merger Agreement and the Parent Partnership Agreement and the transactions contemplated thereby, determined that the merger transactions, taken as a whole, are fair to, and in the best interests of, the holders of the Company's Common Stock and Preferred Stock and the holders of OP Units, and resolved to recommend that the holders of the Company's Common Stock and Preferred Stock and the holders of OP Units approve the Merger.

    On April 12, 1999, the Parent was formed by the partners of Aptco and their affiliates, and on April 13, 1999, the Merger Agreement, the Partnership Merger Agreement and the Parent Partnership Agreement were executed. On April 14, 1999, the Company and the partners of the Parent issued a joint press release announcing the transaction.

PURPOSE AND STRUCTURE OF THE MERGER

    Purpose. The purpose of effecting the Merger at this time is to enable the Parent and the Acquiror to acquire the entire equity interest in the Company and to provide the Nonaffiliated Stockholders with an opportunity to liquidate their investment in the Company for cash at a significant premium to the market prices for the Common Stock prior to the announcement of the Parent's acquisition offer and at a 15% premium (in accordance with the Company's Certificate of Incorporation) to the Stated Value per share of Preferred Stock (together with 115% of the Accrued Dividends). The Parent determined that it was an appropriate time to make its acquisition offer to the Company based on its knowledge of the real estate industry, its belief that the trading price of the Company's Common Stock undervalued the Company and its assets and its desire to take advantage of the benefits described below under "--Benefits and Detriments of the Merger to the Parent."

    Structure. The transaction was structured as a merger because the Parent and the Company believed a merger to be the most efficient means to transfer the entire equity interest in the Company to the Parent and to provide the Nonaffiliated Stockholders with cash for their Common Stock and Preferred Stock. Prior to determining to proceed with a merger proposal, the Parent considered a cash tender offer, but rejected it because of a provision in the Company's Certificate of Incorporation that would restrict the ability of the Parent to vote more than 9.8% of the Common Stock tendered to it. The Parent and the Company each considered structuring the transaction as a sale of the Company's interest in the Operating Partnership, but this alternative was rejected because it presented no material benefits relative to the Merger structure.

    Benefits and Detriments of the Merger to the Parent. Following the Merger, the Parent will become the beneficiary of any future earnings growth and increase in value of the Surviving Company. The Parent believes the value of the Surviving Company will be enhanced following the Merger (which will benefit the Parent) by the following:

    - by becoming a private company (which will occur as a result of the Merger), the operating flexibility of the Surviving Company will be increased, without the constraint of the public market's emphasis on quarterly earnings;

    - by deciding to no longer operate the Company as a REIT (see "Plans for the Company After the Merger"), the need to comply with the distribution requirements imposed by tax laws applicable to REITs will be eliminated, thereby increasing the Surviving Company's ability to retain capital;

    - by eliminating the costs associated with public ownership of the Company, the overall operational and administrative costs of the Surviving Company will be reduced; and

    - if the Parent elects to use the Alternative Merger, the Parent will enjoy certain tax benefits associated with increasing the potential depreciation of the assets acquired by the Parent in the Merger. The Parent has indicated that its current intention is to elect the Alternative Merger.

    The detriments of the completion of the Merger to the Parent are:

    - the significant cash outlay by the Parent required to complete the Merger,

    - the Surviving Company's inability to use publicly traded securities as acquisition capital, and

    - the inability of the Surviving Company to grant options to its employees exercisable for publicly traded securities.

RECOMMENDATION OF THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS; FAIRNESS OF
  THE MERGER

    At a meeting held on April 13, 1999, the Special Committee unanimously determined (i) that the terms of the Merger Agreement and Merger are fair to, and in the best interests of, the Company and the Nonaffiliated Stockholders, and (ii) to recommend that the Company's Board of Directors approve the Merger and adopt the Merger Agreement. At a joint meeting of the Company's Board of Directors and the board of directors of Berkshire Apartments, Inc. held on April 13, 1999, all of the Directors except Mr. Kazilionis, who was absent, based on the recommendation of the Special Committee:

    - determined that the terms of the Merger Agreement and Merger are fair to, and in the best interests of, the Company and the Nonaffiliated Stockholders;

    - authorized the officers of the Company to call a special meeting of the Company's Stockholders for purposes of approving the Merger and adopting the Merger Agreement;

    - determined to recommend to the Stockholders that they vote to adopt the Merger Agreement and approve the Merger; and

    - authorized the officers of the Company to execute the Merger Agreement and related documents.

    See "--Background of the Merger."

    The Special Committee. In determining to recommend to the Board of Directors that it approve the Merger and adopt the Merger Agreement, and in determining that the Merger was fair to, and in the best interests of, the Nonaffiliated Stockholders, the Special Committee considered both potential positive and negative factors. Among the positive factors considered were the following factors, each of which, in the Special Committee's view, supported the Special Committee's determination to recommend the Merger:

    - the determination of the Special Committee after consultation with the Company's and Special Committee's financial advisors that $12.25 per share of Common Stock in cash presented greater value to the Nonaffiliated Stockholders who hold Common Stock than was likely to be realized upon adoption of the Liquidation Plan, the continuation of the Company's existing operations or the other alternatives available to the Company;

    - the Special Committee's belief that the Company had thoroughly explored the market interest in an acquisition of the Company, which was based on the efforts on behalf of the Company by Lazard to solicit indications of interest to purchase all or part of the Company's business, including contacting 40 potential acquirors;

    - the belief of the Special Committee, based on (i) its negotiations with other parties that made offers to acquire the Company that, among other things, led to an increase in the Parent's offer from $11.05 per share of Common Stock to $12.25 per share of Common Stock, and (ii) the extensive efforts made by the Special Committee to negotiate and execute a merger agreement favorable to the Company and the Nonaffiliated Stockholders, that the cash price of $12.25 per share of Common Stock and the other terms set forth in the Merger Agreement were the best price and terms that could be obtained by the Company in light of the available alternatives;

    - historical data relating to market prices of the Common Stock, including data that indicated that the $12.25 per share of Common Stock to be received by the Nonaffiliated Stockholders who hold Common Stock in the Merger represented a premium of approximately 28.4% to the average closing price of the Common Stock on the NYSE of $9.54 for the 30-day period prior to March 4, 1999, the day the Parent's initial cash offer of $11.05 per share was publicly disclosed, which was subsequently raised to $12.25 per share;

    - the opinion of Prudential Securities, financial advisor to the Special Committee, and the statements from Lazard and Lehman, financial advisors to the Company, that they were prepared to opine to the Board of Directors at its meeting following the conclusion of the Special Committee meeting, as to the fairness from a financial point of view to:

      -- the Stockholders who hold Common Stock of $12.25 per share of Common
         Stock, and

      -- the holders of OP Units of $12.25 per OP Unit (if such holders elect to receive cash) (see "--Partnership Merger"),

     and the analysis presented to the Special Committee by Prudential Securities (see "--Opinions of the Financial Advisors");

    - that the Parent, upon signing the Merger Agreement, would post the Letter of Credit in the amount of $29,500,000 to secure the performance of its obligations under the Merger Agreement, which amount would be increased to $54,500,000 should the Parent elect to exercise the Extension Option;

    - the substantial likelihood of consummation of the Merger by the Parent and the Acquiror because of the posting of the Letter of Credit and the limited number and nature of the conditions to the Parent's and the Acquiror's obligations to close, including:

      -- that the existence of litigation relating to the Merger, other than any litigation resulting in the granting of injunctive relief that prevents consummation of the Merger, will not cause a failure of the conditions; and

      -- that the failure to obtain a third-party consent with respect to any matter that was disclosed to the Parent and the Acquiror in writing on or prior to April 13, 1999 will not cause a failure of the conditions;

    - that Stockholders who do not vote in favor of the Merger will have statutory appraisal rights (see "The Merger--Appraisal Rights");

    - that (i) the Company can pay a fourth quarter dividend to Stockholders of record on November 1, 1999 if the conditions to closing have been satisfied on or before October 29, 1999 but the Parent elects to extend the closing of the Merger beyond such date; and (ii) the

      Company can pay a pro rata dividend for the period beginning November 1, 1999 through the Effective Time if for any reason the Effective Time occurs after November 1, 1999; and

    - the terms and conditions of the Merger Agreement other than the price, including the scope of the parties' representations, warranties, covenants and agreements, and the right of the Board of Directors to withdraw or modify its recommendation if the Company receives an unsolicited superior acquisition proposal that it desires to accept (see "The Merger--Additional Agreements").

    The material negative factors, which the Special Committee viewed as insufficient to outweigh the positive factors, were:

    - that, following the Merger, the Nonaffiliated Stockholders will cease to participate in the future earnings growth, if any, of the Company or benefit from the increase, if any, in the value of the Company;

    - the potential conflicts of interests of officers and Directors of the Company in connection with the Merger;

    - that each Nonaffiliated Stockholder will recognize a taxable gain upon completion of the Merger if and to the extent the amount of cash such Nonaffiliated Stockholder receives in the Merger exceeds its tax basis in its Common Stock or Preferred Stock, as the case may be; and

    - that if the Parent and Acquiror fail to consummate the Merger for any reason, including the failure of the Parent's equity and debt financing commitments (which total in excess of $1 billion) to close, the Company's sole remedy will be to draw on the Letter of Credit.

    In light of the number and variety of factors the Special Committee considered in connection with its evaluation of the Merger, the Special Committee did not find it practicable to assign relative weights to the foregoing factors; accordingly, the Special Committee did not do so.

    The Special Committee consulted with each of Prudential Securities, Lazard and Lehman during the course of the bidding and negotiation processes. Although the financial advisors provided advice and analyses to the Special Committee and the Special Committee adopted the conclusions reached by the financial advisors as to the fairness of the consideration to be received in the Merger by the Nonaffiliated Stockholders, the decision to recommend to the Board of Directors entering into the Merger Agreement and accepting the consideration to be received in the Merger was solely that of the Special Committee.

    The Special Committee believes that the Merger is procedurally fair because:

    - the Special Committee consisted of disinterested Directors appointed to represent the interests of, and to negotiate on an arm's-length basis with potential acquirors on behalf of, the holders of Common Stock;

    - the Special Committee retained and was advised by independent outside legal counsel;

    - the Special Committee retained and was advised by an independent financial advisor; and

    - the Company thoroughly explored the interest of other potential acquirors in entering into a transaction with the Company.

    In addition, the Special Committee believes that the Merger is procedurally fair because the price of $12.25 per share and the other terms and conditions of the Merger Agreement resulted from active arm's-length bargaining between the Special Committee and the Parent.

    The Board of Directors. The Board of Directors, at its April 13, 1999 meeting, considered the unanimous recommendation of the Special Committee, the opinions of the financial advisors as to the fairness of the Merger Consideration from a financial point of view, as well as the other factors (enumerated above) considered by the Special Committee, and determined that the Merger is fair to, and in the best interests of, the Stockholders, approved and adopted the Merger Proposal, and recommended that the Stockholders vote to approve and adopt the Merger Proposal. The Directors voting to approve and adopt the Merger Proposal constituted a majority of the Directors who are not employees of the Company. The Board of Directors considered the recommendation of the Special Committee but made its own evaluation, based on the factors enumerated above, of the substantive and procedural fairness of the Merger Proposal.

    The foregoing discussion of the information and factors considered by the Special Committee and the Board of Directors is not intended to be exhaustive but includes all material factors considered by them in making their respective decisions. In view of the variety of factors considered in connection with their evaluation of the Merger, the Special Committee and the Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching their respective determinations. In addition, individual members of the Special Committee or of the Board of Directors may have given different weight to different factors. In the course of their deliberations, neither the Special Committee nor the Board of Directors established a range of values for the Company; however, based on the factors outlined above and on the presentations and opinions of Lazard, Lehman and Prudential Securities, the Special Committee and the Board of Directors adopted the conclusions of the financial advisors as to the fairness of the consideration to be received in the Merger by the Nonaffiliated Stockholders and determined that the Merger Agreement and the Merger are fair to, and in the best interests of, the Company and the Nonaffiliated Stockholders.

    The Board of Directors also considered the interests described under "Special Factors--Interests of Certain Persons in Matters to be Acted Upon" that certain Directors and members of management have in the Merger. The Board concluded that the fact that existing stock options previously granted to Directors and management will accelerate and be converted into cash as a result of the Merger, that certain members of management will receive payments as a result of the Merger pursuant to existing employment agreements and that certain loans made by the Company to certain members of management will be forgiven as a result of the Merger, all as described under "Special Factors-- Interests of Certain Persons in Matters to be Acted Upon," was reasonable in the context of the entire transaction given that the related stock option plan, the employment agreements and the loan terms had been approved by the Board of Directors prior to the commencement of discussions leading to the proposed Merger.

    The Board of Directors considered the payments to be made under the Directors' Retainer Fee Plan described under "Special Factors--Interests of Certain Persons in Matters to be Acted Upon," and concluded that the cash payments to two Directors (David deWilde and E. Robert Roskind) to be made as a result of the Merger were reasonable in the context of the entire transaction in light of the fact that such payments do not represent a per share payment greater than that being offered to the other Nonaffiliated Stockholders and that the plan had been approved by the Board of Directors prior to the commencement of discussions leading to the proposed Merger.


    The Board of Directors considered the significant equity to be held in the Parent by affiliates of Mr. Krupp, the employment agreement it is anticipated Mr. Krupp will enter into with the Parent and the incentive management participation plan in which members of senior management of the Parent are expected to participate. The Board concluded that these arrangements were reasonable in the context of the entire transaction in light of the fact that they were the product of arm's-length negotiations between the individuals involved and Whitehall and Blackstone.


    FOR A DISCUSSION OF THE ESTIMATED LIQUIDATION VALUE OF THE COMPANY AS SET FORTH IN THE DRAFT LIQUIDATION PLAN, WHICH WAS CONSIDERED BY THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS, SEE "ESTIMATED PROCEEDS PER SHARE IN LIQUIDATION." FOR A DISCUSSION OF THE PROJECTIONS OF THE COMPANY'S PERFORMANCE PREPARED BY MANAGEMENT AND FURNISHED TO THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS, SEE "CERTAIN FINANCIAL PROJECTIONS OF THE COMPANY."

BENEFITS AND DETRIMENTS TO NONAFFILIATED STOCKHOLDERS

    The Company and the Parent believe that the primary benefit of the Merger to the Nonaffiliated Stockholders is the realization of the value of their investment in the Company in cash at a price which represents a substantial premium to the market price for the Common Stock prior to the public disclosure of the Parent's initial cash offer of $11.05 per share.

    The primary detriment of the Merger to the Nonaffiliated Stockholders is that they will cease to have any ownership interest in the Company and will cease to participate in future earnings growth, if any, of the Company or to benefit from the increase, if any, in the value of the Company. In addition, each Nonaffiliated Stockholder will recognize a taxable gain upon the completion of the Merger if and to the extent the amount of cash such Nonaffiliated Stockholder receives in the Merger exceeds its tax basis in its Common Stock or Preferred Stock, as the case may be.

OPINIONS OF THE FINANCIAL ADVISORS

Opinion of Prudential Securities to the Special Committee of the Company's Board of Directors

    On April 13, 1999, Prudential Securities delivered its oral opinion to the Special Committee to the effect that, as of such date, $12.25 in cash was fair, from a financial point of view, to holders of the Company's Common Stock and holders of OP Units, respectively. The Prudential Securities opinion did not address the fairness of the consideration to be offered to holders of OP Units other than the $12.25 cash consideration to be offered to holders of OP Units. Prudential Securities made a presentation of the financial analysis underlying its oral opinion at a meeting of the Special Committee on April 13, 1999. This analysis, as presented to the Special Committee, is summarized below. All of the members of the Special Committee were present at the meeting on April 13, 1999 and had an opportunity to ask questions regarding Prudential Securities presentation. Prudential Securities subsequently confirmed its opinion in writing on April 13, 1999. References herein to the Prudential Securities Opinion (the "Prudential Securities Opinion") are to the written opinion dated April 13, 1999.

    In requesting the Prudential Securities Opinion, the Special Committee did not give any special instructions to Prudential Securities or impose any limitation upon the scope of the investigation that Prudential Securities deemed necessary to enable it to deliver the Prudential Securities Opinion. A copy of the Prudential Securities Opinion, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached to this Proxy Statement as Appendix D and is incorporated herein by reference. The summary of the Prudential Securities Opinion set forth below is qualified in its entirety by reference to the full text of the Prudential Securities Opinion. The Stockholders are urged to read the Prudential Securities Opinion in its entirety.

    THE PRUDENTIAL SECURITIES OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE $12.25 CASH CONSIDERATION TO BE OFFERED TO HOLDERS OF COMMON STOCK AND HOLDERS OF OP UNITS FROM A FINANCIAL POINT OF VIEW AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETING OR AS TO WHETHER THE HOLDERS OF OP UNITS SHOULD CONSENT TO THE PARTNERSHIP MERGER OR AS TO ANY OTHER ACTION SUCH STOCKHOLDER OR HOLDER OF OP UNITS SHOULD TAKE REGARDING THE TRANSACTION.

    In conducting its analysis and arriving at the Prudential Securities Opinion dated April 13, 1999, Prudential Securities reviewed such information and considered such financial data and other factors as Prudential Securities deemed relevant under the circumstances, including, among others, the following:

    - a draft dated April 11, 1999 of the Merger Agreement;

    - a draft dated April 11, 1999 of the Partnership Merger Agreement;

    - certain publicly available historical financial and operating data concerning the Company including, but not limited to, the Annual Reports on Form 10-K of the Company for the fiscal years ended December 31, 1996, 1997 and 1998;

    - an appraisal dated October 15, 1998 of the Company's properties prepared by Cushman & Wakefield, Inc.;

    - publicly available financial, operating and stock market data concerning certain companies engaged in businesses Prudential Securities deemed comparable to the Company, or otherwise relevant to Prudential Securities' inquiry;

    - the financial terms of certain recent comparable transactions Prudential Securities deemed relevant to the inquiry;

    - historical stock prices and trading volumes of the Common Stock; and

    - such other financial studies, analyses and investigations as Prudential Securities deemed appropriate.

    Prudential Securities assumed, with the Company's consent, that the draft of the Merger Agreement and the Partnership Merger Agreement which Prudential Securities reviewed (as referred to above) will conform in all material respects to those documents in final form. In connection with its review and analysis and in arriving at the Prudential Securities Opinion, Prudential Securities relied upon the accuracy and completeness of the financial and other information provided to Prudential Securities by the Company's management and has not undertaken any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company. With respect to certain financial forecasts provided to Prudential Securities by the management of the Company, Prudential Securities assumed such information (and the assumptions and bases therefor) represented the best estimates and judgments of the Company's management then available as to the future financial performance of the Company. See "Certain Financial Projections of the Company." Further, the Prudential Securities Opinion is necessarily based on economic, financial and market conditions as they exist, and can only be evaluated as of April 13, 1999.

    The Prudential Securities Opinion does not address nor should it be construed to address the relative merits of the Merger and alternative business strategies which may be available to the Company.

    The Prudential Securities Opinion and the presentation to the Special Committee was one of the many factors taken into consideration by the Special Committee in making its determination to recommend adoption of the Merger Agreement. Consequently, the analyses of Prudential Securities described below should not be viewed as determinative of the opinion of the Special Committee with respect to the $12.25 cash consideration for holders of Common Stock and the $12.25 cash consideration to be offered to holders of OP Units in connection with the Merger. The $12.25 Common Stock consideration and the $12.25 cash consideration to be offered to holders of OP Units were determined through negotiations between the Special Committee and the Parent and were approved by the Special Committee. The decision to enter into the Merger Agreement and to accept the $12.25 Common Stock consideration and the $12.25 cash consideration to be offered to holders of OP Units and to be received in the Merger was solely that of the Special Committee and the Board of Directors.

    In arriving at the Prudential Securities Opinion, Prudential Securities performed a variety of financial analyses, including those summarized herein. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstance and, therefore, such an opinion is not necessarily susceptible to partial analysis or summary description. Prudential

Securities believes its analysis must be considered as a whole and selecting portions thereof or portions of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying the Prudential Securities Opinion.

    Prudential Securities made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company. Any estimates contained in Prudential Securities analyses are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, estimates of the values of businesses and securities do not purport to be appraisals or necessarily reflect the prices at which businesses or securities may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Subject to the foregoing, the following is a summary of the material financial analyses presented by Prudential Securities to the Special Committee on April 13, 1999.

    COMPARABLE COMPANIES ANALYSIS. A comparable companies analysis was employed by Prudential Securities to establish implied ranges for the $12.25 Common Stock consideration and the $12.25 cash consideration to be offered to the holders of OP Units. Prudential Securities analyzed publicly-available historical and projected financial results, including multiples of current stock price to actual 1998 funds from operations per share ("1998 Actual FFO"), projected 1999 funds from operations per share ("1999 Projected FFO"), and projected 2000 funds from operations per share ("2000 Projected FFO") of certain companies considered by Prudential Securities to be reasonably similar to the Company. The companies analyzed included: AMLI Residential Properties Trust, Camden Property Trust, Charles E. Smith Residential Realty, Inc., Gables Residential Trust, Mid-America Apartment Communities, Inc., Post Properties, Inc., Summit Properties, Inc., and United Dominion Realty Trust, Inc. (the "Prudential Securities Comparable Group"). All of the trading multiples of the Prudential Securities Comparable Group were based on closing stock prices on April 12, 1999 (the "April 12th Closing Price") and all FFO per share estimates were published by First Call Corporation ("First Call"). The estimates published by First Call were not prepared in connection with the Merger or at the request of Prudential Securities.

    The Prudential Securities Comparable Group was found to have an April 12th Closing Price estimated to be within a range of 7.6x to 10.8x 1998 Actual FFO, 7.2x to 9.9x 1999 Projected FFO, and 6.9x to 9.0x 2000 Projected FFO. Applying such multiples to the Company's actual 1998 FFO per share ($1.15), estimated 1999 FFO per share ($1.25), as published by First Call, and estimated 2000 FFO per share ($1.31), as published by First Call, resulted in implied ranges for the $12.25 Common Stock Consideration and the $12.25 cash consideration to be offered to holders of OP Units of $8.80 to $12.44, $9.02 to $12.35 and $9.01 to $11.84, respectively.

    COMPARABLE TRANSACTIONS ANALYSIS. Prudential Securities also analyzed the consideration paid in several recent merger and acquisition transactions deemed by Prudential Securities to be reasonably similar to the Merger and considered the multiple of the equity purchase price (defined as the purchase price of the acquired entity's equity) to the acquired entity's latest twelve months funds from operations ("LTM FFO") and to the acquired entity's forward twelve months funds from operations ("F-FFO"), based upon publicly available information for such transactions.

    The transactions considered were the combinations of:

    - the pending merger of Duke Realty Investments, Inc. and Weeks Corporation,

    - the pending merger of TIC Acquisition LLC and Irvine Apartment Communities, Inc.,

    - the pending merger of Reckson Associates Realty Corp. and Tower Realty Trust, Inc.,

    - ProLogis Trust and Meridian Industrial Trust, Inc.,

    - Public Storage, Inc. and Storage Trust Realty,

    - Equity Residential Properties Trust and Merry Land & Investment Company, Inc.,

    - New Plan Realty Trust and Excel Realty Trust, Inc., and

    - Bay Apartment Communities, Inc. and Avalon Properties, Inc. (the "Prudential Securities Transaction Comparables").

    The Prudential Securities Transaction Comparables were found to imply for the acquired entity an equity purchase price within a range of 9.8x to 14.8x LTM FFO and 9.0x to 13.2x F-FFO. Applying such multiples to the Company's LTM FFO per share ($1.15) and F-FFO per share ($1.25) resulted in implied ranges for the Common Stock consideration and the cash consideration to holders of OP Units of $11.27 to $17.02 and $11.25 to $16.50, respectively.

    None of the companies or acquired entities utilized in the above Prudential Securities Comparable Group analysis and Prudential Securities Transaction Comparables analysis for comparative purposes is, of course, identical to the Company. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning differences in financial and operating characteristics of the Prudential Securities Comparable Group and the acquired entities in the Prudential Securities Transaction Comparables and other factors that could affect the public trading value and consideration paid for each of the Prudential Securities Comparable Group and the acquired entities, respectively, as well as that of the Company.

    LIQUIDATION ANALYSIS. Prudential Securities compared the estimated liquidation value per share of $11.03, based on the Company's then-current draft of its Liquidation Plan and appraisals by Cushman & Wakefield, Inc., to the $12.25 Common Stock consideration and the $12.25 cash consideration to be offered to holders of OP Units.

    STOCK TRADING ANALYSIS. Prudential Securities reviewed the latest twelve months historical trading prices for the Company's Common Stock and noted the low stock price was $8.125 per share and the high stock price was $12.313 per share.

    Projected financial and other information concerning the Company and the impact of the Merger upon the holders of the Company's Common Stock are not necessarily indicative of future results. All projected financial information is subject to numerous contingencies, many of which are beyond the control of management of the Company.

    The Special Committee selected Prudential Securities to provide a fairness opinion because it is an internationally recognized investment banking firm engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and for other purposes and has substantial experience in transactions similar to the Merger. Pursuant to an engagement letter with Prudential Securities, the Company has paid Prudential Securities an advisory fee of $1,000,000. In addition, the engagement letter with Prudential Securities provides that the Company will reimburse Prudential Securities for its reasonable out-of-pocket expenses up to $100,000 and will indemnify Prudential Securities and certain related persons against certain liabilities, including liabilities under securities laws, arising out of the Merger or its engagement. In the ordinary course of business, Prudential Securities may actively trade the shares of the Company's Common Stock for its own account and for the accounts of customers, and accordingly, may at any time hold a long or short position in such securities.

Opinion of Lazard to the Company's Board Directors

    OPINION OF LAZARD. Lazard delivered to the Company's Board of Directors its written opinion that, as of April 13, 1999, the aggregate cash consideration to be paid in connection with the Merger is fair, from a financial point of view, to the holders of Common Stock of the Company (other than the

Parent or any of its affiliates) and the holders of OP Units (other than the Parent or any of its affiliates) who elect to receive the cash consideration being offered to such holders in the Partnership Merger, taken as a whole. No limitations were imposed by the Company's Board of Directors upon Lazard with respect to the investigations made or the procedures followed by it in rendering its opinion.

    THE FULL TEXT OF THE OPINION OF LAZARD DATED APRIL 13, 1999, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT. THE STOCKHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY. LAZARD'S OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE AGGREGATE CASH CONSIDERATION TO BE PAID IN THE MERGER TO THE NONAFFILIATED STOCKHOLDERS AND THE NONAFFILIATED HOLDERS OF OP UNITS WHO ELECT TO RECEIVE CASH IN THE PARTNERSHIP MERGER, TAKEN AS A WHOLE, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OR HOLDER OF OP UNITS AS TO HOW SUCH STOCKHOLDER OR HOLDER OF OP UNITS SHOULD VOTE. THE SUMMARY OF THE OPINION OF LAZARD SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

    In connection with its opinion, Lazard

    - analyzed certain historical business and financial information relating to the Company;

    - reviewed certain financial projections and other data provided to Lazard by the Company relating to its business;

    - held discussions with members of the senior management of the Company with respect to the business of the Company;

    - reviewed public information with respect to certain other companies in lines of business Lazard believed to be comparable to the business of the Company;

    - reviewed the financial terms of certain recent business combinations involving companies in lines of business Lazard believed to be comparable to those of the Company;

    - reviewed the historical stock prices and trading volumes of the Common Stock; and

    - conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.

    Lazard relied upon the accuracy and completeness of the financial and other information that was reviewed by Lazard, and did not assume any responsibility for the independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company, or concerning the solvency or fair value of the Company, the Operating Partnership, Berkshire Apartments, Inc., the Parent, the Acquiror, the Acquiror Operating Partnership or any other entity. With respect to the financial forecasts referred to above, Lazard assumed that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of its business. Lazard assumed no responsibility for and expressed no view as to such forecasts or the assumptions on which they were based. Lazard's opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion.

    In rendering its opinion, Lazard assumed that the Merger would be consummated on the terms described in the Merger Agreement, without any waiver of any terms or conditions by the Company or the Operating Partnership, and that obtaining the necessary regulatory approvals for the Merger would not have a material adverse effect on the Company or the Operating Partnership.

    In arriving at its opinion and making its presentation to the Company's Board of Directors at the April 13, 1999 meeting of the Company's Board of Directors, Lazard considered and discussed certain financial analyses and other factors. In connection with its presentation on April 13, 1999, Lazard provided the Company's Board of Directors with a summary of results obtained by using several different valuation methods as well as other materials concerning the Common Stock and business of the Company (such summary and other materials collectively referred to as the "Lazard Presentation").

    The following is a summary of the Lazard Presentation.

    COMPARABLE PUBLIC COMPANY ANALYSIS. Lazard reviewed and compared the financial and market performance of the following group of 15 publicly traded multi-family REITs: AMLI Residential Properties Trust, Archstone Communities Trust, Apartment Investment and Management Company, Associated Estates Realty Corporation, AvalonBay Communities Inc., BRE Properties Inc., Camden Property Trust, Charles E. Smith Residential Realty, Inc., Equity Residential Properties Trust ("Equity Residential"), Essex Property Trust, Inc., Gables Residential Trust, Post Properties, Inc., Summit Properties, Inc., United Dominion Realty Trust, Inc. and Walden Residential Properties, Inc. Lazard examined certain publicly available financial data of the selected companies to derive

    - multiples of market value of common equity to funds from operations ("FFO") for the fiscal year ending December 31, 1998 and

    - multiples of market value of common equity to projected FFO (based on published consensus FFO estimates) for the fiscal years ending December 31, 1999 and December 31, 2000 ("FFO Multiples").

    Lazard compared the FFO Multiples for the selected companies to the FFO Multiple implied by the Merger Price. The FFO Multiple implied by the Merger Price was

    - above the high end of the range of FFO Multiples of the selected companies for the fiscal year 2000,

    - slightly below the high end of the range of FFO Multiples of the selected companies for the fiscal year 1999 and

    - slightly above the mid-point of the range of FFO Multiples of the selected companies for the fiscal year 1998.

    Lazard then applied the mean FFO Multiple of the selected companies for each of the fiscal years 1998, 1999 and 2000 to actual or projected FFO of the Company for the corresponding years. This analysis resulted in an equity value reference range per share of the Company's Common Stock of $10.17 to $10.68.

    COMPARABLE TRANSACTION ANALYSIS. Lazard reviewed the consideration proposed to be paid in other recently announced acquisitions of publicly traded multi-family REIT companies. Specifically, Lazard reviewed the following acquiror/acquiree transactions: TIC Acquisition LLC/Irvine Apartment Communities
(1998), Equity Residential/Merry Land and Investment Company (1998), Security Capital Pacific Trust/Security Capital Atlantic (1998), Bay Apartment Communities/Avalon Properties (1998), Camden Property Trust/Oasis Residential
(1997), Apartment Investment and Management Company/ Ambassador Properties
(1997), Equity Residential/Evans Withycombe Residential, Inc. (1997), Post Properties Trust/Columbus Realty Trust (1997), Equity Residential/Wellsford Residential (1997). Lazard examined certain publicly available financial data of the selected transactions to derive (i) the multiple of the aggregate value of each such transaction to FFO of the target company for the fiscal year ending prior to the date of the transaction and (ii) the multiple of the aggregate value of each such transaction to projected FFO (based on published consensus FFO estimates) of the target company for each of the next two fiscal years ending after the date of the transaction ("Implied FFO Multiples").

    Lazard compared the Implied FFO Multiples for the selected transactions to the Implied FFO Multiple of the Merger. The Implied FFO Multiple of the Merger was substantially below the mean Implied FFO Multiple of the selected transactions for each year. However, Lazard did not view such result as significant due to the substantial decrease in the stock prices and FFO Multiples of residential and other REITs during the six months prior to the date of the Lazard Presentation. For each such transaction, Lazard also calculated the percentage premium represented by the excess of (x) the acquisition price per share payable in such transaction over (y) the closing stock price of the target company on the trading day immediately prior to the announcement of such transaction (the "Implied Premium"). The Implied Premium represented by the Merger Price (26.5%) was significantly higher than the mean of the Implied Premiums for the selected transactions (10.3%).

    ASSET VALUATION ANALYSIS. Using publicly available information, Lazard reviewed selected transactions involving acquisitions by public REITs of comparable multi-family apartment assets or portfolios that were announced since January 1998. Lazard calculated the purchase price per unit ("PPU") for each of these transactions. This analysis produced a PPU ranging from $18,536 to $68,500 with a mean of $47,231. The PPU implied by the Merger Price of $50,280 was slightly above the mean of the range of PPUs of the selected transactions. Lazard then applied the mean PPU derived from the selected transactions to the number of residential units of the Company. This calculation indicated an asset value per share of the Company of $10.65.

    DISCOUNTED CASH FLOW ANALYSIS. Using a discounted cash flow ("DCF") methodology, Lazard estimated the present value of Adjusted FFO and Adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") of the Company if the Company were to perform in accordance with the Company's management projections based on operating forecasts of the Company's management for 1999, 2000 and 2001 and extrapolations thereof. Adjusted FFO represents the amount of funds from operations after providing for an assumed level of capital expenditures of $350 per unit (increasing at a rate of 3% per year). Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization after providing for an assumed level of capital expenditures of $350 per unit (increasing at a rate of 3% per year).

    Lazard aggregated (x) the net present value of the projected Adjusted FFO of the Company over the three-year period from 1999 to 2001 with (y) the present value of the range of terminal values described below. The range of terminal values was calculated by applying multiples of 7.0x to 8.5x to the Company's projected Adjusted FFO for the fiscal year 2002. This range of terminal values represented the Company's value beyond 2001. As part of the DCF analysis, Lazard used discount rates ranging from 13% to 15%. Based on the DCF analysis, Lazard determined (i) a range of the equity value per share of the Company of $9.56 to $11.89 and (ii) a base-case equity value per share of the Company (calculated by applying a multiple of 8.0x and a discount rate of 14%) of $11.00.

    Lazard also aggregated (x) the net present value of the projected Adjusted EBITDA of the Company over the three-year period from 1999 to 2001 with (y) the present value of the range of terminal values described below. The range of terminal values was calculated by applying capitalization rates of 9.0% to 10.5% to the Company's projected Adjusted EBITDA for the fiscal year 2002. This range of terminal values represented the Company's value beyond 2001. As part of the DCF analysis, Lazard used discount rates ranging from 11% to 13%. Based on the DCF analysis, Lazard determined (i) a range of the equity value per share of the Company of $8.84 to $13.17 and (ii) a base-case equity value per share of the Company (calculated by applying a capitalization rate of 9.5% and a discount rate of 12%) of $11.39.

    LIQUIDATION ANALYSIS. Lazard also reviewed the February 1999 Schedule of Estimated Amounts Available for Distribution in liquidation of the Company as of December 31, 1998 (the "February 1999 Estimated Proceeds Schedule"). The February 1999 Estimated Proceeds Schedule was prepared based on estimates and assumptions by management and, in the case of real estate assets, independent appraisals prepared by Cushman & Wakefield, Inc. as of October 15, 1998. The February 1999 Estimated Proceeds Schedule reflected net assets in liquidation per share of $11.03.

    STOCK TRADING HISTORY. Lazard examined the history of trading prices for the Company's Common Stock. The Company went public in June 1991 at a price of $9.38 per share. Since its initial public offering, the Company's Common Stock has traded as high as $12.75 per share. Over the 52 weeks prior to March 4, 1999 (the date on which the Company announced that it had received several acquisition offers), the Company's Common Stock traded between $8.13 and $12.31. The average closing price of the Company's Common Stock during the 30-day period prior to March 4, 1999, was $9.54. The Merger Price represents a premium of 28.4% over such 30-day average closing price and is 0.5% below the Company's 52-week high closing price prior to March 4, 1999.

    In arriving at its opinion and in preparing the Lazard Presentation, Lazard performed a variety of financial analyses, the material portions of which are summarized above. The summary set forth above does not purport to be a complete description of the analyses performed by Lazard. In addition, Lazard believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered by it, without considering all of such analyses and factors, could create an incomplete view of the process underlying its analyses set forth in the opinion and the Lazard Presentation. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. With regard to the comparable public company analysis, the comparable transaction analysis and the asset valuation analysis summarized above, Lazard selected comparable public companies and portfolios of properties on the basis of various factors, including the size of the public company or portfolio of properties and similarity of the line of business; however, no public company or portfolio of properties utilized as a comparison is identical to the Company. Accordingly, an analysis of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies or portfolios and other factors that could affect the acquisition or public trading value of the comparable companies or portfolios to which the Company or its properties are being compared.

    In performing its analyses, Lazard made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the Company's control. Any estimates contained in such analyses are not necessarily indicative of actual past or future results or values, which may be significantly more or less than such estimates. Estimates of values of companies or parts of companies do not purport to be appraisals or necessarily to reflect the price at which such companies or parts may actually be sold, and such estimates are inherently subject to uncertainty. In calculating the equity value per share of the Company utilizing the methodologies described above, Lazard calculated the total equity value of the Company (excluding preferred stock) and divided such result by the total number of shares of the Company's Common Stock outstanding on the date of the Lazard Presentation (assuming that all units of the Operating Partnership were converted into shares of the Company's Common Stock on a one-for-one basis).

    Lazard is an internationally recognized investment banking firm that regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions. The Company's Board of Directors selected Lazard to act as its financial advisor on the basis of Lazard's international reputation and experience in connection with the multi-family REIT industry, the Company's prior relationship with Lazard and Lazard's familiarity with the Company. At the time Lazard was engaged by the Company, one of the Directors of the Company, Arthur Solomon, was a Managing Director of Lazard.

    Pursuant to a letter agreement dated May 21, 1999 between the Company and Lazard (the "Engagement Letter"), Lazard agreed to act as financial advisor to the Company in connection with the Merger. Pursuant to the Engagement Letter, the Company paid Lazard a fee of $150,000 upon the execution of the Engagement Letter and upon the closing of the Merger will be obligated to pay Lazard a cash fee estimated to be approximately $3,000,000. Upon the closing of the Merger, the $150,000 fee will be credited against the $3,000,000 cash fee. The Company also agreed to indemnify

Lazard and certain related persons against certain liabilities, including liabilities under the federal securities laws, relating to, or arising out of, its engagement.

    As noted under the caption "--Recommendation of the Special Committee and the Board of Directors; Fairness of the Merger", the fairness opinion of Lazard was only one of the many factors considered by the Company's Board of Directors and the Special Committee in determining to approve the Merger.

Opinion of Lehman to the Company's Board of Directors

    Lehman has acted as financial advisor to the Board of Directors of the Company in connection with the Merger.

    As part of its role as financial advisor to the Company, on April 13, 1999, Lehman delivered its oral opinion (subsequently confirmed in writing in an opinion dated April 13, 1999) (the "Lehman Opinion") to the Board of Directors of the Company to the effect that, as of the date of the opinion and subject to certain assumptions made, factors considered and limitations imposed, as set forth in the opinion, the consideration, defined as $12.25 per share payable in cash, to be offered to the holders of the Company's Common Stock in the Merger is fair, from a financial point of view, to such holders.

    A COPY OF LEHMAN'S OPINION IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX
C. THE STOCKHOLDERS SHOULD READ SUCH OPINION IN ITS ENTIRETY FOR A DISCUSSION OF THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY LEHMAN IN RENDERING ITS OPINION. THE SUMMARY OF SUCH OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

    No limitations were imposed by the Company on the scope of Lehman's investigation or the procedures to be followed by Lehman in rendering its opinion, except that, because the Company had engaged Lazard to solicit acquisition proposals, the Company did not authorize Lehman to solicit, and Lehman did not solicit, proposals from third parties with respect to the purchase of any or all of the Company's business. The form and amount of the consideration to be offered to the holders of the Common Stock were determined through arm's-length negotiations between the parties. In arriving at its opinion, Lehman did not ascribe a specific range of value to the Company, but rather made its determination as to the fairness, from a financial point of view, of the consideration to be offered to the holders of Common Stock, on the basis of the financial and comparative analysis described below. Lehman's opinion is for the use and benefit of the Board of Directors of the Company and was rendered to the Board in connection with its consideration of the Merger. Lehman's opinion is not intended to be and does not constitute a recommendation to any Stockholder of the Company as to whether to accept the consideration offered in the Merger. Lehman was not requested to opine as to, and its opinion does not address, the Company's underlying business decision to proceed with or effect the Merger.

    In arriving at its opinion, Lehman reviewed and analyzed:

    - the Merger Agreement and the specific terms of the Merger;

    - publicly available information concerning the Company that it believed to be relevant to its analysis, including its Annual Report on Form 10-K for the year ended December 31, 1998;

    - financial and operating information with respect to the business, operations and prospects of the Company furnished to it by the Company;

    - a trading history of the Common Stock from April 12, 1997 to April 12, 1999 and a comparison of that trading history with those of other companies that it deemed relevant;

    - a comparison of the historical financial results and present financial condition of the Company with those of other companies that it deemed relevant;

    - a comparison of the financial terms of the Merger with the financial terms of certain other transactions that it deemed relevant; and

    - the results of the Company's and Lazard's efforts to solicit indications of interest to purchase all or a portion of the Company's business.

In addition, Lehman had discussions with the management of the Company concerning its business, operations, assets, financial condition and prospects and undertook such other studies, analyses and investigations as it deemed appropriate.

    In arriving at its opinion, Lehman assumed and relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information and further relied upon the assurances of management of the Company that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon the Company's advice, Lehman assumed that such projections were reasonably prepared on a basis reflecting the best estimates and judgments of the management of the Company then available as to its future financial performance and that the Company would perform substantially in accordance with such projections. See "Certain Financial Projections of the Company." In arriving at its opinion, Lehman conducted only a limited physical inspection of the properties and facilities of the Company and did not make or obtain any evaluations or appraisals of the assets or liabilities of the Company. The Lehman Opinion necessarily was based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of the opinion.

    In connection with the preparation and delivery of its opinion, Lehman performed a variety of financial and comparative analyses. All material analyses performed by Lehman are described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Lehman did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman believes that its analyses must be considered as a whole and that considering any portion of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Lehman made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

    Certain of the analyses include information presented in tabular format. In order to understand fully the financial analyses used by Lehman, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of such financial analyses.

    The valuation analyses performed by Lehman consisted of the following:

    STOCK TRADING ANALYSIS. Lehman considered various historical data concerning the trading prices for the Company's Common Stock for the period from April 12, 1997 to April 12, 1999. At April 12, 1999, the closing share price of the Company's Common Stock was $11.13. Lehman calculated the average closing price of the Company's Common Stock for the following time periods leading up to and ending with April 12, 1999: One week ($11.16), one month ($11.27), three months ($10.25.), six months ($9.84), one year ($10.48), and two years ($10.94).

    The table below shows the premium of the consideration to the average closing share price of the Company over the following periods:

    ONE DAY       ONE WEEK          ONE MONTH        THREE MONTHS       SIX MONTHS       ONE YEAR        TWO YEARS
-------------  ---------------  -----------------  -----------------  ---------------  -------------  ---------------
         10%             10%                9%                19%               25%             17%             12%

    COMPARABLE PUBLIC COMPANY ANALYSIS. Lehman compared certain publicly available financial and operating data and projected financial performance (based upon third-party research analysts' estimates) of selected publicly traded multifamily REITs. The multifamily REITs reviewed in this analysis (collectively, the "Lehman Comparable Group") were selected because they are engaged in the business in which the Company is engaged, operate in similar geographic regions and are of comparable market capitalizations. The Lehman Comparable Group consisted of: Summit Properties, Camden Property Trust, Walden Residential Properties, Gables Residential Trust and Mid-America Apartment Communities. Lehman analyzed trading multiples of 1998 EBITDA, projected 1999 EBITDA, projected 1999 FFO and projected 2000 FFO from the Comparable Group based upon research analyst estimates published on First Call for the Lehman Comparable Group and based on management projections for the Company. Lehman calculated, using this methodology, an implied equity value for the Company between $8.09 and $15.43 per share.

    Because of the inherent differences between the businesses, operations and prospects of the Company and the businesses, operations and prospects of the companies included in the Lehman Comparable Group, Lehman believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis, and accordingly also made qualitative judgments concerning differences between the financial and operating characteristics of the Company and the companies in the Lehman Comparable Group that would affect the public trading values of the Company and such comparable companies.

    COMPARABLE TRANSACTION ANALYSIS. Lehman reviewed certain information regarding eight selected transactions involving publicly traded multifamily REITs since January 1997. Lehman reviewed the prices paid in these transactions as a percentage premium to the closing price of the acquired company in each transaction and as a multiple of the historical and projected twelve months' FFO, as publicly available or as estimated by third-party research analysts.

    The eight completed transactions reviewed in this analysis (collectively, the "Lehman Transaction Comparables") were: the acquisition of Merry Land and Investment Company by Equity Residential Properties Trust, the acquisition of Security Capital Atlantic by Security Capital Pacific Trust, the acquisition of Avalon Properties by Bay Apartment Communities, the acquisition of Ambassador Apartments by Apartment Investment and Management Company, the acquisition of Oasis Residential by Camden Property Trust, the acquisition of Evans Withycombe Residential by Equity Residential Properties Trust, the acquisition of Columbus Realty Trust by Post Properties, and the acquisition of Wellsford Residential Property Trust by Equity Residential Properties Trust.

    Each of the transactions involves companies engaged in the business in which the Company is engaged. Lehman calculated the implied equity value of the Company by selecting a range of percentage premiums of the prices paid in the Lehman Transaction Comparables over the closing stock price of the acquired company in each transaction. Based on the Lehman Transaction Comparables, Lehman applied a premium range between -3.9% and 19.0%. Using this methodology, Lehman calculated an implied equity value of the Company between $10.69 and $13.24 per share.

    Lehman calculated the implied equity value of the Company by selecting a range of multiples of the projected FFO for the Lehman Transaction Comparables and applying this multiple range to the estimated 1999 FFO of the Company, as published by First Call. Based on the Lehman Transaction Comparables, Lehman used a multiple range between 10.5x and 12.6x 1999 projected FFO. Using this methodology, Lehman calculated an implied equity value of the Company between $13.13 and $15.75 per share, which range is higher than the $12.25 per share of Common Stock payable in the Merger. However, due to the fact that many of the transactions analyzed occurred prior to July 1998, this analysis did not reflect the substantial decline in FFO multiples since July 1998 and, accordingly, did not affect Lehman's conclusion as to the fairness of the consideration payable in the Merger, especially in light of the fact that the consideration payable in the Merger was within the range produced by each other analysis described herein.

    Because the market conditions, rationale and circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences between the businesses, operations and prospects of the Company and the acquired businesses analyzed, Lehman believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis, and accordingly, also made qualitative judgments concerning differences between the characteristics of these transactions and the Merger that would affect the acquisition values of the Company and such acquired companies.

    NET ASSET VALUE ANALYSIS. Lehman performed an analysis of the Company's net asset value, i.e., the estimated market value of the Company's real estate and certain other assets less its liabilities. Capitalization rates ranging from 9.50% to 10.00% were applied to the Company's projection of 1999 net operating income for its real estate properties. Adjustments for certain other assets of the Company were added to the value of the Company's real estate to determine the total market value of the Company's assets. To arrive at a range of the Company's net asset value, the Company's liabilities were deducted from the total market value of its assets. Lehman calculated, using this methodology, an implied equity value for the Company between $11.46 and $12.79 per share.

    DISCOUNTED CASH FLOW ANALYSIS. Lehman performed a discounted cash flow analysis of the Company. Lehman utilized estimates of projected financial performance prepared by the Company for the year 1999 through the year 2002. Utilizing these projections, Lehman calculated a range of values based upon (a) the sum of the discounted net present value of the projected EBITDA after capital expenditures for the Company to the year 2002, and (b) the projected terminal value of the Company at that year based upon a range of multiples of projected FFO. Lehman used discount rates ranging from 10.0% to 11.0% and terminal multiples of FFO ranging from 7.5x to 8.5x. Using this methodology, Lehman calculated an equity value of the Company between $11.17 and $13.11 per share.

    Lehman is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Board of Directors of the Company selected Lehman because of its expertise, reputation and familiarity with the Company in particular and the real estate industry in general, and because its investment banking professionals have substantial experience in transactions similar to the Merger.

    As compensation for its services in connection with the Merger, the Company will pay Lehman a fee of approximately $1.2 million, $1,045,000 of which has been paid and approximately $200,000 of which will be payable upon the Closing. The Company has also agreed to reimburse Lehman for up to $100,000 of its reasonable expenses (including, without limitation, professional and legal fees and disbursements) incurred in connection with its engagement, and to indemnify Lehman and certain related persons against certain liabilities in connection with its engagement, including certain liabilities under the federal securities laws.

    Lehman has also performed various investment banking services for the Company in the past, including acting as lead underwriter for a public offering of Common Stock consummated on

November 4, 1997, for which it has received customary fees and commissions. In the ordinary course of its business, Lehman actively trades in the equity securities of the Company for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in these securities.

POSITION OF THE PARENT, THE ACQUIROR AND CERTAIN AFFILIATES


    The rules of the Commission require each of the Parent, the Acquiror, Douglas Krupp, his brother George Krupp, the partners of the Parent (Aptco Gen-Par, L.L.C. and Aptco Holdings, L.L.C.) that are affiliates of Douglas Krupp (such partners, together with Douglas Krupp and George Krupp, are referred to as the "Krupp Affiliates"), Blackstone Real Estate Partners III L.P. ("BREP III") and Whitehall to express its or his belief as to the fairness of the Merger to the Nonaffiliated Stockholders. The Parent, the Acquiror, the Krupp Affiliates, BREP III and Whitehall have considered the factors listed above under "Recommendation of the Special Committee and the Board of Directors; Fairness of the Merger" which were taken into consideration by the Special Committee and the Board of Directors, based, however, only on the more limited facts and information available to them. Although the Parent, the Acquiror, the Krupp Affiliates, BREP III and Whitehall did not find it practicable to quantify or otherwise attach relative weights to the factors considered by the Special Committee and the Board of Directors, each of the Parent, the Acquiror, the Krupp Affiliates, BREP III and Whitehall did consider in particular the fact that the $12.25 per share of Common Stock to be paid in the Merger represented a premium of 28.4% to the average closing price of the Common Stock on the NYSE over the 30-day period prior to March 4, 1999 (when the Parent publicly announced its initial bid of $11.05 per share).



    Each of the Parent, the Acquiror, the Krupp Affiliates, BREP III and Whitehall also considered the fact that the Special Committee received the written opinion of Prudential Securities, and the Board of Directors received the written opinions of Lazard and Lehman, with respect to the fairness of the consideration to be received by the holders of Common Stock and the holders of OP Units (if such holders elect to receive cash). Each of the Parent, the Acquiror, the Krupp Affiliates, BREP III and Whitehall has reviewed and adopts the conclusions reached by each of Prudential Securities, Lazard and Lehman as set forth in this Proxy Statement with respect to the fairness of the consideration to be received by the holders of Common Stock and the holders of OP Units (if such holders elect to receive cash) based on the analyses of such firms as set forth herein, subject, in each case, to the assumptions and limitations of such conclusions and analyses as set forth in each of their respective opinions and this Proxy Statement. In addition, each of the Parent, the Acquiror, the Krupp Affiliates, BREP III and Whitehall considered the measures taken by the Board of Directors to ensure the procedural fairness of the transaction, including the formation of the Special Committee, the retention of legal and financial advisors by the Special Committee and the arm's-length nature of the negotiations. On the basis of all of the above factors, each of the Parent, the Acquiror, the Krupp Affiliates, BREP III and Whitehall believes that the Merger is fair, from a financial point of view, to the Nonaffiliated Stockholders.


INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

    In considering the recommendation of the Special Committee and the Board of Directors, Stockholders should be aware that some executive officers and Directors of the Company have interests in the Merger or relationships, including those referred to below, that may present potential or actual conflicts of interest in connection with the Merger. The Special Committee and the Board of Directors were aware of these potential or actual conflicts of interest and considered them (as described in "--Recommendation of the Special Committee and the Board of Directors; Fairness of the Merger") along with other matters described under "--Recommendation of the Special Committee and the Board of Directors; Fairness of the Merger" and "Certain Relationships and Transactions."

    Formation of the Parent. The Parent (Berkshire Realty Holdings, L.P.) was formed in connection with the transactions contemplated by the Merger Agreement. Aptco Gen-Par, L.L.C., a Delaware limited liability company and a general partner of the Parent ("Berkshire GP"), and Aptco Holdings, L.L.C., a Delaware limited liability company and the parent of Berkshire GP ("Berkshire LP"), are affiliates of Douglas Krupp, the Chairman of the Company's Board of Directors, and have agreed under the Parent Partnership Agreement to cause an aggregate of 5,416,269 shares of Common Stock and OP Units currently owned by Mr. Krupp and entities controlled by him to be contributed to the Parent at the time of the Merger in exchange for equity interests in the Parent.

    As of the Effective Time, Berkshire LP and Berkshire GP are expected to own in the aggregate between approximately 19.4% and 25.6% of the then outstanding interests of the Parent, depending on the amount of financing obtained as of the Closing and the number of holders of OP Units who elect to receive cash in the Partnership Merger. These interests in the Parent will generally entitle Berkshire GP and Berkshire LP, after certain former holders of OP Units, Whitehall, and affiliates of Whitehall and Blackstone who are partners of the Parent have each received a specified return on their investments, to a disproportionate portion of the Parent's distributions of available cash and proceeds in the event of the sale or liquidation of the Surviving Company ("Parent Distributions"). Consequently, Mr. Krupp (through his affiliates) will have a significant interest in the Parent and will continue to have the opportunity to participate in the future earnings growth, if any, of the Surviving Company and benefit from any increases in the value of the Surviving Company. See "--Purpose and Structure of the Merger." In addition, it is anticipated that Mr. Krupp will enter into an employment agreement with the Surviving Company as described below.

    David Olney, an executive officer of the Company, is the President of the Parent's administering general partner (Berkshire GP) and is expected to serve as the President of the Parent upon completion of the Merger.

    Payments for Certain Executives. Pursuant to their respective employment agreements with the Company, if the Merger is consummated and their employment is terminated by the Surviving Company without cause during the two-year period following the Merger, Messrs. David Marshall, Ridge Frew, Dennis Suarez, James Jackson and David Olney and Ms. Marianne Pritchard (the "Executives") will be entitled to a lump-sum severance payment and the right to receive continued benefits. The amount of the severance payment for each Executive other than Mr. Marshall is generally two years of both base salary and target bonus. The amount of the severance payment for Mr. Marshall is three years of both base salary and target bonus or an aggregate of approximately $1,492,000. Mr. Marshall and the Parent have agreed that he will terminate his employment and receive his severance payment upon consummation of the Merger. Ms. Pritchard and the Company have agreed that she will not receive her severance payment as a result of the termination of her employment following the Merger. See "--Employment and Related Arrangements and Agreements."

    If the Merger is consummated, Scott D. Spelfogel, the Senior Vice President, General Counsel and Secretary of the Company and Vice President and Secretary of Berkshire GP, will receive a bonus of $175,000. Mr. Spelfogel became an officer of the Parent after the execution of the Merger Agreement.

    Stock Purchase Loan Agreements. The Company has entered into agreements with each of Messrs. Marshall, Frew and Olney and Ms. Pritchard, dated as of February 28, 1997, in the case of Mr. Marshall, and January 2, 1998, in the case of the other executive officers, pursuant to which the Company loaned the respective officer money to purchase shares of the Common Stock. As a result of the Merger, the officers will have the outstanding amounts payable pursuant to such agreements forgiven by the Company in accordance with the terms of the loan. The outstanding amounts under the loans as of August 4, 1999 are as follows: Mr. Marshall $850,000: Mr. Frew $475,000; Mr. Olney $475,000; and Ms. Pritchard $475,000.

    Options. Certain Directors and executive officers have received options to acquire Common Stock (the "Options") pursuant to the Company's Amended and Restated Stock Option Plan (the "Stock Option Plan"). Pursuant to the Stock Option Plan and the Merger Agreement, at the time of closing of the Merger, each outstanding Option, whether or not then vested or exercisable, will be converted into a cash amount equal to the excess of $12.25 over the exercise price for each share of Common Stock subject to the Option, payable at the Closing. Payments pursuant to these Options will be approximately $1,324,000 in the aggregate.

    The table below shows the Options currently held by each of the Company's executive officers and Directors (and all other individuals as a group) and the amounts in respect of such Options that such individuals will be entitled to receive at the Effective Time.

                                                                                                    AMOUNT TO BE
                                                                                         TOTAL       RECEIVED AT
                                                                                        OPTIONS       EFFECTIVE
                                                                                      OUTSTANDING       TIME
                                                                                      ------------  -------------
DIRECTORS:
Terrance Ahern......................................................................       10,000    $    10,750
David deWilde.......................................................................       30,000         42,188
Paul Finnegan.......................................................................       33,000         46,500
Charles Goldberg....................................................................       27,000         39,813
Paul Kazilionis.....................................................................        8,000          8,688
E. Robert Roskind...................................................................       28,000         39,750
Arthur Solomon......................................................................        8,000          8,688
                                                                                      ------------  -------------
  SUBTOTAL FOR DIRECTORS............................................................      144,000    $   196,377

EXECUTIVE OFFICERS:
Ridge Frew..........................................................................       60,000    $    75,000
James Jackson.......................................................................       48,000         46,875
David Marshall......................................................................      410,000        578,750
David Olney.........................................................................       55,000         98,750
Marianne Pritchard..................................................................       61,000        126,250
Kenneth Richard.....................................................................       39,000         38,625
Scott Spelfogel.....................................................................       42,000         62,625
Dennis Suarez.......................................................................       71,500        101,000
                                                                                      ------------  -------------
  SUBTOTAL FOR EXECUTIVE OFFICERS...................................................      786,500    $ 1,127,875
ALL OTHER INDIVIDUALS AS A GROUP....................................................      624,600    $   859,336
                                                                                      ------------  -------------
  TOTAL.............................................................................    1,555,100    $ 2,183,588
                                                                                      ------------  -------------
                                                                                      ------------  -------------

    Directors' Retainer Fee Plan. The Company adopted a Directors' Retainer Fee Plan dated January 1, 1997, which was approved by the Stockholders on August 14, 1997 (the "Directors Plan"), pursuant to which eligible directors may elect to receive certain fees in cash or in shares of the Company's Common Stock or to defer payment of such fees and credit such fees to an account consisting of units that are equivalent in value to shares of the Company's Common Stock. Pursuant to this plan, 5,730 shares of Common Stock were reserved for issuance to each of David DeWilde and E. Robert Roskind as of the Record Date. Immediately prior to the Effective Time, all share units held pursuant to the Directors Plan will be exchanged for the right of the holder to receive an amount in cash equal to the number of units held in such holder's account multiplied by $12.25. Based on the total number of units outstanding as of the Record Date, such cash amount would equal approximately $70,200, in the case of each of Mr. deWilde and Mr. Roskind.

    Indemnification and Insurance. Pursuant to the Merger Agreement, the Surviving Company will provide exculpation and indemnification for each person who was at any time prior to the Effective Time, an officer, employee or director of the Company or any of its subsidiaries. The exculpation and indemnification provided will be equivalent to that which is currently provided in the Certificate of Incorporation and the Company's Amended and Restated By-laws (the "By-Laws") or the organizational documents of the applicable subsidiary. In addition, pursuant to the Merger Agreement, for a period of six years following the Merger the Surviving Company will provide officers and directors liability insurance for acts or omissions occurring prior to the Merger for each person currently covered by the Company's or the subsidiary's officers and directors liability insurance with coverage on substantially similar terms as currently provided by the Company or the subsidiary, as the case may be.

    Employment and Related Agreements and Arrangements. Upon the closing of the Merger, the Parent intends to enter into employment or other agreements or arrangements with certain executive officers of the Company as summarized below.

    It is anticipated that Mr. Krupp will enter into a five-year employment agreement with the Parent, pursuant to which he will serve as its chief executive officer. The employment agreement would provide for an annual salary of $250,000 and a bonus based on performance of the Surviving Company in an amount equal to up to 50% of his base salary. The employment agreement contemplates that if Mr. Krupp is terminated as chief executive officer of the Parent as a result of a "Performance Termination" (as defined in the Parent Partnership Agreement), he will have the right to require the Parent to purchase the partnership interests in the Parent held by Berkshire GP and Berkshire LP (his affiliates) or any of their affiliated transferees (collectively, the "BCLP Group") for a price equal to Fair Market Value (as defined in the Parent Partnership Agreement) on the date such right is exercised.

    If Mr. Krupp is terminated for "Cause" or "Company Cause" (each as defined in the Parent Partnership Agreement) at any time or if he resigns prior to the fifth anniversary of the Closing, the Parent will have the right to purchase the partnership interests in the Parent held by the BCLP Group for a price equal to the greater of:

    - the Fair Market Value of such interests (other than the BCLP Group's right to receive a specified portion of Parent Distributions) on the date such right is exercised, or

    - an amount equal to the BCLP Group's aggregate capital contributed to the Parent prior to such termination, less any prior distributions made to the BCLP Group.

    If Mr. Krupp is terminated prior to the fifth anniversary of Closing other than for "Cause," "Company Cause", a "Performance Termination" or his death or disability, the Parent will be required to purchase the partnership interests in the Parent held by the BCLP Group for a cash price equal to the greater of:

    - the Fair Market Value of such interests on the date of such termination, or

    - the sum of

      -- an amount equal to the BCLP Group's aggregate contributions to the Parent made prior to such termination, together with a 12% per annum return thereon for the five year period ending on the fifth anniversary of the Closing, plus

      --  an amount in cash equal to $10 million.

    The Company has been advised that, following the Merger, the Parent intends to adopt an incentive management participation plan. Under the incentive plan, it is expected that certain to-be-identified officers and employees of the Parent will be awarded a percentage interest in the Parent entitling them to receive Parent Distributions, subject to the terms of the plan. Although the participants in the plan have not been identified, it is anticipated that members of the senior management of the Parent, who are anticipated to include David J. Olney, Kenneth J. Richard and Ridge Frew (who are currently executive officers of the Company), but will not include Douglas Krupp for this purpose, will be participants in the plan.

    The Company and Marianne Pritchard, the Company's Executive Vice President and Chief Financial Officer, have entered into an amendment (the "Retention Agreement") to Ms. Pritchard's employment agreement with the Company pursuant to which Ms. Pritchard will resign from her employment with the Surviving Company 60 days after the Effective Time, or such earlier time as the parties agree. Pursuant to the terms of the amendment, if the Effective Time occurs prior to payment of Ms. Pritchard's 1999 bonus, Ms. Pritchard will be entitled to receive her target bonus of 40% of base pay for 1999. The amendment also provides that Ms. Pritchard will receive $150,000, payable at the conclusion of the 60-day period following the Effective Time, for her services with respect to transitional assistance to the Surviving Company. Other than this payment, Ms. Pritchard will not receive any severance payment as a result of the Merger. The amendment will become effective at the Effective Time and, in the event the Merger is not consummated, the amendment will be of no force or effect.

    Leased Space Allocation Agreement. Pursuant to the terms of a Leased Space Allocation Agreement, dated as of May 26, 1998, the Company is obligated to assign its lease with respect to the Company's office space located at One Beacon Street in Boston, Massachusetts (the "One Beacon Premises") to BCLP, an affiliate of Mr. Krupp, and BCLP is obligated to assume the lease in the event of a change in control of the Company in which the Company or its successor in interest does not immediately occupy the premises for its own operations. If the Merger is consummated, the Surviving Company will be required to assign the One Beacon Premises to BCLP, unless the Surviving Company immediately occupies the premises. The Company has been informed that the Parent intends to use the One Beacon Premises for its own operations following the Merger and thus there will be no assignment of the lease.

    Administrative Services Agreement. The Company has entered into an agreement, dated as of February 28, 1997, as amended, with BCLP whereby each party provides certain administrative services for the other party. Pursuant to this agreement, BCLP provides services related to legal matters and investor records support, and the Company provides human resources services, insurance and real estate tax support. The terms of the agreement provide that upon a change in control of the Company, the agreement is terminable by BCLP and the Company must pay certain termination fees to BCLP. In May 1999, the Company consented to the assignment by BCLP to a newly-formed affiliate of BCLP of those portions of the agreement relating to management information services. In addition, the Company and BCLP each agreed that the Merger will not terminate the agreement or trigger the payment of termination fees.

    Business Contribution Agreement. The Company is also party to an Advisory and Development Services Business Contribution Agreement, dated as of February 26, 1996 (the "Business Contribution Agreement"), pursuant to which BCLP contributed its advisory services business to the Company. Under the terms of the Business Contribution Agreement, BCLP is entitled to receive additional OP Units in the event that the Common Stock price is equal to or greater than certain established share price benchmarks within a six-year period which commenced on February 29, 1996. The remaining four share price benchmarks will be satisfied if the share price of the Common Stock is equal to or greater than the benchmark for any 15 consecutive trading days. The remaining four share price benchmarks begin at $13.00 and increase by $1.00 each up to a maximum of $16.00. Upon satisfaction of each benchmark, OP Units with a value of $1.2 million must be issued to BCLP. If the Merger is consummated, no additional OP Units will be issuable to BCLP pursuant to the Business Contribution Agreement.

CERTAIN CONSEQUENCES OF THE MERGER

    At the Effective Time, unless the Parent elects to use the Alternative Merger, the Acquiror will be merged with and into the Company, and the Company will continue as the Surviving Company in the Merger, with the result that:

    - each membership interest in the Acquiror immediately prior to the Effective Time will be converted in the Merger into one share of common stock of the Surviving Company;

    - the Certificate of Incorporation and By-Laws of the Company will be the Certificate of Incorporation and By-Laws of the Surviving Company; and

    - the Directors and officers of the Company, other than those who shall have resigned, will be the directors and officers of the Surviving Company.

Alternatively, as described below, the Parent has the option, in its sole discretion and without requiring the consent of the Company, the Board of Directors or the Stockholders, to cause the Merger to be effected through the Alternative Merger. If the Parent makes this election:

    - each general partnership interest and limited partnership interest of the Parent issued and outstanding immediately prior to the Effective Time will become, as a result of the Merger, a corresponding general partnership interest or limited partnership interest, as the case may be, of the Surviving Company;

    - the limited partnership agreement of the Parent will become the limited partnership agreement of the Surviving Company; and

    - the general partners and officers of the Parent will become the general partners and officers of the Surviving Company.

    The Parent may only elect the Alternative Merger after the approval and adoption of the Merger Proposal and the Partnership Merger by the Stockholders and the holders of OP Units, respectively, and after satisfaction (or waiver by the parties entitled to the benefits thereof) of all conditions to the consummation of the Merger set forth in the Merger Agreement. The Parent has indicated that its current intention is to elect the Alternative Merger.

    If the Parent elects to use the Alternative Merger, the Parent will continue in existence as the Surviving Company and, without further transfer, succeed to and possess all of the rights, privileges and powers of the Company, and all of the assets and property of whatever kind and character of the Company will vest in the Parent without further act or deed. Thereafter, the Parent, as the Surviving Company, will be liable for all of the liabilities and obligations of the Company and any claim or judgment against the Company may be enforced against the Parent.

    Following the Merger, the Nonaffiliated Stockholders will cease to participate in future earnings growth, if any, of the Company or to benefit from any increase in the value of the Company, and they no longer will bear the risk of any decrease in the value of the Company. The consequences to the Nonaffiliated Stockholders are the same regardless of whether the Parent elects to use the Alternative Merger other than the tax treatment of certain foreign Stockholders. See "--Material Federal Tax Consequences." Because the Common Stock held by Nonaffiliated Stockholders will be canceled as a result of the Merger, the Common Stock will be delisted from the NYSE.

    Distributions by the Surviving Company after completion of the Merger (other than any distribution for which the record date is a date prior to the date of completion of the Merger) will be paid to the equity owners of the Surviving Company and not to the Nonaffiliated Stockholders.

    The Common Stock is currently registered under the Exchange Act. Following the Merger:

    - the Common Stock will become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

    - the Parent has indicated its intention to have the Common Stock's registration under the Exchange Act terminated; and

    - upon such termination, the Company's obligation to file reports pursuant to Section 15(d) of the Exchange Act will be suspended.

In addition, the Company will be relieved of its obligation to comply with other requirements of the Exchange Act, including the proxy rules of Regulation 14A of the Exchange Act, the short-swing trading profits provisions of Section 16 of the Exchange Act and, with respect to future transactions involving the Company, the "going private" provisions of Rule 13e-3 of the Exchange Act.

    Accordingly, as a result of the Merger, the information required to be furnished to the Commission and the stockholders of the Surviving Company will be significantly reduced.

PLANS FOR THE COMPANY AFTER THE MERGER

    Following the consummation of the Merger, the Parent will own, directly or indirectly, all of the equity interests in the Operating Partnership. Although the Parent has not made any definitive plans, the Parent currently intends to operate the Surviving Company and its subsidiaries (including the Operating Partnership) with the goal of maximizing value within a time frame of 4 1/2 to 6 years from the Closing Date. Consistent with this goal, the Parent does not currently intend to acquire new assets. Rather, the Parent currently intends to manage the properties of the Surviving Company and its subsidiaries so as to maximize net operating income of such properties over the short to mid-term, and to sell such properties at opportune times within the 4 1/2 to 6 year time frame. However, there is no assurance that such goal will be realized or that the Parent will not change its current intention in light of future circumstances. For example, the Parent instead may decide to sell all or substantially all of its properties (whether by merger or otherwise) prior to or after the 4 1/2 to 6 year time frame, or may decide to complete an initial public offering of its securities or may take other action that might be inconsistent with its current intention. The Parent also intends to evaluate the business, assets, organization structure, policies, management and personnel of the Surviving Company and to consider what other changes, if any, would be desirable in light of its goals.

    The Parent currently does not intend to operate the Surviving Company as a REIT after the Merger, although it may hold many of the Surviving Company's properties through entities that will qualify as REITs. The Parent may, following the consummation of the Merger, undertake a corporate restructuring of the Surviving Company pursuant to which certain subsidiaries and properties owned directly or indirectly by the Operating Partnership would be transferred to one or more corporate subsidiaries of the Parent that are intended to qualify and elect treatment as REITs for federal income tax purposes.

    Because the Parent currently intends not to operate the Surviving Company as a REIT, the Surviving Company will not be subject to the REIT qualification rules under the Code, including the requirement to make annual distributions to its stockholders of substantially all of its taxable income. Under the Parent Partnership Agreement, the Parent is required to distribute Available Cash (as defined in the Parent Partnership Agreement) to the extent available. It is not expected that the Parent will make regular cash distributions in respect of the interests in the Parent that are comparable to the regular cash dividends that have historically been paid on the Common Stock.

    The Company has contracted to sell seven of its properties for an aggregate net sales price of approximately $59 million, which sales are expected to be completed prior to the Closing. If the sales do not occur before the Closing, the Parent intends to complete the sales of such properties after the Closing. In addition, the Parent expects to refinance one property owned by the Company and incur additional mortgage debt on five properties owned by the Company, concurrently with or shortly after the Closing; if consummated, these financings are expected to provide an aggregate of approximately $63 million of loan proceeds to the Parent, or approximately $29 million of net proceeds after repayment of existing debt on the property being refinanced.

    It is anticipated that the Directors (other than Douglas Krupp) will tender their resignations at the Closing, and, if the Alternative Merger structure is not utilized and the Company is the Surviving Company, the Parent will elect a new Board representing the interests of the partners of the Parent. If the Parent elects the Alternative Merger, the Surviving Company will be the Parent, a limited partnership, which will not have a board of directors. The Parent has indicated that its current intention is to elect the Alternative Merger. In either event, the Parent currently plans to retain the members of senior management of the Company (other than Mr. Marshall, who has agreed with the Parent to terminate his employment effective as of the Effective Time, and Ms. Pritchard, who has tendered her resignation effective as of the Effective Time and has entered into the Retention Agreement), in their current positions with the Surviving Company after the Merger (except that it is anticipated that Mr. Olney will serve as President and Mr. Richard will serve as Chief Financial Officer). The Parent also intends to employ Douglas Krupp as chief executive officer of the Surviving Company, effective as of the date of the completion of the Merger. See "--Interests of Certain Persons in Matters to be Acted Upon--Employment and Related Agreements and Arrangements."

    Although no definitive determination has been made, Whitehall and affiliates of Whitehall, Blackstone and Douglas Krupp who are limited partners in Parent may decide to hold their respective limited partnership interests in the Parent indirectly, through a newly-formed partnership or limited liability company.

    Except as otherwise described in this Proxy Statement, the Company has not, and the Parent has not, as of the date of this Proxy Statement, approved any specific plans or proposals for:

    - any extraordinary corporate transaction involving the Surviving Company after the completion of the Merger;

    - any sale or transfer of a material amount of assets currently held by the Company after the completion of the Merger;

    - any change in the Board of Directors or management of the Company;

    - any material change in the Surviving Company's dividend rate or policy; or

    - any other material change in the Company's corporate structure or business.

CONDUCT OF THE BUSINESS OF THE COMPANY IF THE MERGER IS NOT CONSUMMATED

    If the Merger is not consummated, the business and operations of the Company are expected to continue to be conducted substantially as currently conducted, although the Company might seek to consummate a transaction for the sale of the Company with a party other than the Parent and its affiliates. The Company anticipates that Douglas Krupp would continue to be the Chairman of the Board of Directors of the Company.

MATERIAL FEDERAL TAX CONSEQUENCES

    The following discussion summarizes the material federal income tax consequences of the Merger based upon the law as currently in effect. It does not address any state, local or foreign tax consequences and does not address the tax consequences to any Stockholder in special circumstances.

Accordingly, each Stockholder should consult his or her own tax advisor regarding the precise tax consequences of the Merger to the Stockholder in light of the Stockholder's unique tax position.

    United States Taxpayers. The exchange of Common Stock or Preferred Stock for cash by a Stockholder in the Merger will be a taxable transaction under the Code. In general, a Stockholder will recognize gain or loss equal to the difference between the tax basis of his or her Common Stock or Preferred Stock and the amount of cash received in exchange therefor. Such gain or loss will be capital gain or loss if the Common Stock or Preferred Stock is a capital asset in the hands of the Stockholder and will be long-term gain or loss if the Stockholder has held the Common Stock or Preferred Stock for more than one year as of the Effective Time. These rules may not apply to Stockholders who acquired their Common Stock or Preferred Stock pursuant to the exercise of stock options or other compensation arrangements with the Company or to Stockholders who are not citizens or residents of the United States or who are otherwise subject to special tax treatment under the Code.

    Foreign Taxpayers if Primary Merger Structure is Used. If the Acquiror is merged with and into the Company, the Merger will be treated for United States federal income tax purposes as if the Stockholders sold their Common Stock or Preferred Stock to the Parent, in exchange for the Merger proceeds. Pursuant to the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), if the Common Stock or the Preferred Stock is considered to be a "United States real property interest", a Foreign Stockholder will be subject to:

    - United States federal income tax at regular graduated rates on the gain realized by such Foreign Stockholder with respect to such stock, and

    - withholding in respect of this tax at a rate of 10% of the Merger Consideration received by the Foreign Stockholder.

A "Foreign Stockholder" is a person that, for United States federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership, or a foreign trust or estate.

    However, the amount realized by a Foreign Stockholder on the disposition of Common Stock or Preferred Stock would not be subject to this tax or to withholding if one of the following conditions is met:

    - the Company is a "domestically-controlled REIT" within the meaning of the Code, or

    - the Common Stock or Preferred Stock is regularly traded on an established securities market within the meaning of the Code; provided, however, that if the Foreign Stockholder owns, actually or constructively, under the attribution rules provided in the Code, in excess of 5% of the fair market value of all Common Stock and Preferred Stock outstanding at any time during the shorter of the five-year period preceding the Merger or the Foreign Stockholder's holding period, such stockholder will be subject to the tax, but not the withholding described above.

    The Company believes that the Common Stock is regularly traded on an established securities market within the meaning of the Code and will endeavor to determine whether it continues to be so traded and whether the Company is a "domestically-controlled REIT" as of the Effective Time.

    Foreign Taxpayers if Alternative Merger Structure is Used. If the Parent elects to use the Alternative Merger structure, the Merger will be treated for United States federal income tax purposes as if the Company sold all of its assets, including its interests in real property, to the Parent and then liquidated. Under FIRPTA, a Foreign Stockholder will be subject to tax at the rate described above under "Foreign Taxpayer if Primary Merger Structure is Used" and the Company may be required to withhold either:

    - in the same manner as described above under "Foreign Taxpayers if Primary Merger Structure is Used", or

    - at a rate of 35% of the amount of the Merger Consideration that is distributed to such Foreign Stockholder and is attributable to gains on the disposition of the Company's real property and other "United States real property interests" (the "35% Rate").

    The law regarding the Surviving Company's obligation to withhold should the Parent elect the Alternative Merger structure is unclear; therefore, the Parent has indicated that it intends to cause the Surviving Company to withhold at the higher of the 35% Rate or the rate described above under "Foreign Taxpayer if Primary Merger Structure is Used." A Foreign Stockholder may be entitled to a refund or credit against such holder's United States federal income tax liability with respect to the amount withheld, provided the required information is furnished to the Internal Revenue Service on a timely basis. Foreign Stockholders who sell or otherwise dispose of their Common Stock or Preferred Stock in advance of the Merger should be subject to the tax consequences described above under "Foreign Taxpayers if Primary Merger Structure is Used."

    To avoid FIRPTA withholding, non-Foreign Stockholders must certify under penalties of perjury their taxpayer identification number, name, address and non-foreign status by completing the certification form that will be included with the letter of transmittal after the consummation of the Merger.

    The Parent has indicated that its current intention is to elect the Alternative Merger.

    Withholding. The exchange of Common Stock or Preferred Stock for cash by a Stockholder will be reported to the Internal Revenue Service. "Backup" withholding at a rate of 31% will apply to payments made to a non-Foreign Stockholder (other than a corporation or any other exempt non-Foreign Stockholder) unless the non-Foreign Stockholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions. A Foreign Stockholder will be exempt from backup withholding provided that certain certification requirements are satisfied. Payment of the proceeds from the disposition of the Common Stock or Preferred Stock to or through the United States office of a broker is subject to information reporting and backup withholding unless the Stockholder establishes an exemption from information reporting and backup withholding.

    Any amounts withheld from a Stockholder under the withholding rules described above will be allowed as a refund or a credit against such Stockholder's United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service on a timely basis.

LITIGATION REGARDING THE MERGER

    On June 18, 1999, a purported class action lawsuit, FIELDS V. BERKSHIRE REALTY COMPANY, INC., ET AL., was initiated by a Stockholder against the Company and each of the Directors (including Mr. Krupp) alleging, among other things, that the price offered by the Parent and the Acquiror for the shares held by Nonaffiliated Stockholders was inadequate. The lawsuit was filed in the Chancery Court of the State of Delaware in and for New Castle County. The complaint seeks, among other things, injunctive relief and unspecified money damages. The Company believes that it and the Directors have meritorious defenses to the allegations made in the complaint and intends to contest the lawsuit vigorously.

    On July 9, 1999 a purported class action lawsuit, PERTON V. BERKSHIRE REALTY COMPANY, INC., ET AL., was initiated by a Stockholder against the Company, the Parent, the Acquiror and the Directors of the Company (including Mr. Krupp) alleging, among other things, that the defendants breached their fiduciary duties to the Stockholders in connection with various actions taken by them with respect to the Merger. The lawsuit was filed in the Chancery Court of the State of Delaware in and for New Castle County. The complaint seeks, among other things, injunctive relief and unspecified money

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damages. The Company and the Parent believe that they and the Directors have meritorious defenses to the allegations made in the complaint and intend to contest the lawsuit vigorously.

    On July 22, 1999, Berkshire Apartments, Inc., in its capacity as general partner of the Operating Partnership, and the Company commenced an action seeking declaratory relief in the United States District Court for the District of Massachusetts against Stephen M. Gorn, Morton Gorn and John B. Colvin in response to claims recently raised by these individuals. Messrs. Gorn, Gorn and Colvin are holders of OP Units and former employees or consultants to the Company, and have recently claimed that they and their affiliates were fraudulently induced to exchange certain properties for OP Units, that their employment and consulting relationships with the Company were wrongly terminated, and that the Company and Berkshire Apartments, Inc. breached their fiduciary duties to these individuals in connection with various actions taken with respect to the Merger and the Partnership Merger. The Company and Berkshire Apartments, Inc. have sought a declaration that these claims are without merit and do not support monetary or injunctive relief.

    In response to this action, on August 3, 1999, Messrs. Gorn, Gorn and Colvin, and their affiliated entity Questar Properties, Inc., commenced their own action against the Company, the Operating Partnership, Douglas Krupp, in his capacity as Chairman of the Board of Directors of the Company, David F. Marshall, in his capacity as President and Chief Executive Officer of the Company, and David J. Olney, in his capacity as Executive Vice President of the Company, in the United States District Court for the District of Maryland, and moved to dismiss or transfer the Company's suit in favor of the newly-filed Maryland case. The new Maryland suit is factually similar to the Company's action. The new suit does not, however, raise any claim with respect to the Merger or the employment and consulting agreements, and it does not, at this time, seek injunctive relief relative to the Merger, although Messrs. Gorn, Gorn and Colvin claim to have reserved their purported rights to assert such claims and seek such relief at a later time. The Company believes that it and the Company's officers and Directors have meritorious defenses to the allegations made in the Maryland complaint and intends to contest the lawsuit vigorously.

ACCOUNTING TREATMENT

    The Merger will be accounted for by the Parent under the "purchase" method of accounting in accordance with generally accepted accounting principles.

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                                   THE MERGER

    The following is a summary of all material provisions of the Merger Agreement. The following summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement which is attached as Appendix A to this Proxy Statement and is incorporated herein by reference. Stockholders are urged to read the Merger Agreement in its entirety and to consider it carefully.

THE MERGER

    The Merger Agreement provides for the merger of the Acquiror with and into the Company, in which event the Company will be the Surviving Company and will continue its corporate existence under the laws of the State of Delaware. The Merger Agreement also permits the Parent to elect to use the Alternative Merger structure, in which event the Company will be merged with and into the Parent, with the Parent as the Surviving Company, and the separate corporate existence of the Company will cease. In either structure,

    (i) the effects on the Nonaffiliated Stockholders will be identical, other than the tax treatment of certain foreign Stockholders, and

    (ii) the Surviving Company will possess all the rights, privileges, immunities, powers and purposes of the Company and will assume and become liable for all liabilities and obligations of the Company.

MERGER CONSIDERATION

    In the Merger, except for shares held by Dissenting Stockholders (as defined in "--Appraisal Rights"), each outstanding share of Common Stock held by a Nonaffiliated Stockholder, will be converted, by virtue of the Merger and without any action on the part of the Stockholders, into the right to receive $12.25 in cash per share and each outstanding share of Preferred Stock will be converted, by virtue of the Merger and without any action on the part of the Stockholders, into the right to receive $28.75, together with 115% of any Accrued Dividends (as defined in the Certificate of Designation of the Preferred Stock), in cash per share. The Merger Consideration payable to the holders of Common Stock was determined as the result of arm's-length negotiations between the Special Committee and the Parent. See "Special Factors--Background of the Merger," "--Purpose and Structure of the Merger," "--Recommendation of the Special Committee and the Board of Directors; Fairness of the Merger" and "--Opinions of the Financial Advisors."

CLOSING DATE AND EFFECTIVE TIME

    The Closing will take place at 10:00 a.m., local time in Boston, Massachusetts, on the Satisfaction Date, which is the first business day to occur on or after the day which is the later of:

    - the tenth calendar day following satisfaction (or waiver by the parties entitled to the benefit thereof) of the conditions (other than those incapable of being satisfied until the Closing Date) set forth in the Merger Agreement; and

    - October 15, 1999,

unless another date is agreed to in writing by the parties.

    The Parent may unilaterally elect to extend the Closing Date to any business day on or prior to December 29, 1999 by delivering written notice of its determination to exercise the Extension Option to the Company. If the Satisfaction Date has occurred and the Closing Date is so extended, any conditions to the Parent's and Acquiror's obligations to consummate the Merger will not be required to be satisfied at any time after the Satisfaction Date, with the exception of certain conditions which are

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
incapable of being satisfied prior to the Closing Date. The Parent does not currently intend to exercise the Extension Option.

    A Certificate of Merger will be filed with the Secretary of State of the State of Delaware on the Closing Date. The Effective Time will be the time that the Certificate of Merger is filed with the Secretary of State of the State of Delaware, or at such other time as the Acquiror and the Company agree should be specified in the Certificate of Merger (not to exceed 30 days after the Certificate of Merger is filed with the Secretary of State of the State of Delaware).

EXCHANGE AND PAYMENT PROCEDURES

    Promptly after the Effective Time, the Surviving Company will cause a paying agent appointed by the Acquiror and reasonably acceptable to the Company (the "Paying Agent") to mail to each Nonaffiliated Stockholder who is a record holder of certificates representing outstanding shares of Common Stock or Preferred Stock immediately prior to the Effective Time, a letter of transmittal and instructions for use in effecting the surrender of such certificates in exchange for the Merger Consideration. Upon surrender to the Paying Agent of a certificate for cancellation representing shares of Common Stock or Preferred Stock other than shares held by a Dissenting Stockholder, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, the holder of such certificate will be entitled to receive, in exchange therefor, the applicable Merger Consideration and the certificate so surrendered will be cancelled immediately thereafter. No interest will be paid or will accrue on the Merger Consideration upon the surrender of any certificate. Until surrendered in accordance with the foregoing instructions, each certificate representing shares of Common Stock or Preferred Stock will represent for all purposes only the right to receive the Merger Consideration (without interest).

    STOCKHOLDERS SHOULD NOT SEND THEIR COMMON STOCK OR PREFERRED STOCK CERTIFICATES NOW; THEY SHOULD SEND THEM ONLY PURSUANT TO INSTRUCTIONS SET FORTH IN LETTERS OF TRANSMITTAL TO BE MAILED TO STOCKHOLDERS AS SOON AS PRACTICABLE AFTER THE EFFECTIVE TIME. IN ALL CASES, THE MERGER CONSIDERATION WILL BE PROVIDED ONLY IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THIS PROXY STATEMENT, THE MERGER AGREEMENT AND SUCH LETTERS OF TRANSMITTAL.

    The Company, the Parent and the Acquiror strongly recommend that certificates representing shares of Common Stock and Preferred Stock and letters of transmittal be transmitted only by registered United States mail, return receipt requested, appropriately insured. Stockholders whose certificates are lost will be required, at the holder's expense, to furnish a lost certificate affidavit and bond acceptable in form and substance to the Paying Agent.

    Any Merger Consideration delivered to the Paying Agent that remains unclaimed by Stockholders for 12 months after the Effective Time will be delivered by the Paying Agent to the Surviving Company, upon demand, and any Stockholders who have not theretofore made an exchange must thereafter look only to the Surviving Company for payment of their claim for Merger Consideration.

TRANSFER OF COMMON STOCK AND PREFERRED STOCK

    No transfer of Common Stock or Preferred Stock will be made on the stock transfer books of the Company after the Effective Time. If, at or after the Effective Time, certificates of Common Stock or Preferred Stock are presented, they will be canceled and exchanged for the right to receive the Merger Consideration, as provided in "--Exchange and Payment Procedures."

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ADDITIONAL AGREEMENTS

    The Company, the Parent and the Acquiror have agreed in the Merger Agreement to promptly prepare and file with the Commission this Proxy Statement and a Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3") and otherwise use all reasonable efforts to cause this Proxy Statement to be mailed to the Stockholders at the earliest practicable date. The Company, the Parent and the Acquiror have agreed to cooperate with each other and use their reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or appropriate to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement.

    The Merger Agreement provides that the Company will:

    - as soon as practicable, call and convene the Special Meeting for the purpose of obtaining the required Stockholder approvals; and

    - through the Company's Board of Directors, recommend to the Stockholders that they approve the Merger Proposal and will not withdraw, modify or change such recommendation, or recommend any other offer or proposal, at any time prior to the conclusion of the Special Meeting.

    Notwithstanding the foregoing, the Board of Directors may at any time prior to the Effective Time withdraw or modify its approval or recommendation regarding the Merger or the Merger Agreement, or recommend any other offer or proposal, if such offer or proposal is a Superior Acquisition Proposal.

    The Merger Agreement provides that each of the Company, the Parent and the Acquiror will, prior to the Effective Time, (i) afford representatives of the other party reasonable access to its and its subsidiaries' properties, books, contracts, commitments, personnel and records; and (ii) furnish promptly to the other party all information concerning its and its subsidiaries' business, properties and personnel as such other party may reasonably request.

    Except (i) in connection with a Superior Acquisition Proposal and (ii) if the Board of Directors determines in good faith that such action is required for the Board of Directors to comply with its duties to Stockholders imposed by law, and subject to a notice requirement by the Company to the Acquiror, the Merger Agreement provides that the Company will not:

    - initiate, solicit or knowingly encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer with respect to a merger, acquisition, tender offer, exchange offer, consolidation, sale of assets or similar transaction involving all or any significant portion of the Company's or any of its subsidiaries' assets or equity securities (any such proposal or offer, an "Acquisition Proposal");

    - engage in any negotiations concerning or provide any confidential information or data to, or have any discussions with, any person or entity relating to an Acquisition Proposal; or

    - otherwise facilitate any effort to attempt to make or implement an Acquisition Proposal.

    In addition, the Merger Agreement requires the Company to:

    - direct and use its best efforts to cause its officers, directors, employees, agents or financial advisors not to engage in any of the activities set forth above;

    - cease and cause to be terminated any activities, discussions or negotiations with any parties conducted before the execution of the Merger Agreement with respect to any of the activities set forth above; and

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
    - notify the Acquiror promptly if the Company receives any such inquiries or proposals or any requests for such information or if any such negotiations or discussions are sought to be initiated or continued with it.

CONDUCT OF BUSINESS PENDING THE MERGER

    Pursuant to the Merger Agreement, from April 13, 1999 through the Effective Time, except as consented to in writing by the Acquiror or as contemplated by the Merger Agreement, the Company and its subsidiaries, including the Operating Partnership, must conduct their respective businesses in the usual, regular and ordinary course and in substantially the same manner as such businesses were conducted prior to the execution of the Merger Agreement and take all action necessary to continue to qualify as a REIT. The Company must also use its reasonable efforts to preserve intact its present business organizations and goodwill, keep available the services of its officers and key employees and keep intact the relationship with its customers, tenants, suppliers and others having business dealings with the Company and its subsidiaries.

    In addition, the Company generally must, and must cause each of its subsidiaries to:

    - confer on a regular basis with one or more representatives of the Acquiror to report operational matters of materiality and any proposals to engage in material transactions;

    - promptly notify the Acquiror of any material emergency or other material adverse change in the condition (financial or otherwise), business, properties, assets, liabilities or the normal course of its business or in the operation of its properties, or of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated);

    - promptly deliver to the Acquiror true and correct copies of any report, statement or schedule to be filed with the Commission after April 13, 1999 and prior to the Effective Time;

    - maintain its books and records in accordance with generally accepted accounting principles ("GAAP") consistently applied and not change in any material manner any of its methods, principles or practices of accounting, except as may be required by the Commission, applicable law or GAAP;

    - duly and timely file all material tax returns and other documents required to be filed with federal, state, local and other tax authorities;

    - not make or rescind any material express or deemed election relative to taxes (unless required by law or necessary to preserve the Company's status as a REIT or the status of any of the Company's subsidiaries as a partnership for federal tax purposes or as a qualified REIT subsidiary) or settle or compromise any material tax liability;

    - not acquire, enter into any option to acquire, or exercise an option or contract to acquire, additional real property, incur additional indebtedness (except for working capital under its revolving lines of credit), encumber assets or commence construction of, or enter into any agreement or commitment to develop or construct, other real estate projects, except with respect to the construction of the multi-family residential projects under development and in existence on the date of the Merger Agreement and previously disclosed to the Acquiror;

    - except as contemplated by the Merger Agreement, not amend the Company's Certificate of Incorporation or By-Laws, or the organizational documents of any of the Company's subsidiaries;

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
    - make no change in the number of its shares of capital stock, membership interests or units of limited partnership interest (as the case may be) issued and outstanding or reserved for issuance, other than pursuant to:

      -- the exercise of options or other rights contemplated by the Merger
         Agreement,

      -- the conversion of shares of Preferred Stock, or

      -- the conversion or redemption of OP Units for shares of the Company's
         Common Stock or cash, at the Operating Partnership's option;

    - except as previously disclosed to the Acquiror, not grant any options or other rights or commitments relating to its shares of capital stock, membership interests or units of limited partnership interest or any security convertible into its shares of capital stock, membership interests or units of limited partnership interest, or any security the value of which is measured by shares of capital stock, or any security subordinated to the claim of its general creditors and, except as contemplated by the Merger Agreement, not amend or waive any rights under any of the qualified or nonqualified options to purchase shares of the Company's Common Stock granted under the Stock Option Plan or any other formal or informal arrangement;

    - except as described under "Questions and Answers About the Merger--What will happen to my Common Stock dividends" and "Questions and Answers About the Merger--What will happen to my Preferred Stock dividends," or in connection with (1) payment of the exercise price or tax withholding in connection with equity-based employee benefit plans by the participants therein, (2) the redemption of shares of Common Stock required by the Company's Certificate of Incorporation in order to preserve the Company's REIT status or (3) conversions or redemptions of OP units in accordance with the terms of the Operating Partnership's partnership agreement, not:

      -- authorize, declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of Common Stock, Preferred Stock or OP Units (consequently, no fourth quarter dividend on Common Stock will be paid if the Effective Time occurs on or before October 29, 1999 or if the Effective Time occurs after October 29, 1999 for any reason other than the exercise of the Extension Option), or

      -- directly or indirectly redeem, purchase or otherwise acquire any shares of capital stock, membership interests or units of partnership interest or any option, warrant or right to acquire, or security convertible into, shares of capital stock, membership interests, or units of partnership interest;

    - not sell, lease, mortgage, subject to any material lien or otherwise dispose of any of the real properties owned by the Company or its subsidiaries (except for certain specified properties);

    - not sell, lease, mortgage, subject to any material lien or otherwise dispose of any of its personal property or intangible property, except sales of equipment which are not material to the Company and its subsidiaries, taken as a whole, which are made in the ordinary course of business;

    - not make any loans, advances or capital contributions to, or investments in, any other person or entity, other than loans, advances and capital contributions to the Company's subsidiaries in existence on the date of the Merger Agreement;

    - not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) which are material to the Company and its subsidiaries, taken as a whole, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) furnished to the Acquiror or incurred in the ordinary course of business consistent with past practice (collectively, "Ordinary Course Liabilities"), nor fail to pay any Ordinary Course Liabilities as they come due consistent with past practice;

    - except as provided in the Merger Agreement, not enter into any commitment, contractual obligation or transaction for the purchase of any real estate other than expansion or improvements made in the ordinary course of business to existing real property;

    - not guarantee the indebtedness of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or entity or enter into any arrangement having the economic effect of the foregoing;

    - not enter into any contractual obligation with any officer, Director or affiliate of the Company;

    - not increase any compensation or enter into or amend any employment, severance or other agreement with any of its officers, directors or employees earning a base salary of more than $100,000 per annum, other than as required by any contract or employee plan or pursuant to waivers by employees of benefits under such agreements;

    - not adopt any new employee benefit plan or amend, terminate or increase any existing plans or rights, not grant any additional options, warrants, rights to acquire stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance stock to any officer, employee or director, or accelerate vesting with respect to any grant of the Company's common stock to employees which are subject to any risk of forfeiture, except for changes which are required by law and changes which are not more favorable to participants than provision presently in effect;

    - not accept a promissory note in payment of the exercise price payable under any option to purchase Common Stock;

    - not change the ownership of any of its subsidiaries, except changes which arise as a result of the conversion of OP Units into shares of Common Stock or cash;

    - not enter into or amend or otherwise modify or waive any material rights under any agreement or arrangement for the executive officers or directors of the Company or any of its subsidiaries;

    - not directly or indirectly or through a subsidiary, merge or consolidate with, acquire all or substantially all of the assets of, or acquire the beneficial ownership of a majority of the outstanding capital stock or a majority of any other equity interest in, any other entity;

    - perform all agreements required to be performed by the Company and its subsidiaries (including Berkshire Apartments, Inc. and the Operating Partnership) under the Partnership Merger Agreement; and

    - not agree, commit or arrange to take any action prohibited by the covenants set forth above.

REPRESENTATIONS AND WARRANTIES

    The material representations and warranties of the Company to the Parent and the Acquiror contained in the Merger Agreement relate to the following matters:

    - the due organization and valid existence of the Company and its subsidiaries and similar corporate matters;

    - the capitalization of the Company and its subsidiaries;

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
    - the due authorization, execution and delivery of the Merger Agreement by the Company and its binding effect on the Company;

    - the lack of required regulatory filings and approvals for the consummation of the Merger, and the lack of conflicts between the Merger Agreement (and the transactions contemplated thereby) and the Certificate of Incorporation or the By-Laws, contracts to which it or its subsidiaries are parties, or any law, rule, regulation, order or decree applicable to the Company or its subsidiaries;

    - the accuracy of the Company's filings with the Commission and financial statements;

    - the accuracy of the information provided by the Company for inclusion in this Proxy Statement and the Schedule 13E-3;

    - compliance with applicable laws;

    - the absence of current litigation or actions pending or threatened in connection with the Company's business, the Merger or the Merger Agreement;

    - the absence of any undisclosed liabilities;

    - the Company's payment of, or provision of adequate reserve for, tax liabilities, the Company's compliance with tax return filing requirements, the Company's qualification as a REIT under the Code and the treatment of the Operating Partnership, and each subsidiary of the Company that is a partnership, as a partnership for federal income tax purposes;

    - employee benefit plans, labor matters, severance and change of control agreements;

    - the ownership of, encumbrances on, and restrictions relating to, the Company's properties;

    - the Company's exposure to environmental liabilities and compliance with environmental laws;

    - the material contracts and indebtedness of the Company and its obligations thereunder;

    - the absence of any event since December 31, 1998 that constitutes a material adverse change in the Company's business, properties, assets, financial condition or results of operations;

    - the Company's disclosure of all of its material arrangements with its control persons and affiliates;

    - the inapplicability to the Merger of certain provisions of state takeover law;

    - the absence of brokers and finders (other than Lazard, Lehman and Prudential Securities) engaged by the Company who would be entitled to payment in connection with the Merger;

    - the receipt by the Board of Directors of fairness opinions from Lazard, Lehman and Prudential Securities;

    - the adequacy of the Company's insurance coverage;

    - the recommendation of the Board of Directors that Stockholders approve and adopt the Merger Proposal;

    - the lack of any requirement for the Company to register as an investment company; and

    - the truth and accuracy of the representations and warranties of the Operating Partnership and its general partner in the Partnership Merger Agreement.

    These representations and warranties are subject, in certain cases, to specified exceptions and qualifications, including certain qualifications as to material adverse effects on the business, properties, assets, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, including the prevention of the ability of the Company, Berkshire Apartments, Inc. or the Operating Partnership to consummate the transactions contemplated by the Merger Agreement and the Partnership Merger Agreement.

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
    The Merger Agreement also contains representations and warranties of the Parent and the Acquiror to the Company, including with respect to the following matters:

    - the due organization and valid existence of the Parent and the Acquiror and similar corporate matters;

    - the due authorization, execution and delivery of the Merger Agreement by the Parent and the Acquiror and its binding effect on the Parent and the Acquiror;

    - the lack of required regulatory filings and approvals for the consummation of the Merger, and the lack of conflicts between the Merger Agreement (and the transactions contemplated thereby) and the organizational documents of the Parent and the Acquiror, contracts to which they are a party, or any law, rule, regulation, order or decree applicable to the Parent and the Acquiror;

    - the Acquiror's access to funds sufficient to consummate the transactions contemplated by the Merger Agreement;

    - the accuracy of the information provided by the Parent and the Acquiror or any of their affiliates for inclusion in this Proxy Statement and the
      Schedule 13E-3;

    - the absence of brokers and finders (other than Greenhill) entitled to payment from the Parent or its subsidiaries;

    - the solvency of the Surviving Company and the Surviving Operating Partnership immediately after the Effective Time;

    - the absence of any undisclosed liabilities; and

    - the truth and accuracy of the representations and warranties of the Parent and the Acquiror Operating Partnership in the Partnership Merger Agreement.

    These representations and warranties are subject, in certain cases, to specified exceptions and qualifications, including certain qualifications as to material adverse effects on the Parent and the Acquiror.

CONDITIONS

    The obligations of the Company, the Parent and the Acquiror to consummate the Merger are subject to the satisfaction at or prior to the Closing Date of the following conditions:

    - the obtaining of the affirmative vote of the holders of a number of shares of Common Stock and Preferred Stock (voting on an as-converted basis), voting as a single class, representing a majority of the total number of outstanding shares of Common Stock (after giving effect to a deemed conversion of the Preferred Stock) in favor of the Merger Proposal;

    - the obtaining of the affirmative vote of the holders of a majority of the total number of outstanding shares of Preferred Stock approving and adopting the Merger Proposal;

    - there not being in effect any temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger, the Partnership Merger or any of the other transactions contemplated by the Merger Agreement; and

    - the expiration or other termination of all applicable waiting periods under the HSR Act, if any.

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    There are additional conditions that must be satisfied before the Parent and the Acquiror are obligated to complete the Merger. These conditions are:

    - the representations and warranties the Company made in the Merger Agreement must be true and correct in all material respects, as of the date of the Merger Agreement and the Satisfaction Date, except for representations and warranties that are qualified by their terms as to materiality, which must be true in all respects;

    - the Company must perform in all material respects all obligations required to be performed by it pursuant to the terms of the Merger Agreement;

    - the Parent and the Acquiror must have received tax opinions (as to the qualification of the Company as a REIT within the meaning of the Code, and as to the treatment of the Operating Partnership, as a partnership for federal income tax purposes) from the Company's counsel, Hale and Dorr LLP, and from the Special Committee's counsel, Baker & Hostetler LLP;

    - no material adverse changes to the Company's business may have occurred since the date of the Merger Agreement; for this purpose, a material adverse change will be deemed to have occurred if, as a result of a change of law after the date of the Merger Agreement, there exists at the Effective Time a material increase in the risk that the Company would not qualify (at or prior to the Effective Time) as a REIT;

    - all necessary third-party consents and waivers, other than those which, if not obtained, would not individually or in the aggregate have a Buyer Material Adverse Effect or Seller Material Adverse Effect, must have been obtained and not subsequently revoked; provided, however, that the failure to obtain any consent or waiver in connection with any instrument, obligation or matter disclosed in writing by the Company on or prior to the date of the Merger Agreement will not constitute a failure of this condition;

    - the Company must convert certain of its subsidiaries into Delaware limited liability companies or liquidate such subsidiaries;

    - the Company must have complied with certain conditions set forth in the Partnership Merger Agreement; and

    - the Partnership Merger must have been consummated.

    There are additional conditions that must be satisfied before the Company is obligated to complete the Merger. These conditions are:

    - the representations and warranties the Parent and the Acquiror made in the Merger Agreement must be true and correct in all material respects, as of the date of the Merger Agreement and the Satisfaction Date, except for representations and warranties that are qualified by their terms as to materiality, which must be true in all respects;

    - each of the Parent and the Acquiror must perform in all material respects all obligations required to be performed by the Parent and the Acquiror, respectively, pursuant to the terms of the Merger Agreement;

    - no change may have occurred since the date of the Merger Agreement in the business, financial condition or results of operations of the Acquiror and the Acquiror's subsidiaries, taken as a whole, or the Parent and the Parent's subsidiaries, taken as a whole, that has had or would reasonably be expected to have a material adverse effect on the ability of the Acquiror, the Acquiror Operating Partnership or the Parent to consummate the transactions contemplated by the Merger Agreement and the Partnership Merger Agreement;

    - the Company must have received a tax opinion from special counsel to the Acquiror, Paul, Weiss, Rifkind, Wharton & Garrison, to the effect that, for federal income tax purposes, holders of OP Units who elect to exchange all of their OP Units for common or preferred units of the Parent pursuant to the Partnership Merger will recognize no income, gain or loss upon the exchange;

    - all necessary third-party consents and waivers, other than those which, if not obtained, would not individually or in the aggregate have a Buyer Material Adverse Effect, a Seller Material Adverse Effect or a Parent Material Adverse Effect, must have been obtained and not subsequently revoked; provided, however, that the failure to obtain any consent or waiver in connection with any instrument, obligation or matter disclosed in writing by the Company on or prior to the date of the Merger Agreement will not constitute a failure of this condition;

    - the Parent and the Acquiror must have complied with certain conditions set forth in the Partnership Merger Agreement; and

    - the Company and the Operating Partnership must have received an opinion by a reputable expert firm selected by the Parent and reasonably acceptable to the Company as to the solvency and adequate capitalization of the Company and the Operating Partnership immediately before, and of the Surviving Company and the Surviving Operating Partnership immediately after, giving effect to the Merger and the Partnership Merger.

    Notwithstanding anything to the contrary in the Merger Agreement, none of the initiation, threat or existence of any legal action of any kind with respect to the Merger Agreement or the Partnership Merger Agreement or any transaction contemplated by the Merger Agreement or the Partnership Merger Agreement, including, without limitation, any action initiated, threatened or maintained by any Stockholder or holder of OP Units, whether asserting his, her or its appraisal rights, claims under any federal or state securities law, contract or tort claims, claims for breach of fiduciary duty or otherwise, will constitute a failure of the conditions relating to:

    - in the case of the Company, representations and warranties, performance of obligations of the Company, material adverse changes, consents and the conditions relating to the Partnership Merger; and

    - in the case of the Parent and the Acquiror, representations and warranties, performance of obligations of the Parent and the Acquiror, material adverse changes, consents and the conditions relating to the Partnership Merger, unless that action has resulted in the granting of injunctive relief that prevents the consummation of the Merger and the other transactions contemplated by the Merger Agreement and the Partnership Merger Agreement and such injunctive relief has not been dissolved or vacated.

    The mutual conditions can be waived if waiver is legally permitted and both parties agree. The conditions the Company must meet can be waived by the Acquiror and the conditions the Parent and the Acquiror must meet can be waived by the Company. As of the date of this Proxy Statement, the Company has no present intention, and the Parent and the Acquiror have advised the Company that they have no present intention, to waive any material conditions to the Merger. If any material conditions are waived by the Company, the Board of Directors will, in light of its duties under Delaware law and the federal securities laws, determine at such time if a resolicitation of Stockholders should be made.

TERMINATION; WITHDRAWAL OF RECOMMENDATIONS

    The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the Company's Stockholders as follows:

    - by mutual written consent duly authorized by the Parent and the Company's Board of Directors;

    - by the Acquiror or the Parent, upon a breach of any representation, warranty, covenant, obligation or agreement set forth in the Merger Agreement on the part of the Company such that certain conditions set forth in the Merger Agreement are not satisfied or would be incapable of being satisfied within 30 days after the giving of written notice to the Company;

    - by the Company, upon a breach of any representation, warranty, covenant, obligation or agreement set forth in the Merger Agreement on the part of the Acquiror or the Parent, in either case such that certain conditions set forth in the Merger Agreement are not satisfied or would be incapable of being satisfied within 30 days after the giving of written notice to the Acquiror or the Parent;

    - by the Acquiror, the Parent or the Company, if any judgment, injunction, order, decree or action by any governmental entity of competent authority preventing the consummation of the Merger has become final and nonappealable;

    - by the Acquiror, the Parent or the Company, if the Merger has not been consummated on or before December 31, 1999, provided that a party may not terminate the Merger Agreement for this reason if such party shall have breached in any material respect its representations, warranties or obligations under the Merger Agreement in any manner that shall have proximately contributed to the failure of the merger to be consummated on or before December 31, 1999;

    - by either the Company (unless the Company is in breach of its obligations set forth in the Merger Agreement with respect to this Proxy Statement or the Special Meeting) or the Acquiror or the Parent if, upon a vote at a duly held meeting of the Stockholders or any adjournment or postponement thereof, the Stockholder approval described under "Summary--Voting Securities and Votes Required" has not been obtained;

    - by the Company, prior to the Special Meeting, if the Board of Directors has withdrawn or modified its approval or recommendation of the Merger or the Merger Agreement in connection with, or approved or recommended, a Superior Acquisition Proposal; provided, however, that no such termination will be effective under circumstances in which a $25,000,000 break-up fee is payable pursuant to the terms of the Merger Agreement, unless within 15 days after such termination, such break-up fee is paid to the Parent in full by the Company and the Operating Partnership;

    - by the Acquiror or the Parent if:

     -- prior to the Special Meeting, the Board of Directors has withdrawn or modified in any manner adverse to the Acquiror its approval or recommendation of the Merger or the Merger Agreement, or approved or recommended any acquisition proposal from a third party, or

     -- the Company has entered into a definitive agreement with respect to any acquisition proposal from a third party;

    - by the Company if the Acquiror has not closed the equity funding contemplated by the Parent Partnership Agreement and the borrowings contemplated by the terms of either (i) the W/B Debt Commitment Letter or
      (ii) the Freddie Mac Commitment Letter:

     --  on or prior to the Satisfaction Date; or

     -- on or prior to December 29, 1999, if (i) the Parent exercises the Extension Option, (ii) the conditions relating to the absence of legal restraints or prohibitions that prevent completion of the Merger have been satisfied, and (iii) the Company has delivered a written notice to the Parent and the Acquiror certifying its ability to satisfy the conditions relating to the conversion of the Company's subsidiaries into Delaware limited liability companies or the liquidation of such subsidiaries; and

    - by the Parent or the Acquiror, if an acquisition proposal from a third party that is publicly announced has been commenced or communicated in writing to the Company and contains a proposal as to price and:

     -- the Company has not rejected such proposal within ten business days after the date of receipt thereof by the Company or after the date its existence first becomes publicly announced, if sooner, or

     -- the Company has failed to confirm the recommendation of the Board of Directors approving the Merger and adopting the Merger Agreement within ten business days after being requested by the Acquiror to do so.

TERMINATION FEES AND EXPENSES

    In the event the Merger Agreement is terminated for certain of the reasons described above, the Company and the Operating Partnership will be obligated to pay the Parent, or the Parent and the Acquiror will be obligated to pay the Company, on behalf of the Operating Partnership, the holders of Common Stock and the holders of OP Units:

    - a break-up fee in the amount of $25,000,000 (which amount is increased to $50,000,000 in the event of a payment by the Parent or the Acquiror if the Parent has previously exercised the Extension Option) (the "Break-Up Fee"); and/or

    - the lesser of the out-of-pocket expenses incurred by the party to which the payment is to be made in connection with the Merger Agreement and the transactions contemplated thereby (the "Break-Up Expenses") or certain fixed amounts.

    The payment of the Break-Up Fees and Break-Up Expenses by the Parent and the Acquiror is secured by the Letter of Credit in the amount of $29,500,000, which amount will be increased to $54,500,000 if the Extension Option is exercised. The right to draw on the Letter of Credit is the Company's exclusive remedy against the Parent and the Acquiror for any and all losses suffered as a result of the failure of the Merger and the Partnership Merger to be consummated.

    The following table summarizes the circumstances in which the Merger Agreement may be terminated and the payments required to be made in connection therewith:

                                         EVENT GIVING RISE TO RIGHT TO
TERMINATING PARTY                                  TERMINATE                              PAYMENT
------------------------------------  ------------------------------------  ------------------------------------
Mutual                                Written consent of the Company and    None
                                      the Parent

The Acquiror or the Parent            Willful breach by the Company of any  The Company and the Operating representation or warranty, covenant  Partnership pay Break-Up Expenses
                                      or obligation                         (up to a maximum amount of
                                                                            $10,500,000) and the Break-Up Fee

                                      Non-willful breach by the Company of  The Company and the Operating
                                      any representation, warranty,         Partnership pay Break-Up Expenses
                                      covenant or obligation                (up to a maximum amount of
                                                                            $15,000,000), except for a
                                                                            termination on the basis of a
                                                                            non-willful breach of certain
                                                                            environmental representations for
                                                                            which the Company will not be
                                                                            required to pay any Break-Up
                                                                            Expenses

The Company                           Willful breach by the Acquiror or     The Acquiror or the Parent pays
                                      the Parent of any representation,     Break-Up Expenses (up to a maximum
                                      warranty, covenant or obligation      amount of $4,500,000) and the
                                                                            Break-Up Fee

                                      Non-willful breach by the Acquiror    The Acquiror or the Parent pays
                                      or the Parent of any representation,  Break-Up Expenses (up to a maximum
                                      warranty, covenant or obligation      amount of $4,500,000)

The Company (unless the Company is    The requisite approval of the         The Company and the Operating
  in breach of its obligations to     holders of Common Stock and           Partnership pay Break-Up Expenses
  mail a proxy statement and hold a   Preferred Stock has not been          (up to a maximum amount of
  meeting of stockholders to          obtained at a meeting of              $15,000,000)
  consider the Merger Agreement),     stockholders
  the Acquiror or the Parent

The Company                           The Board of Directors has withdrawn  The Company and the Operating
                                      or modified its approval or           Partnership pay Break-Up Expenses
                                      recommendation of the Merger in       (up to a maximum amount of
                                      connection with, or approved or       $10,500,000) and the Break-Up Fee
                                      recommended, a Superior Acquisition
                                      Proposal

                                         EVENT GIVING RISE TO RIGHT TO
TERMINATING PARTY                                  TERMINATE                              PAYMENT
------------------------------------  ------------------------------------  ------------------------------------
The Acquiror or the Parent            The Board of Directors, prior to the  The Company and the Operating
                                      Special Meeting, has withdrawn or     Partnership pay Break-Up Expenses
                                      modified in any manner adverse to     (up to a maximum amount of
                                      the Acquiror or the Parent its        $10,500,000) and the Break-Up Fee
                                      approval or recommendation of the
                                      Merger Agreement or has approved or
                                      recommended any other Acquisition
                                      Proposal, or the Company has entered
                                      into a definitive agreement relating
                                      to any other Acquisition Proposal

The Company                           The Acquiror has not closed the       The Acquiror or the Parent pays
                                      equity funding contemplated by the    Break-Up Expenses (up to a maximum
                                      Parent Partnership Agreement or the   amount of $4,500,000) and the
                                      borrowings contemplated by either     Break-Up Fee
                                      the W/B Debt Commitment Letter or
                                      the Freddie Mac Commitment Letter on
                                      or prior to the Satisfaction Date
                                      or, if the Extension Option has been
                                      exercised, on or prior to December
                                      29, 1999

The Acquiror or the Parent            (i) Another acquisition proposal has  The Company and the Operating
                                      been publicly announced and the       Partnership pay Break-Up Expenses
                                      Company has not rejected such         (up to a maximum amount of
                                      proposal within ten business days or  $10,500,000) and the Break-Up Fee
                                      (ii) the Company has failed to
                                      confirm its recommendation of the
                                      Merger within ten business days of
                                      the Acquiror's request to do so.

Any party                             Any judgment, injunction, order,      No payment unless the subject of the
                                      decree or action of a governmental    injunction is a stockholder claim
                                      authority preventing the              that was the subject of a bona fide
                                      consummation of the Merger has        settlement proposal with respect to
                                      become final and non-appealable.      which the Acquiror withheld its
                                                                            consent after the Company's request
                                                                            for such consent pursuant to the
                                                                            terms of the Merger Agreement, in
                                                                            which event Parent and Acquiror will
                                                                            pay the Company Break-Up Expenses
                                                                            (up to a maximum amount of
                                                                            $4,500,000)

                                         EVENT GIVING RISE TO RIGHT TO
TERMINATING PARTY                                  TERMINATE                              PAYMENT
------------------------------------  ------------------------------------  ------------------------------------
Any party (so long as such party is   Closing of the Merger has not         No payment
  not in breach)                      occurred on or before December 31,
                                      1999

AMENDMENT AND WAIVER

    The Merger Agreement provides that it may be amended in writing by the parties thereto, by action taken by their respective Boards of Directors or other governing bodies at any time before or after approval of the Merger Proposal by the Stockholders and prior to the Effective Time, but, after such approval, no amendment, modification or supplement may be made which by law requires further approval by the Stockholders without obtaining such further approval. The parties have agreed to amend the Merger Agreement in this manner to the extent required to continue the status of the Company as a REIT.

    At any time prior to the Effective Time, the parties to the Merger Agreement may, to the extent legally allowed:

    - extend the time for the performance of any of the obligations or other acts of the other party;

    - waive any inaccuracies in the representations and warranties of any other party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement; and

    - subject to the limitations set forth in the preceding paragraph with respect to further Stockholder approval, waive compliance with any of the agreements or conditions contained in the Merger Agreement.

Any agreement on the part of a party to the Merger Agreement to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

FINANCING; SOURCE OF FUNDS

    The total amount of funds required by the Parent in connection with the consummation of the Merger is estimated to be approximately $1.0 billion, including:

    - Payment of the Merger Consideration to Nonaffiliated Stockholders in the amount of approximately $530 million.

    - Payment of cash to holders of OP Units (assuming all of such holders, except Mr. Krupp and his affiliates, elect to receive cash) in the amount of approximately $50 million (if all of such holders do not so elect, the amount of cash required will be reduced).

    - Repayment of debt in the amount of approximately $394 million.

    - Payment in respect of stock options and payment to Directors under the Directors Plan in the aggregate amount of approximately $2 million.

    - Payment of fees and expenses (including debt prepayment fees and financing fees) in the amount of approximately $44 million.


    The amount of funds required by the Parent in connection with the Merger and the Partnership Merger will be obtained through a combination of equity and debt financing. The Surviving Operating Partnership will continue to be obligated for an aggregate of approximately $216 million of outstanding debt.

    Equity Commitment. Pursuant to the Parent Partnership Agreement, the partners of the Parent have agreed to contribute up to an aggregate of $316,349,295 in equity capital to the Parent on or prior to the Closing Date, as follows:

    - Berkshire LP and Berkshire GP have agreed to cause to be contributed 512,203 shares of Common Stock and 4,904,066 OP Units, which have an aggregate value based on the $12.25 per share/unit merger consideration of $66,349,295;

    - Whitehall, WXI/BRH Gen-Par, L.L.C., Stone Street Real Estate Fund 1998, L.P., Bridge Street Real Estate Fund 1998, L.P. and Stone Street WXI/BRH Corp. (collectively, the "Whitehall Group") have agreed to contribute to the Parent an aggregate of up to $125 million in cash; and

    - BRE/Berkshire LP L.L.C. and BRE/Berkshire GP L.L.C. (collectively, the "Blackstone Group") have agreed to contribute to the Parent an aggregate of up to $125 million in cash.

    The following summarizes the equity commitments:

                          EQUITY COMMITMENTS TO PARENT

Berkshire LP and Berkshire GP................  $66,349,295 (in Common Stock and OP Units)
Whitehall Group..............................  up to $125,000,000 (1)
Blackstone Group.............................  up to $125,000,000 (1)

------------------------

(1) The amount of cash to be contributed by the Whitehall Group and the Blackstone Group is subject to reduction (i) to the extent the aggregate cash consideration to be paid in the Partnership Merger is reduced as a result of holders of OP Units electing to receive interests in the Parent rather than cash (thereby reducing the total amount of funds required to consummate the Merger) and (ii) to the extent that the amount of debt financing obtained with respect to the Merger and the Partnership Merger reduces the amount of equity needed to consummate the Merger.

    In addition, the general partners of the Parent have the ability to require Berkshire LP, Berkshire GP, the Whitehall Group and the Blackstone Group to contribute additional cash equity to the Parent.

    W/B Debt Commitment. Each of Whitehall and Blackstone has severally agreed, pursuant to and subject to the terms of the W/B Debt Commitment Letter, to provide 50% of an aggregate amount of debt financing of up to $755 million, but in any case not to exceed 75.5% of the sum of:

    - the aggregate amount of cash required to consummate the Merger and the Partnership Merger;

    - assumed debt of at least $233 million;

    - the value of the equity contributed or deemed contributed to the Parent by its current partners; and

    - all fees and expenses of the Parent and its subsidiaries relating to the Merger, the Partnership Merger and the transactions contemplated thereby.

    The W/B Debt Commitment Letter provides that the loan will have a maturity date of 12 months from the initial funding. The W/B Debt Commitment Letter requires that the proceeds be used to finance the cash consideration to be paid in the Merger and the Partnership Merger, to refinance certain indebtedness of the Operating Partnership and to fund certain fees and expenses associated with the Merger and the Partnership Merger.

    The funds borrowed pursuant to the W/B Debt Commitment Letter are to be secured by, among other things, (i) first mortgage liens and title insurance on 58 properties owned by the Operating Partnership, (ii) a pledge by the Parent of its equity interest in the current general partner of the Operating Partnership and (iii) a non-recourse guarantee by the partners of the Parent, secured by a pledge of their respective interests in the Parent.

    The W/B Debt Commitment Letter provides for the payment of the following fees upon the initial funding thereunder: (a) a commitment fee of 1.0% and a structuring fee of 0.25% of the maximum amount of the commitment and (b) a takedown fee of 0.50% of the amount borrowed. A repayment fee is due on June 15, 2000 in the amount of 0.50% of the amount of the loan then outstanding, if any.


    The W/B Debt Commitment Letter provides for an interest rate equal to the greater of (1) LIBOR (as defined below under "--Payments") plus 3.75% and (2) 8.65%. The financing commitment provided for in the W/B Debt Commitment Letter is subject to a number of conditions, including the occurrence of the Merger and the Partnership Merger by no later than December 31, 1999, the funding by the current partners of the Parent of the equity commitments set forth in the Parent Partnership Agreement, the receipt of certain legal opinions and the receipt of customary mortgage title insurance policies. The W/B Debt Commitment Letter has been filed with the Commission as an exhibit to the Schedule 13E-3.


    The funds to be used by each of the Whitehall Group and the Blackstone Group to meet its equity contributions and debt commitments described above are expected to come from capital contributions from its partners or members, as the case may be, pursuant to existing contractual obligations.

    Freddie Mac Debt Commitment. The Parent has entered into the Freddie Mac Commitment Letter, which provides for up to $708,344,000 in mortgage loans to be made by the Lender in respect of 57 multifamily properties expected to be owned by the Parent upon consummation of the Merger (one of which may be acquired by the Parent after the consummation of the Merger, in which case the loan proceeds would be reduced as described below). The Parent and the entities that will own such properties upon consummation of the Merger are referred to collectively in the Freddie Mac Commitment Letter as the "Borrower." It is anticipated that the Lender will sell the loans to one or more investors and that the loans will be guaranteed by the Federal Home Loan Mortgage Corporation ("Freddie Mac").

    The Freddie Mac Commitment Letter contemplates that the loans will be structured into two pools. The first group of loans ("Pool One") is expected to be in an aggregate maximum amount of $204,631,000, to bear a floating rate of interest (described below), to have a maturity date of 72 months from the closing date, and to be secured by 14 specified properties (subject to the right of the Lender and Freddie Mac to exclude any property not meeting certain Freddie Mac standards, which exclusion will reduce the aggregate amount of loan proceeds). The second group of loans ("Pool Two") is expected to be in an aggregate maximum amount of $503,713,000, to bear a fixed rate of interest (described below), to have a maturity date of 84 months from the closing date, and to be secured by 43 specified properties (subject to the right of the Lender and Freddie Mac to exclude any property not meeting certain Freddie Mac standards, which exclusion will reduce the aggregate amount of loan proceeds). One of the properties securing the Pool One loans has not yet been acquired by the Company and might not be acquired until after the consummation of the Merger, in which case the loan proceeds available at Closing with respect to the Pool One loans will be reduced by approximately $23,000,000. If such property is acquired by the Company before the Closing, $9,000,000 of the approximately $23,000,000 of loan proceeds will not be available to the Parent until after certain occupancy and rental levels with respect to the property have been achieved.

                                    PAYMENTS

    The interest rate with respect to the Pool One loans will be an amount equal to the London Inter-Bank Offer Rate for loans with a 30-day maturity ("LIBOR") plus 1.405%, and will float with LIBOR during the term of the Pool One loans. The interest rate with respect to the Pool Two loans will be 7.705% per annum for the term of the Pool Two loans. In consideration of a reduction in the interest rate on the Pool Two loans, the Borrower has agreed to pay to the Lender $10,880,200 at closing.

    The Freddie Mac Commitment Letter contemplates that the Borrower will make monthly payments of principal and interest in respect of the Pool One and Pool Two loans, calculated on an amortization period of 360 months. The Borrower will be able to prepay any of the loans within either Pool in full and, under certain circumstances, in part, prior to their maturity. With respect to a loan in Pool Two, if the loan is prepaid within the first 78 months of its term, such prepayment must be made together with an amount (a "yield maintenance premium") equal to the greater of (i) 1.0% of the unpaid principal balance of the loan and
(ii) an amount based on the difference, if any, between the interest rate on the Pool Two loans and the yield on U.S. Treasury securities with a comparable maturity date. The Pool One loans will not be subject to yield maintenance premiums if repaid prior to maturity.

                                    SECURITY

    The Freddie Mac Commitment Letter provides that the Pool One and Pool Two loans will be secured by, among other things, (i) a first mortgage lien on the properties, a first priority security interest in the related personalty and an assignment of related leases, rents, revenues and proceeds and (ii) an assignment of the Rate Cap Agreements (defined below). Although the loans generally will be non-recourse to the Parent, the Parent will be required to provide the Lender with a guaranty with respect to certain matters, including environmental liabilities and liability for material misrepresentations. In addition, under certain circumstances, including a voluntary bankruptcy on the part of the property-owning entity, a loan will become fully recourse to the Parent. The loans will be cross-collateralized and cross-defaulted within their respective Pools to the extent permitted under applicable law. Pool One and Pool Two will not be cross-collateralized or cross-defaulted with each other.

    The Freddie Mac Commitment Letter provides for the right of the Borrower to substitute collateral under certain circumstances and upon the payment of specified fees, the right of the Borrower to defease one or more loans under certain circumstances and upon the payment of specified fees, the right of the Borrower to transfer properties subject to the loans in Pool Two under certain circumstances and upon the payment of specified fees, the right of the Borrower to place subordinate Freddie Mac financing on the properties under certain circumstances and upon the payment of specified fees, and the right of the Borrower to release a property from the liens securing the loans upon prepayment of an amount equal to 115% of the outstanding principal balance of the loan relating to that property.

                                ADDITIONAL FEES

    The Freddie Mac Commitment Letter provides for certain other fees to be paid by the Borrower, including the following:

    - a Pool One transaction fee equal to 1.25% of the aggregate loan amount of Pool One;

    - a Pool Two transaction fee equal to 0.50% of the aggregate loan amount of Pool Two;

    - an origination fee equal to $1,000,000;

    - a LIBOR loan fee equal to 0.05% of the aggregate loan amount of Pool One; and

    - an additional origination fee equal to the greater of $375,000 and the actual origination fee for a proposed separate financing by the Lender of a property owned by the Company and located in Silver Spring, Maryland (which additional origination fee will be credited against the origination fee for the Silver Spring financing if that financing closes).

    In addition, the Lender and Freddie Mac have the right to exclude from Pool One or Pool Two any property that fails to meet certain Freddie Mac standards, in which case the Borrower is required to pay an exclusion fee, in an amount determined based on a specified formula, with respect to each such property. The Borrower is also required to pay all reasonable third party expenses, fees and charges with respect to the loans, their processing and the closing thereof and to provide customary indemnification to the Lender. The Parent and its three general partners will be liable to the Lender for certain damages and other sums if the financing does not occur at the time and in the manner contemplated by the Freddie Mac Commitment Letter.

                                    CLOSING

    The Freddie Mac Commitment Letter provides that the closing will occur, subject to the satisfaction of various conditions relating to the properties, on a mutually agreeable date after September 15, 1999 and on or prior to January 5, 2000, but not during the period from September 16, 1999 through September 30, 1999 or during the period from December 15, 1999 through January 4, 2000, and subject to the payment of extension fees by the Borrower to the Lender and Freddie Mac if the financing closes after October 15, 1999 (unless the Lender or Freddie Mac is solely responsible for the delay). The Freddie Mac Commitment Letter provides for the following closing extension fees payable to Freddie Mac:
(i) for an extension of the closing past October 15, 1999 until October 29, 1999, a fee equal to $125,000, (ii) for a further extension to November 14, 1999, a fee equal to $200,000, (iii) for a further extension to November 30, a fee equal to $200,000, (iv) for a further extension to December 14, 1999, a fee equal to $200,000, and (v) for a further extension to January 5, 2000, a fee equal to $1,000,000. The Freddie Mac Commitment Letter also provides for payment to the Lender of an extension fee of 6/32 of 1% of the aggregate Pool Two loan amount for each 30-day extension past October 15, 1999, which will be prorated if the closing occurs within a 30-day period.

                            INTEREST RATE PROTECTION

    The Freddie Mac Commitment Letter provides that, on the date the interest rate for the Pool Two loans is determined (the "Rate Lock Date"), the Borrower must purchase a three year interest rate cap for the benefit of the Lender (a "Three Year Cap") to be in place on the date of closing, at not more than 300 basis points over LIBOR on the Rate Lock Date, with a notional amount equal to the full portion of the aggregate loan amount attributable to Pool One. The Borrower also is required to purchase on the Rate Lock Date a three year interest rate cap for the benefit of the Lender (a "4-6 Year Cap") to be in place upon the expiration of the Three Year Cap for years four through six of the loan term at not more than 300 basis points over LIBOR on the Rate Lock Date, for a notional amount equal to one-half of the portion of the aggregate loan amount attributable to Pool One. The Rate Lock Date was August 5, 1999, and on such date the Parent purchased the Three-Year Cap and the 4-6 Year Cap.

    The Borrower is required to fund an escrow on a monthly basis commencing at closing in an amount necessary to fund the purchase price of an additional interest rate cap for the benefit of the Lender (the "Additional Cap") to be in place upon the expiration of the Three Year Cap for years four through six of the loan term at not more than 300 basis points over LIBOR on the Rate Lock Date, with a notional amount equal to the excess of the loan balance attributable to Pool One loans over the notional amount for the 4-6 Year Cap. The escrow for the Additional Cap will be adjusted semi-annually to reflect prepayments of loans in Pool One and changes in the anticipated cost of the Additional Cap. The counterparty to the agreements relating to the interest rate caps (the "Rate Cap Agreements") must have a minimum specified credit rating.

    The Borrower also is required to fund an escrow to cover annual taxes, assessments and similar charges, and an escrow to provide for certain specified property repairs. Under certain circumstances the Borrower may be required to fund an escrow to cover the costs of certain capital replacements.

                                  TERMINATION

    The commitment by the Lender may be terminated by it if

    - any material adverse change occurs prior to the closing with respect to the properties taken as a whole or the credit of the Borrower taken as a whole;

    - any material part of the properties taken as a whole is taken in condemnation;

    - a condemnation proceeding is pending or threatened at the time of closing with respect to a material part of the properties taken as a whole or;

    - any material part of the properties taken as a whole is damaged and not repaired to the Lender's satisfaction prior to closing.

                                 MISCELLANEOUS

    In connection with underwriting the loans that are the subject of the Freddie Mac Commitment Letter, the Lender engaged Cushman & Wakefield, Inc. and various of its subsidiaries ("Cushman & Wakefield") to perform appraisals of 60 of the Company's real properties and one property that the Company has contracted to acquire. The Lender has informed the Parent that these appraisals reflect an aggregate valuation of these 61 properties of $974,300,000. In addition, in connection with its analysis of a potential refinancing following consummation of the Merger, the Parent engaged Cushman & Wakefield to perform appraisals of the Company's 22 remaining real properties (the "Parent Appraisal"). The Parent Appraisal reflects an aggregate valuation of $342,340,000 for these 22 properties. The total of the values of the real properties set forth in the appraisals obtained by the Lender and in the Parent Appraisal is $1,316,640,000.

    The Parent selected Cushman & Wakefield to prepare the Parent Appraisal because of its reputation and experience in connection with real estate assets. The Parent did not consider retaining other appraisal companies. Cushman & Wakefield was selected on the basis of its national presence, ability to meet tight reporting deadlines and its previous experience appraising assets within the Company's portfolio. The Parent imposed no conditions or limitations on the scope of Cushman & Wakefield's investigation or the methods and procedures to be followed in preparing the Parent Appraisal. The Parent paid Cushman & Wakefield $66,000 to prepare the Parent Appraisal.

    A summary Parent Appraisal, dated August 12, 1999, which sets forth the procedures followed by Cushman & Wakefield, the appraised value of each of the 22 properties and the basis for and methods of arriving at the appraised values is attached hereto as Appendix J. The individual appraisals comprising the Parent Appraisal will be made available for inspection and copying during regular business hours at the Parent's principal executive offices (One Beacon Street, Suite 1500, Boston, Massachusetts 02108) by any Stockholder or a Stockholder's representative who has been so designated in writing.

    The Freddie Mac Commitment Letter has been filed with the Commission as an exhibit to the Schedule 13E-3. The summary of the Freddie Mac Commitment Letter set forth in this Proxy Statement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Freddie Mac Commitment Letter.

    The Parent currently expects to borrow funds as contemplated by the Freddie Mac Commitment Letter concurrently with the consummation of the Merger in lieu of borrowing funds pursuant to the W/B Debt Commitment Letter. In addition, to the extent the Company has a positive cash balance at the time of the Merger, such cash will be available to be used by Parent to finance the Merger. The Company has contracted to sell seven of its properties for an aggregate net sales price of approximately $59 million. In addition, the Parent expects to refinance one property owned by the Company and incur additional mortgage debt on five properties owned by the Company, concurrently with or shortly after the Closing; if consummated, these financings are expected to provide an aggregate of approximately $63 million of loan proceeds to the Parent, or approximately $29 million of net proceeds after repayment of existing debt on the property being refinanced. Obtaining financing for the Merger is not a condition to the obligations of the Parent or the Acquiror under the Merger Agreement or the Partnership Merger Agreement.

APPRAISAL RIGHTS

    If the Merger is consummated, Stockholders who do not vote for approval and adoption of the Merger Proposal, who hold shares of Common Stock or Preferred Stock of record on the date of making a written demand for appraisal as described below and who otherwise comply fully with Section 262 of the DGCL ("Section 262") will be entitled to a judicial determination of the fair value of their shares of Common Stock and Preferred Stock in accordance with the provisions of Section 262 and to receive from the Surviving Company payment of such fair value in cash together with a fair rate of interest, if any, as determined by such court. Stockholders who properly perfect their appraisal rights will not be entitled to surrender their shares of Common Stock and Preferred Stock for payment in the manner provided in the Merger Agreement and described in this Proxy Statement.

    Under Section 262, where a merger agreement is to be submitted for approval and adoption at a meeting of stockholders, as in the case of the Special Meeting, not less than 20 calendar days prior to the meeting, a constituent corporation in the merger must notify each of the holders of its stock who was such on the record date for the meeting that such appraisal rights are available and include in each such notice a copy of Section 262. This Proxy Statement constitutes such notice to the holders of record of the Common Stock and Preferred Stock.

    The following is a summary of the procedures to be followed under Section 262, the full text of which is attached as Appendix E to this Proxy Statement. The summary does not purport to be a complete statement of, and is qualified in its entirety by reference to, Section 262 and to any applicable amendments to such section after the date of this Proxy Statement. Failure to follow any
Section 262 procedures may result in the loss of appraisal rights under Section
262. Stockholders should assume that the Surviving Company will take no action to perfect any appraisal rights of any Stockholder. Any Stockholder who desires to exercise his or her appraisal rights should review carefully Section 262 and is urged to consult his or her legal advisor before electing or attempting to exercise such rights.

    Holders of record of shares of Common Stock or Preferred Stock who desire to exercise their appraisal rights must not vote in favor of the Merger Proposal and must deliver a separate written demand for appraisal of such shares to the Company prior to the taking of the vote on the Merger Proposal. In addition, a holder of shares of Common Stock or Preferred Stock wishing to exercise appraisal rights must hold of record such shares on the date the written demand for appraisal is made and must continue to hold such shares through the Effective Time. The demand for appraisal will be sufficient if it reasonably informs the Company of the identity of the Stockholder and that the Stockholder intends to demand an appraisal of the fair value of his, her or its shares of Common Stock or Preferred Stock.

    If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand must be executed by or for the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be made by or for all owners of record. An authorized agent, including an agent for one or more joint owners, may execute the demand for appraisal for a holder of record; however, such agent must identify the record owner or owners and expressly disclose in such demand that the agent is acting as agent for the record owner or owners of such shares.

    A record holder, such as a broker, who holds shares of Common Stock or Preferred Stock as a nominee for beneficial owners, some or all of whom desire to demand appraisal, must exercise appraisal rights on behalf of such beneficial owners with respect to the shares held for such beneficial owners. In such case, the written demand for appraisal should set forth the number of shares covered by such demand. Unless a demand for appraisal specifies a number of shares, the demand will be presumed to cover all shares outstanding in the name of such record owner. If a Stockholder holds shares of Common Stock or Preferred Stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder. BENEFICIAL OWNERS WHO ARE NOT RECORD OWNERS AND WHO INTEND TO EXERCISE APPRAISAL RIGHTS SHOULD INSTRUCT THE RECORD OWNER TO COMPLY STRICTLY WITH THE STATUTORY REQUIREMENTS WITH RESPECT TO THE DELIVERY OF WRITTEN DEMAND FOR APPRAISAL. A DEMAND FOR APPRAISAL SUBMITTED BY A BENEFICIAL OWNER WHO IS NOT THE RECORD OWNER WILL NOT BE HONORED.

    A proxy or vote against the Merger Agreement will not constitute a demand for appraisal. Stockholders should not expect to receive any additional notice with respect to the deadline for demanding appraisal rights.

    Any Stockholder who elects to exercise appraisal rights must mail or deliver the written demand for appraisal to Berkshire Realty Company, Inc., One Beacon Street, Suite 1550, Boston, Massachusetts 02108, Attention: Scott D. Spelfogel, Secretary.

    If the Merger is approved, then within ten days after the Effective Time, the Surviving Company will provide notice of the Effective Time to all Stockholders who have complied with Section 262.

    A Stockholder may withdraw his or her demand for appraisal within 60 days after the Effective Time of the Merger and accept the terms of the Merger. Thereafter, the approval of the Surviving Company will be needed for such a withdrawal.

    Within 120 days after the Effective Time (the "120-Day Period"), in compliance with Section 262, any Stockholder who has properly demanded an appraisal and who has not withdrawn his or her demand as provided above (such Stockholders being referred to collectively as the "Dissenting Stockholders") and the Surviving Company each has the right to file in the Delaware Court of Chancery (the "Delaware Court") a petition (the "Petition"), with a copy served on the Surviving Company in the case of a Petition filed by a Dissenting Stockholder, demanding a determination of the fair value of the shares held by all of the Dissenting Stockholders. If, within the 120-Day Period, no Petition shall have been filed as provided above, all rights to appraisal will cease and all of the Dissenting Stockholders who owned shares of Common Stock or Preferred Stock will become entitled to receive for each share of Common Stock or Preferred Stock the applicable Merger Consideration, as if such Stockholder had initially voted to approve and adopt the Merger Proposal. The Surviving Company is not obligated and does not currently intend to file such a Petition.

    Any Dissenting Stockholder is entitled, within the 120-Day Period and upon written request to the Surviving Company, to receive from the Surviving Company a statement setting forth (a) the aggregate number of shares of Common Stock or Preferred Stock which have not voted to adopt and approve the Merger Proposal and with respect to which demands for appraisal have been received and (b) the aggregate number of Dissenting Stockholders. Such statement must be mailed (i) within ten days after a written request therefor has been received by the Surviving Company, or (ii) within ten days after the expiration of the period for the delivery of demands, as described above, whichever is later.

    Upon the filing of a Petition, the Delaware Court may order a hearing and that notice of the time and place fixed for the hearing on the Petition be mailed to the Surviving Company and all of the Dissenting Stockholders. Notice will also be published at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware or in another publication deemed advisable by the Delaware Court. The costs relating to these notices will be borne by the Surviving Company.

    If a hearing on the Petition is held, the Delaware Court is empowered to determine which Dissenting Stockholders have complied with the provisions of
Section 262 and are entitled to an appraisal of their shares. The Delaware Court may require that Dissenting Stockholders submit their share certificates for notation thereon of the pendency of the appraisal proceedings and the Delaware Court may dismiss the proceedings as to any Dissenting Stockholder who does not comply with such requirement.

    The Delaware Court will appraise shares of Common Stock and Preferred Stock owned by the Dissenting Stockholders, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the Merger. In determining the fair value, the Delaware Court is to take into account all relevant factors. In WEINBERGER V. UOP, INC., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air" price obviously requires consideration of all relevant factors involving the value of a company. The Delaware Supreme Court has stated, that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which could be ascertained as of the date of the merger and which "throw any light on future prospects of the merged corporation." The Delaware Supreme Court noted that Section 262 provides that fair value is to be determined "exclusive of any element of value arising from the accomplishment or expectation of the merger." In CEDE & CO. V. TECHNICOLOR, INC., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value" but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In WEINBERGER, the Delaware Supreme Court held that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

    Stockholders considering seeking appraisal should have in mind that the fair value of their shares determined by the Delaware Court under Section 262 could be more than, the same as, or less than the consideration payable pursuant to the Merger Agreement. Moreover, the Surviving Company does not anticipate offering more than the consideration payable pursuant to the Merger Agreement to any Dissenting Stockholder and reserves the right to assert in any appraisal proceedings, that, for purposes of Section 262, the "fair value" of a share of Common Stock or Preferred Stock is less than the consideration payable pursuant to the Merger Agreement.

    The Delaware Court may also (i) determine a fair rate of interest, if any, to be paid to Dissenting Stockholders in addition to the fair value of the shares, (ii) determine the costs of the proceeding and tax such costs against the parties as the Delaware Court deems equitable (however, costs do not include attorneys' and expert witnesses' fees) and (iii) upon application of a Dissenting Stockholder, order all or a portion of the expenses incurred by any Dissenting Stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and fees and expenses of experts, to be charged PRO RATA against the value of all shares entitled to appraisal.

    No appraisal proceedings in the Delaware Court will be dismissed as to any Dissenting Stockholder without the approval of the Delaware Court, and this approval may be conditioned upon terms which the Delaware Court deems just.

    From and after the Effective Time, Dissenting Stockholders will not be entitled to vote (or consent by written action) any shares subject to demand for appraisal for any purpose and will not be entitled to receive payment of dividends or other distributions in respect of such shares, except for dividends or other distributions payable to Stockholders of record at a date prior to the Effective Time.

    Failure to take any required step in connection with appraisal rights may result in the loss of such rights. Any Stockholder who loses such rights will only be entitled to receive the Merger Consideration.

FEES AND EXPENSES

    The estimated aggregate costs and fees of the Company on the one hand, and the Parent and the Acquiror on the other hand, in connection with the Merger and related transactions are as follows:

                                                                                                  OBLIGATIONS OF
                                                                                OBLIGATIONS OF         THE
                                                                                     THE              PARENT
                                                                                   COMPANY       AND THE ACQUIROR
                                                                               ----------------  ----------------
Investment Banking Fees and Expenses.........................................   $    6,000,000    $    4,940,000
Filing Fees..................................................................          107,000                --
Legal, Due Diligence and Accounting Fees and Expenses........................        3,000,000         6,000,000
Board of Directors Fees and Expenses.........................................           75,000                --
Prepayment Fees and Financing Fees...........................................               --        30,900,000
Printing, Mailing and Vote Solicitation Fees.................................        1,000,000                --
Miscellaneous Fees and Expenses..............................................        1,500,000         2,450,000
                                                                               ----------------  ----------------
  Total......................................................................   $   11,682,000    $   44,290,000

    The Merger Agreement calls for such fees and expenses to be paid by the party which incurred them, except that the Company on the one hand, and the Parent and the Acquiror on the other hand, may be required to pay Break-Up Expenses and/or Break-Up Fees. See "--Termination Fees and Expenses."

REGULATORY REQUIREMENTS

    Except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and, after the approval and adoption of the Merger Proposal by the Stockholders, the filing of any required transfer tax returns or related documents and compliance with federal and state securities laws, none of the Company, the Acquiror or the Parent is aware of any material United States federal or state or foreign governmental regulatory requirement necessary to be complied with or approval that must be obtained in connection with the Merger.

                     SELECTED FINANCIAL DATA OF THE COMPANY

    The following table sets forth selected financial information regarding the Company's results of operations and financial position. This information should be read in conjunction with the Consolidated Financial Statements and Notes thereto and other financial information included or incorporated by reference herein.


    The historical financial data as of and for the six months ended June 30, 1999 and 1998 have been derived from the unaudited financial statements included in the Company's Quarterly Report on Form 10-Q for the quarters ended June 30, 1999 and 1998, respectively. The historical financial data for the years ended December 31, 1998, 1997, 1996, 1995 and 1994 have been derived from audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, as amended by Annual Report on Form 10-K/A.


                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES
                            SELECTED FINANCIAL DATA
            (DOLLARS IN THOUSANDS, EXCEPT NUMBER OF APARTMENT UNITS,
                   SHARES OUTSTANDING AND PER SHARE AMOUNTS)

                                               FOR SIX MONTHS
                                                ENDED JUNE 30                     FOR YEARS ENDED DECEMBER 31,
                                          -------------------------  ------------------------------------------------------
                                             1999          1998          1998          1997          1996          1995
                                          -----------  ------------  ------------  ------------  ------------  ------------
                                                 (UNAUDITED)
OPERATING DATA:
Rental revenue..........................  $    97,994  $     81,633  $    175,965  $    109,974  $     89,451  $     70,068
Total revenue...........................      100,955        85,127       182,785       115,499        93,002        74,441
Property operating expenses, including
  property management fees..............       43,078        35,811        77,611        50,221        42,353        33,347
Depreciation and amortization...........       35,831        32,643        70,827        43,315        30,172        21,984
Provision for losses on real estate
  assets................................           --            --            --         1,850         7,500            --
General and administrative..............        2,881         3,365         6,360         5,744         4,254         1,356
Interest................................       22,473        17,167        38,801        24,006        20,501        15,618
Non-recurring charges...................        4,572            --         1,470            --           442         1,728
Income (loss) from operations before
  joint venture income (loss), gains on
  sales of assets, gains on payoff of
  mortgage loans, minority interest and
  extraordinary items...................       (7,881)       (3,859)      (12,285)      (12,037)      (12,612)       (1,157)
Joint venture income (loss).............           --           132           132        (4,910)       (3,009)        1,407
Gains on sales of real estate assets....          196         1,387         1,265         6,455            58        15,603
Minority interest in Operating
  Partnership...........................        2,281         1,023         3,370         2,154         1,403          (167)
Extraordinary items, net................           --           (95)         (478)          (90)         (149)         (901)
Net income (loss).......................  $    (5,404) $     (1,411) $     (7,995) $     (8,429) $    (14,308) $     14,786
Income allocated to preferred
  shareholders..........................  $    (3,079) $     (3,096) $     (6,158) $     (1,659) $         --  $         --
Net income (loss) allocated to common
  shareholders..........................  $    (8,483) $     (4,507) $    (14,154) $    (10,088) $    (14,308) $     14,786

PER COMMON SHARE DATA:
Net income (loss)(basic and diluted)....  $      (.23) $       (.12) $       (.39) $       (.37) $       (.56) $       (.58)
Dividends paid..........................  $       .49  $        .48  $        .96  $        .92  $        .90  $        .89
Weighted average common shares
  outstanding...........................   36,730,987    36,677,369    36,684,985    27,099,522    25,393,147    25,392,621
Weighted average preferred shares
  outstanding...........................    2,737,000     2,737,000     2,737,000       727,367            --            --


                                              1994
                                          ------------

OPERATING DATA:
Rental revenue..........................  $     63,222
Total revenue...........................        68,470
Property operating expenses, including
  property management fees..............        31,826
Depreciation and amortization...........        19,507
Provision for losses on real estate
  assets................................            --
General and administrative..............         2,044
Interest................................        10,794
Non-recurring charges...................         2,555
Income (loss) from operations before
  joint venture income (loss), gains on
  sales of assets, gains on payoff of
  mortgage loans, minority interest and
  extraordinary items...................           510
Joint venture income (loss).............         1,178
Gains on sales of real estate assets....         4,069
Minority interest in Operating
  Partnership...........................            --
Extraordinary items, net................            --
Net income (loss).......................  $      5,757
Income allocated to preferred
  shareholders..........................  $         --
Net income (loss) allocated to common
  shareholders..........................  $      5,757
PER COMMON SHARE DATA:
Net income (loss)(basic and diluted)....  $       (.23)
Dividends paid..........................           .86
Weighted average common shares
  outstanding...........................    25,391,478
Weighted average preferred shares
  outstanding...........................            --

                                               FOR SIX MONTHS
                                                ENDED JUNE 30                     FOR YEARS ENDED DECEMBER 31,
                                          -------------------------  ------------------------------------------------------
                                             1999          1998          1998          1997          1996          1995
                                          -----------  ------------  ------------  ------------  ------------  ------------
                                                 (UNAUDITED)
BALANCE SHEET DATA:
Total assets............................  $ 1,014,756  $    956,790  $  1,008,907  $    846,420  $    569,670  $    486,968
Real estate, excluding joint ventures,
  before accumulated depreciation.......  $ 1,152,511  $  1,014,971  $  1,105,996  $    880,652  $    585,795  $    465,846
Long-term fixed rate obligations........  $   411,841  $    375,576  $    413,953  $    362,762  $    206,837  $    155,201
Shareholders' equity....................  $   306,515  $    349,226  $    333,018  $    368,195  $    223,654  $    260,788
Common shares outstanding...............   36,754,752    36,745,714    36,713,400    36,334,601    25,393,368    25,392,951
Book value per common share.............  $      6.48  $       7.64  $       7.21  $       8.25  $       8.81  $      10.27

Other Information:
Funds from Operations ("FFO")(1)........  $    29,292  $     25,648  $     53,644  $     36,061  $     28,939  $     26,031
Ratio of earnings to fixed charges and
  preferred dividends(2)................         .651          .747          .675          .594          .302         1.924
Apartment units owned, end of period....       24,387        22,751        24,123        18,773        12,435         9,433


                                              1994
                                          ------------

BALANCE SHEET DATA:
Total assets............................  $    458,207
Real estate, excluding joint ventures,
  before accumulated depreciation.......  $    448,058
Long-term fixed rate obligations........  $     88,279
Shareholders' equity....................  $    268,591
Common shares outstanding...............    25,391,426
Book value per common share.............  $      10.58
Other Information:
Funds from Operations ("FFO")(1)........  $     25,707
Ratio of earnings to fixed charges and
  preferred dividends(2)................         1.481
Apartment units owned, end of period....         9,385


------------------------------

(1) Management and industry analysts generally consider Funds from Operations (or FFO), to be an appropriate measure of the performance of an equity REIT, along with net income and cash flows from operating activities, financing activities and investing activities. However, FFO should not be considered as a substitute to net income as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. The Company believes that in order to facilitate a clear understanding of the operating results of the Company, FFO should be analyzed in conjunction with net income (loss) as presented in the consolidated financial statements and information presented elsewhere. See "Financial Statements." FFO is determined in accordance with a resolution adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (NAREIT), and is defined as net income (loss) (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. The methodology used by the Company when calculating FFO may differ from that of other equity REITs and, therefore, may not be comparable to such other REITs. In addition, FFO does not represent amounts available for management's discretionary use for needed capital replacement or expansion, debt service obligations or other commitments.

(2) The Company computed the ratios of earnings to fixed charges and preferred stock dividends by dividing earnings by fixed charges and preferred stock dividends. For this purpose, earnings consist of earnings before extraordinary items and fixed charges. Fixed charges consist of interest expense, amortization of deferred financing costs, capitalized interest and that portion of rental expense representative of the interest factor in leases.

                        CAUTIONARY STATEMENT CONCERNING
                           FORWARD-LOOKING STATEMENTS

    Certain matters discussed in this Proxy Statement are forward-looking statements that involve risks and uncertainties that could cause the Company's actual results to differ materially from the expectations described in such statements. These risks and uncertainties include the factors set forth in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, which is incorporated herein by reference. Forward-looking statements include the information set forth under "Certain Financial Projections of the Company" and "Estimated Proceeds Per Share in Liquidation". Such information has been included in this Proxy Statement for the limited purpose of giving the Stockholders access to financial projections that were furnished to the Board of Directors, the Special Committee and their financial advisors.

                  CERTAIN FINANCIAL PROJECTIONS OF THE COMPANY

    The information set forth under "Certain Financial Projections of the Company" was based on assumptions concerning the Company's business prospects in the years 1999 through 2001. The information also was based on other revenue and operating assumptions. Information of this type is based on estimates and assumptions that are inherently subject to significant economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the Company's control. Accordingly, there can be no assurance that the projected results would be realized or that actual results would not be significantly higher or lower than those set forth under "Certain Financial Projections of the Company."

    In addition, the projections for the years ending December 31, 1999 through December 31, 2001 were not prepared with a view to public disclosure or compliance with the published guidelines of the Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections and forecasts and are included in this Proxy Statement only because such information was made available to the Special Committee, the Board of Directors, Lazard, Lehman and Prudential Securities.

    The Company does not as a matter of course publicly disclose internal budgets, plans, estimates, forecasts or projections as to future revenues, earnings or other financial information. However, in order to aid the evaluation of the Company by the Special Committee, the Board of Directors, Lazard, Lehman and Prudential Securities, the Company in November 1998 and February 1999 furnished each of those entities with certain projections (the "November 1998 Projections" and the "February 1999 Projections," respectively, and collectively the "Projections") prepared by the Company's management. The February 1999 Projections updated the November 1998 Projections.

    The following summary of the Projections is included in this Proxy Statement solely because the Projections were made available to such parties. The Projections do not reflect any of the effects of the Merger or other changes that may in the future be deemed appropriate concerning the Company and its assets, business, operations, properties, policies, corporate structure, capitalization and management in light of the circumstances then existing. Except to the extent the February 1999 Projections update the November 1998 Projections, the Company has not updated the Projections to reflect changes that have occurred since their preparation.

    Neither the Company's independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained in the Projections, nor have they expressed any opinion or given any form of assurance on such information or its achievability.

    While presented with numerical specificity, the Projections necessarily were based on numerous assumptions, the material ones of which are set forth below and many of which are beyond the control of the Company and may prove not to have been, or may no longer be, accurate. However, the Company believes that as of the date they were prepared, such assumptions were reasonable given the information known by management as of such date. This information does not reflect revised prospects for the Company's business, changes in general business and economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time such information was prepared. Accordingly, such information is not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below, and should not be regarded as a representation that they will be achieved.

    NO PARTY BY OR TO WHOM THE PROJECTIONS WERE PROVIDED CAN GIVE ANY ASSURANCES AS TO THE ACCURACY OF ANY SUCH PROJECTIONS OR THEIR UNDERLYING ASSUMPTIONS. THE PROJECTIONS ARE NOT GUARANTEES OF PERFORMANCE. THEY INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS. THE FUTURE RESULTS AND STOCKHOLDER VALUE OF THE COMPANY MAY DIFFER MATERIALLY FROM THOSE EXPRESSED IN THE PROJECTIONS. MANY OF THE FACTORS THAT WILL DETERMINE THESE RESULTS AND VALUES ARE BEYOND THE COMPANY'S ABILITY TO CONTROL OR PREDICT. STOCKHOLDERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE PROJECTIONS. THERE CAN BE NO ASSURANCE THAT THE PROJECTIONS WILL BE REALIZED OR THAT THE COMPANY'S FUTURE FINANCIAL RESULTS WILL NOT MATERIALLY VARY FROM THE PROJECTIONS. THE COMPANY DOES NOT INTEND TO UPDATE OR REVISE THE PROJECTIONS EXCEPT AS REQUIRED BY LAW.

    The information set forth below should be read together with the information contained in the Company's Annual Report on Form 10-K/A for the year ended December 31, 1998, the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 and the other information included or incorporated by reference in this Proxy Statement.

    Subject to the qualifications and limitations stated above, the information set forth below generally relies upon the following material assumptions and bases for projections:

I. NOVEMBER 1998 PROJECTIONS

    Major Assumptions:

    - Projected net operating income for 1999 on the individual properties was based on 1999 forecasts done in conjunction with the then current 1998 projections.

    - In years 2000 and 2001, the individual property revenues were increased by 3% annually and the expenses by 2% annually.

    - The November 1998 Projections assumed the acquisition of three properties and the disposition of four properties during the three year time frame.

    - The November 1998 Projections assumed the completion of two development projects underway.

    - The Company's debt structure was anticipated to remain relatively unchanged.

    - No assumption was made for any additional equity capital.

    - Corporate costs and general and administrative expenses for 1999 were based on preliminary budgets and were increased 2% annually in 2000 and 2001.

II. FEBRUARY 1999 PROJECTIONS

    Major Assumptions:

    - Projected net operating income for 1999 on the individual properties was based on final 1999 budgets.

    - Property revenues were increased 3% annually and expenses 2% annually in years 2000 and 2001.

    - The February 1999 Projections assumed the acquisition of the same three properties, but at higher acquisition prices.

    - Dispositions were increased from four properties to five properties plus one land parcel.

    - The February 1999 Projections reflected the completion of three development projects, two currently in progress and one additional.

    - Debt levels remain relatively unchanged.

    - It was assumed that the Company would raise $50 million in perpetual preferred stock and use $25 million for a joint venture investment and the remaining proceeds to buy back the Company's common stock at an average price of $10 per share.

    - The February 1999 Projections assumed the joint venture investment would represent a 20% equity investment that would generate cash on cash returns of 13.7% in 2000 and 15.4% in 2001.

    - Corporate costs and general and administrative expenses for 1999 were based on final budgets and were increased 2% annually in 2000 and 2001.

                           NOVEMBER 1998 PROJECTIONS
    (DOLLARS IN THOUSANDS, EXCEPT SHARES OUTSTANDING AND PER SHARE AMOUNTS)

                                                   ACTUAL
                                                   FOR THE                     PROJECTIONS
                                                    YEAR                    FOR THE YEAR ENDED
                                                    ENDED     ----------------------------------------------
                                                    1997         1998        1999        2000        2001
                                                 -----------  ----------  ----------  ----------  ----------
Portfolio net operating income.................   $  62,608   $  107,022  $  115,972  $  120,180  $  124,529
Dispositions net operating income..............          --           --       3,358         540          --
1999 Acquisitions net operating income.........          --           --         256       3,198       3,304
2000 Acquisitions net operating income.........          --           --          --         996       2,063
                                                 -----------  ----------  ----------  ----------  ----------
Subtotal Multifamily net operating income......      62,608      107,022     119,586     124,914     129,896
                                                 -----------  ----------  ----------  ----------  ----------
Retail net operating income....................       4,777          (67)         --          --          --
Development net operating income...............          --           --         475       3,553       5,095
                                                 -----------  ----------  ----------  ----------  ----------
Total net operating income.....................      67,385      106,955     120,061     128,467     134,991

Ancillary income...............................          --           --         472         750       1,000
Property management fees and third party
  reimbursements...............................       3,178        3,668       3,380       3,481       3,551
Mortgage-backed security interest income.......         777          576         432         432         432
Interest income................................       1,002        1,941       1,955       1,955       1,955
Mortgage loan interest income..................         324          332         313         313         313
Interest expense--mortgages....................     (24,133)     (33,633)    (34,822)    (34,822)    (34,822)
Interest expense--Credit Facility..............          --       (6,568)    (11,591)    (12,600)    (12,600)
Interest expense--Construction loan............          --         (476)       (434)         --          --
Capitalized interest...........................          --        1,737       2,008         947         288
Incremental interest expense--acquisitions.....          --           --          --        (343)       (686)
Property management fees.......................        (773)          --          --          --          --
General and administrative expenses............      (1,615)      (1,348)     (1,854)     (1,891)     (1,929)
Property management costs......................      (4,911)      (7,751)     (6,431)     (6,560)     (6,691)
Corporate costs................................      (3,515)      (4,789)     (3,857)     (3,934)     (4,013)
                                                 -----------  ----------  ----------  ----------  ----------
FUNDS FROM OPERATIONS (FFO)(1).................   $  37,719   $   60,644  $   69,632  $   76,195  $   81,789
                                                 -----------  ----------  ----------  ----------  ----------
                                                 -----------  ----------  ----------  ----------  ----------
FFO PER SHARE (DILUTED)........................   $   1.092   $    1.182  $    1.337  $    1.463  $    1.571
FFO growth.....................................          --         8.28%      13.14%       9.41%       7.36%
EBITDA(2)......................................   $  61,852   $   99,583  $  114,471  $  123,004  $  129,610
                                                 -----------  ----------  ----------  ----------  ----------
                                                 -----------  ----------  ----------  ----------  ----------
EBITDA PER SHARE...............................   $   1.790   $    1.941  $    2.199  $    2.363  $    2.489
                                                 -----------  ----------  ----------  ----------  ----------
                                                 -----------  ----------  ----------  ----------  ----------

------------------------

(1) See "Selected Financial Data of the Company" for a definition of FFO.

(2) Represents earnings before interest expense, income tax expense, depreciation expense and amortization expense.

                           FEBRUARY 1999 PROJECTIONS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                 PROJECTIONS
                                                                                 BUDGET            FOR THE
                                                                                 FOR THE          YEAR ENDED
                                                                               YEAR ENDED   ----------------------
                                                                                  1999         2000        2001
                                                                               -----------  ----------  ----------
Real estate net operating income.............................................   $ 121,573   $  128,299  $  133,281

Joint Venture earnings before depreciation...................................          --        2,141       3,846
Property Management fees and third party reimbursements......................       3,247        3,344       3,445
MBS and notes receivable interest income.....................................       2,988        2,373       2,265
Interest expense.............................................................     (44,942)     (44,926)    (46,537)
Corporate and general and administrative expenses............................      (5,528)      (5,639)     (5,751)
Property management costs....................................................      (7,982)      (8,142)     (8,304)
Perpetual preferred interest expense.........................................      (1,583)      (4,750)     (4,750)
                                                                               -----------  ----------  ----------
FUNDS FROM OPERATIONS (FFO)..................................................   $  67,773   $   72,700  $   77,495
                                                                               -----------  ----------  ----------
FFO PER SHARE (DILUTED)......................................................   $   1.307   $    1.461  $    1.558
                                                                               -----------  ----------  ----------
                                                                               -----------  ----------  ----------

FFO growth...................................................................          --        11.81%       6.59%
                                                                               -----------  ----------  ----------
                                                                               -----------  ----------  ----------
EBITDA.......................................................................   $ 112,715   $  117,627  $  124,031
                                                                               -----------  ----------  ----------
                                                                               -----------  ----------  ----------
EBITDA PER SHARE (DILUTED)...................................................   $   2.173   $    2.364  $    2.493
                                                                               -----------  ----------  ----------
                                                                               -----------  ----------  ----------

                  ESTIMATED PROCEEDS PER SHARE IN LIQUIDATION

    In accordance with the Company's Certificate of Incorporation, the Company submitted the Liquidation Plan to the Stockholders for approval. The Board of Directors recommended against adoption of the Liquidation Plan, and at a special meeting of stockholders held on July 21, 1999, the Stockholders voted against adoption of the Liquidation Plan.

    The Certificate of Incorporation required the Board of Directors to estimate the per share amount that would be available for distribution to Stockholders if the Liquidation Plan were adopted. A preliminary estimate of such amount was prepared by management and furnished to the Board of Directors in November 1998 (the "November 1998 Estimate"). A revised estimate, that gave effect to certain indebtedness that was inadvertently omitted from the November 1998 Estimate, was prepared and furnished to the Board and the Special Committee in December 1998 as a Pro Forma Condensed Consolidated Statement of Net Assets in Liquidation (the "December 1998 Pro Forma Liquidation Statement").

    A revised estimate, in the form of a Schedule of Estimated Amounts Available for Distribution (the "February 1999 Estimated Proceeds Schedule") was prepared in response to comments from the staff of the Commission in February 1999. The February 1999 Estimated Proceeds Schedule assumed an effective date of December 31, 1998. The February 1999 Estimated Proceeds Schedule was furnished to Lazard, Lehman and Prudential Securities.

    The December 1998 Pro Forma Liquidation Statement differs in format (as a result of the comments from the staff of the Commission) from the estimated net proceeds upon liquidation set forth in the proxy statement related to the Liquidation Plan which was mailed to Stockholders in June 1999 (the "June 1999 Liquidation Proxy"). The estimates set forth in the June 1999 Liquidation Proxy also reflect (i) changes in interest rates following the preparation of the December 1998 Pro Forma Liquidation Statement and the February 1999 Estimated Proceeds Schedule and (ii) the obligation of the Company to pay Break-Up Expenses in the event of termination of the Merger Agreement as a result of adoption of the Liquidation Plan. The estimates set forth in the June 1999 Liquidation Proxy were formulated after April 13, 1999 and were not considered by the Board of Directors, the Special Committee or their financial advisors in determining whether to recommend approval and adoption of the Merger Proposal. Those estimates would not have altered the views of the Board of Directors, the Special Committee or the financial advisors as to the fairness of the Merger Proposal.

    The December 1998 Pro Forma Liquidation Statement is presented in this Proxy Statement solely because the Board of Directors and the Special Committee considered the estimates set forth therein in determining whether to approve and adopt the Merger Proposal. The February 1999 Estimated Proceeds Schedule is presented in the Proxy Statement solely because Lazard, Lehman and Prudential Securities considered the estimates set forth therein in furnishing their respective fairness opinions. THERE CAN BE NO ASSURANCE THAT THE ESTIMATED PROCEEDS PER SHARE WOULD BE REALIZED IF THE COMPANY WERE LIQUIDATED. The Company believes that there is a likelihood that certain risks related to liquidation would result in holders of Common Stock realizing less than the amount per share estimated below. These risks include without limitation the risk that a substantial number of holders of OP Units would elect to receive a distribution in kind of their contributed partnership interests and that, as a result, the Company would retain an unsaleable minority interest in certain property-owning partnerships.

    The valuation of assets and liabilities necessarily requires estimates and assumptions by management (see "--Significant Assumptions" below), or in the case of real estate assets, independent appraisals, and there would be substantial uncertainties in carrying out any liquidation plan. The actual value of any liquidating distributions would depend upon a variety of factors including, but not limited to, the actual proceeds from the sale of any of the Company's assets, the ultimate settlement amounts of the Company's liabilities and obligations, actual costs incurred in connection with carrying out the liquidation, including costs of liquidation and establishing reserves, and the actual timing of the distributions.

    The December 1998 Pro Forma Liquidation Statement, the February 1999 Estimated Proceeds Schedule and their respective related notes should be read in conjunction with the Company's historical consolidated financial statements and notes thereto. See "Financial Statements."

    The values and liabilities ultimately realized in any liquidation could differ from the amounts shown below and the difference could be material. No assurance can be given that the amount that would be received in liquidation would equal the estimated amount available for distribution per share presented below.

SIGNIFICANT ASSUMPTIONS. The December 1998 Pro Forma Liquidation Statement and the February 1999 Estimated Proceeds Schedule were prepared using balances as of September 30, 1998 and December 31, 1998, respectively, and were based, in part, on certain assumptions, including without limitation, the following:

    - real estate values were based on independent appraisals with an effective date of value as of October 15, 1998;

    - the acquisition and related indebtedness of the apartment complex known as Granite Run, which in fact closed in January 1999, had been consummated on September 30, 1998, in the case of the December 1998 Pro Forma Liquidation Statement, and December 31, 1998, in the case of the February 1999 Estimated Proceeds Schedule;

    - that no holder of OP Units would elect to receive a distribution in kind;

    - all mortgage notes payable would be paid off at time of sale, resulting in contractual prepayment penalties to be incurred;

    - that no payments would be made to BCLP under the Business Contribution Agreement;

    - that all holders of Preferred Stock would vote against the Liquidation Plan and thereby be entitled to a liquidation preference of $28.75 per share; and

    - that the Company would maintain its REIT status during the liquidation period, resulting in the Company incurring no material federal or state income tax expenses.

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES
            DECEMBER 1998 PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                          OF NET ASSETS IN LIQUIDATION
                               SEPTEMBER 30, 1998
                                  (UNAUDITED)

                                                              HISTORICAL        PRO FORMA        PRO FORMA
                                                             BALANCES(1)       ADJUSTMENTS        BALANCES
                                                           ----------------  ---------------  ----------------
                                                    ASSETS
Real estate properties...................................  $    937,695,844  $   274,107,656A $  1,211,803,500
Mortgage loans...........................................         2,362,991          514,884B        2,877,875
Mortgage-backed securities...............................         5,419,432          372,288B        5,791,720
Cash and cash equivalents................................        17,855,756               --        17,855,756
Accounts receivable......................................         1,747,139               --         1,747,139
Note receivable..........................................         7,500,000               --         7,500,000
Workforce and other intangible assets....................        12,707,078      (12,707,078)C               --
Other assets.............................................        29,313,605       (8,643,890)D       20,699,715
                                                           ----------------  ---------------  ----------------
  Total assets...........................................  $  1,014,601,845  $   253,643,860  $  1,268,245,705
                                                           ----------------  ---------------  ----------------
                                                           ----------------  ---------------  ----------------

                                     LIABILITIES AND SHAREHOLDERS' EQUITY

Lines of credit and mortgage notes payable...............  $    560,464,463  $    70,377,983E $    630,842,446
Accounts payable and other liabilities...................        34,067,039       18,820,000F       52,887,039
                                                           ----------------  ---------------  ----------------
Liabilities..............................................       594,531,502       89,197,983       683,729,485
Preferred stock..........................................        68,425,000       10,263,750G       78,688,750
                                                           ----------------  ---------------  ----------------
Liabilities and preferred stock..........................       662,956,502       99,461,733       762,418,235
Minority interest........................................        84,837,938       20,775,091H      105,613,029
                                                           ----------------  ---------------  ----------------
  Total liabilities......................................       747,794,440      120,236,824       868,031,264
                                                           ----------------  ---------------  ----------------
Common shareholders' equity..............................       266,807,405     (266,807,405)I               --
                                                           ----------------  ---------------  ----------------
Total liabilities and shareholders' equity...............  $  1,014,601,845  $  (146,570,581) $    868,031,264
                                                           ----------------  ---------------  ----------------
                                                           ----------------  ---------------  ----------------
Net assets in liquidation................................                                     $    400,214,441
                                                                                              ----------------
Number of common shares outstanding......................                                           36,711,488
                                                                                              ----------------
                                                                                              ----------------
Net assets in liquidation per common share...............                                     $          10.90
                                                                                              ----------------
                                                                                              ----------------

------------------------

(1) Certain historical balances have been reclassified to conform with the liquidation basis of accounting presentation.

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES
  NOTES TO DECEMBER 1998 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                          OF NET ASSETS IN LIQUIDATION
                               SEPTEMBER 30, 1998

A. Represents adjustments to record real estate properties at their estimated net realizable value based on independent appraisals adjusted as follows:

Aggregate appraised value (prepared on an as completed
  basis).....................................................  $1,278,650,000
Less:
Estimated costs to complete development and rehabilitation
  projects...................................................    (28,487,000)
Estimated property disposition costs (3% of appraised
  value).....................................................    (38,359,500)
                                                               -------------
Net realizable value.........................................  $1,211,803,500
                                                               -------------
                                                               -------------

B. Represents adjustments to record mortgage loans and mortgage-backed securities at their estimated net realizable value.

C. Represents adjustments to record workforce and other intangible assets at their estimated net realizable value. Management has ascribed no net realizable value to such assets.

D. Represents adjustments to record other assets, which consists primarily of escrows and deposits, at estimated net realizable value and to write-off those assets, primarily deferred financing costs, for which management has ascribed no realizable value.

E. Represents adjustments to record line of credit and mortgage notes payable at their estimated settlement amounts as follows:

Historical book balance.......................................  $560,464,463
Pro forma borrowing to acquire Granite Run....................   25,500,000
Estimated amount of contractual prepayment penalties
  associated with the assumed payoff all notes payable........   44,877,983
                                                                -----------
Estimated settlement amount...................................  $630,842,446
                                                                -----------
                                                                -----------

F. Represents adjustments to record an accrual for estimated costs of liquidation which include severance payments to employees ($11,200,000) and other liabilities ($7,620,000).

G. Represents adjustment to reflect liquidation preference of Preferred Stock of $28.75 per share.

H. Represents adjustment to reflect minority investors' interest in the Operating Partnership at net realizable value of $10.90 per OP Unit.

I. Represents adjustment to shareholders' equity for the pro forma effect of the adoption of the Plan.

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

                   FEBRUARY 1999 ESTIMATED PROCEEDS SCHEDULE

                               DECEMBER 31, 1998
                                  (UNAUDITED)

                                                                                                     ESTIMATED
                                                                                                    LIQUIDATION
                                                                                                       VALUE
                                                                                                  ----------------
Real estate properties..........................................................................  $  1,224,969,500A
Mortgage loan...................................................................................         2,856,635B
Mortgage-backed securities......................................................................         5,271,039C
Cash and cash equivalents.......................................................................        20,192,029
Accounts receivable.............................................................................         1,790,423
Note receivable.................................................................................         7,500,000
Other assets....................................................................................        19,175,680D
                                                                                                  ----------------
  Total assets..................................................................................  $  1,281,755,306
                                                                                                  ----------------
                                                                                                  ----------------
Lines of credit and mortgage notes payable......................................................  $    638,366,946E
Accounts payable and other liabilities..........................................................        52,936,564F
Preferred stock.................................................................................        78,688,750G
Minority interest...............................................................................       106,634,799H
                                                                                                  ----------------
  Total liabilities, preferred stock and minority interest......................................  $    876,627,059
                                                                                                  ----------------
                                                                                                  ----------------
Estimated amount available for distribution.....................................................  $    405,128,247
                                                                                                  ----------------
                                                                                                  ----------------
Number of common shares outstanding.............................................................        36,713,400
                                                                                                  ----------------
                                                                                                  ----------------
Estimated amount available for distribution per common share....................................  $          11.03
                                                                                                  ----------------
                                                                                                  ----------------

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

               NOTES TO FEBRUARY 1999 ESTIMATED PROCEEDS SCHEDULE

                               DECEMBER 31, 1998
                                  (UNAUDITED)

A.         Reflects real estate properties at their estimated net realizable value based on independent appraisals adjusted as follows:

           Aggregate appraised value (prepared on an as completed basis)...........  $1,278,550,000

           Less:

           Estimated costs to complete development and rehabilitation projects.....    (15,224,000)

           Estimated property disposition costs (3% of appraised value)............    (38,356,500)
                                                                                     -------------

           Net estimated value.....................................................  $1,224,969,500
                                                                                     -------------
                                                                                     -------------

           Property disposition costs are estimated to be $38,356,500, which is 3% of the aggregate appraised value (50% of these costs are expected to consist of brokerage commissions and 50% of these costs are expected to consist of legal and closing costs).

B.         Reflects mortgage loan at the actual outstanding principal balance before giving effect to purchase discount.

C.         Reflects mortgaged-backed securities at their estimated net realizable values as per valuation report from the custodian.

D.         Reflects other assets, which consist primarily of escrows, deposits and prepaid expenses at estimated net realizable value. The assets for which management has ascribed no realizable value, primarily deferred financing costs, have been written off.

E.         Reflects line of credit and mortgage notes payable at their estimated settlement amounts as follows:

           Outstanding principal balance at December 31, 1998......................  $ 572,699,318

           Pro forma borrowing to acquire Granite Run..............................     25,500,000

             Estimated amount of contractual prepayment penalties associated with
             the assumed payoff all notes payable..................................     40,167,628
                                                                                     -------------

           Estimated settlement amount.............................................  $ 638,366,946
                                                                                     -------------
                                                                                     -------------

F.         Reflects accounts payable and other accrued liabilities at December 31, 1998 as well as accruals for estimated costs of liquidation, which include severance payments to employees ($11,700,000) and other liabilities ($7,708,000).

G.         Reflects liquidation preference of Preferred Stock of $28.75 per share.

H.         Reflects minority investors' interest in the Operating Partnership at the estimated amount available for distribution of $11.03 per OP Unit.

    Appraisals. In connection with preparing the December 1998 Pro Forma Liquidation Statement and the February 1999 Estimated Proceeds Schedule, the Company obtained appraisals (the "Appraisals") of each of its properties from Cushman & Wakefield, Inc. or one of its various subsidiaries (collectively, "Cushman & Wakefield"). Cushman & Wakefield stated that, subject to the limitations, assumptions and qualifications contained in the Appraisals and based on representations made by the Company, the market value estimates in the Appraisals were effective as of October 15, 1998. The Company selected Cushman & Wakefield to prepare the Appraisals because of its reputation and experience in connection with real estate assets. The Valuation Advisory Services Group of Cushman & Wakefield, Inc. and its subsidiaries is one of the largest real estate valuation and consulting networks in the United States. According to Cushman & Wakefield, the Valuation and Advisory Group of Cushman & Wakefield, Inc. and its subsidiaries operates out of 22 branch offices that are staffed by approximately 157 professionals, approximately 75 of whom hold the MAI designation. Cushman & Wakefield serves institutional and corporate clients including banking and financial institutions, investment banks, real estate investors, attorneys and government agencies. The Company did not consider retaining other appraisal companies. Cushman & Wakefield was selected on the basis of its national presence, ability to meet tight reporting deadlines and its previous experience appraising assets within the Company's portfolio. Other than the engagement relating to the Appraisals, neither the Company nor any of its affiliates had any material relationship with Cushman & Wakefield during the two-year period ended May 1, 1999. Cushman & Wakefield was retained by the Company prior to that period to prepare appraisal reports on certain of the Company's assets in the ordinary course of the Company's business.

    In preparing the Appraisals, Cushman & Wakefield collected from the Company information regarding the operating history of the properties, conducted site inspections of the properties, consulted with local brokers, buyers and sellers of multi-family projects, reviewed economic and demographic trends for each market and interviewed and relied on representations of certain representatives of the Company.

    As described in the Summary Appraisal attached hereto as Appendix I, Cushman & Wakefield has determined that the Company's holdings consist of Class A and Class B apartment complexes. Class A apartment complexes are generally recently constructed buildings situated on large sites with well-landscaped grounds. These complexes have amenities which are typical of modern apartments, including, for example, washer and dryer hookups, swimming pools, clubhouses with recreation areas and kitchens equipped with microwave ovens and dishwashers. Apartment complexes may also be considered Class A (even if they lack modern amenities) if those complexes have special features, such as their excellent location or construction type. For example, a high-rise property located within a very desirable residential neighborhood may achieve higher rent levels than newer garden apartment properties which are located in less desirable residential neighborhoods. Class B apartment complexes lack one or several of the amenities described above for Class A apartment complexes and typically consist of older buildings which have entered the period of their economic life where capital repairs and unit replacements are required.

    Cushman & Wakefield's conclusions are based upon conditions that they observed at the properties during their inspections and assumptions, qualifications and limitations deemed reasonable at the time concerning, among other things, legal title, the absence of physical defects or hazardous materials, future occupancy, income and competition with respect to each property. The Company imposed no conditions or limitations on the scope of Cushman & Wakefield's investigation or the methods and procedures to be followed in preparing the Appraisals.

    The Appraisals reflect Cushman & Wakefield's valuation of the real estate assets of the Company as of the date stated in each Appraisal, in the context of the information available on that date. Events occurring subsequent to that date could affect the properties or assumptions used in preparing the Appraisals. Because of the subjectivity inherent in the appraisal process, the estimated appraised value for the properties shown in the Appraisals may differ significantly from that which would be realized if the Liquidation Plan were approved and the assets were sold. The Company paid Cushman & Wakefield $420,000 to prepare the Appraisals.

    The Appraisals will be made available for inspection and copying during regular business hours at the Company's principal executive offices by any Stockholder or a Stockholder's representative who has been so designated in writing.

                     COMMON STOCK MARKET PRICE INFORMATION;
                              DIVIDEND INFORMATION


    The Common Stock is traded on the NYSE under the symbol "BRI." The following table shows the per share high and low sales prices of the Common Stock as reported by the NYSE. March 3, 1999 was the last full trading day prior to the day the Parent publicly disclosed its initial proposal to effectuate the Merger at a price of $11.05 per share. The following table also shows, for the periods indicated, the dividends declared per share of Common Stock. The closing price on the NYSE of the Common Stock on August 31, 1999 (the most recent practicable date prior to the printing of this Proxy Statement) was $11.63. Holders of Common Stock are encouraged to obtain current market quotations for the Common Stock.



                                                                                   MARKET PRICE OF
                                                                                     COMMON STOCK
                                                                                 --------------------  DIVIDENDS PAID
                                                                                   HIGH        LOW        PER SHARE
                                                                                 ---------  ---------  ---------------
1997
  First Quarter................................................................  $   11.75  $   10.00     $   .2250
  Second Quarter...............................................................      11.25      10.63         .2250
  Third Quarter................................................................      12.38      11.63         .2325
  Fourth Quarter...............................................................      12.31      10.88         .2325
                                                                                                             ------
                                                                                                          $   .9150
                                                                                                             ------
                                                                                                             ------

1998
  First Quarter................................................................  $   12.38      11.44     $   .2325
  Second Quarter...............................................................      12.31      11.00         .2425
  Third Quarter................................................................      11.94       9.06         .2425
  Fourth Quarter...............................................................      10.44       8.69         .2425
                                                                                                             ------
                                                                                                          $   .9600
                                                                                                             ------
                                                                                                             ------

1999
  First Quarter................................................................  $   11.50  $    9.25     $   .2425
  First Quarter (through March 3, 1999)........................................  $    9.81  $    9.25            --
  First Quarter (from March 3, 1999 through March 31, 1999)....................  $   11.50  $    9.69            --
  Second Quarter...............................................................  $   11.69  $   11.06     $   .2500
  Third Quarter through August 31, 1999........................................  $   11.81  $   11.56     $   .2500


    The high and low sale price of the Common Stock on April 13, 1999, the last full trading day prior to the announcement of the signing of the Merger Agreement was $11.25.

    On November 4, 1997, the Company consummated an underwritten public offering of 10,000,000 shares of its Common Stock at a price of $11.00 per share and received proceeds after underwriting discounts and commissions of approximately $103,000,000.

    During the 60-day period preceding the date of this Proxy Statement, the Company issued 617,033 shares of Common Stock as a result of conversions of OP Units.

    The Company's practice is to review and declare dividends on a quarterly basis, and to establish a dividend rate that is supportable by funds from operations, after considering capital expenditures necessary for the maintenance of the multifamily properties. On May 13, 1999, the Board approved a dividend of $.25 per share that was paid on August 15, 1999 to the Stockholders of record on August 1, 1999. The Company intends to make any other dividend payments permitted by the Merger Agreement. See "Questions and Answers About the Merger--What will happen to my Common Stock dividends?"

    As of the Record Date, there were approximately 26,000 registered holders of Common Stock and 11 registered holders of Preferred Stock.

    As of the Record Date, there were 2,737,000 shares of Preferred Stock outstanding. Holders of shares of Preferred Stock are entitled to receive, if declared by the Board of Directors, preferential cumulative quarterly cash dividends, at the greater of the rate of 9% per annum or the dividend payable on shares of Common Stock. See "Questions and Answers About the Merger--What will happen to my Preferred Stock dividends?" Each share of Preferred Stock is convertible, at the option of the holder, into 2.0756 shares of Common Stock, based on a conversion price of $12.04 per share of Common Stock, subject to certain adjustments.

    The terms of the Preferred Stock provide that the Preferred Stock will rank prior to any other series of preferred stock, prior to the Common Stock and prior to any other class or series of capital stock of the Company with respect to the payment of dividends, the right to redemption and the distribution preference in the event of a change in ownership or the liquidation, dissolution or winding up of the Company.

    If the Merger is not consummated, the declaration of future dividends, if any, will necessarily be dependent upon business conditions, the earnings and financial position of the Company and the Company's plans with respect to operating and capital expenditures and such other matters as the Board of Directors deems relevant. See "Questions and Answers About the Merger--What will happen to my Common Stock dividends?" and "--What will happen to my Preferred Stock dividends?"

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

    Pursuant to the Krupp Voting Agreement, Mr. Krupp has agreed to, and to cause his affiliates (including BCLP) to, vote the Common Stock, which they own (including any shares of Common Stock issued after the date the Krupp Voting Agreement was executed) for approval and adoption of the Merger Proposal and the approval of the transactions contemplated thereby. In addition, the Krupp Voting Agreement provides that Mr. Krupp will, and will cause his affiliates to, vote the OP Units that they own for approval and adoption of the Partnership Merger Agreement and the approval of the transactions contemplated thereby.

    On February 17, 1997, a special committee of the Board of Directors consisting of disinterested directors approved the acquisition of the workforce and other assets of an affiliate of Mr. Krupp which provided multi-family property management services to the Company (the "Property Manager"). The Property Manager was contributed to the Operating Partnership on February 28, 1997 in exchange for 1.7 million OP Units with a value of approximately $17.6 million as of the contribution date.

    The Company receives management fees and reimbursements associated with third-party management contracts which are primarily with partnerships affiliated with Mr. Krupp. The Company received management fees and reimbursements of approximately $3,238,000 related to affiliated third-party management contracts for the year ended December 31, 1998.

    The Company has an agreement with BCLP whereby each party will provide certain administrative services for the other party. Pursuant to this agreement, BCLP provides services related to legal services and investor records support, and the Company provides human resources services, insurance and real estate tax support. On a net basis, the Company paid BCLP aggregate fees and reimbursements pursuant to this agreement of $1,324,263 in 1997 and $1,302,462 in 1998 and $635,475 in 1999 through June 30, 1999.

                           MANAGEMENT OF THE COMPANY

    The Directors and executive officers of the Company as of the Record Date were as follows:

                                                                                                DATE INITIALLY
NAME AND AGE                                           OFFICES HELD                                ELECTED
------------------------------  -----------------------------------------------------------  --------------------

Douglas Krupp (53)              Chairman of the Board and Director                           February 8, 1996

David Marshall (51)             President, Chief Executive Officer and Director              March 1, 1996

J. Paul Finnegan (74)           Director                                                     October 17, 1990

Charles N. Goldberg (57)        Director                                                     October 17, 1990

E. Robert Roskind (54)          Director                                                     October 17, 1990

David M. deWilde (58)           Director                                                     March 8, 1993

Terrance R. Ahern (43)          Director                                                     October 9, 1997

Paul D. Kazilionis (41)         Director                                                     October 9, 1997

Arthur P. Solomon (59)          Director                                                     October 9, 1997

Ridge Frew (50)                 Executive Vice President and Chief Operating Officer         February 28, 1997

Marianne Pritchard (49)         Executive Vice President and Chief Financial Officer         August 15, 1991

David Olney (39)                Executive Vice President and Chief Investment Officer        March 1, 1996

Dennis Suarez (45)              Senior Vice President                                        March 1, 1996

Kenneth J. Richard (43)         Senior Vice President and Chief Accounting Officer           May 13, 1997

James Jackson (65)              Vice President                                               February 28, 1997

Scott D. Spelfogel (38)         Senior Vice President, General Counsel and Secretary         May 7, 1991

    Douglas Krupp co-founded and serves as Co-Chairman and Chief Executive Officer of The Berkshire Group, an integrated real estate financial services firm engaged in real estate acquisition, investment sponsorship, mortgage banking, venture capital investing and financial management. Mr. Krupp has held the position of Co-Chairman since The Berkshire Group was established as The Krupp Companies in 1969 and he has served as the Chief Executive Officer since 1992. Mr. Krupp is a Trustee of Krupp Government Income Trust and Krupp Government Income Trust II, and a member of the Board of Trustees at Brigham & Women's Hospital. He is a graduate of Bryant College where he received an honorary Doctor of Science in Business Administration in 1989 and was elected trustee in 1990.

    David Marshall was elected President of the Company on March 5, 1996 and Chief Executive Officer on February 28, 1997. He was President of Berkshire Realty Affiliates, the former advisor to the Company and a member of The Berkshire Group from January 1995 until March 1996. Before joining The Berkshire Group in July, 1986, Mr. Marshall was President of Resource Savings Association. Prior to that, Mr. Marshall served as a Vice President of Citicorp Real Estate, Inc. He holds a B.S. degree from Michigan State University and a M.B.A. degree from the University of Michigan.

    J. Paul Finnegan retired as a partner of Coopers & Lybrand, LLP in 1987. Since then, he has been engaged in business as a consultant, a director and arbitrator. Mr. Finnegan holds a B.A. degree from

Harvard College, a J.D. degree from Boston College Law School and an A.S.A. degree from Bentley College. Mr. Finnegan currently serves as a Trustee of Krupp Government Income Trust and as a Trustee of Krupp Government Income Trust II. He is also currently a Director at Scituate Federal Savings Bank. Mr. Finnegan is a Certified Public Accountant and an attorney.

    Charles N. Goldberg is of counsel to the law firm of Broocks, Baker & Lange, L.L.P. Prior to joining Broocks, Baker & Lange, L.L.P., Mr. Goldberg was a partner in the law firm of Hirsch & Westheimer from March of 1996 to December of 1997. Prior to Hirsch & Westheimer, he was the Managing Partner of Goldberg Brown, Attorneys at Law from 1980 to March of 1996. He currently serves as a Trustee of Krupp Government Income Trust and Krupp Government Income Trust II. He received a B.B.A. degree and a J.D. degree from the University of Texas. He is a member of the State Bar of Texas and is admitted to practice before the U.S. Court of Appeals, Fifth Circuit and U.S. District Court, Southern District of Texas.

    E. Robert Roskind is the Chairman and Co-Chief Executive Officer of Lexington Corporate Properties, a self-administered REIT, the shares of which are listed on the NYSE. Mr. Roskind has served in this capacity since October 1993. Mr. Roskind is also the Managing Partner of The LCP Group, a real estate investment firm based in New York, the predecessor of which he co-founded in 1974. He currently serves as a trustee of Krupp Government Income Trust and Krupp Government Income Trust II and Chairman of the Board of Trustees of Lexington Corporate Properties. He holds a B.A. degree from the University of Pennsylvania and a J.D. degree from Columbia Law School. He has been a member of the New York Bar since 1970.

    David M. deWilde has been a Managing Partner of LAI Worldwide, an executive search firm headquartered in New York City, since January 1998. Prior to that he was Chief Executive Officer of Chartwell Partners International, Inc., an executive search firm headquartered in San Francisco, which was founded by Mr. deWilde in 1989. Previously, Mr. deWilde was Managing Director of Boyden International, Inc. Mr. deWilde is currently on the Board of Directors of Silicon Valley Bancshares. Mr. deWilde was Executive Vice President for Policy and Planning of the Federal National Mortgage Association from 1981 until 1983. His prior public service roles included President of the Government National Mortgage Association, Deputy Commissioner of the Federal Housing Administration and Deputy Assistant Secretary of the Department of Housing and Urban Development. Mr. deWilde's private sector background includes investment banking experience both as Managing Director of Lepercq de Neuflize & Co. from 1977 until 1981, and Lehman and legal experience. He holds an A.B. degree from Dartmouth College, a L.L.B. degree from the University of Virginia and a M.S. degree in Management from Stanford University.

    Terrance R. Ahern is a co-founder and principal of The Townsend Group, an institutional real estate consulting firm formed in 1986 which represents primarily tax-exempt clients such as public and private pension plans, endowment, foundation and multi-manager investments. Mr. Ahern is a member of the Board of Directors of the Pension Real Estate Association (PREA). He was formerly a member of the Board of Governors of the National Association of Real Estate Investment Trusts (NAREIT). Prior to founding The Townsend Group, Mr. Ahern was a Vice President of a New York based real estate investment firm and was engaged in the private practice of law. Mr. Ahern received a B.A. and J.D. from Cleveland State University.

    Paul D. Kazilionis is a managing principal and a co-founder of Westbrook Real Estate Partners, L.L.C. ("WREP"), an investment advisor to institutional investors. Prior to co-founding WREP in March 1994, Mr. Kazilionis spent 12 years at Morgan Stanley ultimately serving as Managing Director of Morgan Stanley Realty and President of the general partner of the Morgan Stanley Real Estate Fund responsible for Morgan Stanley principal investing in real estate. Mr. Kazilionis received a B.A. degree from Colby College in 1979 and a M.B.A. degree from the Amos Tuck School of Business Administration in 1982.

    Arthur P. Solomon is a private real estate investor. From 1989 through April 1999, he was a Managing Director of Lazard and head of the firm's Real Estate Group. Previously, Mr. Solomon was a Managing Director and head of real estate investment banking at Drexel Burnham Lambert from 1985 to 1989. Before that, he was Chief Executive Officer of the predecessor of The Berkshire Group from 1983 to 1985 and Executive Vice President and Chief Financial Officer of the Federal National Mortgage Association from 1981 to 1983. Mr. Solomon also was a tenured faculty member at Massachusetts Institute of Technology specializing in urban economics, housing and finance, and at the same time served as the Executive Director of the Harvard-MIT Joint Center for Urban Studies. He served on the President's Task Force on Domestic and Intergovernmental Affairs during the Johnson Administration. He holds a B.A. from Brown University, an M.A. from Trinity College and a Ph.D. in Economics from Harvard University.

    Ridge B. Frew is the Executive Vice President and Chief Operating Officer for the Company and is responsible for the management of the Company's multifamily property portfolio located primarily in the Mid-Atlantic and Southeast regions of the United States, Florida and Texas. Prior to that, he was a Divisional Vice President with Berkshire Property Management. Before joining Berkshire Property Management in April, 1992, Mr. Frew was President and Chief Executive Officer of McKinley Properties, responsible for the management and disposition of over 14,000 residential units and five million square feet of commercial space located in 16 states. Prior to that, he served as Vice President of Olind Jenni Properties and Director of Property Management for Nevada Savings and Loan. Mr. Frew received his B.A. degree from the University of Nevada.

    Marianne Pritchard is the Executive Vice President and Chief Financial Officer of the Company. Prior to joining the Company, she was Senior Vice President and Chief Financial Officer of Berkshire Realty Affiliates, the advisor and property manager for the Company and several affiliated real estate investment and mortgage companies. Prior to that, she was Vice-President and Controller of Liberty Real Estate Group, a subsidiary of Liberty Mutual Insurance Company from July 1989 to August 1991. She received her B.B.A. degree in Accounting from the University of Texas. She is a Certified Public Accountant.

    David J. Olney is the Executive Vice President and Chief Investment Officer with responsibility for all acquisitions, property sales, finance and other asset management activities for the Company. Previously, he held a similar position with The Berkshire Group and has held several positions within The Berkshire Group since April, 1986. Mr. Olney received a B.S. degree specializing in Finance from Bryant College and a M.B.A. degree from Babson College.

    Dennis Suarez has been Senior Vice President of Development since March 1, 1996. Prior to being elected to this position on March 1, 1996, he served in a similar position with Berkshire Multifamily Development Corporation, a member of The Berkshire Group, and was responsible for all development activities. Prior to joining Berkshire Multifamily Development Corporation in January, 1994, he was Vice President of Construction for Lane Management, Realty Construction Corp. He earned Bachelors degrees in Architecture and Building Construction from the University of Florida, and a B.A. degree in Interior Design from Southern College.

    Kenneth J. Richard is the Senior Vice President of Finance and Accounting and Chief Accounting Officer for the Company. Prior to his joining the Company in 1997, he was Vice President and Treasurer for The Beacon Companies, a developer, owner and manager of commercial properties, from 1994 to 1997. Prior to joining The Beacon Companies, Mr. Richard was Vice President and Chief Financial Officer of The Codman Company, Inc., a real estate brokerage and management firm in Boston, from 1991 to 1994. Mr. Richard holds a B.S. degree in Business Administration from Northeastern University. Mr. Richard is a Certified Public Accountant.

    James Jackson has been the Vice President of Human Resources for the Company since February 28, 1997. Prior to being elected to this position, he held a similar position with The Berkshire

Group since March, 1987. Prior to that, he held the positions of Vice President of Human Resources for Helix Technology and GSX Corporation. He received an A.B. degree from Brown University, a M.S. degree from Union College, and a J.D. degree from Harvard Law School. He is admitted to the bar in Illinois, Massachusetts and Florida.

    Scott D. Spelfogel is the Senior Vice President, General Counsel and Secretary of the Company. He is also the Senior Vice President and General Counsel to The Berkshire Group. Before joining The Berkshire Group in November 1988, he was in private practice in Boston. He received a B.S. degree in Business Administration from Boston University, a J.D. degree from Syracuse University's College of Law, and a L.L.M. degree in Taxation from Boston University Law School. He is admitted to the bar in Massachusetts and New York.

    There are no family relationships among the Directors and executive officers.

                   MANAGEMENT OF THE PARENT AND THE ACQUIROR;
                         GENERAL PARTNERS OF THE PARENT

THE PARENT AND THE ACQUIROR

    The Parent is a Delaware limited partnership. The Acquiror is a wholly-owned subsidiary of the Parent. The business and affairs of the Parent are controlled by its three general partners, Berkshire GP, WXI/BRH Gen-Par, L.L.C. ("Whitehall GP") and BRE/Berkshire GP L.L.C. ("Blackstone GP" and, together with Berkshire GP and Whitehall GP, the "General Partners"), pursuant to the terms of the Parent Partnership Agreement. Under the Parent Partnership Agreement, Berkshire GP has been designated as the "Administering General Partner" and, in such capacity, is responsible for managing the day-to-day operations of the Parent. The Parent Partnership Agreement provides, however, that certain actions of the Parent may not be taken without the prior approval of a majority, or in some cases all, of the General Partners. The Parent and the Acquiror currently have no executive officers. Douglas Krupp and David Olney are the Chairman and Chief Executive Officer and the President, respectively, of Berkshire GP.

BERKSHIRE GP

    Berkshire GP is Aptco Gen-Par, L.L.C., a Delaware limited liability company whose principal business is serving as a general partner of the Parent. The sole member of Berkshire GP is Berkshire LP, a Delaware limited liability company which is also a limited partner of the Parent. The sole managing member of Berkshire LP is BCLP, a Massachusetts limited partnership that, together with its subsidiaries, is principally engaged in mortgage banking and investment sponsorship, asset and other management services, venture capital investing, commercial laundry and linen services, and furniture manufacturing and sales. The sole general partners of BCLP are KGP-1 and KGP-2. KGP-1 and KGP-2 are each Massachusetts corporations whose principal business is serving as a general partner of BCLP and certain of its affiliates. Douglas Krupp and George Krupp are the sole directors and sole shareholders of KGP-1 and KGP-2. The sole executive officers of KGP-1 and KGP-2 are Douglas Krupp (President) and David Quade (Executive Vice President). The principal business address of Berkshire GP, Berkshire LP, BCLP, KGP-1, KGP-2, Douglas Krupp, George Krupp and David Quade is One Beacon Street, Suite 1500, Boston, Massachusetts 02108.

    Douglas Krupp is the Chairman of the Board of the Company and Co-Chairman and Chief Executive Officer of the Berkshire Group. See "Management of the Company." George Krupp is actively involved in the management of BCLP and affiliated entities. He is also an instructor of history at the New Jewish High School, Waltham, Massachusetts. David Quade serves as Executive Vice President and Chief Financial Officer of The Berkshire Group. Each of Douglas Krupp, George Krupp and David Quade is a citizen of the United States.

BLACKSTONE GP

    Blackstone GP is BRE/Berkshire GP L.L.C., a Delaware limited liability company that was formed in connection with the formation of the Parent. The members of Blackstone GP consist of a number of limited partnerships (including BREP III), the general partner of each of which is Blackstone Real Estate Associates III L.P., a Delaware limited partnership ("Blackstone Associates"). The sole general partner of Blackstone Associates is Blackstone Real Estate Management Associates III L.P. ("Management Associates"). The sole general partner of Management Associates is BREA III L.L.C., a Delaware limited liability company ("BREA"). Peter G. Peterson and Steven A. Schwarzman are the founding and managing members of BREA. The principal business address of Blackstone GP, Blackstone Associates, Management Associates, Mr. Peterson and Mr. Schwarzman is 345 Park Avenue, New York, New York 10154. The current principal occupation of each of Mr. Peterson and

Mr. Schwarzman is serving as an executive of one or more investment funds. Each of Mr. Peterson and Mr. Schwarzman is a citizen of the United States.

WHITEHALL GP

    Whitehall GP is WXI/BRH Gen-Par, L.L.C., a Delaware limited liability company that was formed in connection with the formation of the Parent. Whitehall GP is a wholly owned subsidiary of Whitehall (Whitehall Street Real Estate Limited Partnership XI), a Delaware limited partnership that was formed for the purpose of investing in debt and equity interests in real estate assets and businesses. WH Advisors, L.L.C. XI, a Delaware limited liability company ("WH Advisors"), acts as the sole general partner of Whitehall. Goldman, Sachs & Co., a New York limited partnership ("GS&Co."), is an investment banking firm and a member of the New York Stock Exchange, Inc. and other national exchanges. GS&Co. is the investment manager for Whitehall. The Goldman Sachs Group, Inc. ("GS Group"), is a Delaware corporation and holding company that (directly or indirectly through subsidiaries or affiliated companies or both) is a leading investment banking organization and is a successor-in-interest to The Goldman Sachs Group, L.P., which was merged with and into GS Group on May 7, 1999. GS Group owns directly and indirectly all of the partnership interests in GS&Co. and is the sole member of WH Advisors.

    The principal business address of Whitehall GP, Whitehall, WH Advisors, GS&Co. and GS Group is 85 Broad Street, New York, New York 10004. The name, business address, present principal occupation or employment and the citizenship of (i) each manager and executive officer of Whitehall GP is set forth on Appendix F to this Proxy Statement and is incorporated herein by reference, (ii) each manager and executive officer of WH Advisors is set forth on Appendix G to this Proxy Statement and is incorporated herein by reference and (iii) each director of GS Group is set forth on Appendix H to this Proxy Statement and is incorporated herein by reference.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                         AND MANAGEMENT OF THE COMPANY

    The following table sets forth certain information, as of August 13, 1999, with respect to the beneficial ownership of shares of Common Stock and Preferred Stock by (i) each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock or Preferred Stock; (ii) the directors of the Company; (iii) the Chief Executive Officer of the Company and the four most highly compensated executive officers (other than the Chief Executive Officer) whose total annual salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1998; and (iv) all current directors and executive officers of the Company as a group.

                             NAME AND ADDRESS                AMOUNT AND NATURE OF        PERCENTAGE
TITLE OF CLASS            OF BENEFICIAL OWNER (1)          BENEFICIAL INTEREST (2)      OF CLASS (3)
------------------  -----------------------------------    ------------------------     -------------
PREFERRED STOCK
Preferred Stock     Cudd & Co.                               188,552 Shares(4)              6.9%
                    599 Lexington Avenue
                    New York, NY 10022

Preferred Stock     Paul D. Kazilionis                     2,337,000 Shares(4)(5)           85.4%

Preferred Stock     Westbrook Berkshire                      254,117 Shares(4)              9.3%
                    Co-Holdings, L.L.C.
                    599 Lexington Avenue
                    Suite 3800
                    New York, NY 10022

Preferred Stock     Westbrook Berkshire                    2,082,883 Shares(4)              76.1%
                    Holdings, L.L.C.
                    599 Lexington Avenue
                    Suite 3800
                    New York, NY 10022

Preferred Stock     All Directors and Executive            2,337,000 Shares(4)(5)           85.4%
                    Officers as a Group (17 people)

COMMON STOCK
Common Stock        Terrance Ahern                             6,000 Shares                  (7)

Common Stock        The Berkshire Companies                3,209,091 Shares(8)              7.9%
                    Limited Partnership

Common Stock        Berkshire Realty Holdings, L.P.        5,881,369 Shares(9)           13.8% (28)

Common Stock        David M. deWilde                          27,800 Shares(10)              (7)

Common Stock        Paul Finnegan                             28,000 Shares(11)              (7)

Common Stock        Ridge Frew                                91,117 Shares(12)              (7)

Common Stock        Charles Goldberg                          22,000 Shares(13)              (7)

Common Stock        Stephen Gorn                             357,382 Shares(14)              (7)

Common Stock        Gregory J. Hartman                     5,688,107 Shares(15)             13.2%
                    345 California Street
                    Suite 3450
                    San Francisco, CA 94104

Common Stock        Paul Kazilionis                        5,693,107 Shares(15)(16)         13.2%

Common Stock        KGP-1, Incorporated                    3,744,066 Shares(17)             9.1%

                             NAME AND ADDRESS                AMOUNT AND NATURE OF        PERCENTAGE
TITLE OF CLASS            OF BENEFICIAL OWNER (1)          BENEFICIAL INTEREST (2)      OF CLASS (3)
------------------  -----------------------------------    ------------------------     -------------
Common Stock        KGP-2, Incorporated                    3,744,066 Shares(18)             9.1%

Common Stock        Douglas Krupp                          5,866,369 Shares(19)          13.7% (28)

Common Stock        George Krupp                           5,871,269 Shares(20)          13.7% (28)

Common Stock        David Marshall                           409,747 Shares(21)             1.1%

Common Stock        Morgan Stanley Dean Witter & Co.       1,995,300 Shares(22)             5.3%
                    1585 Broadway
                    New York, NY 10036

Common Stock        Morgan Stanley Dean Witter             1,958,700 Shares(22)             5.2%
                    Investment Management Inc.
                    1221 Avenue of the Americas
                    New York, NY 10020

Common Stock        David Olney                               94,984 Shares(23)              (7)

Common Stock        Jonathan H. Paul                       5,688,107 Shares(15)             13.2%
                    599 Lexington Avenue
                    Suite 3800
                    New York, NY 10022

Common Stock        Marianne Pritchard                        98,228 Shares(24)              (7)

Common Stock        E. Robert Roskind                         43,000 Shares(25)              (7)

Common Stock        Arthur Solomon                             5,000 Shares(26)              (7)

Common Stock        William H. Walton III                  5,688,107 Shares(15)             13.2%
                    599 Lexington Avenue
                    Suite 3800
                    New York, NY 10022

Common Stock        Westbrook Berkshire Co-Holdings,       5,688,107 Shares(15)             13.2%
                    L.L.C.
                    599 Lexington Avenue
                    Suite 3800
                    New York, NY 10022

Common Stock        Westbrook Berkshire Holdings,          5,688,107 Shares(15)             13.2%
                    L.L.C.
                    599 Lexington Avenue
                    Suite 3800
                    New York, NY 10022

Common Stock        Westbrook Real Estate Co-Investment    5,688,107 Shares(15)             13.2%
                    Partnership II, L.P.
                    599 Lexington Avenue
                    Suite 3800
                    New York, NY 10022

Common Stock        Westbrook Real Estate Fund II, L.P.    5,688,107 Shares(15)             13.2%
                    599 Lexington Avenue
                    Suite 3800
                    New York, NY 10022

                             NAME AND ADDRESS                AMOUNT AND NATURE OF        PERCENTAGE
TITLE OF CLASS            OF BENEFICIAL OWNER (1)          BENEFICIAL INTEREST (2)      OF CLASS (3)
------------------  -----------------------------------    ------------------------     -------------
Common Stock        Westbrook Real Estate Partners,        5,688,107 Shares(15)             13.2%
                    L.L.C.
                    599 Lexington Avenue
                    Suite 3800
                    New York, NY 10022

Common Stock        Westbrook Real Estate Partners         5,688,107 Shares(15)             13.2%
                    Management II, L.L.C.
                    599 Lexington Avenue
                    Suite 3800
                    New York, NY 10022

Common Stock        All Directors and Executive            12,889,765 Shares(27)         26.1% (28)
                    Officers as a group (17 people)

------------------------

(1) The address of each person, except as noted, is c/o Berkshire Realty Company, Inc., One Beacon Street, Suite 1550, Boston, Massachusetts 02108.

(2) Excepted as indicated in the other notes to this table for each beneficial owner, information relating to beneficial ownership is based upon information furnished by each person using "beneficial ownership" concepts set forth in rules of the Commission under Section 13 of the Exchange Act. Under those rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power" which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership (such as by exercise of options) within 60 days after August 13, 1999. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Except as indicated in other notes to this table, directors and executive officers possessed sole voting and investment power with respect to all shares of Common Stock and Preferred Stock referred to in the table.

(3) Any Common Stock not outstanding which is subject to options or conversion privileges which the beneficial owner had the right to exercise as of August 13, 1999 or within 60 days thereafter shall be deemed outstanding for purposes of computing the percentage of Common Stock owned by such beneficial owner but shall not be deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by any other beneficial owner. However, for purposes of determining the percentage of Common Stock owned by the Directors and Officers as a group, any Common Stock not outstanding which is subject to options or conversion privileges which a member of the group had the right to exercise as of August 13, 1999 or within 60 days thereafter shall be deemed outstanding for purposes of computing the percentage of ownership of the group.

(4) Information with respect to the Preferred Stock held by Cudd & Co., Westbrook Berkshire Co-Holdings, L.L.C. ("Co-Holdings"), and Westbrook Berkshire Holdings, L.L.C. ("Holdings") is based on the Company's stock ledger records.

(5) Mr. Kazilionis is an indirect beneficial owner of the 2,082,883 shares of Preferred Stock held by Holdings and the 254,117 shares of Preferred Stock held by Co-Holdings, by virtue of being a managing principal of Westbrook Real Estate Partners, L.L.C. ("WREP"), an affiliate of Holdings and Co-Holdings. Mr. Kazilionis has shared voting and investment powers for these shares and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(6) Mr. Ahern owns no shares of Common Stock directly. Mr. Ahern has the right to acquire 6,000 shares of Common Stock pursuant to Options.

(7) The amount owned does not exceed one percent of the Common Stock of the Company outstanding as of August 13, 1999.

(8) According to a joint filing made by BCLP, Douglas Krupp, George Krupp, KGP-1, KGP-2, Berkshire GP and Berkshire LP (collectively, the "Krupp Affiliates") on a Schedule 13D filed with the Commission on March 4, 1999, as amended (as so amended, the "Krupp Schedule 13D"), BCLP claims to have sole voting and sole dispositive power over 3,209,091 shares of Common Stock by virtue of its record ownership of 3,209,091 OP Units, which are convertible on a one-for-one basis for shares of the Company's Common Stock or cash, at the election of the Operating Partnership. According to the Krupp Schedule 13D, BCLP disclaims beneficial ownership of Common Stock issuable upon the conversion of OP Units because the Operating Partnership may elect to substitute cash in lieu of causing the Company to issue such Common Stock.

(9) Includes 5,881,369 shares of Common Stock beneficially owned by, or deemed to be beneficially owned by, the Krupp Affiliates and excludes 27,208 shares of Common Stock held in Managed Accounts that may be deemed to be beneficially owned by GS&Co. or GS Group.

   According to (i) the Krupp Schedule 13D, (ii) a joint filing made by GS
    Group, Whitehall, Whitehall GP, WH Advisors, GS&Co. and GS Group (collectively, the "Whitehall Affiliates") on Schedule 13D filed with the Commission on March 4, 1999, as amended (as so amended, the "Whitehall 13D") and a Form 3 filed with the Commission on March 4, 1999, as amended (as so amended, the "Whitehall Form 3") and (iii) a joint filing made by Blackstone Real Estate Acquisitions III, L.L.C., Blackstone Real Estate Advisors III, L.P., BRE Advisors III L.L.C., Blackstone GP, BRE/Berkshire LP L.L.C. ("Blackstone LP"), Peter G. Peterson and Stephen A. Schwarzman (collectively, the "Blackstone Affiliates") on Schedule 13D filed with the Commission on March 4, 1999, as amended (as so amended, the "Blackstone 13D") and Forms 3 filed with the Commission on March 4, 1999 and April 22, 1999, (the "Blackstone Forms 3"), the Krupp Affiliates, the Whitehall Affiliates and the Blackstone Affiliates formed the Parent for the purpose of engaging in the transactions contemplated by the Merger Agreement and the Partnership Merger Agreement. According to the Krupp Schedule 13D, the Whitehall 13D and the Blackstone 13D, as a result of the making of a proposal by certain of the Krupp Affiliates, certain of the Whitehall Affiliates and certain of the Blackstone Affiliates for the acquisition of the Company on February 22, 1999 and the entry by the Parent and the Acquiror into the Merger Agreement, the Krupp Affiliates, the Whitehall Affiliates and the Blackstone Affiliates may be deemed to constitute a "group" within the meaning of Section 13(d) of the Exchange Act and, therefore, such a group may be deemed to have acquired beneficial ownership of any shares of Common Stock of the Company owned or deemed to be beneficially owned by the Krupp Affiliates, the Blackstone Affiliates or the Whitehall Affiliates. According to the Whitehall 13D and the Whitehall Form 3, the Whitehall Affiliates do not affirm that (i) they constitute a group with the Krupp Affiliates and/or the Blackstone Affiliates for the purposes of Section 13(d) of the Exchange Act or any other purpose and (ii) Whitehall and Whitehall GP constitute a group with Berkshire GP, Berkshire LP, Blackstone GP and Blackstone LP for any purpose other than what they may be deemed to constitute under Section 13(d) of the Exchange Act. According to the Blackstone 13D and the Blackstone Forms 3, the Blackstone Affiliates do not affirm that they constitute a group with the Krupp Affiliates and/or the Whitehall Affiliates for the purposes of Section 13(d) of the Exchange Act or any other purpose. According to the Krupp Schedule 13D, the Krupp Affiliates do not affirm that they constitute a group with Whitehall, Whitehall GP, Blackstone GP and Blackstone LP for any purpose other than what they may be deemed to constitute under Section 13(d) of the Exchange Act. In addition, according to the Whitehall 13D, the Whitehall

    Form 3, the Blackstone 13D and the Blackstone Forms 3, each of the Whitehall Affiliates and the Blackstone Affiliates disclaims beneficial ownership of, and any pecuniary interest in, any shares of Common Stock, including those beneficially owned by the Krupp Affiliates, that may be deemed to be beneficially owned by any such deemed group or by the Parent.

   Further, the Whitehall 13D and the Whitehall Form 3 state that as of February
    22, 1999 each of GS Group and GS&Co. may be deemed to beneficially own, for
    Section 13(d) purposes, 27,208 shares of Common Stock held in Managed Accounts. According to the Whitehall 13D and the Whitehall Form 3, each of the Whitehall Affiliates disclaims beneficial ownership of Common Stock held in Managed Accounts, and none of the Whitehall Affiliates has a "pecuniary interest" in such Common Stock. In addition, according to the Krupp Schedule 13D and the Blackstone 13D, each of the Krupp Affiliates and the Blackstone Affiliates disclaims beneficial ownership of Common Stock held in Managed Accounts that may be deemed to be beneficially owned by any such deemed group or by the Parent.

(10) Mr. deWilde directly owns 2,800 shares of Common Stock. In addition, Mr. deWilde has the right to acquire 25,000 shares of Common Stock pursuant to Options.

(11) Mr. Finnegan directly owns 700 shares of Common Stock. He disclaims beneficial ownership of 300 shares of Common Stock owned by his wife. In addition, Mr. Finnegan has the right to acquire 27,000 shares of Common Stock pursuant to Options.

(12) Mr. Frew directly owns 43,117 shares of Common Stock. In addition, Mr. Frew has the right to acquire 48,000 shares of Common Stock pursuant to Options.

(13) Mr. Goldberg owns no shares of Common Stock directly. Mr. Goldberg has the right to acquire 22,000 shares of Common Stock pursuant to Options.

(14) Mr. Gorn owns 138,960 shares of Common Stock and directly owns 218,422 shares of OP Units in the Operating Partnership. Mr. Gorn's employment with the Company was terminated as of February 26, 1999.

(15) According to a joint filing made by WREP, Westbrook Real Estate Partners Management II, L.L.C. ("WREM II"), Westbrook Real Estate Fund II, L.P., Westbrook Real Estate Co-Investment Partnership II, L.P. ("WRECIP II"), Holdings, Co-Holdings, Gregory J. Hartman, Paul D. Kazilionis, Jonathan H. Paul and William H. Walton, III (collectively, the "Westbrook Affiliates") on Schedule 13G made with the Commission on April 29, 1999 (the "Westbrook
    Schedule 13G"), each of the Westbrook Affiliates has shared voting power over 5,688,107 shares of Common Stock and dispositive power over 4,857,547 shares of Common Stock. Each Westbrook Affiliate, except Co-Holdings, disclaims beneficial ownership of the Co-Holdings Conversion Shares (as defined in the Westbrook 13G). Each Westbrook Affiliate, except Holdings, disclaims ownership of the Holdings Conversion Shares (as defined in the Westbrook 13G).

(16) According to information provided to the Company by Mr. Kazilionis, he owns no shares of Common Stock directly, he has the right to acquire 5,000 shares of Common Stock pursuant to Options, and he is the indirect beneficial owner of the 2,082,883 shares of Preferred Stock held of record by Holdings and 254,117 shares of Preferred Stock held of record by Co-Holdings, by virtue of being a managing principal of WREP, an affiliate of Holdings and Co-Holdings. Mr. Kazilionis has shared voting and investment powers for these shares. According to the Company's records, as of September 19, 1998, these shares of Preferred Stock became convertible into shares of Common Stock based on the conversion ratio in effect at the time of conversion. As of August 4, 1999, Holdings has the right to acquire 4,323,232 shares of Common Stock in exchange for its shares of Preferred Stock and Co-Holdings has the right to acquire 527,445 shares of Common Stock in exchange for its shares of Preferred Stock based on a conversion ratio of 2.0756.

(17) According to the Krupp Schedule 13D, KGP-1 claims to have shared voting and shared dispositive power over 3,744,066 shares of Common Stock consisting of
    (i) 3,209,091 OP Units in the Operating Partnership owned of record by BCLP, which are convertible on a one-for-one basis for shares of the Company's Common Stock, or cash at the election of the Operating Partnership, and over which KGP-1 has shared voting power and shared dispositive power; and (ii) 534,975 OP Units in the Operating Partnership owned of record by GN Limited Partnership which are convertible on a one-for-one basis for shares of the Company's Common Stock, or cash at the election of the Operating Partnership, and over which KGP-1 has shared voting power and shared dispositive power. According to the Krupp Schedule 13D, KGP-1 disclaims beneficial ownership of Common Stock issuable upon the conversion of OP Units because the Operating Partnership may elect to substitute cash in lieu of causing the Company to issue such Common Stock.

(18) According to the Krupp Schedule 13D, KGP-2 claims to have shared voting and shared dispositive power over 3,744,066 shares of Common Stock consisting of
    (i) 3,209,091 OP Units in the Operating Partnership owned of record by BCLP, which are convertible on a one-for-one basis for shares of the Company's Common Stock, or cash at the election of the Operating Partnership, and over which KGP-2 has shared voting power and shared dispositive power; and (ii) 534,975 OP Units in the Operating Partnership owned of record by GN Limited Partnership which are convertible on a one-for-one basis for shares of the Company's Common Stock, or cash at the election of the Operating Partnership, and over which KGP-2 has shared voting power and shared dispositive power. According to the Krupp Schedule 13D, KGP-2 disclaims beneficial ownership of Common Stock issuable upon the conversion of OP Units because the Operating Partnership may elect to substitute cash in lieu of causing the Company to issue such Common Stock.

(19) According to the Krupp Schedule 13D, Douglas Krupp claims to have sole voting and sole dispositive power over 10,100 shares of Common Stock of which he is the direct beneficial owner. According to the Krupp Schedule 13D, Mr. Krupp claims to have shared voting and shared dispositive power over 5,856,269 shares of Common Stock consisting of (i) 512,203 shares of Common Stock owned of record by Berkshire Realty Advisors Limited Partnership, as to which Mr. Krupp has shared voting and shared dispositive power; (ii) 534,975 OP Units in the Operating Partnership owned of record by GN Limited Partnership which are convertible on a one-for-one basis for shares of the Company's Common Stock or cash, at the election of the Operating Partnership, and over which Mr. Krupp has shared voting power and shared dispositive power; (iii) 1,600,000 OP Units in the Operating Partnership owned of record by Turtle Creek Associates Limited Partnership which are convertible on a one-for-one basis for shares of the Company's Common Stock, or cash at the election of the Operating Partnership, and over which Mr. Krupp has shared voting power and shared dispositive power; and
    (iv) 3,209,091 OP Units in the Operating Partnership owned of record by BCLP, which are convertible on a one-for-one basis for shares of the Company's Common Stock, or cash at the election of the Operating Partnership, and over which Mr. Krupp has shared voting power and shared dispositive power. According to the Krupp 13D, Douglas Krupp disclaims beneficial ownership of Common Stock issuable upon the conversion of OP Units because the Operating Partnership may elect to substitute cash in lieu of causing the Company to issue such Common Stock. Also stated in the Krupp
    Schedule 13D, although Mr. Krupp may be deemed to beneficially own 15,950 shares of Common Stock owned of record by Judy Krupp, Richard Krupp and Alex Krupp such shares were excluded from the table and, pursuant to Rule 13d-4 of the Exchange Act, the filing of the Krupp Schedule 13D shall not be construed as an admission that Douglas Krupp beneficially owns such shares.

(20) According to the Krupp Schedule 13D, George Krupp claims to have sole voting and sole dispositive power over 15,000 shares of Common Stock of which he is the direct beneficial owner. According to the Krupp Schedule 13D, Mr. Krupp claims to have shared voting and shared dispositive power over 5,856,269 shares of Common Stock consisting of (i) 512,203 shares of

    Common Stock owned of record by Berkshire Realty Advisors Limited Partnership, as to which Mr. Krupp has shared voting and shared dispositive power; (ii) 534,975 OP Units in the Operating Partnership owned of record by GN Limited Partnership which are convertible on a one-for-one basis for shares of the Company's Common Stock or cash, at the election of the Operating Partnership, and over which Mr. Krupp has shared voting power and shared dispositive power; (iii) 1,600,000 OP Units in the Operating Partnership owned of record by Turtle Creek Associates Limited Partnership which are convertible on a one-for-one basis for shares of the Company's Common Stock, or cash at the election of the Operating Partnership, and over which Mr. Krupp has shared voting power and shared dispositive power; and
    (iv) 3,209,091 OP Units in the Operating Partnership owned of record by BCLP, which are convertible on a one-for-one basis for shares of the Company's Common Stock, or cash at the election of the Operating Partnership, and over which Mr. Krupp has shared voting power and shared dispositive power. According to the Krupp Schedule 13D, George Krupp disclaims beneficial ownership of Common Stock issuable upon the conversion of OP Units because the Company may elect to substitute cash in lieu of issuing such Common Stock. Also stated in the Krupp Schedule 13D, although Mr. Krupp may be deemed to beneficially own 26,160 shares of Common Stock owned of record by Elizabeth Krupp, Daniel Krupp and Michael Krupp such shares were excluded from the table and, pursuant to Rule 13d-4 of the Exchange Act, the filing of the Krupp Schedule 13D shall not be construed as an admission that George Krupp beneficially owns such shares.

(21) Mr. Marshall directly owns 90,804 shares of Common Stock. He disclaims beneficial ownership of 6,343 shares of Common Stock owned by various members of his family. In addition, Mr. Marshall has the right to acquire 312,600 shares of Common Stock pursuant to Options.

(22) According to a joint filing made by Morgan Stanley Dean Witter & Co. ("MSDW") and Morgan Stanley Dean Witter Investment Management Inc. ("MSDWI") on Schedule 13G filed with the SEC on February 8, 1999, MSDW has shared voting and dispositive power over 1,995,300 shares of Common Stock and MSDWI has shared voting and shared dispositive power over 1,958,700 shares of Common Stock. In said filing, MSDW and MSDWI further state that they are Investment Advisers registered under Section 203 of the Investment Advisers Act of 1940, as amended, and that MSDWI is a wholly-owned subsidiary of MSDW. According to the filing, MSDWI manages accounts on a discretionary basis and said accounts have the right to receive or the power to direct the receipt of dividends from, or the proceeds from, the sale of such securities. The filing further states that no such account holds more than 5% of the class.

(23) Mr. Olney directly owns 44,984 shares of Common Stock. In addition, Mr. Olney has the right to acquire 50,000 shares of Common Stock pursuant to Options.

(24) Ms. Pritchard directly owns 44,228 shares of Common Stock. In addition, Ms. Pritchard has the right to acquire 54,000 shares of Common Stock pursuant to Options.

(25) Mr. Roskind directly owns 20,000 shares of Common Stock. In addition, Mr. Roskind has the right to acquire 23,000 shares of Common Stock pursuant to Options.

(26) Mr. Solomon owns no shares of Common Stock directly. Mr. Solomon has the right to acquire 5,000 shares of Common Stock pursuant to Options.

(27) All Directors and Executive Officers as a group directly or indirectly own 918,570 shares of Common Stock. In addition, all Directors and Officers as a group have the right to acquire shares of Common Stock pursuant to 720,600 Options. All Directors and Executive Officers as a group, directly or indirectly own 5,562,488 OP Units. Typically, holders of OP Units acquire conversion rights one year and ten days from the date of issuance whereupon the OP Units are redeemable on a one-for-one basis for shares of Common Stock or at the Company's election, for cash. As of August 4, 1999, 5,562,488 of these OP Units have acquired conversion rights or will acquire such rights within 60 days thereafter. All Directors and Executive Officers as a group, directly or indirectly own 2,082,883 shares of Preferred Stock held by Holdings and the 254,117 shares of Preferred Stock held by Co-Holdings, by virtue of Mr. Kazilionis' position as a managing principal of WREP. According to the Westbrook Schedule 13G, Mr. Kazilionis has shared dispositive power over 5,688,107 shares of Common Stock. Accordingly, all Directors and Executive Officers have shared voting and dispositive power over 5,688,107 shares of Common Stock.

(28) The Company's Certificate of Incorporation contains provisions restricting the rights of persons who hold more than 9.8% of the outstanding Common Stock. Although OP Units generally are convertible on a one-for-one basis for shares of Common Stock or cash at the election of the Operating Partnership, the Operating Partnership's partnership agreement provides that if a holder of OP Units requests the conversion of such holder's OP Units and such conversion would result in such holder owning in excess of 9.8% of the outstanding Common Stock, the conversion request of such holder will automatically be deemed to be modified such that the number of shares to be issued to such holder will not result in such holder owning in excess of 9.8% of the outstanding Common Stock.

                    PROPOSALS BY STOCKHOLDERS OF THE COMPANY

    If the Merger is consummated, there will be no public Stockholders of the Company and no public participation in any future meetings of Stockholders of the Company. However, if the Merger is not consummated, the Company intends to hold its 1999 Annual Meeting of Stockholders as promptly as reasonably practicable. In such case, the Company's Stockholders would continue to be entitled to attend and participate in the Company's Stockholder meetings.

    The Company's By-Laws provide that any proposals by Stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be made in writing to the Secretary of the Company and delivered to, or mailed and received at, the principal executive offices of the Company not less than 50 days nor more than 150 days prior to the 1999 Annual Meeting; provided, however, that, if the Company gives less than 70 days' notice or prior public disclosure of the date of the 1999 Annual Meeting, notice of proposals must be delivered or received:

    - in the case of nominations of candidates for election to the Company's Board of Directors, not later than the close of business on the tenth day following the earlier of (a) the day on which such notice of the date of the 1999 Annual Meeting was mailed or (b) the day on which such public disclosure was made, and

    - in the case of other matters to be acted upon, not later than the close of business on the fifteenth day following the day on which such notice of the 1999 Annual Meeting was mailed.

    Any such notice must be sent to the Company's principal address and in the case of matters other than the nomination of directors must include a description of the proposed business, the reasons therefor and other specific matters.

    Because the date of the Company's 1999 Annual Meeting will have been changed by more than 30 days from the date contemplated by the proxy statement for the Company's 1998 Annual Meeting, the regulations of the Commission provide that any proposals by Stockholders intended to be presented and included in the Company's proxy materials must be received by the Secretary of the Company, at the Company's principal address, within a reasonable time before the Company begins to print and mail its proxy materials in connection with the 1999 Annual Meeting. The Company will inform Stockholders of the date by which such proposals must be received.

    Any Stockholder desiring a copy of the Company's By-Laws, which include provisions governing matters to be considered at Stockholder meetings, will be furnished one without charge upon written request of the Secretary of the Company.

                            INDEPENDENT ACCOUNTANTS

    The consolidated financial statements and financial statement schedule of the Company appearing in this Proxy Statement have been audited by PricewaterhouseCoopers LLP, independent auditors, as set forth in their report included herein. Such consolidated financial statements and financial statement schedule are included herein and incorporated herein by reference. It is expected that representatives of PricewaterhouseCoopers LLP will be present at the Special Meeting, both to respond to appropriate questions of Stockholders and to make a statement if they so desire.

                      WHERE YOU CAN FIND MORE INFORMATION

    As required by law, the Company files reports, proxy statements and other information with the Commission. Because the Merger is a "going private" transaction, the Company, the Parent and the Acquiror have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with respect to the Merger. The Schedule 13E-3 and such reports, proxy statements and other information contain additional information about the Company. You can inspect and copy these materials at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. For further information concerning the Commission's public reference rooms, you may call the Commission at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the Commission's Internet address at "http://www.sec.gov." The Common Stock is listed on the NYSE and the materials described above may also be inspected at the NYSE's offices, 20 Broad Street, New York, New York 10005.


    You should rely only on the information contained in (or incorporated by reference into) this Proxy Statement in connection with your consideration of the Merger Proposal. The Company has not authorized anyone to give any information different from the information contained in (or incorporated by reference into) this Proxy Statement. This Proxy Statement is dated September 1, 1999. You should not assume that the information contained in this Proxy Statement is accurate as of any later date, and the mailing of this Proxy Statement to Stockholders shall not create any implication to the contrary.


                                 OTHER MATTERS

    The Board of Directors does not know of any matter other than that described in this Proxy Statement that will be presented for action at the Special Meeting. If other matters properly come before the meeting, the persons named as proxies intend to vote the shares they represent in accordance with their discretion.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents heretofore filed by the Company with the Commission (File No. 1-10660) are incorporated herein by reference:

    (a) Annual Report on Form 10-K for the year ended December 31, 1998 as filed on March 19, 1999, as amended by Annual Report on Form 10-K/A as filed on May 7, 1999;

    (b) Current Report on Form 8-K as filed on April 15, 1999;

    (c) Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 as filed on May 17, 1999;

    (d) Current Report on Form 8-K as filed on July 22, 1999; and

    (e) Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 as filed on August 16, 1999.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Special Meeting or any adjournment or postponement thereof shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other document subsequently filed with the Commission which also is deemed to be incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

    The Company will provide without charge to each person to whom a copy of this Proxy Statement is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to: Berkshire Realty Company, Inc., One Beacon Street, Suite 1550, Boston, Massachusetts 02108, Attention: Marianne Pritchard, Executive Vice President and Chief Financial Officer, telephone (888) 867-0100.

                           By Order of the Board of Directors,

                           Scott C. Spelfogel
                           SECRETARY


SEPTEMBER 1, 1999

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

                            ------------------------
                CONSOLIDATED FINANCIAL STATEMENTS, SCHEDULES AND
                    SUMMARY QUARTERLY FINANCIAL INFORMATION
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

           INDEX TO CONSOLIDATED FINANCIAL STATEMENTS, SCHEDULES AND

                    SUMMARY QUARTERLY FINANCIAL INFORMATION

Report of Independent Accountants................................................        F-3

Consolidated Balance Sheets at December 31, 1997 and 1998........................        F-4

Consolidated Statements of Operations for the Years Ended December 31, 1998,
  1997 and 1996..................................................................        F-5

Consolidated Statements of Changes in Shareholders' Equity for the Years Ended
  December 31, 1997, 1998 and 1996...............................................        F-6

Consolidated Statements of Cash Flows for the Years Ended December 31, 1998,
  1997 and 1996..................................................................    F-7-F-8

Notes to Consolidated Financial Statements.......................................   F-9-F-33

Schedule III--Real Estate and Accumulated Depreciation...........................  F-34-F-37

Summary Quarterly Financial Information (Unaudited)..............................       F-38

    All other schedules are omitted as they are not applicable or not required, or the information is provided in the consolidated financial statements or the notes thereto.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Berkshire Realty Company, Inc. and Subsidiaries:

    In our opinion, the consolidated financial statements and the financial statement schedule listed in the accompanying index present fairly, in all material respects, the financial position of Berkshire Realty Company, Inc. and Subsidiaries (the "Company") at December 31, 1998 and December 31, 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
January 25, 1999, except
for Note W, for which the
date is March 5, 1999

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1998 AND 1997

                                                                                       1998             1997
                                                                                 ----------------  --------------
                                    ASSETS
Real estate assets: (Note F)
  Multifamily apartment communities, net of accumulated depreciation...........  $    919,486,703  $  715,696,151
  Land and construction-in-progress............................................        10,974,377      15,185,969
  Land held for future development.............................................         5,657,038       5,818,105
  Mortgage loan receivable, net of purchase discounts (Note H).................         2,376,227       2,323,285
  Investments in unconsolidated joint ventures (Note G)........................                --      15,618,657
  Retail centers held for sale, net of accumulated depreciation................                --      14,404,782
                                                                                 ----------------  --------------
    Total real estate assets...................................................       938,494,345     769,046,949
Cash and cash equivalents......................................................        12,366,880       9,859,110
Mortgage-backed securities, net ("MBS") (Note I)...............................         4,936,979       7,511,789
Note receivable (Note J).......................................................         7,500,000       7,500,000
Escrows........................................................................        16,305,255      15,088,587
Deferred expenses and other assets.............................................        19,854,353      14,932,272
Workforce and other intangible assets, net of accumulated amortization of
  $22,195,388 and 9,163,194, respectively (Notes C and D)......................         9,449,030      22,481,224
                                                                                 ----------------  --------------
    Total assets...............................................................  $  1,008,906,842  $  846,419,931
                                                                                 ----------------  --------------
                                                                                 ----------------  --------------
                     LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Mortgage notes payable (Note M)..............................................  $    426,236,427  $  368,810,004
  Credit agreement (Note K)....................................................       135,100,000      12,000,000
  Construction loan (Note L)...................................................        11,362,891         316,786
  Deposits and prepaid rents...................................................         8,309,738       4,888,022
  Accrued real estate taxes, insurance, other liabilities and accounts payable
    (Note Q)...................................................................        25,218,826      17,073,179
                                                                                 ----------------  --------------
    Total liabilities..........................................................       606,227,882     403,087,991
                                                                                 ----------------  --------------
Minority interest in Operating Partnership (Note N)............................        69,661,451      75,137,066
Commitments and contingencies (Notes E and Q)..................................                --              --
Shareholders' equity:
  Preferred stock ("Preferred Shares"), $0.01 par value; 60,000,000 shares
    authorized, 2,737,000 shares issued (Note U)...............................            27,370          27,370
  Common stock ("Shares"), $0.01 par value; 140,000,000 Shares authorized and
    37,219,897 and 36,841,098 Shares issued, respectively (Note U).............           372,199         368,411
  Additional paid-in capital...................................................       375,186,299     394,838,797
  Accumulated deficit..........................................................       (38,550,284)    (24,396,629)
  Loans receivable--officers (Note P)..........................................        (2,275,000)       (900,000)
  Less common stock in treasury at cost (506,497 Shares).......................        (1,743,075)     (1,743,075)
                                                                                 ----------------  --------------
    Total shareholders' equity.................................................       333,017,509     368,194,874
                                                                                 ----------------  --------------
    Total liabilities and shareholders' equity.................................  $  1,008,906,842  $  846,419,931
                                                                                 ----------------  --------------
                                                                                 ----------------  --------------

   The accompanying Notes are an integral part of the Consolidated Financial
                                  Statements.

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                                       1998             1997            1996
                                                                  ---------------  --------------  --------------
Revenue:
  Rental........................................................  $   175,965,070  $  109,973,608  $   89,450,647
  Management fees and reimbursements (Note D)...................        3,709,023       3,157,516              --
  Interest from mortgage loan and note receivable
    (Notes H and J).............................................        1,190,985         608,825       1,876,519
  Interest from MBS (Note I)....................................          573,923         765,196         942,191
  Other interest................................................        1,345,996         993,917         732,309
                                                                  ---------------  --------------  --------------
    Total revenue...............................................      182,784,997     115,499,062      93,001,666
                                                                  ---------------  --------------  --------------
Expenses:
  Property operating (Note O)...................................       40,916,441      25,646,048      21,424,717
  Repairs and maintenance.......................................       12,157,839       8,064,849       6,647,344
  Real estate taxes.............................................       16,832,011      10,042,100       8,653,898
  Property management fees to an affiliate (Note D).............           15,304         902,931       4,324,843
  Property management operations................................        7,689,765       5,564,851       1,302,352
  Interest (Notes K, L and M)...................................       38,801,288      24,005,605      20,500,533
  Depreciation and amortization.................................       57,794,479      35,272,775      29,050,960
  Amortization of workforce acquired (Notes C and D)............       13,032,194       8,042,554       1,120,640
  General and administrative (Notes C and O)....................        5,476,948       5,065,015       3,632,078
  State and corporate franchise taxes...........................          174,205         334,003         367,563
  Professional fees.............................................          709,297         345,234         254,000
  Costs associated with evaluation of strategic alternatives....        1,470,236              --              --
  Non-recurring charges.........................................               --              --         441,783
  Costs associated with Advisor Transaction (Note C)............               --       2,400,000              --
  Provision for losses on real estate investments...............               --       1,850,000       7,500,000
  Asset management fees to an affiliate (Note C)................               --              --         392,636
                                                                  ---------------  --------------  --------------
    Total expenses..............................................      195,070,007     127,535,965     105,613,347
                                                                  ---------------  --------------  --------------
  Loss from operations before joint venture income (loss), gains on sales of assets, minority interest and extraordinary
    items.......................................................      (12,285,010)    (12,036,903)    (12,611,681)
  Joint venture income (loss)...................................          132,454      (4,910,021)     (3,008,587)
  Gains on sales of assets, net.................................        1,264,920       6,454,717          58,263
  Minority interest in Operating Partnership (Note N)...........        3,369,786       2,153,506       1,403,000
                                                                  ---------------  --------------  --------------
  Loss before extraordinary items...............................       (7,517,850)     (8,338,701)    (14,159,005)
  Extraordinary items, net of minority interest (Note M)........         (477,555)        (90,345)       (149,272)
                                                                  ---------------  --------------  --------------
  Net loss......................................................       (7,995,405)     (8,429,046)    (14,308,277)
  Income allocated to preferred shareholders....................       (6,158,250)     (1,659,306)             --
                                                                  ---------------  --------------  --------------
  Net loss allocated to common shareholders.....................  $   (14,153,655) $  (10,088,352) $  (14,308,277)
                                                                  ---------------  --------------  --------------
                                                                  ---------------  --------------  --------------
Earnings per common share (basic and diluted) (Note R): Net loss
  allocated to common shareholders before extraordinary items...  $          (.37) $         (.37) $         (.56)
                                                                  ---------------  --------------  --------------
                                                                  ---------------  --------------  --------------
  Extraordinary items, net......................................  $          (.02) $           --  $           --
                                                                  ---------------  --------------  --------------
                                                                  ---------------  --------------  --------------
  Net loss allocated to common shareholders.....................  $          (.39) $         (.37) $         (.56)
                                                                  ---------------  --------------  --------------
                                                                  ---------------  --------------  --------------
  Weighted average shares.......................................       36,684,985      27,099,522      25,393,147
                                                                  ---------------  --------------  --------------
                                                                  ---------------  --------------  --------------

   The accompanying Notes are an integral part of the Consolidated Financial
                                  Statements.

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                                   SERIES 1997-A
                                                                    CONVERTIBLE
                                                                  PREFERRED STOCK          COMMON STOCK
                                                                       AT PAR                 AT PAR         ADDITIONAL
                                                               ----------------------  --------------------    PAID-IN
                                                                SHARES      AMOUNT      SHARES     AMOUNT      CAPITAL
                                                               ---------  -----------  ---------  ---------  -----------
Balance, December 31, 1995...................................         --   $      --   25,392,951 $ 258,994  $262,271,698
Net loss.....................................................         --          --          --         --           --
Proceeds from the exercise of stock warrants.................         --          --         417          4        5,880
Non-employee stock option grants.............................         --          --          --         --       22,584
Common dividends.............................................         --          --          --         --  (22,853,892)
                                                               ---------  -----------  ---------  ---------  -----------
Balance, December 31, 1996...................................         --          --   25,393,368   258,998  239,446,270
Net loss.....................................................         --          --          --         --           --
Issuance of Preferred Shares (Note U)........................  2,737,000      27,370          --         --   65,849,295
Preferred dividends..........................................         --          --          --         --           --
Non-employee stock option grants (Note P)....................         --          --          --         --       22,584
Issuance of Common Shares (Note U)...........................         --          --   10,403,919   104,040  107,704,970
Conversion of Units to Common Shares (Note N)................         --          --     448,863      4,489    4,246,715
Stock purchase loan, net (Note P)............................         --          --      86,956        869      999,131
Proceeds from the exercise of stock warrants.................         --          --       1,495         15       17,611
Common dividends.............................................         --          --          --         --  (23,447,779)
                                                               ---------  -----------  ---------  ---------  -----------
Balance, December 31, 1997...................................  2,737,000   $  27,370   36,334,601 $ 368,411  $394,838,797
Net Loss.....................................................         --          --          --         --           --
Preferred dividends..........................................         --          --          --         --           --
Stock issuance costs.........................................         --          --          --         --     (407,746)
Conversion of Units to Common Shares.........................         --          --      53,887        539      526,244
Non-employee stock option grants (Note P)....................         --          --          --         --        9,000
Shares issued in satisfaction of note payable................         --          --     189,332      1,893    2,128,107
Stock purchase loans, net (Note P)...........................         --          --     126,984      1,270    1,498,730
Proceeds from the exercise of stock warrants.................         --          --       8,596         86      101,261
Common dividends.............................................         --          --          --         --  (35,226,070)
Adjustment for Minority Interest ownership of Operating
  Partnership (Note N).......................................         --          --          --         --   11,717,976
                                                               ---------  -----------  ---------  ---------  -----------
Balance, December 31, 1998...................................  2,737,000   $  27,370   36,713,400 $ 372,199  $375,186,299
                                                               ---------  -----------  ---------  ---------  -----------
                                                               ---------  -----------  ---------  ---------  -----------


                                                                                LOANS      TREASURY
                                                               ACCUMULATED   RECEIVABLE-   STOCK AT
                                                                 DEFICIT      OFFICERS       COST        TOTAL
                                                               ------------  -----------  ----------  -----------
Balance, December 31, 1995...................................   $       --    $      --   $(1,743,075) $260,787,617
Net loss.....................................................  (14,308,277)          --           --  (14,308,277)
Proceeds from the exercise of stock warrants.................           --           --           --        5,884
Non-employee stock option grants.............................           --           --           --       22,584
Common dividends.............................................           --           --           --  (22,853,892)
                                                               ------------  -----------  ----------  -----------
Balance, December 31, 1996...................................  (14,308,277)          --   (1,743,075) 223,653,916
Net loss.....................................................   (8,429,046)          --           --   (8,429,046)
Issuance of Preferred Shares (Note U)........................           --           --           --   65,876,665
Preferred dividends..........................................   (1,659,306)          --           --   (1,659,306)
Non-employee stock option grants (Note P)....................           --           --           --       22,584
Issuance of Common Shares (Note U)...........................           --           --           --  107,809,010
Conversion of Units to Common Shares (Note N)................           --           --           --    4,251,204
Stock purchase loan, net (Note P)............................           --     (900,000)          --      100,000
Proceeds from the exercise of stock warrants.................           --           --           --       17,626
Common dividends.............................................           --           --           --  (23,447,779)
                                                               ------------  -----------  ----------  -----------
Balance, December 31, 1997...................................   ($24,396,629)  $(900,000) $(1,743,075) $368,194,874
Net Loss.....................................................   (7,995,405)          --           --   (7,995,405)
Preferred dividends..........................................   (6,158,250)          --           --   (6,158,250)
Stock issuance costs.........................................           --           --           --     (407,746)
Conversion of Units to Common Shares.........................           --           --           --      526,783
Non-employee stock option grants (Note P)....................           --           --           --        9,000
Shares issued in satisfaction of note payable................           --           --           --    2,130,000
Stock purchase loans, net (Note P)...........................           --   (1,375,000)          --      125,000
Proceeds from the exercise of stock warrants.................           --           --           --      101,347
Common dividends.............................................           --           --           --  (35,226,070)
Adjustment for Minority Interest ownership of Operating
  Partnership (Note N).......................................           --           --           --   11,717,976
                                                               ------------  -----------  ----------  -----------
Balance, December 31, 1998...................................   ($38,550,284)  ($2,275,000) $(1,743,075) $333,017,509
                                                               ------------  -----------  ----------  -----------
                                                               ------------  -----------  ----------  -----------

   The accompanying Notes are an integral part of the Consolidated Financial
                                  Statements.

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                                    1998             1997             1996
                                                               ---------------  ---------------  ---------------
Cash flows from operating activities:
  Net loss...................................................  $    (7,995,405) $    (8,429,046) $   (14,308,277)
  Adjustments to reconcile net loss to net cash provided by
    operating activities:
    Depreciation and amortization............................       57,794,479       35,272,775       29,050,960
    Amortization of workforce and other intangible assets....       13,032,194        8,042,554        1,120,640
    Costs associated with Advisor
  Transaction................................................               --        2,400,000               --
  Provision for losses on real estate investments............               --        1,850,000        7,500,000
  Joint venture (income) loss................................         (132,454)       4,910,021        3,008,587
  Distributions received from joint venture earnings.........          132,454               --               --
  Gains on sales of assets...................................       (1,264,920)      (6,454,717)         (58,263)
  Non-employee stock options.................................            9,000           22,584           22,584
  Stock purchase loan forgiveness............................          125,000          100,000               --
  Amortization of purchase discounts.........................         (155,647)        (144,558)        (511,976)
  Minority interest in Operating Partnership.................       (3,369,786)      (2,153,506)      (1,403,000)
  Write-off of deferred financing costs......................          422,490           24,828          149,272
  Amortization of deferred financing costs...................        1,581,824        1,427,429        1,052,283
  Increase in escrows and other assets.......................       (3,663,714)      (4,242,387)      (2,470,167)
  Increase in accrued real estate taxes, other liabilities
    and accounts payable.....................................        9,075,647        3,145,212        3,952,223
  Increase in deposits and prepaid rents.....................        3,421,716        2,444,306          399,924
                                                               ---------------  ---------------  ---------------
    Net cash provided by operating activities................       69,012,878       38,215,495       27,504,790
                                                               ---------------  ---------------  ---------------
Cash flows from investing activities:
  Costs to acquire properties................................     (104,161,523)     (96,589,327)     (37,894,563)
  Land acquisition and construction-in-progress..............      (17,161,563)     (16,207,482)     (13,512,645)
  Proceeds from sales of properties..........................       17,179,783       38,415,017       19,580,079
  Recurring capital expenditures.............................       (6,865,814)      (4,569,573)      (4,397,131)
  Rehabilitation and non-recurring capital expenditures......      (31,605,291)     (15,642,973)     (15,900,996)
  Notes receivable...........................................               --       (7,500,000)              --
  Distributions from the sale of joint venture asset, net....       14,883,968        7,945,667               --
  Distributions received from joint ventures in excess of
    earnings.................................................          641,697        1,481,615        2,644,533
  Contributions to joint venture.............................               --       (2,150,000)              --
  Proceeds from the payoff of mortgage loans.................               --               --       15,324,802
  Principal collections on MBS...............................        2,594,961        1,733,674        2,360,929
  Principal collections on mortgage loans....................           82,554        1,903,007        1,039,898
  Escrows established at acquisition of properties...........       (2,512,774)      (4,755,629)      (5,189,961)
  Cost to acquire workforce and intangible assets............               --         (559,239)        (447,679)
                                                               ---------------  ---------------  ---------------
    Net cash used for investing activities...................     (126,924,002)     (96,495,243)     (36,392,734)
                                                               ---------------  ---------------  ---------------

   The accompanying Notes are an integral part of the Consolidated Financial
                                  Statements.

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                                    1998             1997             1996
                                                               ---------------  ---------------  ---------------
Cash flows from financing activities:
  Advances under credit agreements...........................      123,100,000       19,400,000       48,970,000
  Advances under construction loan...........................       11,046,105          316,786               --
  Payments on credit agreements..............................               --      (80,115,000)      (8,050,000)
  Payment on repurchase agreement............................               --       (9,300,000)      (1,650,000)
  Payment of financing costs.................................       (2,371,101)        (501,934)      (1,222,170)
  Prepayment of mortgage notes payable.......................      (17,433,697)              --               --
  Principal payments on mortgage notes payable...............       (4,142,897)      (7,760,525)      (8,591,947)
  Proceeds from the issuance of preferred stock, net of
    discounts and offering costs.............................               --       65,876,665               --
  Proceeds from issuance of common stock, net of discounts
    and offering costs.......................................         (407,746)     103,109,010               --
  Proceeds from the exercise of stock warrants...............          101,347           17,626            5,884
  Dividends to preferred shareholders........................       (6,158,250)      (1,659,306)              --
  Dividends to common shareholders...........................      (35,226,070)     (23,447,779)     (22,853,892)
  Distributions to minority unitholders......................       (8,088,797)      (4,812,638)      (1,846,688)
                                                               ---------------  ---------------  ---------------
    Net cash provided by financing activities................       60,418,894       61,122,905        4,761,187
                                                               ---------------  ---------------  ---------------
Net increase (decrease) in cash and cash equivalents.........        2,507,770        2,843,157       (4,126,757)
Cash and cash equivalents, beginning of year.................        9,859,110        7,015,953       11,142,710
                                                               ---------------  ---------------  ---------------
Cash and cash equivalents, end of year.......................  $    12,366,880  $     9,859,110  $     7,015,953
                                                               ---------------  ---------------  ---------------
                                                               ---------------  ---------------  ---------------
Supplemental cash flow disclosure:
  Cash paid for interest during year.........................  $    40,175,873  $    24,327,983  $    20,143,571
                                                               ---------------  ---------------  ---------------
                                                               ---------------  ---------------  ---------------
  Interest capitalized during year...........................  $     1,469,078  $       777,159  $       514,258
                                                               ---------------  ---------------  ---------------
                                                               ---------------  ---------------  ---------------
Supplemental disclosure of non-cash investing and financing
  activities:
Property acquisitions........................................  $  (201,505,018) $  (304,798,057) $  (112,964,195)
Debt assumed in property acquisitions........................       79,003,017      165,549,922       53,196,934
Units issued for property acquisitions (Notes E and F).......       18,340,478       29,728,045       21,872,698
Shares issued for property acquisitions (Note E).............               --        4,700,000               --
Joint venture distribution of property, net..................               --        8,230,763               --
                                                               ---------------  ---------------  ---------------
  Cash to acquire property...................................  $  (104,161,523) $   (96,589,327) $   (37,894,563)
                                                               ---------------  ---------------  ---------------
                                                               ---------------  ---------------  ---------------
Units issued for workforce and other intangible assets
  acquired (Notes C and D)...................................  $            --  $    17,637,500  $    13,000,000
                                                               ---------------  ---------------  ---------------
                                                               ---------------  ---------------  ---------------
Units issued for Advisor benchmarks (Note C).................  $            --  $     2,400,000  $            --
                                                               ---------------  ---------------  ---------------
                                                               ---------------  ---------------  ---------------
Conversion of Units to Shares................................  $       526,783  $     4,251,204  $            --
                                                               ---------------  ---------------  ---------------
                                                               ---------------  ---------------  ---------------
Shares issued for stock purchase loans.......................  $     1,500,000  $     1,000,000  $            --
                                                               ---------------  ---------------  ---------------
                                                               ---------------  ---------------  ---------------
Shares issued in satisfaction of note payable................  $     2,130,000  $            --  $            --
                                                               ---------------  ---------------  ---------------
                                                               ---------------  ---------------  ---------------
Reclassification of construction in progress to multifamily
  apartment complexes........................................  $    20,116,588  $     1,571,216  $    10,888,961
                                                               ---------------  ---------------  ---------------
                                                               ---------------  ---------------  ---------------

   The accompanying Notes are an integral part of the Consolidated Financial
                                  Statements.

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A. ORGANIZATION

    Berkshire Realty Company, Inc. and Subsidiaries (the "Company") was formed on April 26, 1990 by filing a certificate of incorporation in the State of Delaware. The Company commenced operations on June 27, 1991, as an equity real estate investment trust ("REIT"). The principal business of the Company is the acquisition, renovation, rehabilitation, development and operation of multifamily apartment communities located in Florida, Texas and the Mid-Atlantic and Southeast regions of the United States.

    The Company was restructured to an umbrella partnership real estate investment trust ("UPREIT") on May 1, 1995, when the Company's assets, subject to liabilities, were transferred to a newly formed subsidiary ("Operating Partnership") of which the Company is a Special Limited Partner and owns 100% of the stock of Berkshire Apartments, Inc., the general partner. Upon transfer of its net assets, the Company was issued 25,392,452 units of the Operating Partnership ("Units") which was equal to the number of shares outstanding on May 1, 1995.

    In connection with the organization of the Operating Partnership, on May 1, 1995, an affiliate of Berkshire Realty Advisors Limited Partnership, the Company's former advisor, contributed $5,000 and River Oaks Apartments, subject to mortgage debt of $5.4 million, at a valuation of $10,500,000. The seller received 534,975 Units in the Operating Partnership ("Minority Interest") valued at $9.50 per Unit or $5.1 million, in exchange for its interest in the property.

    On March 1, 1996, the Company became self-administered when it acquired the assembled workforce and other assets of Berkshire Realty Advisors Limited Partnership (the "Advisor"), an affiliate of a director of the Company, which provided advisory and development services to the Company (the "Advisor Transaction"). In exchange for the assets acquired the Company issued 1.3 million Units of the Operating Partnership. The transaction was valued at $13 million, which together with related costs, was recorded as an intangible asset associated with the workforce acquired. If certain share price benchmarks are achieved during a six-year period, $7.2 million of additional Units may be issued. During 1997, the $11.00 and $12.00 share price benchmarks were achieved and an additional 209,091 Units were issued at a value of $2.4 million. (See Note C to the Consolidated Financial Statements).

    Property management services for the Company's multifamily assets were performed by an affiliate of certain directors and officers of the Company until February 28, 1997 when the Company acquired the established workforce and other assets of the affiliated company for 1.7 million Units (the "Property Manager" or "Property Manager Transaction"). The transaction was valued at $17.6 million (based on a $10.375 share price) and was recorded on the balance sheet of the Company as an intangible asset associated with the third-party property management contracts and the acquisition of a workforce.

    At the time of the acquisition, the Property Manager managed 57 apartment communities, including the Company's 35 assets, and employed approximately 85 professionals, excluding site employees. As a result of this transaction, the Company ceased payment of management fees and reimbursements to the affiliate for the management operations of its multifamily portfolio. In addition, the Company acquired 22 third-party management contracts, primarily with partnerships affiliated with certain directors and officers of the Company, which generate management fee and reimbursement revenue. (See Note D to the Consolidated Financial Statements).

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

A. ORGANIZATION (CONTINUED)
    In addition to the three transactions mentioned above, the Company has utilized its UPREIT structure to acquire an additional 39 multifamily communities since 1995. All UPREIT transactions have increased the ownership of the Operating Partnership by minority unitholders ("Minority Interest") to 20.8% at December 31, 1998, which included a 14.0% ownership by companies affiliated with a director and officers of the Company. The Company directly or indirectly owned the remaining 79.2% of the Operating Partnership. The Company has several wholly-owned qualifying REIT subsidiaries which were formed in connection with the UPREIT transaction or for financing purposes and are consolidated in the accompanying financial statements.

    The Company is authorized to issue up to 140,000,000 shares of common stock, $0.01 par value per share ("Shares"). The Company is also authorized to issue up to 60,000,000 shares of preferred stock, $0.01 par value, which may be issued in multiple classes or series ("Preferred Shares"). The Board is authorized to determine the rights, preferences and privileges of the preferred stock including the number of shares constituting any such series and the designation thereof, without any further vote or action by the shareholders. The Company's outstanding Shares are publicly traded on the New York Stock Exchange under the symbol "BRI".

    The Company has an infinite life; however, the Company's Certificate of Incorporation, as amended, required the Company's Board of Directors (the "Board") to prepare and submit a Plan of Liquidation to the Shareholders on or before December 31, 1998, together with a recommendation by its Board of Directors whether to adopt or reject the Plan of Liquidation. The Plan of Liquidation will become effective only if approved by shareholders holding a majority of the shares outstanding at the time of the vote.

    In May, 1998, the Company began the process of evaluating its strategic alternatives which included the potential sale or merger of the Company or the adoption of a Plan of Liquidation.

    On December 31, 1998, the Company filed proxy materials related to a Plan of Liquidation with the Securities and Exchange Commission. Included in the proxy was a recommendation by the Board of Directors that shareholders vote against approval of the Plan of Liquidation because, in the opinion of the Board, other alternatives available to the Company would likely produce greater value for the shareholders.

    In the first quarter of 1999, as a result of the process initiated by the Board, the Company received several offers to acquire the Company. Among these offers was one from a group that included Douglas Krupp, the Chairman of the Board of the Company, to acquire the Company at a price of $11.05 per share of Common Stock. A special committee of disinterested directors established by the Board to review and negotiate these offers advised this group that the price of $11.05 per share was insufficient. This group subsequently revised its offer to $12.05 per share of Common Stock. The special committee of the Board is continuing to review and negotiate the offers the Company received. There can be no assurance that any of these offers will result in the consummation of the sale of the Company.

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

B. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

    The accompanying Consolidated Financial Statements include the consolidated accounts of the Company, the Operating Partnership and the subsidiaries of the Company and the Operating Partnership.

    All significant intercompany balances have been eliminated in consolidation. The Consolidated Financial Statements of the Company have been adjusted for the minority interest of unitholders in the Operating Partnership.

ESTIMATES AND ASSUMPTIONS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of and disclosure related to assets and liabilities, contingent assets and liabilities and revenues and expenses. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

    The Company includes all short-term investments with maturities of three months or less at the date of acquisition in cash and cash equivalents. The carrying value of these investments approximated market at December 31, 1998 and 1997.

    The Company invests its cash primarily in money market funds with commercial banks. The Company has not experienced any losses to date on its invested cash.

ESCROWS

    Escrows include amounts established pursuant to certain debt agreements for real estate taxes, insurance and capital improvements.

REAL ESTATE ASSETS AND DEPRECIATION

    Expenditures related to the acquisition, improvement and development of real estate assets are capitalized at cost. Upon acquisition of a real estate asset, expenditures to remedy deferred maintenance and renovation costs are capitalized. Ordinary repairs and maintenance are expensed as incurred.

DEPRECIATION

    Depreciation is computed by using the straight-line method over the estimated useful lives of the related assets as follows:

Buildings.....................................................................  25 years
Building and land improvements................................................  5 to 25
                                                                                years
Appliances, carpeting and equipment...........................................  3 to 8 years

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

B. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INTEREST EXPENSE AND REAL ESTATE TAX CAPITALIZATION FOR DEVELOPMENT ASSETS

    Interest expense and real estate taxes incurred during the construction period of assets under development are capitalized until buildings are placed in service as evidenced by certificates of occupancy.

AMORTIZATION OF WORKFORCE AND OTHER INTANGIBLE ASSETS

    Amortization of the intangible assets acquired related to the Advisor Transaction and Property Manager Transaction is calculated using the straight-line basis over a period of three to four years.

IMPAIRMENT OF LONG-LIVED ASSETS

    Real estate assets and equipment are stated at depreciated cost. Pursuant to Statement of Financial Accounting Standards Opinion No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", impairment losses are recorded on long-lived assets used in operations on a property by property basis, when events and circumstances indicate that the assets might be impaired and the estimated undiscounted cash flows to be generated by those assets are less than the carrying amount of those assets. Upon determination that an impairment has occurred, those assets shall be reduced to fair value less estimated costs to sell.

INVESTMENTS IN UNCONSOLIDATED JOINT VENTURES

    Investments in Joint Ventures were accounted for using the equity method of accounting as the respective Partnership Agreements required a majority vote for all major decisions regarding the Joint Ventures. Under the equity method of accounting, the Company's share of income (loss) of the Joint Ventures is included in the Company's net income (loss).

MBS

    MBS are held for long-term investment and therefore are carried at amortized cost. Premiums or discounts are amortized over the life of the underlying securities using the effective yield method. The Company has the intention and ability to hold these to maturity.

MORTGAGE LOAN RECEIVABLE

    Discounts on the mortgage loan, net of acquisition costs, are amortized into income over the remaining life of the related loan using the effective yield method, based on management's estimate of the current facts and circumstances and the ultimate ability to collect such loan.

RENTAL REVENUE

    Residential and commercial leases require the payment of base rent monthly in advance. Rental revenues are recorded on the accrual basis. Commercial leases generally contain provisions for additional rent based on a percentage of tenant sales and other provisions which are also recorded on the accrual basis, but are billed in arrears. Minimum rental revenue from long-term commercial leases is recognized on a straight-line basis over the life of the related lease.

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

B. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
SEGMENT REPORTING

    In 1998, the Company adopted Statement of Financial Accounting Standards No. 131 ("FAS 131"), "Disclosures about Segments of an Enterprise and Related Information." FAS 131 supersedes Statement of Financial Accounting Standards No. 14, "Financial Reporting for Segments of a Business Enterprise", replacing the "industry segment" approach with a "management" approach. The management approach designates the internal reporting used by management for making operating decisions and assessing performance as the source of the Company's segment.

DEFERRED EXPENSES

    Costs associated with debt financings are capitalized and amortized to interest expense over the term of the related agreement using a method which approximates the effective interest method.

INTEREST RATE SWAP AGREEMENT

    Swap receipts and payments under interest rate swap agreements designated as a hedge are recognized as adjustments to interest expense in the Consolidated Statements of Operations. Settlement payments or receipts on terminated interest rate swap agreements are deferred and amortized over the remaining original period of the swap, as long as the hedged borrowing is still outstanding. Settlement payments or receipts on terminated interest rate swap agreements, if any, would be reflected as financing activities in the Consolidated Statements of Cash Flows.

INCOME TAXES

    The Company has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, and believes it will continue to meet all such qualifications. Accordingly, the Company will not be subject to federal income taxes on amounts distributed to shareholders provided that it distributes annually at least 95% of its REIT taxable income and meets certain other requirements for qualifying as a REIT. Therefore, no provision for federal income taxes has been recorded in the Consolidated Financial Statements. However, the Company is subject to certain state income taxes and certain state net worth taxes which have been recorded in the Consolidated Statements of Operations.

EARNINGS PER SHARE

    In accordance with the Statement of Financial Accounting Standards No. 128 ("FAS No. 128"), the Company presents both basic and diluted earnings per share ("EPS"). Basic EPS excludes dilution and is computed by dividing net income available to common stockholders by the weighted average number of shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock, where such exercise or conversion would result in a lower EPS amount.

STRATEGIC ALTERNATIVES AND NON-RECURRING CHARGES

    The Company considers costs associated with evaluation of strategic alternatives and non-recurring charges to be costs incurred specific to significant non-recurring events that materially distort the comparative measurement of the Company's performance.

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

B. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
EXTRAORDINARY ITEMS

    Extraordinary items represent the effect resulting from the early settlement of certain debt obligations, including related deferred financing costs, prepayment penalties, yield maintenance payments and other related items.

RECLASSIFICATIONS

    Certain prior year balances have been reclassified to conform with current year consolidated financial statement presentation.

C. THE ADVISOR TRANSACTION

    On February 28, 1996, the Board of Directors, acting on the recommendation of a Special Committee comprised solely of Independent Directors, approved the acquisition, via contribution, of the existing workforce and other assets of the Advisor in exchange for 1.3 million Units which had a value of $13 million. The total acquisition price, including professional fees and expenses, has been recorded on the Company's balance sheet as intangible assets associated with the workforce acquired and is being amortized on a straight-line method over a three-year period.

    The Board's actions were initiated to increase cash flows and to align the organization of the Company to be consistent with the structure preferred by institutional investors, rating agencies and market analysts.

    Additional Units, up to a total of $7.2 million, may be issued during a six-year period if certain share price benchmarks are achieved. The benchmarks will be satisfied if the share price of the Company's common stock is equal to or greater than the benchmark for any fifteen days during any twenty consecutive trading days. There are six share price benchmarks beginning at $11.00 and increasing by $1.00 each up to a maximum of $16.00. Upon satisfaction of each benchmark, Units equal to $1.2 million will be issued. The Company achieved share price benchmarks of $11.00 on March 19, 1997 and $12.00 on October 9, 1997 and issued 109,091 and 100,000 Units, respectively, on those dates. The value of additional Units issued during 1997 was $2.4 million and was recorded as an expense in the Consolidated Statements of Operations. As of December 31, 1998, 209,091 additional Units have been issued as a result of achieving the share price benchmarks.

    The contribution was completed on March 1, 1996. As of that date, all charges and expenses associated with the Advisory Services Agreement ceased and the Company became a "self-administered" REIT. The Company began incurring general and administrative expenses for its acquired management staff including salaries, benefits, and other overhead expenses.

D. PROPERTY MANAGER TRANSACTION

    On February 26, 1997, the Board of Directors, acting on the recommendation of a Special Committee comprised solely of Independent Directors, approved the acquisition of the workforce and other assets of the Property Manager which provided multifamily property management services to the Company ("Property Manager"). The Property Manager was contributed on February 28, 1997 in exchange for 1.7 million Units which had a value of approximately $17.6 million.

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

D. PROPERTY MANAGER TRANSACTION (CONTINUED)
    At the time of the contribution, the Property Manager managed 57 apartment communities, including the Company's 35 assets, and employed approximately 85 professionals, excluding site employees. As a result of this transaction, the Company ceased payment of management fees and reimbursements for the management operations of its multifamily portfolio. In addition, the Company acquired 22 third-party management contracts which generate management fee and reimbursement revenue. Those contracts are primarily with partnerships affiliated with a director of the Company.

    The Board's actions were initiated to reduce the costs associated with the operations of the multifamily portfolio, to generate revenue from third-party fee management contracts and to align the organization of the Company to be consistent with the structure preferred by institutional investors, rating agencies and market analysts.

    The value of the assets acquired was determined by evaluating the future cash flows attributable to the third-party management contracts as well as the immediate operating efficiencies obtained through the acquisition of a cohesive assembled workforce. Accordingly, the value of the transaction was allocated to intangible assets associated with third-party management contracts and the workforce acquired. The Company recorded intangible assets of $4.4 million based on discounted cash flows from third-party property management contracts and $13.2 million based on the value of intangible assets associated with the workforce acquired. The acquisition price is being amortized on a straight-line method over a three to four year period.

E. QUESTAR TRANSACTION

    On November 14, 1997, the Company consummated a transaction with the Questar Companies ("Questar") whereby it acquired eighteen apartment communities (3,699 units) (the "Questar Transaction"). The total purchase price of $171.4 million was funded through the assumption of $128.7 million in debt, the issuance of $19.9 million in Units, $4.7 million in common stock and cash of $18.1 million. The Company also contracted to purchase four apartment communities which were under development at the time of the transaction, and entered into a Development Acquisition Agreement with Questar Builders, Inc. which gave the Company the exclusive right to acquire all apartment communities developed by Questar Builders, Inc.

    On December 15, 1997, the Company acquired Liriope Apartments, an 84-unit apartment community located in Belcamp, Maryland, for approximately $7.6 million under the contractual arrangement with Questar. Subsequent to December 31, 1998, the Company acquired Granite Run which represented the second development property the Company had contracted to acquire from Questar Builders, Inc. (See Note F for additional information).

F. REAL ESTATE PROPERTIES

    As of December 31, 1998, the Company had investments in 81 multifamily apartment communities in eight states consisting of 24,123 apartment units.

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

F. REAL ESTATE PROPERTIES (CONTINUED)

    The following summarizes the carrying value of the Company's multifamily apartment communities and retail centers held for sale in 1997 which were sold in 1998 (dollars in thousands):

                                                                                               DECEMBER 31,
                                                                                         -------------------------
                                                                                             1998         1997
                                                                                         ------------  -----------
Land...................................................................................  $    151,282  $   109,063
Buildings and improvements.............................................................       768,270      629,649
Appliances, carpeting and equipment....................................................       169,812      120,669
                                                                                         ------------  -----------
Total multifamily and retail property..................................................     1,089,364      859,381
Accumulated depreciation...............................................................      (169,878)    (129,280)
                                                                                         ------------  -----------
                                                                                         $    919,486  $   730,101
                                                                                         ------------  -----------
                                                                                         ------------  -----------

ACQUISITIONS

    On January 21, 1998, the Company acquired Berkshire Springs Apartments (formerly known as Countrywood), a 208-unit apartment community located in Dallas, Texas, for $6.75 million. The Company paid cash of $2.0 million, assumed debt of $4.0 million and issued $720,000 of Operating Partnership Units. The debt agreement requires monthly principal and interest payments based on an interest rate of 7.875% along with monthly funding of real estate tax escrows.

    On February 4, and April 9, 1998, the Company acquired six apartment communities for approximately $81.2 million. The Company paid cash of approximately $58.9 million, issued $8.0 million of Operating Partnership Units and assumed debt of $14.3 million. The debt agreements require monthly principal and interest payments based on interest rates of 8.51% along with monthly funding of real estate tax escrows. The apartment communities acquired are summarized as follows:

                                                                                                            NUMBER
PROPERTY NAME                                                                             LOCATION         OF UNITS
-----------------------------------------------------------------------------------  -------------------  -----------
Bluffs of Berkshire (formerly known as The Bluffs).................................  Austin, TX                  382
Berkshire Hills (formerly known as Pinto Ridge)....................................  Austin, TX                  238
Carlyle Place......................................................................  San Antonio, TX             184
Yorktown...........................................................................  Houston, TX                 563
6200 Gessner.......................................................................  Houston, TX                 659
Berkshire Crossings (formerly known as The Lodge)..................................  Houston, TX                 240
                                                                                                               -----
                                                                                                               2,266
                                                                                                               -----
                                                                                                               -----

    On February 12, 1998, the Company acquired Olde Forge, a 144-unit townhome community located in Baltimore, Maryland, for $7.3 million. The Company assumed bond debt of approximately $5.8 million and issued $1.5 million of Operating Partnership Units. The debt agreement requires monthly principal and interest payments based on an all inclusive fixed interest rate of 7.055% along with monthly funding of real estate tax escrows.

    On February 26, 1998, the Company acquired Arbor Keys (formerly known as Seven Winds), a 232-unit garden style apartment community located in Tamarac, Florida, for $9.6 million. The Company paid cash of $7.8 million and issued $1.8 million of Operating Partnership Units.

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

F. REAL ESTATE PROPERTIES (CONTINUED)
    On March 14, 1998, the Company acquired Lynn Lake Apartments, an 809-unit apartment property located in St. Petersburg, Florida which consists of 688 garden-style apartments and 121 townhomes, for $23.0 million. The Company paid cash of $2.4 million, assumed tax-exempt bond debt of $14.4 million and issued $6.2 million of Operating Partnership Units. One of the bond agreements requires monthly principal and interest payments based on a fixed interest rate of 7.06% along with monthly funding of real estate tax escrows. The other bond agreement requires interest only payments at an all inclusive variable rate of 5.07% as of December 31, 1998.

    On June 18, 1998, the Company acquired Oaks of Marymont, a 319-unit apartment community located in San Antonio, Texas, for $11.4 million in cash.

    On July 8, 1998, the Company acquired four apartment communities in Atlanta, Georgia for approximately $59.7 million. The Company assumed $40.4 million of first mortgage debt and paid cash of $19.3 million. The debt agreements require monthly principal and interest payments based on interest rates ranging from 8.04% to 8.60% along with the monthly funding of real estate tax escrows. The apartment communities acquired are summarized as follows:

                                                                                        NUMBER
PROPERTY NAME                                                                          OF UNITS
------------------------------------------------------------------------------------  -----------
Essex House.........................................................................         120
Highlands at Briarcliff.............................................................         140
Pines at Dunwoody...................................................................         389
River Parkway.......................................................................         427
                                                                                           -----
                                                                                           1,076
                                                                                           -----
                                                                                           -----

DEVELOPMENT

    In 1998, the Company completed construction of Berkshires at Crooked Creek, a 296-unit apartment community in Durham, North Carolina. The project was completed for a total cost of approximately $20.1 million. The cost of the completed development property has been included in multifamily apartment communities on the Consolidated Balance Sheet as of December 31, 1998.

    In December, 1997, the Company purchased a 60 acre parcel of land in Atlanta, Georgia for approximately $5.8 million for the development of two multifamily phases, the first of which was Berkshires at Deerfield, a 478 unit apartment community. Construction began in the third quarter of 1998 and is expected to be completed in October, 2000 at an estimated cost of $34.9 million. As of December 31, 1998, approximately $7.3 million of construction costs had been incurred.

    On April 29, 1998, the Company acquired 12.6 acres located near Clemson, South Carolina for approximately $571,000. Construction of Berkshire Commons, a 177-unit student housing development, began in the third quarter of 1998 and is expected to be completed in August, 1999 at an estimated cost of $14.1 million. As of December 31, 1998, approximately $3.7 million of construction costs had been incurred.

    The Company also owns two other parcels of land located in Greenville, South Carolina. Development plans are under consideration for these sites.

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

F. REAL ESTATE PROPERTIES (CONTINUED)
    As of December 31, 1998, the Company was contractually obligated to acquire three additional properties from Questar Builders, Inc. which were in various stages of development. The developments are summarized as follows:

                                                                         PLANNED      ESTIMATED        EXPECTED
                                                                        APARTMENT       TOTAL        ACQUISITION
PROPERTY                                               LOCATION           UNITS      INVESTMENT          DATE
-------------------------------------------------  -----------------  -------------  -----------  ------------------
                                                                            (IN THOUSANDS)
Granite Run (a)..................................  Baltimore, MD              264     $  25,500   January, 1999
The Courts of Avalon.............................  Pikesville, MD             258        34,700   December, 1999
Excalibur at Avalon..............................  Pikesville, MD             147        24,200   March, 2000
                                                                                     -----------
      Total......................................                             669     $  84,400
                                                                                     -----------
                                                                                     -----------

------------------------

(a) On January 7, 1999, the Company acquired Granite Run for approximately $25.5 million.

    On November 14, 1997, the Company entered into a Development Acquisition Agreement with Questar Builders, Inc. which granted the Company an exclusive right to acquire all apartment projects developed in the Mid-Atlantic Region by Questar Builders, Inc. which meet the Company's acquisition and development criteria.

DISPOSITIONS

    On January 5, 1998, the Company sold Tara Crossing, a 235,781 square foot retail center located in Jonesboro, Georgia, for approximately $9.5 million. The property had a depreciated cost basis of approximately $9.2 million which, after closing costs, resulted in a loss on sale of approximately $10,000.

    On January 30, 1998, the Company sold College Plaza, an 83,962 square foot retail center in Fort Myers, Florida, for approximately $6 million. The property had a depreciated cost basis of approximately $5.2 million which, after closing costs, resulted in a gain on sale of approximately $516,000. Also on January 30, 1998, the Company and its joint venture partner sold Spring Valley Marketplace, a 320,686 square foot retail center located in Spring Valley, New York, for approximately $29.6 million. The Company's share of the gain recorded by the joint venture on the sale totaled approximately $50,000.

    On May 13, 1998, the Company sold a parcel of land located in Dallas, Texas, for approximately $2 million which resulted in a gain of approximately $543,000.

G. INVESTMENTS IN UNCONSOLIDATED JOINT VENTURES

    The Company had a 50% interest in Brookwood Village Joint Venture and a 50.1% interest in Spring Valley Partnership (collectively, the "Joint Ventures") as of December 31, 1996. On January 30, 1998, the Company and its joint venture partner sold Spring Valley Marketplace. (See Note F for additional details). On May 13, 1997, Brookwood Village Joint Venture exchanged Brookwood Village Mall for two multifamily properties, Berkshire West and Sunchase, and cash. Brookwood Village Joint Venture recognized a loss on the exchange of approximately $722,000, the Company's pro rata share of which was approximately $361,000.

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

G. INVESTMENTS IN UNCONSOLIDATED JOINT VENTURES (CONTINUED)
    Condensed combined financial statements for the Joint Ventures are as follows:

                       CONDENSED COMBINED BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997

                                                                                             1998          1997
                                                                                           ---------  --------------
                                                       ASSETS
Property.................................................................................  $      --  $   54,036,202
Less accumulated depreciation............................................................         --     (24,936,202)
                                                                                           ---------  --------------
Total real estate asset..................................................................         --      29,100,000
Other assets.............................................................................         --       2,897,655
                                                                                           ---------  --------------
Total assets.............................................................................  $      --  $   31,997,655
                                                                                           ---------  --------------
                                                                                           ---------  --------------
                                          LIABILITIES AND PARTNERS' EQUITY
Liabilities..............................................................................  $      --  $      711,270
                                                                                           ---------  --------------
Partners' equity:
  The Company............................................................................         --      15,618,657
  Joint venture partner..................................................................         --      15,667,728
                                                                                           ---------  --------------
Total partners' equity...................................................................         --      31,286,385
                                                                                           ---------  --------------
Total liabilities and partners' equity...................................................  $      --  $   31,997,655
                                                                                           ---------  --------------
                                                                                           ---------  --------------

                  CONDENSED COMBINED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                                          1998           1997           1996
                                                                       -----------  --------------  -------------
Revenue..............................................................  $   540,486  $    9,221,901  $  13,118,356
Property operating expenses..........................................     (376,778)     (4,756,376)    (6,214,033)
Depreciation.........................................................           --      (2,798,220)    (3,925,146)
Provision for loss...................................................           --     (10,749,529)    (9,000,000)
Gain (loss) on sale..................................................      100,672        (721,760)            --
                                                                       -----------  --------------  -------------
Net income (loss)....................................................  $   264,380  $   (9,803,984) $  (6,020,823)
                                                                       -----------  --------------  -------------
                                                                       -----------  --------------  -------------
Allocation of net income (loss):
The Company..........................................................  $   132,454  $   (4,910,021) $  (3,008,587)
Joint venture partner................................................      131,926      (4,893,963)    (3,012,236)
                                                                       -----------  --------------  -------------
                                                                       $   264,380  $   (9,803,984) $  (6,020,823)
                                                                       -----------  --------------  -------------
                                                                       -----------  --------------  -------------

    Pursuant to Statement of Financial Accounting Standards Opinion No. 121 "Accounting for the Improvement of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" impairment losses were recognized on the Company's joint venture assets. In 1997, Brookwood Village and Spring Valley recorded provisions for losses of $1,472,096 and $9,277,433, respectively, which represented the difference between carrying value and estimated fair value less costs to sell. In 1996, Brookwood Village recorded a provision for loss of $9,000,000.

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

H. MORTGAGE LOAN RECEIVABLE

    The Company held a mortgage loan which had a carrying value of approximately $2,376,000 and $2,323,000 as of December 31, 1998 and 1997, respectively. The mortgage loan is collateralized by a 120-unit apartment complex in Palm Bay, Florida and requires monthly principal and interest payments of $23,518 based on a 23-year amortization and a 7% interest rate. The mortgage loan matures January 27, 2002 when a balloon payment of $2,552,673 will be due. The principal balance of the mortgage loan was approximately $2,857,000 and $2,939,000 at December 31, 1998 and 1997, respectively.

I. MORTGAGE-BACKED SECURITIES (MBS)

    At December 31, 1998, the Company's MBS portfolio had an approximate market value of $5,271,000 with unrealized gains of approximately $334,000. The market value of the MBS portfolio at December 31, 1997 was approximately $8,012,000 with unrealized gains of approximately $500,000. At December 31, 1998 and 1997, the cost basis of the MBS portfolio was approximately $4,937,000 and $7,512,000 with a face value of approximately $4,965,000 and $7,561,000, respectively. The portfolio consists of Federal Home Loan Mortgage Corporation securities with coupon rates ranging from 8.0% to 9.75% per annum maturing in the years 2008 through 2021 and a Federal National Mortgage Association security with a coupon rate of 9% per annum maturing in 2024.

J. NOTE RECEIVABLE

    On November 14, 1997 ("Funding Date"), a promissory note in the amount of $7,500,000 was issued by GGC, L.L.C. ("GGC"), an affiliate of an officer of the Company, to the Company as a result of the Questar Transaction. The note requires interest payments at an annual rate of 11.39% commencing on December 1, 1997, and continuing until the outstanding balance is paid in full. A principal payment in the amount of $3,750,000, together with all accrued interest and other charges, will be due and payable on November 14, 2000. The remaining principal balance and accrued interest and other charges will be due and payable on November 14, 2002. Units and Shares received by the borrowers as a result of the Questar Transaction totaling $9.375 million have been pledged as collateral for the promissory note. Subsequent to December 31, 1998, GGC paid down $3.5 million of the outstanding principal balance and $4.375 million of collateral was released.

K. CREDIT AGREEMENT

    As of December 31, 1998, the Company had a credit agreement with nine participating commercial banks for a $180 million unsecured revolving line of credit, at interest rates which ranged between 120 and 130 basis points over LIBOR ("Credit Agreement"). The following summarizes the Company's borrowings on the Credit Agreement as of December 31, 1998:

                                                              CONTRACT    CONTRACT
BORROWINGS                                                   START DATE   END DATE   INTEREST RATE      AMOUNT
-----------------------------------------------------------  -----------  ---------  -------------  --------------
LIBOR contract.............................................    12/14/98    01/13/99       6.8625%   $   36,100,000
LIBOR contract.............................................    12/09/98    01/08/99       6.8313%       99,000,000
                                                                                                    --------------
Subtotal...................................................                                         $  135,100,000
                                                                                                    --------------
                                                                                                    --------------

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

K. CREDIT AGREEMENT (CONTINUED)
    Subsequent to December 31, 1998, the Company borrowed an additional $38.0 million and repriced all borrowings on the Credit Agreement at interest rates that ranged from 6.2688% to 6.2375% with contract end dates that ranged from April 1, 1999 to April 15, 1999.

    As of December 31, 1997, the Company had a credit agreement with two commercial banks with a maximum commitment of $49.5 million. The Company's borrowings under the credit agreement totaled $12.0 million and had a contract interest rate of 7.125% at December 31, 1997. This agreement was replaced by the Credit Agreement discussed above.

    In November, 1995, the Company entered into a five-year interest rate swap contract with a bank as counterparty in order to hedge against variable interest rate debt. Pursuant to the swap contract, the Company will pay 6.06% on a $40 million notional amount and will receive LIBOR (based on 90 day contracts).

    The weighted average interest rate for the Company's variable rate credit agreements was 6.972% for the year ended December 31, 1998.

    The Credit Agreement requires the Company to be in compliance with certain debt covenants. Three of the more restrictive covenants include the requirement to maintain interest coverage ratio of 2 to 1, a debt service coverage ratio of
1.75 to 1 and total liabilities to total assets of not more than 55%. The Company believes it was in compliance with all covenants as of December 31, 1998.

L. CONSTRUCTION LOAN

    The Company has a construction loan commitment of $13.1 million to fund the development Berkshires at Crooked Creek ("Construction Loan"). The agreement requires monthly interest payments at a variable rate set at 150 basis points over LIBOR. The outstanding principal balance will be due June 30, 1999. As of December 31, 1998, the Company's borrowings on the Construction Loan totaled $11,362,891 and had interest rates that ranged from 6.8125% to 7.0625% with contract end dates of January 14, 1999 and February 16, 1999.

    Subsequent to December 31, 1998, the Company repriced all borrowings on the Construction Loan at an interest rate of 6.4375% with a contract end date of April 16, 1999.

M. MORTGAGE NOTES PAYABLE

    The Company has a borrowing arrangement with the Federal National Mortgage Association ("FNMA"). The original commitment for this interest-only borrowing arrangement, which was collateralized by multifamily assets, was for a maximum amount of $100 million, of which $63,345,000 was a fixed amount with fixed interest rates ("Fixed") and $36,655,000 was a revolving component which had a variable interest rate. On August 7, 1998, the Company terminated the $36,655,000 the revolving component and incurred termination fees and increased amortization expense of $561,453 as a result.

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

M. MORTGAGE NOTES PAYABLE (CONTINUED)
    At December 31, 1998 and 1997, the outstanding amounts under the borrowing arrangement with FNMA were as follows:

                                                                     INTEREST
MATURITY DATES                                                         RATE         AMOUNT
-----------------------------------------------------------------  ------------  -------------
11/20/05.........................................................       6.997%   $  50,000,000
9/20/03..........................................................       7.540%      13,345,000
                                                                                 -------------
                                                                                 $  63,345,000
                                                                                 -------------
                                                                                 -------------

    At December 31, 1998, the apartment communities pledged as collateral under the borrowing arrangement with FNMA were as follows:

APARTMENT COMMUNITIES                                                             LOCATION
-----------------------------------------------------------------------------  ---------------
Brookfield Trace.............................................................  Mauldin, SC
Brookwood Valley.............................................................  Mauldin, SC
Cumberland Cove..............................................................  Raleigh, NC
Indigo on Forest.............................................................  Dallas, TX
The Oaks.....................................................................  Mauldin, SC
Pleasant Woods...............................................................  Dallas, TX
River Oaks...................................................................  Houston, TX

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

M. MORTGAGE NOTES PAYABLE (CONTINUED)

    The following table sets forth certain information regarding the other mortgage notes payable and related collateral at December 31, 1998:

                                                                                                        PRINCIPAL
                                                                             INTEREST     MATURITY       BALANCE
APARTMENT COMMUNITIES                                    LOCATION              RATE         DATE      AS OF 12/31/98
-----------------------------------------------  -------------------------  -----------  -----------  --------------
FIXED RATE
Westchester West...............................  Silver Spring, MD               8.25%      2/1/2001  $   10,954,587
Altamonte Bay Club.............................  Altamonte Springs, FL           8.34%      4/1/2001       3,967,079
Huntington Chase...............................  Norcross, GA                    8.34%      4/1/2001       7,924,926
Newport........................................  Tampa, FL                       8.34%      4/1/2001       3,598,079
The Timbers....................................  Charlotte, NC                   8.34%      4/1/2001       6,365,833
The Avalon on Abernathy........................  Atlanta, GA                     8.45%      6/1/2001       5,327,543
East Lake Village..............................  Charlotte, NC                   8.45%      6/1/2001       2,803,970
Southpointe at Massapequa......................  Massapequa, NY                  8.45%      6/1/2001       4,953,680
6200 Gessner...................................  Houston, TX                     8.51%      6/1/2001       9,791,214
Berkshire Crossing.............................  Houston, TX                     8.51%      6/1/2001       4,458,429
Huntington Downs...............................  Greenville, SC                  8.45%      7/1/2001       8,677,496
The Lakes of Jacaranda.........................  Plantation, FL                  8.45%      7/1/2001       7,750,773
Berkshire West.................................  Winter Garden, FL               7.45%     11/1/2003       5,479,391
Lynn Lake......................................  St. Petersburg, FL              7.06%     12/1/2003       7,807,877
Berkshire Springs..............................  Dallas, TX                      7.88%      2/1/2004       3,937,481
Kings Crossing.................................  Kingwood, TX                    8.45%      7/1/2005       8,655,350
Kingwood Lakes.................................  Kingwood, TX                    8.45%      7/1/2005       8,274,895
Golf Side......................................  Fort Worth, TX                  7.70%     11/1/2005       5,622,531
River Parkway..................................  Atlanta, GA                     8.60%      8/1/2006      17,100,677
Fairway Ridge..................................  Baltimore, MD                   8.19%     12/1/2006       6,029,303
Kingswood I....................................  Baltimore, MD                   8.12%     11/1/2006       5,930,818
Kingswood II...................................  Baltimore, MD                   8.12%     11/1/2006       5,865,062
Warren Park....................................  Baltimore, MD                   8.12%     11/1/2006       5,005,324
Hazelcrest.....................................  Baltimore, MD                   8.12%     11/1/2006         809,685
Heraldry Square................................  Baltimore, MD                   8.12%     11/1/2006       7,851,488
Essex House....................................  Atlanta, GA                     8.04%      3/1/2007       5,044,437
Highlands at Briarcliff........................  Atlanta, GA                     8.04%      3/1/2007       5,266,758
Pines at Dunwoody..............................  Atlanta, GA                     8.04%      3/1/2007      12,755,908
Jamestowne.....................................  Baltimore, MD                   7.21%     11/1/2008       5,558,306
Williston......................................  Baltimore, MD                   7.23%     11/1/2008       1,796,904
Coventry.......................................  Baltimore, MD                   6.10%      4/1/2026       4,359,193
Courtleigh.....................................  Baltimore, MD                   5.95%      8/1/2028      11,655,312
The Estates....................................  Pikesville, MD                  7.00%      9/1/2028      11,455,708
Calvert's Walk.................................  Belair, MD                      7.15%      4/1/2029      14,090,273
Berkshire Towers...............................  Silver Spring, MD               7.63%      4/1/2029      34,823,122
Stratton Meadows...............................  Baltimore, MD                   7.10%      2/1/2030      12,299,697
Arborview......................................  Belcamp, MD                     7.38%      1/1/2034      16,509,218
Rollingwind....................................  Baltimore, MD                   7.25%      9/1/2035      18,157,454
                                                                                                      --------------
      Subtotal.................................                                                       $  318,715,781
                                                                                                      --------------
                                                                                                      --------------

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

M. MORTGAGE NOTES PAYABLE (CONTINUED)

                                                                                                        PRINCIPAL
                                                                             INTEREST     MATURITY       BALANCE
APARTMENT COMMUNITIES                                    LOCATION              RATE         DATE      AS OF 12/31/98
-----------------------------------------------  -------------------------  -----------  -----------  --------------
TAX EXEMPT BONDS--FIXED
Plantation Colony..............................  Plantation, FL                  7.14%      9/1/2004       9,296,493
Park Colony and................................  Hollywood, FL
Woodland Meadows...............................  Tamarac, FL                     6.41%      4/1/2002      16,900,000
Olde Forge.....................................  Baltimore, MD                   6.43%      7/1/2026       5,695,712
                                                                                                      --------------
      Subtotal.................................                                                       $   31,892,205
                                                                                                      --------------
                                                                                                      --------------
TAX EXEMPT BONDS--VARIABLE
Prescott Place II..............................  Dallas, TX                      5.66%(1)   12/5/2003 $    5,783,441
Lynn Lake......................................  St. Petersburg, FL              5.07%(2)    7/1/2011      6,500,000
                                                                                                      --------------
      Subtotal.................................                                                       $   12,283,441
                                                                                                      --------------
                                                                                                      --------------
Total mortgage notes payable...................                                                       $  426,236,427
                                                                                                      --------------
                                                                                                      --------------

------------------------

(1) This interest rate is calculated at 70% of the prime rate as published by the lending institution and in effect on June 15 and December 15 to be effective for the six months thereafter.

(2) This interest rate is determined on a weekly basis by the remarketing agent at the minimum interest rate necessary so that the bonds could be sold at one hundred percent of the principal amount plus accrued interest.

    The aggregate scheduled principal amounts of long-term borrowings due during the five years 1999 through 2003 and thereafter are $4,615,579, $5,000,350, $78,043,672, $20,417,102, $26,615,964 and $291,543,760, respectively.

    In the event of a mortgage prepayment, certain mortgage agreements may require a prepayment penalty.

N. MINORITY INTEREST

    Minority Interest represents the respective ownership percentage of the Operating Partnership by unitholders other than the Company. Ownership percentage is determined as the number of Units held by the Minority Interest in relation to the total number of Units held by the Minority Interest and the Company. Issuance of additional Shares or Units changes the ownership interests of both the Minority Interest and the Company. Such transactions and the proceeds therefrom are treated as capital transactions and result in an allocation between shareholders' equity and Minority Interest. The Company made an allocation adjustment to account for the Minority Interest ownership of the Operating Partnership as of December 31, 1998.

    Holders of Units receive distributions per Unit equal to the dividend per Share paid in respect of common stock of the Company. At the option of the Operating Partnership, as specified in the Partnership Agreement, Units may be either exchanged for an equal number of Shares or redeemed for cash from the Operating Partnership.

    There were 9,667,248 and 7,199,661 Units held by minority unitholders in the Operating Partnership as of December 31, 1998 and 1997, respectively.

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

O. RELATED PARTY TRANSACTIONS

    As a result of the Property Manager Transaction, the Company receives property management fees and expense reimbursements associated with the third-party management contracts acquired. These contracts are primarily with partnerships affiliated with a director of the Company. The Company earned approximately $3,238,000 and $2,763,000 related to affiliated third-party management contracts for the years ended December 31, 1998 and 1997, respectively.

    As discussed in Note J, the Company has a promissory note receivable with an affiliate of an officer of the Company. The Company recorded interest income related to the promissory note receivable of approximately $854,000 and $112,000 for the years ended December 31, 1998 and 1997, respectively. Subsequent to year end, the terms of the promissory note were amended and the affiliate paid down $3.5 million of the outstanding principal balance.

    As a result of the Questar Transaction, the Company executed a five-year lease with an affiliate of an officer of the Company for approximately 6,900 square feet of space at an annual gross rent of approximately $140,000. The Company incurred rent expense related to the lease agreement of approximately $140,000 and $18,000 for the year ended December 31, 1998 and 1997, respectively.

    As discussed in Note P, the Company has issued stock purchase loans to the President and three executive officers of the Company. In accordance with the provisions of the loans, $125,000 and $100,000 of loan principal was forgiven during 1998 and 1997, respectively. The forgiven amount was recorded as an expense in the Consolidated Statements of Operations. The Company recorded interest income on the stock purchase loans of approximately $180,000 and $65,000 for the years ended December 31, 1998 and 1997, respectively. The unpaid principal balance of the loans was $2,275,000 and $900,000 as of December 31, 1998 and 1997, respectively.

    As a result of the acquisition of the Property Manager as described in Note D, effective February 28, 1997, the Company terminated the management contracts with an affiliate for services related to multifamily property operations. The Company engaged an affiliate of a director of the Company to manage its retail assets until January 30, 1998. The management contracts were terminated on January 30, 1998, as a result of the sale of the Company's remaining retail assets.

    The Company has an agreement with an affiliate of a director whereby the affiliate and the Company have contracted to provide certain administrative services on each other's behalf. Pursuant to the agreement, the affiliate provides services related to management information systems support, legal and investor records and the Company provides human resources, insurance risk management and real estate tax related services.

    The following is a summary of fees and reimbursements paid or accrued to affiliates for administrative and property management services for the years ended December 31:

                                                                              1998          1997          1996
                                                                          ------------  ------------  ------------
Fees and reimbursements for administrative services, net................  $  1,302,462  $  1,324,263  $    740,273
Cost reimbursements related to the operation of the Company's
  properties............................................................  $      2,544  $    254,615  $  1,666,695

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

P. BENEFIT PLANS

STOCK OPTION PLAN

    The Board of Directors of the Company adopted the Berkshire Realty Company, Inc. Amended and Restated Stock Option Plan (the "Plan") in May, 1998. The Plan provides for grants to certain employees, non-employee directors and consultants of the Company. Awards are administered by the Compensation Committee which is comprised of at least two independent directors appointed by the Board of the Directors. There are 3,300,000 shares of common stock authorized for non-qualified and incentive stock option grants under the Plan. The Plan will continue in effect until all shares of common stock subject to options have been acquired or until May 1, 2001, whichever is earlier. However, unexercised options will continue in effect after the termination of the Plan. Options currently granted have a 0-3 year vesting period.

    In October 1995, the FASB issued Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation," effective for periods beginning after December 15, 1995. SFAS 123 requires that companies either recognize compensation expense for grants of stock, stock options, and other equity instruments based on fair value, or provide pro-forma disclosure of net income and earnings per share, adjusted to reflect the effect of compensation expenses, in the notes to the financial statements. The Company adopted the disclosure provisions of SFAS 123 in 1998 and 1997 and has applied APB Opinion No. 25 and related Interpretations in accounting for the Plan. Accordingly, compensation expense of approximately $9,000, $22,000 and $22,000 was recognized for the years ended December 31, 1998, 1997 and 1996, respectively, for the options issued to a consultant of the Company. Had compensation expense for the Plan been determined based on the fair value of all the options calculated in accordance with SFAS 123, the Company's net loss and earnings per share for the years ended December 31, 1998, 1997 and 1996 would have been adjusted to the pro-forma amounts indicated below (unaudited):

                                                      1998                         1997                         1996
                                           ---------------------------  ---------------------------  ---------------------------
                                                            EARNINGS                     EARNINGS                     EARNINGS
                                              NET LOSS     PER COMMON      NET LOSS     PER COMMON      NET LOSS     PER COMMON
                                             PER COMMON       SHARE       PER COMMON       SHARE       PER COMMON       SHARE
                                              (BASIC)        (BASIC)       (BASIC)        (BASIC)       (BASIC)        (BASIC)
                                           --------------  -----------  --------------  -----------  --------------  -----------
As Reported..............................  $  (14,153,655)  $    (.39)  $  (10,088,352)  $    (.37)  $  (14,308,277)  $    (.56)
Pro-Forma*...............................  $  (14,487,111)  $    (.39)  $  (10,340,811)  $    (.38)  $  (14,745,759)  $    (.58)

------------------------

* The pro-forma effect of compensation costs determined using the fair value based method are not indicative of future amounts.

    The fair value of each option is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: for 1998 an expected life of 5.2 years, expected volatility of 20%, a dividend yield of 8.1% and a risk free interest rate of 5.57%; for 1997 an expected life of 4.7 years, expected volatility of 17%, a dividend yield of 8.1% and a risk free interest rate of 6.36%, and for 1996 an expected life of 3 years, expected volatility of 20%, a dividend yield of 9.1% and a risk free interest rate of 5.65%.

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

P. BENEFIT PLANS (CONTINUED)
    A summary of the status of the Plan and changes during the year are presented below:

                                                                                                     WEIGHTED AVERAGE
                                                                      SHARES                          EXERCISE PRICE
                                                      --------------------------------------  -------------------------------
                                                          1998          1997         1996       1998       1997       1996
                                                      ------------  ------------  ----------  ---------  ---------  ---------
Outstanding at beginning of the year................     1,094,500       624,000          --      10.38       9.90         --
Granted.............................................       539,100       536,300     624,000      11.88      10.99       9.90
Exercised...........................................            --            --          --         --         --         --
Forfeited/Expired...................................       (39,000)      (65,800)         --     (11.69)    (10.73)        --
                                                      ------------  ------------  ----------  ---------  ---------  ---------
Outstanding at end of the year......................     1,594,600     1,094,500     624,000  $   10.85  $   10.38  $    9.90
                                                      ------------  ------------  ----------  ---------  ---------  ---------
                                                      ------------  ------------  ----------  ---------  ---------  ---------
Options exercisable at year-end.....................       981,300       784,000     568,000  $   10.45  $   10.15  $    9.86
                                                      ------------  ------------  ----------  ---------  ---------  ---------
                                                      ------------  ------------  ----------  ---------  ---------  ---------
Weighted average fair value of options granted
  during the year...................................  $       1.04  $        .86  $      .74
                                                      ------------  ------------  ----------
                                                      ------------  ------------  ----------

    The following table summarizes information about options granted for the following years:

                                                                                     REMAINING
                                                           RANGE OF       OPTIONS   CONTRACTUAL  WEIGHTED AVERAGE
                                                        EXERCISE PRICES   GRANTED      LIFE       EXERCISE PRICE
                                                        ---------------  ---------  -----------  -----------------
1998..................................................  $  11.81-$11.88    539,100   9.1 years       $   11.88
1997..................................................  $  10.75-$11.00    536,300   8.3 years       $   10.99
1996..................................................  $   9.75-$10.25    624,000   7.4 years       $    9.90

STOCK PURCHASE LOANS

    On February 28, 1997, the Board of Directors approved a $1 million Stock Purchase Loan for the President and Chief Executive Officer of the Company. On March 4, 1997, the loan proceeds were used to purchase 86,956 shares of the Company's common stock at $11.50 per share.

    On January 2, 1998, the Board of Directors approved three additional Stock Purchase Loans, each in the amount of $500,000, for three executive officers of the Company. On January 2, 1998, the officers purchased 126,984 shares of common stock at $11.81 per share using the loan proceeds.

    The terms of the loans provide for, among other things, interest rates of 7.8% and 7.873% per year payable quarterly and an annual forgiveness feature of 5% of the original principal so long as the individual is employed.

    Additional annual forgiveness of up to another 5% may be granted if certain Company performance measures are met. The maximum forgiveness in any one year is 10%. If the individual terminates his employment, the loan is due and payable six months from the date of termination. However, in the event of a change of control of the Company, as defined, any then outstanding principal and interest due shall be forgiven.

EMPLOYEE RETIREMENT SAVINGS PLAN

    The Company implemented a defined contribution plan in 1996 pursuant to
Section 401(k) of the Internal Revenue Code which covers all employees' contributions up to 3% of each employee's

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

P. BENEFIT PLANS (CONTINUED)
compensation, not to exceed $1,000. Employees with one year or greater service are eligible to participate in the defined contribution plan. Aggregate contributions of approximately $166,000 and $97,000 were made for the years ended December 31, 1998 and 1997, respectively.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

    The Company implemented a Supplemental Executive Retirement Plan ("SERP") in 1997 which provides certain of its executive employees with supplemental retirement income and to offer those employees an opportunity to elect to defer the receipt of compensation in order to provide termination of employment and related benefits taxable pursuant to Section 451 of the Internal Revenue Code of 1986, as amended. The SERP provides for a Company match of 10% of the employees' deferred compensation up to a maximum of 25% of each individual employee's base salary. Aggregate contributions made by the Company pursuant to the SERP were approximately $22,000 and $25,000 for the years ended December 31, 1998 and 1997, respectively.

Q. COMMITMENTS AND CONTINGENCIES

LITIGATION

    The Company is involved in legal actions and claims in the ordinary course of its business. It is the opinion of management and its legal counsel, that such litigation and claims should be resolved without material effect on the Company's financial position or results from operations.

DEVELOPMENT

    The estimated cost to complete Berkshires at Deerfield and Berkshire Commons, the development projects in progress at year end, was approximately $38.0 million as of December 31, 1998.

    As discussed in Note F, the Company also has contracts to acquire three properties from Questar Builders, Inc. which were in various stages of development as of December 31, 1998.

EMPLOYMENT AGREEMENTS

    The Company has employment agreements with certain officers which have expiration dates which range from December, 1998 to November, 2002. In the event any of the employment agreements are terminated, certain termination and severance payments are required.

LEASES

    The Company has several lease agreements for its regional and corporate office space. The leases have expiration dates which range from December, 1999 to September, 2008 and require minimum lease payments of $1,274,811, $979,429, $772,747, $780,180, $773,086, and $3,277,714 during the five years 1999 through
2003 and thereafter, respectively.

TAX COMPLIANCE

    The Company is currently in the process of addressing two matters which pertain to compliance with certain REIT tax provisions. Both matters relate to certain services being provided to tenants which could be considered impermissible under certain Internal Revenue Service regulations in 1997

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

Q. COMMITMENTS AND CONTINGENCIES (CONTINUED) and earlier years. It is management's opinion, based on advice from its tax advisors, that the situation will be satisfactorily resolved without any significant cost to the Company, although there can be no assurance that this will be the case.

R. EARNINGS PER SHARE

    In accordance with Financial Accounting Standards Board Statement No. 128, "Earnings Per Share", the Company has presented basic and diluted net loss per share on the Consolidated Statement of Operations. The basic and diluted net loss and weighted average shares used in the calculations are presented below:

                                                                        1998            1997            1996
                                                                   --------------  --------------  --------------
Net loss allocated to common shareholders (Numerator)............  $  (14,153,655) $  (10,088,352) $  (14,308,277)
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------
Weighted average shares (Denominator)............................      36,684,985      27,099,522      25,393,147
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------

    Options, preferred stock, warrants, and Units were not included in the computation of diluted earnings per share for the years ended December 31, 1998, 1997 and 1996 because the effects of these securities were antidilutive in the computations.

S. FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company uses the following methods and assumptions to estimate the fair value of each class of financial instrument:

CASH AND CASH EQUIVALENTS

    The carrying amount approximates the fair value due to the short maturity of those instruments.

MBS

    The Company estimates the fair value of MBS based on quoted market prices. (See Note I).

MORTGAGE LOAN RECEIVABLE

    The Company estimates the fair value of its mortgage loans using the market value of the properties which collateralize such loans, if available. Otherwise, fair value is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and the same remaining maturities. Based on this analysis, the Company has determined that the fair value of the mortgage loan approximates its carrying value.

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

S. FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

NOTE RECEIVABLE

    Due to the unique nature of the note receivable and its terms the Company has determined that the fair value of the promissory note approximates its carrying value.

CREDIT AGREEMENT

    The carrying amount approximates the fair value due to the short maturity of those instruments.

INTEREST RATE SWAP AGREEMENT

    The Company would be liable for $784,000 and $156,000 if the interest rate swap agreement was terminated as of December 31, 1998 and 1997, respectively.

MORTGAGE NOTES PAYABLE

    Mortgage notes payable were valued by discounting cash flows remaining to maturity using comparable treasury interest rates plus current spreads. Based on this analysis, the Company has determined that the fair value of these liabilities approximates carrying value. Due to restrictions on transfers and prepayment, the Company may be unable to refinance certain mortgage notes payable at such calculated fair values.

T. PRO-FORMA RESULTS (UNAUDITED):

    The following unaudited pro-forma operating results for the Company have been prepared as if the 1998 and 1997 property acquisitions, dispositions and equity offerings had occurred on January 1, 1997. Unaudited pro-forma financial information is presented for informational purposes only and may not be indicative of what the actual results of operations of the Company would have been had the events occurred as of January 1, 1997, nor does it purport to represent the results of operations for future periods. (Dollars in thousands except per Share amounts).

                                                                                         FOR THE TWELVE MONTHS
                                                                                                 ENDED
                                                                                       --------------------------
                                                                                       DECEMBER 31,  DECEMBER 31,
                                                                                           1998          1997
                                                                                       ------------  ------------
Revenue..............................................................................   $  192,187    $  185,303
                                                                                       ------------  ------------
                                                                                       ------------  ------------
Expenses.............................................................................   $  204,308    $  194,544
                                                                                       ------------  ------------
                                                                                       ------------  ------------
Net loss.............................................................................   $  (10,889)   $  (11,557)
                                                                                       ------------  ------------
                                                                                       ------------  ------------
Net loss allocated to common shareholders............................................   $  (17,047)   $  (17,715)
                                                                                       ------------  ------------
                                                                                       ------------  ------------
Net loss per weighted average common share...........................................   $     (.46)   $     (.48)
                                                                                       ------------  ------------
                                                                                       ------------  ------------

U. SHAREHOLDERS' EQUITY

PREFERRED STOCK

    On September 25, 1997, the Company sold 2,737,000 shares of Series 1997-A Convertible Preferred Stock (the "Preferred Shares"), $.01 par value, to affiliates of Westbrook Partners, LLC at $25.00 per share ("Stated Value").

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

U. SHAREHOLDERS' EQUITY (CONTINUED)
    Holders of Preferred Shares are entitled to receive, if declared by the Board, preferential cumulative quarterly cash dividends, at the greater of the rate of 9% per annum or the dividend payable on shares of common stock. Each Preferred Share is convertible, at the option of the holder beginning September 19, 1998, into 2.0756 shares of common stock, based on a conversion price of $12.04 per share of common stock, subject to certain adjustments as defined in the agreement.

    The terms of the Preferred Shares provide that it will rank prior to any other series of preferred stock, prior to common stock and prior to any other class or series of capital stock of the Company with respect to the payment of dividends, the right to redemption and the distribution preference in the event of a change in ownership or the liquidation, dissolution or winding up of the Company.

    In certain instances, including a change of control of the Company (as defined in the agreement), holders of the Preferred Shares will be entitled to receive at their option either (i) an amount per Preferred Share equal to 115% of the sum of the Stated Value and all accrued and unpaid dividends or (ii) common stock on conversion of their Preferred Shares.

    The amount of cumulative preferred dividends accrued as of December 31, 1998 was approximately $787,000.

COMMON STOCK OFFERING

    On November 10, 1997, the Company completed an offering of ten million shares of common stock which provided net cash proceeds of approximately $103.1 million. The Company used the proceeds to finance the Questar Transaction, to repay variable rate debt and for general corporate purposes.

DIVIDENDS TO SHAREHOLDERS

    For federal income tax purposes, the following summarizes the tax components of dividends paid in 1998, 1997 and 1996:

                                                                                     YEAR ENDED DECEMBER 31,
                                                                 ----------------------------------------------------------------
                                                                         1998                  1997                  1996
                                                                 --------------------  --------------------  --------------------
Per Share:
  Ordinary income..............................................  $     .32      33.0%  $     .21      23.3%  $     .44      48.9%
  Non-taxable distributions....................................        .64      67.0%        .71      76.7%        .46      51.1%
                                                                       ---  ---------        ---  ---------        ---  ---------
      Total....................................................  $     .96       100%  $     .92       100%  $     .90       100%
                                                                       ---  ---------        ---  ---------        ---  ---------
                                                                       ---  ---------        ---  ---------        ---  ---------

WARRANTS

    On June 4, 1991 at a special meeting, the Unitholders of Krupp Cash Plus-III Limited Partnership and Krupp Cash Plus-IV Limited Partnership (collectively the "Participating Cash Plus Partnerships") voted in favor of and agreed to participate in an exchange (the "Exchange") with the Company. Subsequently, the Company was named in a consolidated lawsuit filed as a class action representing those Unitholders related to the Exchange transaction. On August 3, 1994, the court approved a settlement which became effective on September 6, 1994.

    The settlement agreement provided that the Company pay to the plaintiff class $1.5 million and issue three million stock warrants. Upon exercise, each warrant entitles the holder the right to acquire one share of common stock of the Company. The warrants were exercisable at an exercise price of

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

U. SHAREHOLDERS' EQUITY (CONTINUED)
$11.79 for a period of four years ending on September 8, 1998. On September 8, 1998, unexercised, outstanding warrants totaling 2,987,966 expired. As of that date, 12,034 shares of common stock had been issued upon exercise of warrants.

V. SEGMENT REPORTING

    The Company has adopted Statement of Financial Accounting Standards No. 131 ("FAS 131"), "Disclosures about Segments of an Enterprise and Related Information", which establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and require that those enterprises report selected information about operating segments in interim reports issued to shareholders.

    The Company operates and develops apartment communities in Florida, Texas and the Mid-Atlantic and Southeast regions of the United States which generated rental income through the leasing of apartment units. The Company separately evaluates the performance of each of its apartment communities. However, because each of the apartment communities has similar economic characteristics, facilities, services and tenants, the apartment communities have been aggregated into a single real estate segment.

    The Company evaluates performance based upon net operating income ("NOI") from the combined properties in the segment. NOI is defined by the Company as rental revenue less property operating expenses, including repairs and maintenance and real estate taxes. Accordingly, NOI excludes non-property revenue and expenses included in the determination of net income. NOI for the combined properties in the segment for the years ended December 31, 1998, 1997 and 1996 was as follows:

                                                                        1998            1997           1996
                                                                   --------------  --------------  -------------
Rental Revenue
  Multifamily....................................................  $  175,961,701  $  106,172,035  $  81,711,677
  Retail (a).....................................................           3,369       3,801,573      7,738,970
                                                                   --------------  --------------  -------------
Total............................................................     175,965,070     109,973,608     89,450,647
Operating Expenses
  Multifamily....................................................      69,804,636      42,919,967     35,097,867
  Retail (a).....................................................         101,655         833,030      1,628,092
                                                                   --------------  --------------  -------------
Total............................................................      69,906,291      43,752,997     36,725,959
                                                                   --------------  --------------  -------------
Net Operating Income.............................................  $  106,058,779  $   66,220,611  $  52,724,688
                                                                   --------------  --------------  -------------
                                                                   --------------  --------------  -------------

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

V. SEGMENT REPORTING (CONTINUED)
    The following is a reconciliation of net operating income to income (loss) from operations before joint venture income (loss), gains on sale of assets, minority interest and extraordinary items:

                                                                       1998             1997            1996
                                                                  ---------------  --------------  --------------
Net Operating Income............................................  $   106,058,779  $   66,220,611  $   52,724,688
Revenue:
  Management fees and reimbursements............................        3,709,023       3,157,516              --
  Interest......................................................        3,110,904       2,367,938       3,551,019
Expenses:
  Depreciation and amortization.................................      (70,826,673)    (43,315,329)    (30,171,600)
  General and administrative....................................       (5,476,948)     (5,065,015)     (3,632,078)
  Property management operations................................       (7,689,765)     (5,564,851)     (1,302,352)
  Interest......................................................      (38,801,288)    (24,005,605)    (20,500,533)
  Property and asset management fees............................          (15,304)       (902,931)     (4,717,479)
  Other.........................................................       (2,353,738)     (4,929,237)     (8,563,346)
                                                                  ---------------  --------------  --------------
Loss from operations before joint venture income (loss), gains on sales of assets, minority interest and extraordinary
  items.........................................................  $   (12,285,010) $  (12,036,903) $  (12,611,681)
                                                                  ---------------  --------------  --------------
                                                                  ---------------  --------------  --------------

------------------------

(a) The Company completed the liquidation of the retail portfolio in 1998.

W. SUBSEQUENT EVENTS

    On March 5, 1999, as a result of the process initiated by the Board, the Company filed a Form 8-K dated March 4, 1999 announcing that it received several offers to acquire the Company. Among these offers was one from a group that included Douglas Krupp, the Chairman of the Board of the Company, to acquire the Company at a price of $11.05 per share of Common Stock. A special committee of disinterested directors established by the Board to review and negotiate these offers advised this group that the price of $11.05 per share was insufficient. This group revised its offer to $12.05 per share of Common Stock. The special committee of the Board is continuing to review and negotiate the offers the Company received. There can be no assurance that any of these offers will result in the consummation of the sale of the Company.

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

             SCHEDULE III--REAL ESTATE AND ACCUMULATED DEPRECIATION

                               DECEMBER 31, 1998

                                                 COSTS CAPITALIZED
                                   ---------------------------------------------
                                          INITIAL COST TO         SUBSEQUENT TO
                                            PARTNERSHIP            ACQUISITION         GROSS AMOUNTS CARRIED AT END OF YEAR
                                   -----------------------------  --------------  ----------------------------------------------
                                                    BUILDINGS       BUILDINGS                      BUILDINGS
                                                       AND             AND                            AND
DESCRIPTION                            LAND        IMPROVEMENTS    IMPROVEMENTS       LAND        IMPROVEMENTS        TOTAL
---------------------------------  -------------  --------------  --------------  -------------  --------------  ---------------
RESIDENTIAL
Altamonte Bay Club
  Altamonte Springs, Florida.....  $     485,599   $  4,370,388    $  1,130,617   $     485,599   $  5,501,005   $     5,986,604
The Arbors at Breckinridge
  Duluth, Georgia................      3,260,533     23,377,361       1,390,922       3,260,533     24,768,283        28,028,816
Arbor Keys
  Tamarac, Florida...............      1,073,205      9,658,843       1,042,721       1,073,205     10,701,564        11,774,769
Arborview
  Belcamp, Maryland..............      1,868,730     16,900,376         364,926       1,868,730     17,265,302        19,134,032
The Avalon on Abernathy
  Atlanta, Georgia...............      2,013,424      5,177,377       5,334,674       2,013,424     10,512,051        12,525,475
Benchmark
  Irving, Texas..................      1,589,125      6,493,913       1,376,987       1,589,125      7,870,900         9,460,025
Berkshires of Addison
  Addison, Texas.................      2,200,557      4,863,832       1,204,033       2,200,557      6,067,865         8,268,422
Berkshires at Crooked Creek
  Durham, North Carolina.........      1,656,666     18,459,922          86,758       1,656,666     18,546,680        20,203,346
Berkshire Crossing
  Houston, Texas.................      1,074,576      4,355,317       1,045,208       1,074,576      5,400,525         6,475,101
Berkshire Hills
  Austin, Texas..................        983,942      8,855,477         803,890         983,942      9,659,367        10,643,309
Berkshire Springs
  Dallas, Texas..................      3,147,218      3,778,879       1,450,256       3,147,218      5,229,135         8,376,353
Berkshire Towers
  Silver Spring, Maryland........      5,441,750     48,975,751       9,734,326       5,441,750     58,710,077        64,151,827
Berkshire West
  Winter Garden, Florida.........        865,625      7,790,621       1,339,530         865,625      9,130,151         9,995,776
Bluffs of Berkshire
  Austin, Texas..................      1,786,670     16,080,034         292,478       1,786,670     16,372,512        18,159,182
British Woods
  Nashville, Tennessee...........      1,212,396     10,911,569       1,217,813       1,212,396     12,129,382        13,341,778
Brookfield Trace
  Mauldin, South Carolina........      1,679,106     15,578,731         459,106       1,679,106     16,037,837        17,716,943
Brookwood Valley
  Mauldin, South Carolina........        972,241      8,863,448         707,558         972,241      9,571,006        10,543,247
Calvert's Walk
  Belair, Maryland...............      1,548,125     14,022,664         480,642       1,548,125     14,503,306        16,051,431
Carlyle Place
  San Antonio, Texas.............        878,453      9,115,321         199,913         878,453      9,315,234        10,193,687
The Channel
  Glen Burnie, Maryland..........      1,194,666      4,731,257       1,136,204       1,194,666      5,867,461         7,062,127
Courtleigh
  Baltimore, Maryland............      1,400,059     12,691,366         702,594       1,400,059     13,393,960        14,794,019
The Cove
  Glen Burnie, Maryland..........      1,348,446      5,924,724       1,048,677       1,348,446      6,973,401         8,321,847
Coventry
  Baltimore, Maryland............        604,447      5,479,602         317,982         604,447      5,797,584         6,402,031
Cumberland Cove
  Raleigh, North Carolina........      1,840,514     23,538,582       1,716,338       1,840,514     25,254,920        27,095,434
Diamond Ridge
  Baltimore, Maryland............        479,196      4,342,609         126,504         479,196      4,469,113         4,948,309
East Lake Village
  Charlotte, North Carolina......        531,629      4,784,665       2,787,039         531,629      7,571,704         8,103,333
Essex House
  Atlanta, Georgia...............        782,908      7,046,174         214,239         782,908      7,260,413         8,043,321
The Estates
  Pikesville, Maryland...........      1,352,064     12,168,571         327,024       1,352,064     12,495,595        13,847,659
Fairway Ridge
  Baltimore, Maryland............        712,766      6,414,891         963,056         712,766      7,377,947         8,090,713
6200 Gessner
  Houston, Texas.................      5,149,916      7,053,676       1,387,666       5,149,916      8,441,342        13,591,258
Golf Side
  Haltom City, Texas.............      1,444,701      6,989,048       1,249,070       1,444,701      8,238,118         9,682,819


                                                        YEAR
                                     ACCUMULATED    CONSTRUCTION      DATE
DESCRIPTION                         DEPRECIATION      COMPLETED     ACQUIRED
---------------------------------  ---------------  -------------  -----------
RESIDENTIAL
Altamonte Bay Club
  Altamonte Springs, Florida.....  $     2,201,144     1984-1986     10/14/92
The Arbors at Breckinridge                            1986-1989/
  Duluth, Georgia................        6,999,984          1995     12/17/93
Arbor Keys
  Tamarac, Florida...............          571,905          1974     02/27/98
Arborview
  Belcamp, Maryland..............        1,177,632          1992     11/14/97
The Avalon on Abernathy
  Atlanta, Georgia...............        3,426,862          1971     06/02/92
Benchmark
  Irving, Texas..................        1,417,361          1982     06/27/96
Berkshires of Addison
  Addison, Texas.................          562,046          1980     09/26/97
Berkshires at Crooked Creek
  Durham, North Carolina.........          194,097           N/A     08/25/95
Berkshire Crossing
  Houston, Texas.................          265,888          1977     04/09/98
Berkshire Hills
  Austin, Texas..................          564,331          1986     02/04/98
Berkshire Springs
  Dallas, Texas..................          311,485          1978     01/26/98
Berkshire Towers
  Silver Spring, Maryland........       10,115,887     1965-1969     05/14/96
Berkshire West
  Winter Garden, Florida.........          956,269          1991     05/13/97
Bluffs of Berkshire
  Austin, Texas..................          931,390          1996     01/29/98
British Woods
  Nashville, Tennessee...........        2,587,798          1984     11/01/95
Brookfield Trace
  Mauldin, South Carolina........        2,733,539          1995     11/01/95
Brookwood Valley
  Mauldin, South Carolina........        2,394,422          1992     04/13/95
Calvert's Walk
  Belair, Maryland...............        1,037,044          1988     11/14/97
Carlyle Place
  San Antonio, Texas.............          522,875          1996     02/04/98
The Channel
  Glen Burnie, Maryland..........          593,863          1981     07/22/97
Courtleigh
  Baltimore, Maryland............          958,144          1988     11/14/97
The Cove
  Glen Burnie, Maryland..........          698,950          1976     07/22/97
Coventry
  Baltimore, Maryland............          414,773          1986     11/14/97
Cumberland Cove
  Raleigh, North Carolina........        7,321,644     1985/1995     12/19/91
Diamond Ridge
  Baltimore, Maryland............          318,089          1991     11/14/97
East Lake Village
  Charlotte, North Carolina......        2,939,641          1972     10/19/93
Essex House
  Atlanta, Georgia...............          223,466          1974     07/08/98
The Estates
  Pikesville, Maryland...........          883,784          1989     11/14/97
Fairway Ridge
  Baltimore, Maryland............          542,706          1966     11/14/97
6200 Gessner
  Houston, Texas.................          445,570          1979     04/09/98
Golf Side
  Haltom City, Texas.............        1,497,992     1980/1985     06/06/96

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

             SCHEDULE III--REAL ESTATE AND ACCUMULATED DEPRECIATION

                               DECEMBER 31, 1998

                                                 COSTS CAPITALIZED
                                   ---------------------------------------------
                                          INITIAL COST TO         SUBSEQUENT TO
                                            PARTNERSHIP            ACQUISITION         GROSS AMOUNTS CARRIED AT END OF YEAR
                                   -----------------------------  --------------  ----------------------------------------------
                                                    BUILDINGS       BUILDINGS                      BUILDINGS
                                                       AND             AND                            AND
DESCRIPTION                            LAND        IMPROVEMENTS    IMPROVEMENTS       LAND        IMPROVEMENTS        TOTAL
---------------------------------  -------------  --------------  --------------  -------------  --------------  ---------------
Harper's Mill
  Millersville, Maryland.........      1,228,134      6,857,013         888,930       1,228,134      7,745,943         8,974,077
Hazelcrest
  Baltimore, Maryland............        118,964      1,070,680         110,371         118,964      1,181,051         1,300,015
Heraldry Square
  Baltimore, Maryland............      1,008,285      9,074,559         767,026       1,008,285      9,841,585        10,849,870
Highlands at Briarcliff
  Atlanta, Georgia...............      2,846,415      5,486,182         354,142       2,846,415      5,840,324         8,686,739
Highland Ridge
  Nashville, Tennessee...........        720,695      6,486,261       1,774,194         720,695      8,260,455         8,981,150
Hilltop
  Baltimore, Maryland............        133,886      1,204,978         128,012         133,886      1,332,990         1,466,876
Hunter's Glen
  Plano, Texas...................      1,465,565      8,655,738       1,860,141       1,465,565     10,515,879        11,981,444
Huntington Brook
  Dallas, Texas..................      2,263,462      9,821,226         767,976       2,263,462     10,589,202        12,852,664
Huntington Chase
  Norcross, Georgia..............      1,423,939     17,865,515       2,413,163       1,423,939     20,278,678        21,702,617
Huntington Downs
  Greenville, South Carolina.....        791,173     18,091,240       2,012,246         791,173     20,103,486        20,894,659
Huntington Lakes
  Dallas, Texas..................      2,781,864     15,317,450         658,134       2,781,864     15,975,584        18,757,448
Huntington Ridge
  Irving, Texas..................      1,518,045      8,059,526         339,210       1,518,045      8,398,736         9,916,781
Indigo on Forest
  Dallas, Texas..................     10,951,649     26,256,230       5,884,666      10,951,649     32,140,896        43,092,545
Jamestowne
  Baltimore, Maryland............        869,120      7,822,080       1,071,814         869,120      8,893,894         9,763,014
Kings Crossing
  Houston, Texas.................      3,614,838      9,295,300       1,543,588       3,614,838     10,838,888        14,453,726
Kingwood Common I
  Baltimore, Maryland............        740,762      6,666,866         934,455         740,762      7,601,321         8,342,083
Kingwood Common II
  Baltimore, Maryland............        719,869      6,478,824         879,434         719,869      7,358,258         8,078,127
Kingwood Lake Houston, Texas.....      3,106,935      9,320,806       1,972,992       3,106,935     11,293,798        14,400,733
Lakes of Jacaranda
  Plantation, Florida............      3,060,000     17,818,748       1,195,987       3,060,000     19,014,735        22,074,735
The Lighthouse
  Glen Burnie, Maryland..........      1,088,544      5,557,023         887,763       1,088,544      6,444,786         7,533,330
Liriope
  Belcamp, Maryland..............        762,396      6,861,560          60,955         762,396      6,922,515         7,684,911
Lynn Lake
  St. Petersburg, Florida........      2,334,425     21,009,824       2,118,502       2,334,425     23,128,326        25,462,751
Newport
  Tampa, Florida.................        486,478      4,378,303       2,679,285         486,478      7,057,588         7,544,066
The Oaks
  Mauldin, South Carolina........      1,509,268      6,522,462         541,200       1,509,268      7,063,662         8,572,930
Oaks of Marymont
  San Antonio, Texas.............      3,613,328      7,857,554         792,858       3,613,328      8,650,412        12,263,740
Olde Forge
  White Marsh, Maryland..........        747,090      6,723,808         385,133         747,090      7,108,941         7,856,031
Park Colony
  Hollywood, Florida.............      1,888,641     16,997,765       1,512,615       1,888,641     18,510,380        20,399,021
The Pines at Dunwoody
  Atlanta, Georgia...............      1,854,131     16,687,179       1,695,972       1,854,131     18,383,151        20,237,282
Plantation Colony
  Plantation, Florida............      1,341,571     12,074,143       1,063,675       1,341,571     13,137,818        14,479,389
Pleasant Woods
  Dallas, Texas..................      1,714,157      4,336,521       1,095,713       1,714,157      5,432,234         7,146,391
Prescott Place
  Mesquite, Texas................      1,227,427      7,508,711         881,339       1,227,427      8,390,050         9,617,477


                                                        YEAR
                                     ACCUMULATED    CONSTRUCTION      DATE
DESCRIPTION                         DEPRECIATION      COMPLETED     ACQUIRED
---------------------------------  ---------------  -------------  -----------
Harper's Mill
  Millersville, Maryland.........          732,374          1978     07/22/97
Hazelcrest
  Baltimore, Maryland............           85,273          1965     11/14/97
Heraldry Square
  Baltimore, Maryland............          714,024          1974     11/14/97
Highlands at Briarcliff
  Atlanta, Georgia...............          186,879          1969     07/08/98
Highland Ridge
  Nashville, Tennessee...........        1,896,334          1972     11/01/95
Hilltop
  Baltimore, Maryland............           96,690          1965     11/14/97
Hunter's Glen
  Plano, Texas...................        1,786,593          1979     07/30/96
Huntington Brook
  Dallas, Texas..................          845,925          1984     09/26/97
Huntington Chase
  Norcross, Georgia..............        6,013,344     1987/1996     07/07/93
Huntington Downs
  Greenville, South Carolina.....       11,194,669     1986-1987     01/15/88
Huntington Lakes
  Dallas, Texas..................        1,249,213     1984/1996     09/26/97
Huntington Ridge
  Irving, Texas..................          663,477          1984     09/26/97
Indigo on Forest
  Dallas, Texas..................       10,783,750          1984     08/31/94
Jamestowne
  Baltimore, Maryland............          634,236          1965     11/14/97
Kings Crossing
  Houston, Texas.................        3,556,173          1983     03/23/93
Kingwood Common I
  Baltimore, Maryland............          549,239          1976     11/14/97
Kingwood Common II
  Baltimore, Maryland............          526,921          1979     11/14/97
Kingwood Lake Houston, Texas.....        3,736,749          1980     03/23/93
Lakes of Jacaranda
  Plantation, Florida............        8,712,671     1988-1989     03/30/90
The Lighthouse
  Glen Burnie, Maryland..........          564,455          1982     09/22/97
Liriope
  Belcamp, Maryland..............          426,512          1997     12/15/97
Lynn Lake
  St. Petersburg, Florida........        1,220,896          1983     03/11/98
Newport
  Tampa, Florida.................        2,562,952          1985     10/14/92
The Oaks
  Mauldin, South Carolina........        3,228,428          1989     03/02/90
Oaks of Marymont
  San Antonio, Texas.............          317,501          1975     06/18/98
Olde Forge
  White Marsh, Maryland..........          396,966          1984     02/18/98
Park Colony
  Hollywood, Florida.............        5,410,550          1987     07/13/94
The Pines at Dunwoody
  Atlanta, Georgia...............          615,562          1973     07/08/98
Plantation Colony
  Plantation, Florida............        4,197,590          1984     12/01/93
Pleasant Woods
  Dallas, Texas..................        1,042,855          1979     06/06/96
Prescott Place
  Mesquite, Texas................        1,500,847          1983     06/06/96

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

             SCHEDULE III--REAL ESTATE AND ACCUMULATED DEPRECIATION

                               DECEMBER 31, 1998

                                                 COSTS CAPITALIZED
                                   ---------------------------------------------
                                          INITIAL COST TO         SUBSEQUENT TO
                                            PARTNERSHIP            ACQUISITION         GROSS AMOUNTS CARRIED AT END OF YEAR
                                   -----------------------------  --------------  ----------------------------------------------
                                                    BUILDINGS       BUILDINGS                      BUILDINGS
                                                       AND             AND                            AND
DESCRIPTION                            LAND        IMPROVEMENTS    IMPROVEMENTS       LAND        IMPROVEMENTS        TOTAL
---------------------------------  -------------  --------------  --------------  -------------  --------------  ---------------
Prescott Place II
  Mesquite, Texas................      1,510,655      8,994,598         723,961       1,510,655      9,718,559        11,229,214
Providence
  Dallas, Texas..................      1,240,238      5,525,927       1,292,361       1,240,238      6,818,288         8,058,526
Ridgeview Chase
  Westminster, Maryland..........      1,224,841     11,023,561         335,791       1,224,841     11,359,352        12,584,193
River Oaks
  Houston, Texas.................      2,464,193      8,249,691       3,442,781       2,464,193     11,692,472        14,156,665
River Parkway
  Atlanta, Georgia...............      2,464,739     22,182,651         705,008       2,464,739     22,887,659        25,352,398
Rolling Wind
  Baltimore, Maryland............      1,992,812     17,935,312         552,602       1,992,812     18,487,914        20,480,726
Roper Mountain Woods
  Greenville, South Carolina.....        667,352      6,006,172       1,327,305         667,352      7,333,477         8,000,829
Southpointe at Massapequa
  Massapequa, New York...........        874,448      7,870,033       1,337,072         874,448      9,207,105        10,081,553
Stoneledge Plantation
  Greenville, South Carolina.....        934,388      8,898,048       1,159,945         934,388     10,057,993        10,992,381
Stratton Meadows
  Baltimore, Maryland............      1,484,025     13,356,232         538,768       1,484,025     13,895,000        15,379,025
Sunchase
  Bradenton, Florida.............        530,647      4,775,819         799,484         530,647      5,575,303         6,105,950
Sweetwater Ranch
  Richardson, Texas..............      3,391,413     17,313,174         321,028       3,391,413     17,634,202        21,025,615
The Timbers
  Charlotte, North Carolina......        965,823      8,692,408       1,106,252         965,823      9,798,660        10,764,483
Warren Park
  Baltimore, Maryland............        736,282      6,626,539         711,320         736,282      7,337,859         8,074,141
Westchester West
  Silver Spring, Maryland........      1,637,184     14,734,660       1,804,578       1,637,184     16,539,238        18,176,422
Williston
  Baltimore, Maryland............        277,987      2,501,884         259,413         277,987      2,761,297         3,039,284
Windover
  Knoxville, Tennessee...........        890,613      8,015,515       3,502,901         890,613     11,518,416        12,409,029
Woodland Meadows
  Tamarac, Florida...............        517,213      4,654,918       3,292,635         517,213      7,947,553         8,464,766
Yorktown
  Houston, Texas.................     18,967,155      7,909,924       1,732,346      18,967,155      9,642,270        28,609,425
                                   -------------  --------------  --------------  -------------  --------------  ---------------
Total Residential................  $ 151,282,317   $832,226,130    $105,855,793   $ 151,282,317   $938,081,923   $ 1,089,364,240
                                   -------------  --------------  --------------  -------------  --------------  ---------------
                                   -------------  --------------  --------------  -------------  --------------  ---------------
Developments in Progress and Land
  Held for Investment or Further
  Developments:
Berkshire Commons
  Clemson, South Carolina........        596,279             --       3,087,392         596,279      3,087,392         3,683,671
Berkshires at Deerfield
  Atlanta, Georgia...............      5,855,505             --       1,435,201       5,855,505      1,435,201         7,290,706
Garlington Road Land
  Greenville, South Carolina.....      1,412,952             --         383,857       1,412,952        383,857         1,796,809
Inglesby Land
  Greenville, South Carolina.....      3,067,257             --         792,972       3,067,257        792,972         3,860,229
                                   -------------  --------------  --------------  -------------  --------------  ---------------
Total Land.......................  $  10,931,993   $         --    $  5,699,422   $  10,931,993   $  5,699,422   $    16,631,415
                                   -------------  --------------  --------------  -------------  --------------  ---------------
Grand Total--
  All Real Estate................  $ 162,214,310   $832,226,130    $111,555,215   $ 162,214,310   $943,781,345   $ 1,105,995,655
                                   -------------  --------------  --------------  -------------  --------------  ---------------
                                   -------------  --------------  --------------  -------------  --------------  ---------------


                                                        YEAR
                                     ACCUMULATED    CONSTRUCTION      DATE
DESCRIPTION                         DEPRECIATION      COMPLETED     ACQUIRED
---------------------------------  ---------------  -------------  -----------
Prescott Place II
  Mesquite, Texas................        1,418,384          1984     11/12/96
Providence
  Dallas, Texas..................        1,305,676          1980     06/26/96
Ridgeview Chase
  Westminster, Maryland..........          804,447          1988     11/14/97
River Oaks
  Houston, Texas.................        3,392,965          1966     05/01/95
River Parkway
  Atlanta, Georgia...............          700,482          1973     07/08/98
Rolling Wind
  Baltimore, Maryland............        1,304,058          1995     11/14/97
Roper Mountain Woods
  Greenville, South Carolina.....        4,094,158          1984     01/15/88
Southpointe at Massapequa
  Massapequa, New York...........        3,602,914          1969     10/14/92
Stoneledge Plantation
  Greenville, South Carolina.....        5,583,859          1986     01/15/88
Stratton Meadows
  Baltimore, Maryland............          987,324          1989     11/14/97
Sunchase
  Bradenton, Florida.............          645,617          1987     05/13/97
Sweetwater Ranch
  Richardson, Texas..............        1,374,629          1995     09/26/97
The Timbers
  Charlotte, North Carolina......        3,555,231          1989     03/22/93
Warren Park
  Baltimore, Maryland............          525,755          1964     11/14/97
Westchester West
  Silver Spring, Maryland........        2,203,247     1970-1972     01/01/97
Williston
  Baltimore, Maryland............          194,663          1967     11/14/97
Windover
  Knoxville, Tennessee...........        2,829,709          1974     11/01/95
Woodland Meadows
  Tamarac, Florida...............        3,519,536          1974     10/14/92
Yorktown
  Houston, Texas.................          574,652          1979     02/04/98
                                   ---------------
Total Residential................     $169,877,537
                                   ---------------
                                   ---------------
Developments in Progress and Land
  Held for Investment or Further
  Developments:
Berkshire Commons
  Clemson, South Carolina........               --           N/A     04/29/98
Berkshires at Deerfield
  Atlanta, Georgia...............               --           N/A     12/17/97
Garlington Road Land
  Greenville, South Carolina.....               --           N/A     06/10/96
Inglesby Land
  Greenville, South Carolina.....               --           N/A     01/10/97
                                   ---------------
Total Land.......................  $            --
                                   ---------------
Grand Total--
  All Real Estate................     $169,877,537
                                   ---------------
                                   ---------------

----------------------------------

Notes: The depreciable life of a residential property is 3-25 years.

     The aggregate cost of the Company's real estate for federal income tax purposes is approximately $895,335,000, and the aggregate accumulated depreciation for federal income tax purposes is approximately $85,615,000.

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

             SCHEDULE III--REAL ESTATE AND ACCUMULATED DEPRECIATION

                               DECEMBER 31, 1998

    Reconciliation of Real Estate and Accumulated Depreciation for each of the three years ended December 31:

                                                                      1998             1997            1996
                                                                ----------------  --------------  --------------
REAL ESTATE
Balance, beginning of year....................................  $    880,385,514  $  585,795,316  $  465,846,375
Acquisition and improvements..................................       258,337,686     341,218,085     146,774,969
Sales and retirements.........................................       (32,727,545)    (46,627,887)    (26,826,028)
                                                                ----------------  --------------  --------------
Balance at December 31........................................  $  1,105,995,655  $  880,385,514  $  585,795,316
                                                                ----------------  --------------  --------------
                                                                ----------------  --------------  --------------
ACCUMULATED DEPRECIATION
Balance, beginning of year....................................  $    129,280,507  $  106,869,507  $   77,641,555
Depreciation expense..........................................        57,502,706      35,228,587      29,032,162
Provision for losses..........................................                --       1,850,000       7,500,000
Sales and retirements.........................................       (16,905,676)    (14,667,587)     (7,304,210)
                                                                ----------------  --------------  --------------
Balance at December 31........................................  $    169,877,537  $  129,280,507  $  106,869,507
                                                                ----------------  --------------  --------------
                                                                ----------------  --------------  --------------

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

                    SUMMARY QUARTERLY FINANCIAL INFORMATION

                                  (UNAUDITED)

    The consolidated results of operations of the Company for the quarters ended March 31, June 30, September 30 and December 31, 1998 and 1997 are as follows (dollars in thousands, except per share amounts):

                                                                   MARCH 31,                    JUNE 30,
                                                           --------------------------  --------------------------
                                                               1998          1997          1998          1997
                                                           ------------  ------------  ------------  ------------
Revenue..................................................  $     41,015  $     25,403  $     44,112  $     26,685
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------
Loss from operations.....................................        (1,664)       (2,502)       (2,195)         (745)
Joint venture income (loss)..............................            52          (351)           81          (157)
Gains (losses) on sales of investments...................           513         6,433           874            71
Minority interest........................................           471          (685)          553           206
                                                           ------------  ------------  ------------  ------------
Income before extraordinary item.........................          (628)        2,895          (687)         (625)
                                                           ------------  ------------  ------------  ------------
Extraordinary items......................................            --            --           (95)           --
                                                           ------------  ------------  ------------  ------------
Net income (loss)........................................  $       (628) $      2,895  $       (782) $       (625)
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------
Income allocated to preferred shareholders...............        (1,540)           --        (1,557)           --
                                                           ------------  ------------  ------------  ------------
Net income (loss) allocated to common shareholders.......        (2,168)        2,895        (2,339)         (625)
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------
Net income (loss) per weighted average share.............  $       (.06) $        .11  $       (.06) $       (.02)
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------
Dividends paid per share.................................  $      .2325  $      .2250  $      .2425  $      .2250
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------
Weighted average shares outstanding......................    36,615,474    25,420,444    36,738,176    25,480,709
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------

                                                                 SEPTEMBER 30,                DECEMBER 31,
                                                           --------------------------  --------------------------
                                                               1998          1997          1998          1997
                                                           ------------  ------------  ------------  ------------
Revenue..................................................  $     48,461  $     28,416  $     49,197  $     34,995
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------
Loss from operations.....................................        (3,816)       (5,078)       (4,610)       (3,712)
Joint venture income (loss)..............................            --           131            --        (4,533)
Gains (losses) on sales of investments...................           (21)           --          (101)          (93)
Minority interest........................................         1,076           896         1,270         1,780
                                                           ------------  ------------  ------------  ------------
Income before extraordinary item.........................        (2,761)       (4,051)       (3,441)       (6,558)
Extraordinary items......................................          (383)          (90)           --            --
                                                           ------------  ------------  ------------  ------------
Net income (loss)........................................  $     (3,144) $     (4,141) $     (3,441) $     (6,558)
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------
Income allocated to preferred shareholders...............        (1,522)          (85)       (1,540)       (1,574)
                                                           ------------  ------------  ------------  ------------
Net income (loss) allocated to common shareholders.......        (4,666)       (4,226)       (4,981)       (8,132)
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------
Net income (loss) per weighted average share.............  $       (.13) $       (.16) $       (.14) $       (.26)
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------
Dividends paid per share.................................  $      .2425  $      .2325  $      .2425  $      .2325
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------
Weighted average shares outstanding......................    36,707,533    25,738,248    36,711,488    31,704,588
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES
                            ------------------------
                       CONSOLIDATED FINANCIAL STATEMENTS

                      FOR THE QUARTER ENDED JUNE 30, 1999

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                                   JUNE 30,        DECEMBER 31,
                                                                                     1999              1998
                                                                               ----------------  ----------------
                                                                                 (UNAUDITED)
                                                     ASSETS
Real estate assets: (Note 2)
  Multifamily apartment complexes, net of accumulated depreciation...........  $    924,163,691  $    919,486,703
  Mortgage loans, net of purchase discounts..................................         2,401,911         2,376,227
  Land and construction-in-progress..........................................        21,136,620        10,974,377
  Land held for future development...........................................         5,838,950         5,657,038
                                                                               ----------------  ----------------
      Total real estate assets...............................................       953,541,172       938,494,345
Cash and cash equivalents....................................................        20,085,674        12,366,880
Mortgage-backed securities, net ("MBS")......................................                --         4,936,979
Note receivable..............................................................         3,999,000         7,500,000
Escrows......................................................................        16,188,849        16,305,255
Deferred charges and other assets............................................        15,677,082        19,854,353
Workforce and other intangible assets, net of accumulated amortization.......         5,263,863         9,449,030
                                                                               ----------------  ----------------
      Total assets...........................................................  $  1,014,755,640  $  1,008,906,842
                                                                               ----------------  ----------------
                                                                               ----------------  ----------------
                                      LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Credit agreement (Note 3)..................................................  $    180,000,000  $    135,100,000
  Construction loan (Note 3).................................................        11,440,613        11,362,891
  Mortgage notes payable (Note 3)............................................       423,992,282       426,236,427
  Tenant security deposits and prepaid rents.................................         8,642,498         8,309,738
  Accrued real estate taxes, insurance, other liabilities and accounts
    payable..................................................................        21,788,272        25,218,826
                                                                               ----------------  ----------------
      Total liabilities......................................................       645,863,665       606,227,882
                                                                               ----------------  ----------------
Minority interest in operating partnership...................................        62,376,944        69,661,451
Commitments and contingencies (Note 2 and 7).................................                --                --
Shareholders' equity:
  Preferred stock ("Preferred Shares"), $0.01 par value; 60,000,000 shares
    authorized, 2,737,000 shares issued......................................            27,370            27,370
  Common stock ("Shares"), $0.01 par value; 140,000,000 Shares authorized and
    37,261,249 and 37,219,897 Shares issued, respectively....................           372,613           372,199
  Additional paid-in capital.................................................       357,103,602       375,186,299
  Accumulated deficit........................................................       (47,032,979)      (38,550,284)
  Loans receivable--officers.................................................        (2,212,500)       (2,275,000)
  Less common stock in treasury, at cost (506,497 Shares)....................        (1,743,075)       (1,743,075)
                                                                               ----------------  ----------------
Total shareholders' equity...................................................       306,515,031       333,017,509
                                                                               ----------------  ----------------
Total liabilities and shareholders' equity...................................  $  1,014,755,640  $  1,008,906,842
                                                                               ----------------  ----------------
                                                                               ----------------  ----------------

   The accompanying notes are an integral part of the Consolidated Financial
                                  Statements.

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                  (UNAUDITED)

                                                          FOR THE THREE MONTHS           FOR THE SIX MONTHS
                                                             ENDED JUNE 30,                ENDED JUNE 30,
                                                      ----------------------------  ----------------------------
                                                          1999           1998           1999           1998
                                                      -------------  -------------  -------------  -------------
Revenue:
  Rental............................................  $  49,179,324  $  42,414,414  $  97,994,395  $  81,633,079
  Interest from mortgage loan and note receivable...        197,009        298,659        431,003        593,458
  Interest income from MBS..........................         89,798        160,884        201,077        326,939
  Management fees and reimbursements................        912,009        939,450      1,709,514      1,891,254
  Other interest income.............................        294,024        298,604        618,655        682,179
                                                      -------------  -------------  -------------  -------------
    Total revenue...................................     50,672,164     44,112,011    100,954,644     85,126,909
                                                      -------------  -------------  -------------  -------------
Expenses:
  Property operating................................     11,008,171      9,346,781     22,077,681     18,499,624
  Repairs and maintenance...........................      3,787,277      3,092,433      7,198,608      5,275,703
  Real estate taxes.................................      4,810,169      4,260,836      9,648,163      8,111,839
  Property management operations....................      1,761,950      1,876,665      4,153,315      3,923,594
  General and administrative........................      1,390,251      1,685,403      2,880,864      3,365,288
  Interest (Note 4).................................     11,256,225      9,156,018     22,473,503     17,167,408
  Costs associated with strategic alternatives......      1,523,870             --      4,572,243             --
  Amortization of acquired workforce and intangible
    assets..........................................      1,509,851      3,258,048      4,185,167      6,516,097
  Depreciation and amortization.....................     15,766,806     13,631,235     31,645,643     26,126,769
                                                      -------------  -------------  -------------  -------------
    Total expenses..................................     52,814,570     46,307,419    108,835,187     88,986,322
                                                      -------------  -------------  -------------  -------------
Loss from operations before joint venture income,
  gain on sales of assets, minority interest and
  extraordinary items...............................     (2,142,406)    (2,195,408)    (7,880,543)    (3,859,413)
Joint venture income................................             --         80,506             --        132,454
Gain on sales of assets.............................        195,718        874,515        195,718      1,387,247
Minority interest in Operating Partnership..........        729,327        552,697      2,281,255      1,023,472
                                                      -------------  -------------  -------------  -------------
Income (loss) before extraordinary items............     (1,217,361)      (687,690)    (5,403,570)    (1,316,240)
Extraordinary items, net of minority interest.......             --        (94,613)            --        (94,613)
                                                      -------------  -------------  -------------  -------------
Net loss............................................     (1,217,361)      (782,303)    (5,403,570)    (1,410,853)
Income allocated to preferred shareholders..........     (1,539,562)    (1,556,669)    (3,079,125)    (3,096,232)
                                                      -------------  -------------  -------------  -------------
Net loss allocated to common shareholders...........  $  (2,756,923) $  (2,338,972) $  (8,482,695) $  (4,507,085)
                                                      -------------  -------------  -------------  -------------
                                                      -------------  -------------  -------------  -------------
Earnings per common share (basic and diluted): Loss
  before extraordinary item.........................  $        (.08) $        (.06) $        (.23) $        (.12)
                                                      -------------  -------------  -------------  -------------
                                                      -------------  -------------  -------------  -------------
  Net loss..........................................  $        (.08) $        (.06) $        (.23) $        (.12)
                                                      -------------  -------------  -------------  -------------
                                                      -------------  -------------  -------------  -------------
  Weighted average shares...........................     36,747,444     36,738,176     36,730,987     36,677,369
                                                      -------------  -------------  -------------  -------------
                                                      -------------  -------------  -------------  -------------

    The accompanying notes are an integral part of the Consolidated Financial Statements.

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999
                                  (UNAUDITED)

                                           SERIES 1997-A
                                            CONVERTIBLE
                                          PREFERRED STOCK           COMMON STOCK
                                              AT PAR                   AT PAR             ADDITIONAL
                                       ---------------------  ------------------------     PAID-IN       ACCUMULATED
                                         SHARES     AMOUNT       SHARES       AMOUNT       CAPITAL         DEFICIT
                                       ----------  ---------  ------------  ----------  --------------  --------------
Balance, December 31, 1998...........   2,737,000  $  27,370    36,713,400  $  372,199  $  375,186,299  $  (38,550,284)
Net loss.............................          --         --            --          --              --      (5,403,570)
Stock issuance costs.................          --         --            --          --         (58,709)             --
Preferred dividends..................          --         --            --          --              --      (3,079,125)
Conversion of Units to Common
 Shares..............................          --         --        35,752         358         268,043              --
Proceeds from the exercise of stock
 options.............................          --         --         5,600          56          61,544              --
Stock purchase loans-- forgiveness...          --         --            --          --              --              --
Adjustment for minority interest
 ownership of Operating
 Partnership.........................          --         --            --          --        (262,829)             --
Common dividends.....................          --         --            --          --     (18,090,746)             --
                                       ----------  ---------  ------------  ----------  --------------  --------------
Balance, June 30, 1999...............   2,737,000  $  27,370    36,754,752  $  372,613  $  357,103,602  $  (47,032,979)
                                       ----------  ---------  ------------  ----------  --------------  --------------
                                       ----------  ---------  ------------  ----------  --------------  --------------


                                           LOANS        TREASURY
                                        RECEIVABLE-       STOCK
                                         OFFICERS        AT COST         TOTAL
                                       -------------  -------------  --------------
Balance, December 31, 1998...........  $  (2,275,000) $  (1,743,075) $  333,017,509
Net loss.............................             --             --      (5,403,570)
Stock issuance costs.................             --             --         (58,709)
Preferred dividends..................             --             --      (3,079,125)
Conversion of Units to Common
 Shares..............................             --             --         268,401
Proceeds from the exercise of stock
 options.............................             --             --          61,600
Stock purchase loans-- forgiveness...         62,500             --          62,500
Adjustment for minority interest
 ownership of Operating
 Partnership.........................             --             --        (262,829)
Common dividends.....................             --             --     (18,090,746)
                                       -------------  -------------  --------------
Balance, June 30, 1999...............  $  (2,212,500) $  (1,743,075) $  306,515,031
                                       -------------  -------------  --------------
                                       -------------  -------------  --------------

                     The accompanying notes are an integral
                 part of the Consolidated Financial Statements.

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                          FOR THE SIX MONTHS
                                                                                            ENDED JUNE 30,
                                                                                    ------------------------------
                                                                                         1999            1998
                                                                                    --------------  --------------
Operating activities:
  Net loss........................................................................  $   (5,403,570) $   (1,410,853)
  Adjustments to reconcile net loss to net cash provided by operating activities:
    Depreciation and amortization.................................................      31,645,643      26,126,769
    Amortization of workforce and intangible assets...............................       4,185,167       6,516,097
    Joint venture income..........................................................              --        (132,454)
    Gain on sales of assets.......................................................        (195,718)     (1,387,247)
    Stock purchase loan forgiveness...............................................          62,500         125,414
    Amortization of purchase discounts............................................         (78,978)        (75,932)
    Minority interest in Operating Partnership....................................      (2,281,255)     (1,023,472)
    Amortization of deferred financing costs......................................         832,789         766,410
    (Increase) decrease in operating escrows and other assets.....................       3,357,440      (1,574,580)
    Increase (decrease) in accrued real estate taxes, insurance, other liabilities
      and accounts payable........................................................      (3,700,554)      6,544,399
    Increase in tenant security deposits, prepaid rents and escrows...............         332,760       1,688,724
                                                                                    --------------  --------------
      Net cash provided by operating activities...................................      28,756,224      36,163,275
                                                                                    --------------  --------------

Investing activities:
  Cost to acquire properties......................................................     (25,727,754)    (85,471,045)
  Proceeds from sale of properties................................................              --      17,209,116
  Recurring capital expenditures                                                        (6,268,221)     (2,763,546)
  Rehabilitation and non-recurring capital expenditures...........................      (4,174,525)    (12,354,208)
  Land acquisition and construction in progress...................................     (10,344,957)     (9,801,096)
  Distributions received from joint venture in excess of earnings.................              --         774,151
  Distribution from sale of joint venture asset, net..............................              --      14,883,968
  Principal collections on MBS....................................................       1,002,310       1,380,861
  Proceeds from sale of MBS.......................................................       4,140,071              --
  Principal collections on note receivable........................................       3,501,000              --
  Principal collections on mortgage loan..........................................          43,610          40,440
  Escrow established at acquisition of properties.................................              --      (1,991,498)
                                                                                    --------------  --------------
      Net cash used for investing activities......................................     (37,828,466)    (78,092,857)
                                                                                    --------------  --------------

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

                                                                                        FOR THE SIX MONTHS
                                                                                          ENDED JUNE 30,
                                                                                  -------------------------------
                                                                                       1999            1998
                                                                                  --------------  ---------------
                                                                                   (UNAUDITED)      (UNAUDITED)
Financing activities:
Advances under credit agreement.................................................  $   44,900,000  $    84,000,000
Advances under construction loan................................................          77,722        7,433,984
Payment of financing costs......................................................         (47,881)      (1,591,119)
Costs associated with issuance of stock.........................................         (58,709)        (276,042)
Dividends to preferred stockholders.............................................      (3,079,125)      (3,096,232)
Principal payments on mortgage notes payable....................................      (2,244,145)      (1,967,692)
Payoff of mortgage notes payable................................................              --      (17,433,697)
Proceeds from the exercise of stock options.....................................          61,600           31,126
Proceeds from exercise of employee stock options................................              --               --
Dividends to common shareholders................................................     (18,090,746)     (17,432,027)
Distributions to minority unitholders...........................................      (4,727,680)      (3,719,662)
                                                                                  --------------  ---------------
  Net cash provided by financing activities.....................................      16,791,036       45,948,639
                                                                                  --------------  ---------------
Net increase in cash and cash equivalents.......................................       7,718,794        4,019,057

Cash and cash equivalents, beginning of period..................................      12,366,880        9,859,110
                                                                                  --------------  ---------------
Cash and cash equivalents, end of period........................................  $   20,085,674  $    13,878,167
                                                                                  --------------  ---------------
                                                                                  --------------  ---------------
Supplemental cash flow disclosure:
Cash paid for interest during period............................................  $   23,040,570  $    18,430,663
                                                                                  --------------  ---------------
                                                                                  --------------  ---------------
Interest capitalized during period..............................................  $      756,665  $       853,259
                                                                                  --------------  ---------------
                                                                                  --------------  ---------------
Supplemental disclosure of non-cash financing and investing activities:
  Property acquisitions.........................................................  $  (25,727,754) $  (142,394,383)
  Debt assumed in property acquisitions.........................................              --       38,582,860
  Units issued for property acquisitions........................................              --       18,340,478
                                                                                  --------------  ---------------
  Cash to acquire property......................................................  $  (25,727,754) $   (85,471,045)
                                                                                  --------------  ---------------
                                                                                  --------------  ---------------
Conversion of Units to Shares...................................................  $      268,401  $       960,202
                                                                                  --------------  ---------------
                                                                                  --------------  ---------------
Shares issued in satisfaction of note payable...................................  $           --  $     2,130,000
                                                                                  --------------  ---------------
                                                                                  --------------  ---------------
Shares issued for stock purchase loans..........................................  $           --  $     1,500,000
                                                                                  --------------  ---------------
                                                                                  --------------  ---------------
Reclassification of construction in progress to multifamily apartment
  complexes.....................................................................  $           --  $     6,406,064
                                                                                  --------------  ---------------
                                                                                  --------------  ---------------

                     The accompanying notes are an integral
                 part of the Consolidated Financial Statements.

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

1. ORGANIZATION

    Berkshire Realty Company, Inc. and Subsidiaries (the "Company") was formed on April 26, 1990 as an equity real estate investment trust ("REIT") and commenced operations on June 27, 1991. The Company reorganized as an Umbrella Partnership ("UPREIT") on May 1, 1995 when the Company contributed substantially all of its assets subject to all liabilities to BRI OP Limited Partnership. The Company has an infinite life; however, the Company's Restated Certificate of Incorporation, as amended, requires the Company's Board of Directors (the "Board") to prepare and submit on or before December 31, 1998, a Plan of Liquidation and Dissolution (the "Plan") to the shareholders, together with the Board's recommendation whether to adopt or reject the Plan. As a result, in May, 1998, the Company engaged two investment banking firms, Lazard Freres & Co. LLC and Lehman Brothers Inc., to assist the Company in the exploration and evaluation of strategic alternatives. These alternatives included (but were not limited to) potential sale or merger of the Company or the adoption of the Plan. The Board of Directors recommended that the shareholders not approve the Plan. On July 21, 1999, at a Special Meeting of Stockholders, the shareholders voted to reject the Plan.

    On April 13, 1999, the Company and Berkshire Realty Holdings, L.P., a partnership formed by the Company's Chairman of the Board, Douglas Krupp, and affiliates of Blackstone Real Estate Advisors and Whitehall Street Real Estate Limited Partnership XI (an affiliate of Goldman, Sachs & Co.), entered into a definitive merger agreement ("Merger Agreement"). The Company's Board of Directors has approved the Merger Agreement based on a recommendation from a special committee of the Board comprised of four independent directors. Pursuant to the terms of the agreement, if the merger is consummated, shareholders of Berkshire will receive $12.25 in cash per share of common stock. If the merger is consummated, limited partners in BRI OP Limited Partnership ("Operating Partnership"), Berkshire's operating partnership, will be able to elect to (i) receive $12.25 per Operating Partnership unit ("Unit" or "OP Unit") or (ii) become limited partners of the acquiring partnership. The transaction must be approved by a majority of shareholders. In June, 1999, the Company filed preliminary proxy materials with the Securities and Exchange Commission related to the Merger Agreement. The transaction, if approved, is scheduled to close in the fourth quarter of 1999.

2. SIGNIFICANT ACCOUNTING POLICIES

    These financial statements reflect the consolidated financial position, results of operations, changes in shareholders' equity and cash flows of the Company, using the historical cost of assets, liabilities and results of operations.

    Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in this report on Form 10-Q pursuant to the Rules and Regulations of the Securities and Exchange Commission. In the opinion of management, the disclosures contained in this report are adequate to make the information presented not misleading. See Notes to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K/A for the year ended December 31, 1998 for additional information relevant to significant accounting policies followed by the Company.

    In the opinion of management, the accompanying unaudited financial statements reflect all adjustments necessary to present fairly the Company's financial position as of June 30, 1999 and the results of its operations for the three and six months ended June 30, 1999 and 1998 and cash flows for the six months ended June 30, 1999 and 1998.

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

3. MULTIFAMILY AND RETAIL PROPERTY

    The results of operations for the three and six months ended June 30, 1999 are not necessarily indicative of the results which may be expected for the full year. See Management's Discussion and Analysis of Financial Condition and Results of Operations included in this report.

    As of June 30, 1999, the Company had investments in 82 apartment communities in eight states totaling 24,387 units. The Company was also engaged in the development of apartment communities and currently has 655 units under construction.

    The following summarizes the carrying value of the Company's multifamily apartment complexes (in thousands):

                                                                      JUNE 30,   DECEMBER 31,
                                                                        1999         1998
                                                                     ----------  ------------
Land...............................................................  $  153,897   $  151,282
Buildings and improvements.........................................     789,861      768,270
Appliances, carpeting and equipment................................     181,775      169,812
                                                                     ----------  ------------
Total multifamily property.........................................   1,125,533    1,089,364
Accumulated depreciation...........................................    (201,369)    (169,877)
                                                                     ----------  ------------
                                                                     $  924,164   $  919,487
                                                                     ----------  ------------
                                                                     ----------  ------------

ACQUISITIONS

    On January 7, 1999, the Company acquired Granite Run Apartments, a 264-unit apartment community located in Baltimore, Maryland, for $25.7 million. The Company paid cash to acquire the property. Granite Run was the second of four properties that the Company was contractually obligated to acquire from Questar Builders, Inc., an affiliate of a former officer and current shareholder and OP Unitholder of the Company.

    The Company is obligated, upon satisfaction of certain conditions, to acquire two additional newly-developed properties totaling 405 units for an approximate cost of $58.9 million from Questar Builders, Inc. The properties were in various stages of development as of June 30, 1999. It is expected that the first property will be completed in the third or fourth quarter of 1999 and the remaining property will be completed in 2000.

DISPOSITIONS

    Subsequent to June 30, 1999, the Company contracted with unaffiliated parties to sell four multifamily assets, British Woods, Highland Ridge, Windover and Essex House, at an aggregate price of approximately $41.7 million which is expected to result in a gain of approximately $16.5 million. The transactions are scheduled to close in the third or fourth quarter of 1999.

DEVELOPMENT

    In December 1997, the Company purchased a 60-acre parcel of land in Atlanta, Georgia for approximately $5.8 million for the development of Berkshires at Deerfield, a 478 unit apartment community. Construction began in the third quarter of 1998. The total cost of the project to date is approximately $10.9 million.

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

    On April 29, 1998, the Company acquired 12.6 acres located near Clemson, South Carolina for approximately $571,000. Construction of Berkshire Commons, a 177-unit student housing development, began in the third quarter of 1998 on this site. The total cost of the project to date is approximately $10.3 million.

    The Company also owns two other parcels of land located in Greenville, South Carolina.

    Subsequent to June 30, 1999, the Company contracted with unaffiliated parties to sell the development projects, Berkshires at Deerfield and Berkshire Commons. Additionally, the Company contracted to sell one of the parcels of land. The sales of the development assets and the land parcel are expected to result in a gain of approximately $800,000 and are scheduled to close in the third or fourth quarter of 1999.

4. DEBT AGREEMENTS

    As of June 30, 1999, the Company had a credit agreement with nine participating commercial banks for a $180 million unsecured revolving line of credit ("Credit Agreement"). The following summarizes the Company's borrowings on the Credit Agreement as of June 30, 1999:

                                          CONTRACT      CONTRACT     INTEREST      PRINCIPAL
             BORROWINGS                  START DATE     END DATE       RATE          AMOUNT
-------------------------------------  --------------  -----------  -----------  --------------
LIBOR contract.......................        06/11/99    08/10/99       6.3313%  $   53,000,000
LIBOR contract.......................        07/01/99    08/30/99       6.5500%     127,000,000
                                                                                 --------------
                                                                                 $  180,000,000
                                                                                 --------------
                                                                                 --------------

    Subsequent to June 30, 1999 the Company repriced the $53,000,000 contract due August 10, 1999 at an interest rate of 6.4875% with a contract end date of September 9, 1999.

    The Company has a construction loan commitment of $13.1 million with two commercial banks to fund the completed development of Berkshires at Crooked Creek ("Construction Loan"). The agreement requires monthly interest payments at a variable rate set at 150 basis points over LIBOR. The outstanding principal balance will be due December 31, 1999. As of June 30, 1999, the Company's borrowings on the Construction Loan totaled $11,440,613 and had an interest rate of 6.5625% with a contract end date of August 17, 1999. Subsequent to June 30, 1999, the Company borrowed an additional $1,100,000 on the Construction Loan at an interest rate of 6.6875% with a contract end date of August 23, 1999.

5. PRO-FORMA RESULTS (UNAUDITED)

    The following unaudited pro-forma operating results for the Company have been prepared as if the 1999 and 1998 property acquisitions, dispositions and equity transactions had occurred on January 1, 1998. Unaudited pro-forma financial information is presented for informational purposes only and may not be indicative of what the actual results of operations of the Company would have

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

been had the events occurred as of January 1, 1998, nor does it purport to represent the results of operations for future periods. (Dollars in thousands except per share amounts).

                                                                    FOR THE SIX MONTHS ENDED
                                                                   --------------------------
                                                                     JUNE 30,      JUNE 30,
                                                                       1999          1998
                                                                   ------------  ------------
Revenue..........................................................   $  101,200    $   96,832
Expenses including depreciation..................................   $  110,372    $  103,338
                                                                   ------------  ------------
Net loss allocated to common shareholders........................   $   (9,172)   $   (6,506)
                                                                   ------------  ------------
                                                                   ------------  ------------
Net loss per weighted average common share.......................   $     (.25)   $     (.18)
                                                                   ------------  ------------
                                                                   ------------  ------------

6. SEGMENT REPORTING

    The Company has adopted Statement of Financial Accounting Standards No. 131 ("FAS 131"), "Disclosures about Segments of an Enterprise and Related Information", which establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and require that those enterprises report selected information about operating segments in interim reports issued to shareholders.

    The Company operates and develops apartment communities in Florida, Texas and the Mid-Atlantic and Southeast regions of the United States which generate rental income through the leasing of apartment units. The Company separately evaluates the performance of each of its apartment communities. However, because each of the apartment communities has similar economic characteristics, facilities, services and tenants, the apartment communities have been aggregated into a single real estate segment.

    The Company evaluates performance based upon net operating income ("NOI") from the combined properties in the segment. NOI is defined by the Company as rental revenue less property operating expenses, including repairs and maintenance and real estate taxes. Accordingly, NOI excludes non-property revenue and expenses included in the determination of net income. NOI for the combined properties in the segment for the six month periods ended June 30, 1999 and 1998 was as follows:

                                                                     1999           1998
                                                                 -------------  -------------
Rental Revenue
  Multifamily..................................................  $  97,994,395  $  81,629,710
  Retail (a)...................................................             --          3,369
                                                                 -------------  -------------
Total..........................................................     97,994,395     81,633,079
Operating Expenses
  Multifamily..................................................     38,924,452     31,786,095
  Retail(a)....................................................             --        101,071
                                                                 -------------  -------------
Total..........................................................     38,924,452     31,887,166
                                                                 -------------  -------------
Net Operating Income...........................................  $  59,069,943  $  49,745,913
                                                                 -------------  -------------
                                                                 -------------  -------------

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

    The following is a reconciliation of net operating income to loss from operations before joint venture income, gain on sale of assets and minority interest:

                                                                     1999           1998
                                                                 -------------  -------------
Net operating income...........................................  $  59,069,943  $  49,745,913
Revenue:
  Management fees and reimbursements...........................      1,709,514      1,891,254
  Interest.....................................................      1,250,735      1,602,576
Expenses:
  Depreciation and Amortization................................    (35,830,810)   (32,642,866)
  General and administrative...................................     (2,880,864)    (3,365,288)
  Property management operations...............................     (4,153,315)    (3,923,594)
  Interest.....................................................    (22,473,503)   (17,167,408)
  Costs associated with strategic alternatives.................     (4,572,243)            --
                                                                 -------------  -------------
Loss from operations before joint venture income, gain on sales of assets and minority interest..............................  $  (7,880,543) $  (3,859,413)
                                                                 -------------  -------------
                                                                 -------------  -------------

(a) The Company completed the liquidation of the retail portfolio in 1998.

7. CONTINGENCIES

    On June 18, 1999, a purported class action lawsuit, FIELDS V. BERKSHIRE REALTY COMPANY, INC., ET AL., was initiated by a shareholder against the Company and each of the Directors (including the Chairman of the Board, Douglas Krupp) alleging, among other things, that the defendants breached their fiduciary duties to the shareholders in connection with various actions taken by the defendants with respect to the approval of the proposed merger transaction whereby Berkshire Realty Holdings, L.P. (the "Potential Acquiror"), an entity formed by Mr. Krupp and affiliates of Blackstone Real Estate Advisors and Whitehall Street Real Estate Limited Partnership XI may acquire ownership of the Company ("Merger Transaction"). The complaint further alleges that the price offered by the Potential Acquiror for the shares of the Company's stock was inadequate. The lawsuit was filed in the Chancery Court of the State of Delaware in and for New Castle County. The complaint seeks, among other things, injunctive relief and unspecified money damages. The Company believes that it and the directors have meritorious defenses to the allegations made in the complaint and intends to contest the lawsuit vigorously.

    On July 9, 1999 a purported class action lawsuit, PERTON V. BERKSHIRE REALTY COMPANY, INC., ET AL., was initiated by a shareholder against the Company, each of the Company's Directors (including the Chairman of the Board, Douglas Krupp), Berkshire Realty Holdings, L.P., and BRI Acquisition, LLC, alleging, among other things, that the defendants breached their fiduciary duties to the Company stockholders in connection with various actions taken by them with respect to the Merger Transaction. The lawsuit was filed in the Chancery Court of the State of Delaware in and for New Castle County. The complaint seeks, among other things, injunctive relief and unspecified money damages. The Company believes that it and the individual defendants have meritorious defenses to the allegations made in the complaint and intends to contest the lawsuit vigorously.

    On July 22, 1999, Berkshire Apartments, Inc. ("Apartments"), in its capacity as general partner of BRI OP Limited Partnership (the "Operating Partnership"), and the Company commenced an action

                BERKSHIRE REALTY COMPANY, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

seeking declaratory relief in the United States District Court for the District of Massachusetts against Stephen M. Gorn, Morton Gorn, and John B. Colvin in response to claims recently raised by these individuals. Messrs. Gorn, Gorn and Colvin are each shareholders in the Company, OP Unitholders and former employees or consultants to the Company, and have recently claimed that they and their affiliates were fraudulently induced to exchange certain properties for OP Units, that their employment and consulting relationships with the Company were wrongly terminated, and that the Company and Apartments breached their fiduciary duties to these individuals in connection with various actions taken with respect to the Merger Transaction. The Company and Apartments have sought a declaration that these claims are without merit, and, do not support monetary or injunctive relief. In response to this action, on August 3, 1999, Messrs. Gorn, Gorn and Colvin, and their affiliated entity Questar Properties, Inc., commenced their own action against the Company, the Operating Partnership, Mr. Krupp as Chairman of the Board of Directors of the Company, David F. Marshall as President and Chief Executive Officer of the Company, and David J. Olney as Executive Vice President of the Company in the United States District Court for the District of Maryland and moved to dismiss or transfer the Company's suit in favor of the newly-filed Maryland case. The new Maryland suit is factually similar to the Company's action. The new suit does not, however, raise any claim with respect to the Merger Transaction or the employment and consulting agreements, and it does not, at this time, seek injunctive relief relative to the Merger Transaction, although Messrs. Gorn, Gorn and Colvin claim to have reserved their purported rights to assert such claims and seek such relief at a later time. The Company believes that it and the Company's officers and directors have meritorious defenses to the allegations made in the Maryland complaint and intends to contest the lawsuit vigorously.

    Due to the early stage of the above mentioned claims the Company has not recorded any reserves for potential adverse outcomes.

8. SUBSEQUENT EVENTS

    The Company's Certificate of Incorporation, as amended, has required the Board of Directors to submit a Plan of Liquidation and Dissolution (the "Plan") to the stockholders prior to the end of 1998, together with the Board's recommendation whether to adopt or reject the Plan. The Board of Directors recommended that the shareholders not approve the Plan. On July 21, 1999, at a Special Meeting of Stockholders, the shareholders voted to reject the Plan.

    Subsequent to June 30, 1999, the Company contracted to sell four multifamily assets, both development projects and one parcel of land. The sales, which have an aggregate sales price of approximately $70 million, are expected to result in a gain of approximately $17.3 million.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                        BERKSHIRE REALTY HOLDINGS, L.P.,
                              BRI ACQUISITION, LLC
                                      AND
                         BERKSHIRE REALTY COMPANY, INC.
                           DATED AS OF APRIL 13, 1999

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
ARTICLE 1

  THE MERGER...............................................................................................           1
  1.1      The Merger......................................................................................           1
  1.2      Closing.........................................................................................           1
  1.3      Effective Time..................................................................................           2
  1.4      Effect of Merger on Certificate of Incorporation and By-laws....................................           2
  1.5      Directors and Officers..........................................................................           3
  1.6      Effect on Shares................................................................................           3
  1.7      Merger Consideration............................................................................           3
  1.8      Transactions Relating to Seller Partnership.....................................................           4
  1.9      Exchange of Certificates; Pre-Closing Dividends: Fractional Shares..............................           4
  1.10     Dissenting Shares...............................................................................           5
  1.11     Alternative Structure of Merger.................................................................           6
  1.12     Further Assurances..............................................................................           6

ARTICLE 2

  REPRESENTATIONS AND WARRANTIES OF SELLER.................................................................           7
  2.1      Organization, Standing and Power of Seller......................................................           7
  2.2      Seller Subsidiaries.............................................................................           7
  2.3      Capital Structure...............................................................................           8
  2.4      Other Interests.................................................................................           9
  2.5      Authority; Noncontravention; Consents...........................................................           9
  2.6      SEC Documents; Financial Statements; Undisclosed Liabilities....................................          10
  2.7      Absence of Certain Changes or Events............................................................          11
  2.8      Litigation......................................................................................          12
  2.9      Properties......................................................................................          12
  2.10     Environmental Matters...........................................................................          14
  2.11     Related Party Transactions......................................................................          15
  2.12     Employee Benefits...............................................................................          15
  2.13     Employee Matters................................................................................          17
  2.14     Taxes...........................................................................................          17
  2.15     No Payments to Employees, Officers or Directors.................................................          19
  2.16     Brokers.........................................................................................          19
  2.17     Compliance With Laws............................................................................          19
  2.18     Contracts; Debt Instruments.....................................................................          19
  2.19     Opinions of Financial Advisors..................................................................          21
  2.20     State Takeover Statutes.........................................................................          21
  2.21     Proxy Statement and Consent Solicitation Statement..............................................          21
  2.22     Investment Company Act of 1940..................................................................          21
  2.23     Definition of Knowledge of Seller...............................................................          21
  2.24     Insurance.......................................................................................          21
  2.25     Board Recommendation............................................................................          22
  2.26     Representations in Partnership Merger Agreement.................................................          22

                                                                                                                PAGE
                                                                                                                -----
ARTICLE 3

  REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER.......................................................          23
  3.1      Organization, Standing and Power of Parent and Buyer............................................          23
  3.2      [Intentionally Omitted].........................................................................          23
  3.3      Ownership of Parent and Buyer...................................................................          23
  3.4      Authority; Noncontravention; Consents...........................................................          23
  3.5      Litigation......................................................................................          24
  3.6      Undisclosed Liability...........................................................................          24
  3.7      Brokers.........................................................................................          25
  3.8      Compliance With Laws............................................................................          25
  3.9      Contracts; Debt Instruments.....................................................................          25
  3.10     Solvency........................................................................................          25
  3.11     [Intentionally Omitted].........................................................................          25
  3.12     Proxy Statement and Consent Solicitation Statement..............................................          25
  3.13     Investment Company Act of 1940..................................................................          25
  3.14     Parent and Buyer Not Interested Stockholders....................................................          26
  3.15     Definition of Knowledge.........................................................................          26
  3.16     [Intentionally Omitted].........................................................................          26
  3.17     Sufficient Funds................................................................................          26
  3.18     Pro Forma Capitalization Table..................................................................          26
  3.19     Representations in Partnership Merger Agreement.................................................          26

ARTICLE 4

  COVENANTS................................................................................................          27
  4.1      Acquisition Proposals...........................................................................          27
  4.2      Conduct of Seller's Business Pending Merger.....................................................          28
  4.3      Conduct of Parent's and Buyer's Business Pending Merger.........................................          30
  4.4      Other Actions...................................................................................          31
  4.5      Partnership Merger Agreement....................................................................          31
  4.6      Private Placement...............................................................................          31
  4.7      Irrevocable Letter of Credit....................................................................          32

ARTICLE 5

  ADDITIONAL COVENANTS.....................................................................................          33
  5.1      Preparation of the Proxy Statement; Seller Stockholders Meeting.................................          33
  5.2      Access to Information: Confidentiality..........................................................          34
  5.3      Reasonable Best Efforts; Notification...........................................................          34
  5.4      Tax Treatment...................................................................................          35
  5.5      Public Announcements............................................................................          35
  5.6      Transfer Taxes..................................................................................          35
  5.7      Benefit Plans...................................................................................          35
  5.8      Indemnification.................................................................................          36
  5.9      Declaration of Dividends and Distributions......................................................          37
  5.10     Resignations....................................................................................          38
  5.11     Outside Property Management Agreements..........................................................          38
  5.12     Stockholder Claims..............................................................................          38

                                                                                                                PAGE
                                                                                                                -----
ARTICLE 6

  CONDITIONS...............................................................................................          39
  6.1      Conditions to Each Party's Obligation to Effect the Merger......................................          39
  6.2      Conditions to Obligations of Parent and Buyer...................................................          39
  6.3      Conditions to Obligations of Seller.............................................................          40

ARTICLE 7

  TERMINATION, AMENDMENT AND WAIVER........................................................................          42
  7.1      Termination.....................................................................................          42
  7.2      Certain Fees and Expenses.......................................................................          43
  7.3      Effect of Termination...........................................................................          44
  7.4      Amendment.......................................................................................          44
  7.5      Extension: Waiver...............................................................................          44

ARTICLE 8

  GENERAL PROVISIONS.......................................................................................          45
  8.1      Nonsurvival of Representations and Warranties...................................................          45
  8.2      Notices.........................................................................................          45
  8.3      Interpretation..................................................................................          46
  8.4      Counterparts....................................................................................          46
  8.5      Entire Agreement; No Third-Party Beneficiaries..................................................          46
  8.6      Governing Law...................................................................................          46
  8.7      Assignment......................................................................................          47
  8.8      Enforcement.....................................................................................          47
  8.9      Severability....................................................................................          47

EXHIBITS

Exhibit A  Financing Commitments
Exhibit B  Pro Forma Capitalization Table of Parent and its Subsidiaries
Exhibit C  Form of Letter of Credit
Exhibit D  Form of Tax Opinions

                             INDEX OF DEFINED TERMS

DEFINED TERM                                                                                             SECTION
--------------------------------------------------------------------------------------------------  -----------------
Accrued Dividends.................................................................................             1.7(a)
Acquisition Proposal..............................................................................             4.1(a)
Additional Filings................................................................................             5.1(a)
Affiliate.........................................................................................               2.11
Agreement.........................................................................................           Preamble
AICPA Statement...................................................................................             5.1(b)
Alternative Merger................................................................................               1.11
Break-Up Expenses.................................................................................             7.2(a)
Break-Up Fee......................................................................................             7.2(a)
Buyer.............................................................................................           Preamble
Buyer Disclosure Letter...........................................................................          Article 3
Buyer Material Adverse Effect.....................................................................             3.1(b)
Buyer Operating Partnership.......................................................................          Recital E
Cash Collateral...................................................................................             4.7(a)
Certificates......................................................................................             1.9(c)
Certificate of Merger.............................................................................                1.3
Change of Control Preference......................................................................             1.7(a)
Claims............................................................................................             5.8(b)
Class A Preferred Units...........................................................................                1.8
Class B Units.....................................................................................                1.8
Closing...........................................................................................             1.2(a)
Closing Date......................................................................................     1.2(a), 1.2(b)
Code..............................................................................................            2.12(a)
Commitment........................................................................................             4.2(r)
Common Merger Consideration.......................................................................             1.7(a)
Consent Solicitation Statement....................................................................             5.1(a)
Controlled Group Member...........................................................................               2.12
Development.......................................................................................             2.9(g)
Development Agreements............................................................................             4.2(i)
DGCL..............................................................................................                1.1
DLLCA.............................................................................................                1.1
Dissenting Shares.................................................................................               1.10
Effective Time....................................................................................        1.2(b), 1.3
Election Notice...................................................................................               1.11
Employee Plan.....................................................................................               2.12
Encumbrances......................................................................................             2.9(a)
Environmental Law.................................................................................               2.10
Environmental Liabilities and Costs...............................................................               2.10
Equity Commitments................................................................................               3.17
ERISA.............................................................................................               2.12
Escrow Agent......................................................................................             4.7(a)
Escrow Agreement..................................................................................             4.7(a)
Financing Commitment..............................................................................               3.17
Fee Plan..........................................................................................             1.7(c)
Flow-Through Entity...............................................................................            2.14(b)
GAAP..............................................................................................                2.6
Governmental Entity...............................................................................             2.5(b)

DEFINED TERM                                                                                             SECTION
--------------------------------------------------------------------------------------------------  -----------------
HSR Act...........................................................................................             2.5(b)
Hazardous Materials...............................................................................            2.10(a)
Indebtedness......................................................................................            2.18(b)
Indemnified Parties...............................................................................             5.8(a)
Indemnifying Parties..............................................................................             5.8(b)
Injunction........................................................................................             7.1(d)
Knowledge of Buyer................................................................................               3.15
Knowledge of Parent...............................................................................               3.15
Knowledge of Seller...............................................................................               2.23
Laws..............................................................................................             2.5(b)
Lazard............................................................................................               2.16
Lehman............................................................................................               2.16
Letter of Credit..................................................................................             4.7(a)
Liens.............................................................................................             2.2(b)
Liquidation Vote..................................................................................                4.2
Material Contract.................................................................................            2.18(a)
Merger............................................................................................    Recital A, 1.11
Merger Consideration..............................................................................             1.7(a)
1940 Act..........................................................................................               2.22
Option Consideration..............................................................................             1.7(b)
Ordinary Course Liabilities.......................................................................             4.2(q)
Outside Property Management Agreements............................................................            2.18(e)
Parent............................................................................................           Preamble
Parent Material Adverse Effect....................................................................             3.1(a)
Parent's Closing Notice...........................................................................             1.2(d)
Partial Period....................................................................................                5.9
Partial Period Dividend...........................................................................                5.9
Partnership Merger................................................................................                1.8
Partnership Merger Agreement......................................................................          Recital E
Paying Agent......................................................................................             1.9(a)
Pension Plan......................................................................................               2.12
Person............................................................................................             2.2(a)
Preferred Merger Consideration....................................................................             1.7(a)
Property Restrictions.............................................................................             2.9(a)
Proxy Statement...................................................................................             5.1(a)
Prudential........................................................................................               2.16
REIT..............................................................................................            2.14(b)
SEC...............................................................................................             2.5(b)
Securities Act....................................................................................                2.6
Seller............................................................................................           Preamble
Seller Common Shares..............................................................................             2.3(a)
Seller Contribution Agreements....................................................................            2.18(a)
Seller Disclosure Letter..........................................................................          Article 2
Seller Financial Statement Date...................................................................                2.7
Seller General Partner............................................................................               2.25
Seller Material Adverse Change....................................................................                2.7
Seller Material Adverse Effect....................................................................                2.1
Seller OP Units...................................................................................                1.8
Seller Options....................................................................................             2.3(b)
Seller Partner Approval...........................................................................             2.5(a)

DEFINED TERM                                                                                             SECTION
--------------------------------------------------------------------------------------------------  -----------------
Seller Partnership................................................................................          Recital E
Seller Partnership Agreement......................................................................             2.3(e)
Seller Permits....................................................................................               2.17
Seller Plan.......................................................................................             2.3(a)
Seller Preferred Shares...........................................................................             2.3(a)
Seller Properties.................................................................................       2.9(a), 2.10
Seller SEC Documents..............................................................................                2.6
Seller Shareholder Approval.......................................................................             2.5(a)
Seller Shareholders Meeting.......................................................................             5.1(c)
Seller Subsidiaries...............................................................................             2.2(a)
Seller Unit Holder................................................................................                1.8
Seller's Closing Notice...........................................................................             1.2(c)
Seller's Environmental Reports....................................................................               2.10
Share Unit Account................................................................................             1.7(c)
Share Units.......................................................................................             1.7(c)
Subsidiary........................................................................................             2.2(a)
Superior Acquisition Proposal.....................................................................             4.1(d)
Surviving Company.................................................................................          1.1, 1.11
Surviving Operating Partnership...................................................................          Recital E
Takeover Statute..................................................................................               2.20
Tax(es)...........................................................................................            2.14(a)
Tax Authority.....................................................................................            2.14(a)
Tax Return(s).....................................................................................            2.14(a)
Tax Protection Agreements.........................................................................            2.18(i)
Third Party Provisions............................................................................                8.5
Transactions......................................................................................               2.25
Transfer Taxes....................................................................................                5.6
Welfare Plan......................................................................................               2.12

                          AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of April 13, 1999, is by and among Berkshire Realty Holdings, L.P., a Delaware limited partnership ("Parent"), BRI Acquisition, LLC, a Delaware limited liability company and subsidiary of Parent ("Buyer"), and Berkshire Realty Company, Inc., a Delaware corporation ("Seller").

                                   RECITALS:

    A. The sole member of Buyer and the Board of Directors of Seller deem it advisable and in the best interests of their respective members and stockholders, subject to the conditions and other provisions contained herein, that Buyer shall merge with and into Seller (the "Merger").

    B. Seller has received fairness opinions relating to the transactions contemplated hereby as more fully described herein.

    C. Buyer and Seller desire to make certain representations, warranties and agreements in connection with the transactions contemplated hereby.

    D. Contemporaneously with the execution of this Agreement, BRI Acquisition Sub, LP, a Delaware limited partnership ("Buyer Operating Partnership"), and BRI OP Limited Partnership, a Delaware limited partnership (the "Seller Partnership"), and Parent will enter into a Merger Agreement (the "Partnership Merger Agreement") pursuant to which, immediately prior to the Merger, Buyer Operating Partnership will be merged with and into Seller Partnership with Seller Partnership as the surviving entity ("Surviving Operating Partnership").

    E. Immediately following the Merger, Parent may liquidate Seller and, as a result of such liquidation, Parent would acquire all of the assets, and assume all of the liabilities, of Seller.

    NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                   THE MERGER

    1.1 The Merger. Upon the terms and subject to the terms and conditions of this Agreement (including, without limitation, Section 1.11), and in accordance with Section 264 of the Delaware General Corporation Law ("DGCL") and Section 18-209 of the Delaware Limited Liability Company Act ("DLLCA"), Buyer shall be merged with and into Seller, with Seller as the surviving entity (the entity surviving the Merger, the "Surviving Company").

    1.2  Closing.

    (a) Subject to Section 1.2(b), Seller's compliance with Section 1.2(c) and the satisfaction (or waiver by the parties entitled to the benefit thereof) of the conditions set forth in Article 6, the closing of the Merger (the "Closing") will take place at 10:00 a.m., local time in Boston, Massachusetts on the date (the "Satisfaction Date") which is the first business day to occur on or after the day which is the later of (i) the 10th calendar day following satisfaction (or waiver by the parties entitled to the benefit thereof) of the conditions set forth in Article 6 (other than Sections 6.2(d), 6.2(g), 6.2(i), 6.3(d) and 6.3(g)) and (ii) October 15, 1999, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, unless another date or place is agreed to in writing by the parties. The date on which the Closing occurs shall be referred to herein as the "Closing Date."

    (b) Notwithstanding the provisions of Section 1.2(a) and subject to Parent's compliance with Section 4.7(b) hereof, Parent may elect to extend the Closing Date to any business day on or prior to December 29, 1999 by delivering written notice of such election to Seller as contemplated under Section 1.2(d).

    (c) On the first business day after the satisfaction (or waiver by Parent and Buyer) of the conditions set forth in Sections 6.1 and 6.2 (other than Sections 6.2(d), 6.2(g) and 6.2(i)), Seller shall deliver a written notice ("Seller's Closing Notice") to Parent and Buyer which (i) sets forth the date that is the Satisfaction Date and (ii) certifies, as of the date of such notice, the satisfaction (or waiver by Parent and Buyer) of the conditions set forth in Sections 6.1 and 6.2 (other than Sections 6.2(d), 6.2(g) and 6.2(i)).

    (d) At least three business days prior to the Satisfaction Date (as indicated in Seller's Closing Notice), Parent shall deliver a written notice to Seller ("Parent's Closing Notice") indicating one of the following: (i) Parent's determination to exercise the election contemplated by Section 1.2(b) and to extend the Closing Date to such business day on or prior to December 29, 1999 as is set forth in such notice, or (ii) Parent's determination not to exercise the election contemplated by Section 1.2(b), in which case the Closing Date shall be the Satisfaction Date.

    (e) If the Closing Date is extended as contemplated by Section 1.2(b), then for purposes of the conditions set forth in Section 6.2 (other than Sections 6.2(g) and 6.2(i)), all references in the lettered subsections thereof to the terms "Closing Date" and "Effective Time" shall be deemed to mean the Satisfaction Date, and the certificates and other documents to be delivered by the parties pursuant to such Sections shall be delivered on and as of the Satisfaction Date. The parties hereto agree that other than with respect to the conditions set forth in Section 6.2(g) and 6.2(i) (which conditions shall be satisfied or waived by the parties entitled to the benefit thereof as of the Closing Date), none of the conditions set forth in Section 6.2 shall be required to be satisfied at any time after the Satisfaction Date. Notwithstanding the foregoing, for purposes of determining whether Parent or Buyer has the right to terminate this Agreement pursuant to Section 7.1(b), the conditions set forth in
Section 6.2(b) shall, in all circumstances, be evaluated as of the Closing Date.

    (f) If the conditions set forth in Sections 6.1 and 6.2 are not satisfied (or waived by Parent and Buyer), or if the certificates and other documents required to be delivered pursuant to Section 6.2 are not delivered, in each case on and as of the Satisfaction Date (as indicated in Seller's Closing Notice), then (i) the Satisfaction Date shall be deemed not to have occurred, (ii) Seller's Closing Notice and Parent's Closing Notice shall be void and of no further effect, (iii) the Closing shall remain subject to Seller's further compliance with Section 1.2(c) hereof and the Closing shall occur as provided in
Section 1.2(a) and (iv) Parent shall have retained its right, subject to its compliance with Section 1.2(b), to extend the Closing Date as contemplated thereunder.

    (g) If the Satisfaction Date occurs on or before October 29, 1999 and the Closing Date is extended as contemplated by Section 1.2(b) to a date that is after October 29, 1999, then notwithstanding anything to the contrary contained in the first paragraph of Section 5.9, Seller may declare a dividend not to exceed $.25 per Seller Common Share for the dividend for the fourth quarter of 1999 (i.e., with a record date of November 1, 1999).

    1.3 Effective Time. On the Closing Date, the Surviving Company shall execute and file a certificate of merger (the "Certificate of Merger"), executed in accordance with Delaware law, and shall make all other filings and recordings required under Delaware law. The Merger shall become effective at the time ("Effective Time") the Certificate of Merger is filed with the Secretary of State of the State of Delaware, or at such time as Buyer and Seller shall agree should be specified in the Certificate of Merger (not to exceed thirty (30) days after the Certificate of Merger is filed with the Secretary of State of the State of Delaware). Unless otherwise agreed, the parties shall cause the Effective Time to occur on the Closing Date.

    1.4 Effect of Merger on Certificate of Incorporation and By-laws. Subject to Section 1.11, the Restated Certificate of Incorporation, as amended, of Seller and the By-laws of Seller, as in effect immediately prior to the Effective Time, shall constitute the Restated Certificate of Incorporation and

By-laws, respectively, of the Surviving Company, from and after the Effective Time, until further amended in accordance with applicable Delaware law.

    1.5 Directors and Officers. Subject to Section 1.11, the directors and officers of the Surviving Company shall be the Persons who were the directors and officers, respectively, of Seller immediately prior to the Effective Time. Such directors and officers shall continue to serve for the balance of their unexpired terms or their earlier death, resignation or removal.

    1.6 Effect on Shares. The effect of the Merger on the shares of Seller shall be as provided in this Article 1. Each membership interest of Buyer outstanding immediately prior to the Merger shall be converted, without any action on the part of the holder thereof, into one share of the common stock of the Surviving Company.

    1.7  Merger Consideration.

    (a) Subject to Section 1.10 and Section 5.9 below, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Buyer, Seller or the holders of the following securities, each Seller Common Share (as defined in Section 2.3(a)) issued and outstanding immediately prior to the Effective Time (other than Seller Common Shares held by Parent, Buyer, any wholly-owned subsidiary of Parent or Buyer, or in the treasury of Seller, which shares, by virtue of the Merger and without any action on the part of the holder thereof, shall be canceled and shall cease to exist with no payment being made with respect thereto, and other than Dissenting Shares (as defined in Section 1.10)) shall be converted into the right to receive $12.25 in cash (the "Common Merger Consideration"), without interest thereon, upon surrender of the certificate formerly representing such share. In addition, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Buyer, Seller or the holders of the following securities, each Seller Preferred Share (as defined in Section 2.3(a)) issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall be converted into the right to receive the "Change of Control Preference" in the amount of $28.75 per Seller Preferred Share together with 115% of any Accrued Dividends per Seller Preferred Share ("Change of Control Preference" and "Accrued Dividends" each being defined in the Certificate of Designation of the Seller Preferred Shares) (the "Preferred Merger Consideration"), without interest thereon, upon surrender of the certificate formerly representing such share. The Surviving Company shall have the right to, and shall, take all steps necessary to ensure compliance, and shall comply, with all withholding obligations with respect to any foreign stockholders of Seller in connection with the payment of the Merger Consideration. The Preferred Merger Consideration, together with the Common Merger Consideration, is hereinafter referred to as the "Merger Consideration".

    (b) Each outstanding Seller Option (as defined in Section 2.3(b)) shall be subject to the terms of this Agreement. As of the Effective Time, each outstanding Seller Option, whether or not then vested or exercisable, shall have the expiration date thereof accelerated to the Closing Date and shall be converted into the right to receive from the Surviving Company an amount of cash equal to the product of (i) the number of Seller Common Shares subject to the Seller Option and (ii) the excess, if any, of the Common Merger Consideration over the exercise price per Seller Common Share of such option (the "Option Consideration"). Prior to the Effective Time, Seller shall take all steps necessary to give written notice to each holder of a Seller Option that all Seller Options shall expire effective as of the Effective Time and be converted into the right to receive the Option Consideration. The Surviving Company shall cause the Paying Agent (as defined in Section 1.9(a)) to pay each holder of Seller Options, promptly following the Effective Time, the Option Consideration for all Seller Options held by such holder. The Board of Directors of Seller or any committee thereof responsible for the administration of Seller's stock option plans shall take any and all action necessary to effectuate the matters described in this Section 1.7(b) on or before the Effective Time. Any amounts payable pursuant to this Section 1.7(b) shall be subject to any required withholding of taxes and shall be paid without interest. Parent agrees to provide the Surviving Company with sufficient funds to permit the Surviving Company to satisfy its obligations under this Section 1.7(b).

    (c) The Seller has adopted a Directors Retainer Fee Plan (the "Fee Plan") pursuant to which eligible directors may elect to receive certain fees in cash or in Seller Common Shares or to defer payment of such fees and credit such fees to an account (the "Share Unit Account") consisting of units that are equivalent in value to Seller Common Shares ("Share Units"). The Seller shall take all actions necessary so that all Share Units outstanding immediately prior to the Effective Time shall be canceled immediately prior to the Effective Time in exchange for the right of each holder of Share Units to receive an amount in cash equal to the product of (A) the number of Share Units in such holder's Share Unit Account outstanding immediately prior to the Effective Time and (B) the Common Merger Consideration to be delivered by the Surviving Company immediately following the Effective Time. All applicable withholding taxes attributable to the payments contemplated by this Section 1.7(c) shall be deducted from the amounts payable under this Section 1.7(c) and any amounts payable under this Section 1.7(c) shall be payable without interest. Except as provided in this Section 1.7(c), the Fee Plan shall terminate at the Effective Time.

    1.8 Transactions Relating to Seller Partnership. Contemporaneously with the execution of this Agreement, Parent and Buyer shall cause Buyer Operating Partnership to enter into the Partnership Merger Agreement with Seller Partnership pursuant to which, among other things, (i) Buyer Operating Partnership will be merged with and into Seller Partnership (the "Partnership Merger") with Seller Partnership surviving as the Surviving Operating Partnership and (ii) each holder ("Seller Unit Holder") of units in the Seller Partnership ("Seller OP Units") will be offered the option of receiving either
(A) an amount per Seller OP Unit equal to the Common Merger Consideration or (B) one Class A Preferred Unit (as defined in the Partnership Merger Agreement) for each Seller OP Unit held by such holder or (C) one Class B Unit (as defined in the Partnership Merger Agreement) for each Seller OP Unit held by such holder. Seller hereby consents to the cancellation of the Seller OP Units it owns immediately prior to the effective time of the Partnership Merger in accordance with the provisions of the Partnership Merger Agreement. Buyer hereby consents to the cancellation of its general partnership interest in Buyer Operating Partnership owned immediately prior to the effective time of the Partnership Merger in accordance with the provisions of the Partnership Merger Agreement.

    1.9  Exchange of Certificates; Pre-Closing Dividends: Fractional Shares.

    (a) Prior to the Effective Time, Buyer shall appoint a paying agent reasonably acceptable to Seller to act as agent (the "Paying Agent") for the payment of the Merger Consideration upon surrender of certificates formerly representing issued and outstanding Seller Common Shares or Seller Preferred Shares, as applicable, and payment in respect of Seller Options and amounts owing under the Fee Plan.

    (b) Parent and Buyer shall provide to the Paying Agent on or before the Effective Time, for the benefit of the holders of Seller Common Shares, Seller Preferred Shares, Seller Options and Share Units, cash payable in exchange for the issued and outstanding Seller Common Shares, cash payable in exchange for the issued and outstanding Seller Preferred Shares, cash payable in respect of Seller Options and cash payable in respect of Share Units.

    (c) Promptly after the Effective Time, the Surviving Company shall cause the Paying Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Seller Common Shares or Seller Preferred Shares (the "Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Buyer may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor the applicable Merger Consideration, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Seller Common Shares or Seller Preferred Shares which is not registered in the transfer records of Seller, payment may be made to a Person (as defined in Section 2.2(a)) other than the Person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment either shall pay any transfer or other Taxes (as defined in Section 2.14(a)) required by reason of such payment being made to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Company that such Tax or Taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 1.9, each Certificate (other than Certificates representing Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without interest. No interest will be paid or will accrue on the Merger Consideration upon the surrender of any Certificate.

    (d) All Merger Consideration paid upon the surrender of Certificates in accordance with the terms of this Section 1.9 shall be deemed to have been paid in full satisfaction of all rights pertaining to the Seller Common Shares or Seller Preferred Shares, as applicable, formerly represented by such Certificates; provided, however, that Seller shall transfer to the Paying Agent cash sufficient to pay any dividends or make any other distributions with a record date on or prior to the Effective Time which may have been declared or made by Seller on such Seller Common Shares, including without limitation any dividends permitted by the second paragraph of Section 5.9 hereof, or Seller Preferred Shares, as applicable, in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time and have not been paid prior to such surrender, and there shall be no further registration of transfers on the stock transfer books of Seller of the Seller Common Shares and Seller Preferred Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Company for any reason, they shall be canceled and exchanged as provided in this Section 1.9.

    (e) None of Parent, Seller, Buyer, the Surviving Company or the Paying Agent shall be liable to any Person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the Merger Consideration delivered to the Paying Agent pursuant to this Agreement that remains unclaimed for 12 months after the Effective Time shall be redelivered by the Paying Agent to the Surviving Company, upon demand, and any holders of Certificates who have not theretofore complied with Section 1.9(c) shall thereafter look only to the Surviving Company for delivery of the Merger Consideration and any unpaid dividends, subject to applicable escheat and other similar Laws (as defined in Section 2.5(b)).

    1.10 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Seller Common Shares and Seller Preferred Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted into the right to receive the Merger Consideration as provided in Section 1.7, unless and until such holder fails to perfect or withdraws or otherwise loses his right to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or withdraws or loses his right to appraisal, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration, if any, to which such holder is entitled, without interest thereon. Seller shall give Buyer prompt notice of any demands received by Seller for appraisal of shares and, prior to the Effective Time, Buyer shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, Seller shall not, except with the prior written consent of Buyer, make any payment with respect to, or settle or offer to settle, any such demands.

    1.11 Alternative Structure of Merger. While it is currently contemplated that the Merger shall be effected through the merger of Buyer with and into Seller, Parent shall have the option, in its sole discretion and without requiring the further consent of Seller or Seller's Board of Directors or stockholders, to cause the Merger to be effected through an alternative transaction structure of Seller merging into Parent, with Parent being the Surviving Company (the "Alternative Merger"), in which case (i) each general partnership interest and limited partnership interest of Parent issued and outstanding immediately prior to the Effective Time shall be converted in the Merger into a corresponding general partnership interest or limited partnership interest, as the case may be, of the Surviving Company, (ii) the limited partnership agreement of Parent shall be the limited partnership agreement of the Surviving Company and (iii) the general partners and officers of Parent shall be the general partners and officers of the Surviving Company. Parent shall make such election by delivering to Seller a notice (the "Election Notice") electing to effect the Alternative Merger. The Election Notice shall be available for the inspection of any stockholder of Seller upon request during normal business hours. Any such election may be made only after the respective approvals of the Merger and the Partnership Merger by the stockholders of Seller and Seller Unit Holders and after satisfaction (or waiver by the parties entitled to the benefits thereof) of all other conditions to the consummation of the Merger set forth in Article 6. For purposes of this Agreement, (i) all references to the term "Merger" shall be deemed to include the Alternative Merger, except for such references contained in the second sentence of Section
1.6 and in this Section 1.11, and (ii) all references to the term "Surviving Company" shall be deemed to include Parent in its capacity as the surviving entity in the Alternative Merger. As part of the Proxy Statement and the Consent Solicitation Statement and in the manner required by applicable law, Seller shall describe the provisions of this Section 1.11. In the event the Alternative Merger is effectuated, the parties agree that for Federal income tax purposes, the Merger shall be treated as an asset acquisition by Parent, followed by a liquidation of Seller.

    1.12 Further Assurances. If, at any time after the Effective Time, the Surviving Company shall determine or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Company the right, title or interest in, to or under any of the rights, properties or assets of Seller acquired or to be acquired by the Surviving Company as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the Surviving Company shall be authorized to execute and deliver, in the name and on behalf of each of Parent, Buyer and Seller or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of Parent, Buyer and Seller or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Company or otherwise to carry out this Agreement.

                                   ARTICLE 2

                    REPRESENTATIONS AND WARRANTIES OF SELLER

    Seller represents and warrants to Parent and Buyer, except as set forth in the letter of even date herewith signed by the President of Seller and delivered to Buyer prior to the execution hereof (the "Seller Disclosure Letter") (it being understood that the Seller Disclosure Letter shall be arranged in sections corresponding to the sections contained in this Article 2, and the disclosures in any section of the Seller Disclosure Letter shall qualify all of the representations in the corresponding section of this Article 2 and, in addition, other sections in this Article 2 to the extent it is clear from a reading of the disclosure that such disclosure is applicable to such other sections) as follows:

    2.1 Organization, Standing and Power of Seller. Seller is a corporation duly organized and validly existing under the Laws of Delaware. Seller has the requisite corporate power and authority to carry on its business as now being conducted. Seller is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Seller Material Adverse Effect. Seller has delivered to Buyer complete and correct copies of Seller's Certificate of Incorporation and By-laws, in each case, as amended to the date of this Agreement. As used in this Agreement, "Seller Material Adverse Effect" shall mean a material adverse effect on the business, properties, assets, financial condition, or results of operations of Seller and its Subsidiaries, taken as a whole, including the prevention of the ability of Seller, the Seller General Partner (as defined below) or the Seller Partnership to consummate any of the Transactions (as defined below).

    2.2  Seller Subsidiaries.

    (a) Section 2.2 of the Seller Disclosure Letter sets forth (i) each Subsidiary (as defined below) of Seller (the "Seller Subsidiaries"), (ii) the ownership interest therein of Seller, (iii) if not wholly owned by Seller, the identity and ownership interest of each of the other owners of such Seller Subsidiary and (iv) each apartment community owned by such Subsidiary. As used in this Agreement, "Subsidiary" of any Person (as defined below) means any corporation, partnership, limited liability company, joint venture, trust or other legal entity of which such Person (either directly or through or together with another Subsidiary of such Person) owns 50% or more of the capital stock or other equity interests of such corporation, partnership, limited liability company, joint venture or other legal entity, including, without limitation, the Seller Partnership, but does not include short-term money market investments and other participation interests in short-term investments. As used herein, "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

    (b) (i) All the outstanding shares of capital stock owned by Seller of each Seller Subsidiary that is a corporation have been validly issued and are (A) fully paid, nonassessable and free of any preemptive rights, (B) owned by Seller or by another Seller Subsidiary and (C) owned free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") or any other limitation or restriction (including any contractual restriction on the right to vote or sell the same) other than restrictions under applicable securities laws; and (ii) all equity interests in each Seller Subsidiary that is a partnership, joint venture, limited liability company or trust which are owned by Seller, by another Seller Subsidiary or by Seller and another Seller Subsidiary are owned free and clear of all Liens or any other limitation or restriction (including any contractual restriction on the right to vote or sell the same) other than restrictions under applicable securities laws. Each Seller Subsidiary that is a corporation is duly incorporated and validly existing under the Laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted, and each Seller Subsidiary that is a partnership, limited liability company or trust is duly organized and validly existing under the Laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each Seller Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Seller Material Adverse Effect. True and correct copies of the certificate of incorporation, By-laws, organization documents and partnership, joint venture and operating agreements of each Seller Subsidiary, and all amendments to the date of this Agreement, have been made available or previously delivered to Buyer.

    2.3  Capital Structure.

    (a) The authorized shares of capital stock of Seller consist of 60,000,000 shares of preferred stock, $0.01 par value per share, of which 2,737,000 shares are issued and outstanding as of the date hereof and are designated as Series 1997-A Convertible Preferred Shares (the "Seller Preferred Shares"), and 140,000,000 shares of Common Stock, $0.01 par value per share (the "Seller Common Shares"), of which 36,727,591 are issued and outstanding as of the date hereof. As of the date hereof, (i) 3,300,000 Seller Common Shares have been reserved for issuance under the Amended and Restated Stock Option Plan of Seller (the "Seller Plan"), under which options in respect of 1,534,300 Seller Common Shares have been granted and are outstanding as of the date hereof, (ii) 9,982,255 Seller Common Shares are reserved for issuance upon conversion of Seller OP Units, (iii) 5,680,917 Seller Common Shares are reserved for issuance upon conversion of the Seller Preferred Shares and (iv) no Seller Preferred Shares or Seller Common Shares are held in the Seller's treasury.

    (b) Set forth in Section 2.3 of the Seller Disclosure Letter is a true and complete list of the following: (i) each qualified or nonqualified option to purchase Seller Common Shares granted under the Seller Plan or any other formal or informal arrangement ("Seller Options"); (ii) each grant of Seller Common Shares to employees which are subject to any risk of forfeiture; and (iii) all other warrants or other rights to acquire stock, all limited stock appreciation rights, phantom stock, dividend equivalents, performance units and performance shares granted under the Seller Plan which are outstanding as of the date hereof. On the date of this Agreement, except as set forth in this Section 2.3 or Section 2.3 of the Seller Disclosure Letter, no shares of capital stock of Seller were outstanding or reserved for issuance.

    (c) All outstanding shares of capital stock of Seller are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of Seller having the right under applicable law or Seller's Certificate of Incorporation or By-laws to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Seller may vote.

    (d) There are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Seller or any Seller Subsidiary is a party or by which any such entity is bound, obligating Seller or any Seller Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of Seller or any Seller Subsidiary or obligating Seller or any Seller Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to Seller or a Seller Subsidiary). There are no outstanding obligations of Seller or any Seller Subsidiary to repurchase, redeem or otherwise acquire any shares of stock of Seller or shares of stock or other ownership interests of any Seller Subsidiary.

    (e) As of the date hereof, 46,376,824 Seller OP Units are validly issued and outstanding, fully paid and nonassessable except to the extent provided by applicable law, of which 36,414,986 are owned by Seller and 312,605 are owned by Berkshire Apartments, Inc. Section 2.3 of the Seller Disclosure Letter sets forth the name of each Seller Unit Holder and the number of Seller OP Units owned by each such

Seller Unit Holder as of the date of this Agreement. The Seller OP Units are subject to no restriction established by Seller or under applicable law (other than restrictions on sale imposed by applicable securities laws) except as set forth in the Amended and Restated Limited Partnership Agreement of the Seller Partnership (the "Seller Partnership Agreement") and Seller Contribution Agreements. Seller Partnership has not issued or granted and is not a party to any outstanding commitments of any kind relating to, or any presently effective agreements or understandings with respect to, issuing interests in Seller Partnership or securities convertible into interests in Seller Partnership.

    (f) All dividends on Seller Common Shares and distributions on Seller OP Units which have been declared prior to the date of this Agreement have been paid in full (except for the dividend on Seller Common Shares and distributions on Seller OP Units payable on May 15, 1999).

    2.4 Other Interests. Neither Seller nor any of its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in the Seller Subsidiaries and short-term investment securities). Neither Seller nor any of the Seller Subsidiaries is in material breach of any provision of any agreement, document or contract governing its rights in or to any such interests owned or held by it. To the Knowledge of Seller (as defined in Section 2.23), no other party to any such agreement, document or contract is in material breach of any of its obligations under any such agreement, document or contract, nor has Seller or any of Seller's Subsidiaries received any notice of any such material breach.

    2.5  Authority; Noncontravention; Consents.

    (a) Seller has the requisite corporate power and authority to enter into this Agreement and, subject to the adoption of this Agreement by holders of (i) a majority of the outstanding Seller Preferred Shares and (ii) a majority of the Seller Common Shares and Seller Preferred Shares (voting on an as-converted basis), voting as a single class, representing a majority of the issued and outstanding Seller Common Shares (after giving effect to a deemed conversion of the Seller Preferred Shares) of the Seller (collectively, the "Seller Shareholder Approval"), to consummate the transactions contemplated by this Agreement to which Seller is a party. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated by this Agreement to which Seller is a party have been duly authorized by all necessary corporate action on the part of Seller, except for and subject to the Seller Shareholder Approval and approval by the holders of a majority of the limited partnership interest in the Seller Partnership (the "Seller Partner Approval"). This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors' rights and general principles of equity. The respective Boards of Directors of Seller and the Seller General Partner have duly and validly approved, and taken all corporate or partnership action required to be taken by them for the consummation of the Transactions, including but not limited to all actions required to render inapplicable to the Merger and this Agreement (and the transactions provided for herein) the restrictions on "business combinations" (as defined in Section 203(a)(1) of the DGCL) set forth in Section 203 of the DGCL.

    (b) The execution and delivery of this Agreement by Seller do not, and the consummation of the transactions contemplated by this Agreement to which Seller is a party and compliance by Seller with the provisions of this Agreement will not, require any consent, approval or notice under, or conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Seller or any Seller Subsidiary under, (i) the Certificate of Incorporation or the Amended and Restated By-laws of Seller or the comparable certificate of incorporation or organizational documents or partnership or similar agreement (as the case may be) of any Seller Subsidiary, each as amended or supplemented to the date hereof, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease, joint venture agreement, development agreement, benefit plan or other agreement, instrument, permit, concession, franchise or license applicable to Seller or any Seller Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation (collectively, "Laws") applicable to Seller or any Seller Subsidiary, or their respective properties or assets, other than, in the case of clause (ii) (other than such items relating to the incurrence of indebtedness) or (iii), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not reasonably be expected to (x) have a Seller Material Adverse Effect or (y) prevent or delay beyond December 31, 1999 the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to Seller or any Seller Subsidiary in connection with the execution and delivery of this Agreement by Seller or the consummation by Seller of the transactions contemplated by this Agreement, except for (i) the filing with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange of the Proxy Statement (as defined in Section 5.1(a)) and any filings required by the Exchange Act (including
Schedule 13E-3), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) the filing of a certificate of merger with the Secretary of State of the State of Delaware with respect to the Partnership Merger, (iv) any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (v) the filing of a Form D with the SEC with respect to the transaction contemplated by the Partnership Merger Agreement and (vi) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in
Section 2.5 of the Seller Disclosure Letter, (B) as may be required under (y) federal, state or local environmental Laws or (z) the "blue sky" laws of various states, to the extent applicable or (C) which, if not obtained or made, would not prevent or delay beyond December 31, 1999 the consummation of any of the transactions contemplated by this Agreement or otherwise prevent or delay beyond December 31, 1999 Seller from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Seller Material Adverse Effect.

    2.6  SEC Documents; Financial Statements; Undisclosed Liabilities.

    (a) Seller has filed all Seller SEC Documents (as defined below) on a timely basis. Section 2.6 of the Seller Disclosure Letter contains a complete list of all Seller SEC Documents filed by Seller or Seller Partnership with the SEC since January 1, 1999 and on or prior to the date of this Agreement. All of the Seller SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in each case, the rules and regulations promulgated thereunder applicable to such Seller SEC Documents. None of the Seller SEC Documents at the time of filing contained, or will contain at the time of filing if not yet filed, any untrue statement of a material fact or omitted, or will omit at the time of filing if not yet filed, to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Seller SEC Documents filed and publicly available. The consolidated financial statements of Seller included in the Seller SEC Documents complied (or, with respect to the Seller SEC Documents that have not been filed on or before the date hereof, will comply) as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared (or will be prepared) in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented (or will fairly present) in all material respects, in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the consolidated financial position of Seller and its Subsidiaries, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Seller has no Subsidiaries which are not consolidated for accounting purposes.

    (b) Except (i) for liabilities or obligations incurred in the ordinary course of business, (ii) for liabilities or obligations incurred in connection with the transactions contemplated by this Agreement, or (iii) as disclosed in the Seller SEC Documents filed after December 31, 1998 or in the Seller Disclosure Letter, Seller and its Subsidiaries have no material liabilities or obligations (whether absolute, accrued, contingent or otherwise). As used herein, "Seller SEC Documents" shall mean all reports, schedules, forms, statements and other documents required to be filed by the Seller with the SEC since January 1, 1996; PROVIDED that with respect to all representations and warranties of Seller contained in this Article 2 (except those contained in Section 2.6(a)), references to Seller SEC Documents shall refer only to those filings made prior to the date hereof.

    2.7 Absence of Certain Changes or Events. Except as disclosed in the Seller SEC Documents, since the date of the most recent audited financial statements included in the Seller SEC Documents (the "Seller Financial Statement Date"), Seller and its Subsidiaries have conducted their business only in the ordinary course (taking into account prior practices, including the acquisition of properties and issuance of securities) and, except as disclosed in the Seller SEC Documents or the Seller Disclosure Letter, there has not been (a) any Seller Material Adverse Change (as defined below), (b) except for regular quarterly distributions not in excess of $.25 per Seller Common Share or Seller OP Unit and dividends on the Seller Preferred Shares in accordance with the terms of Seller's Certificate of Incorporation, respectively (or as necessary to maintain REIT status), in each case subject to rounding adjustments as necessary and with customary record and payment dates, and except as permitted by Section 5.9 of this Agreement, any authorization, declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the Seller Common Shares, the Seller OP Units or the Seller Preferred Shares,
(c) any split, combination or reclassification of the Seller Common Shares, the Seller OP Units or the Seller Preferred Shares or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of stock of Seller or partnership interests in Seller partnerships or any issuance of an ownership interest in, any Seller Subsidiary, (d) any damage, destruction or loss, whether or not covered by insurance, that has or would reasonably be likely to have a Seller Material Adverse Effect, (e) any change in financial or tax accounting methods, principles or practices by Seller or any Seller Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been required by a change in GAAP, (f) (x) any granting by Seller or any of its Subsidiaries to any officer or other key employee of Seller or any of its Subsidiaries of any increase in compensation, except for normal increases in the ordinary course of business consistent with past practice or as required under employment agreements in effect as of December 31, 1998, (y) any granting by Seller or any of its Subsidiaries to any such officer or key employee of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of December 31, 1998 or (z) any entry by Seller or any of its Subsidiaries into any employment, severance or termination agreement with any such officer or key employee except in the ordinary course of business consistent with past practice, (g) any acquisition or disposition of any real property, or any commitment to do so, made by Seller or any of its Subsidiaries or (h) any making or revocation of any material tax election. As used in this Agreement, "Seller Material Adverse Change" shall mean (i) any material adverse change in the business, properties, assets, financial condition or results of operations of Seller and its Subsidiaries, taken as a whole, or (ii) any other change that would prevent or delay beyond December 31, 1999 the ability of Seller, the Seller General Partner or the Seller Partnership from consummating any of the Transactions.

    2.8 Litigation. Except as disclosed in the Seller SEC Documents, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of Seller and its Subsidiaries (a) which are covered by adequate insurance or (b) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, as of the date hereof, there are no suits, actions or proceedings pending (in which service of process has been received by an employee of Seller or an Seller Subsidiary) or, to the Knowledge of Seller, threatened in writing against or affecting Seller or any Seller Subsidiary that, individually or in the aggregate, would reasonably be expected to (i) have a Seller Material Adverse Effect or (ii) prevent or delay beyond December 31, 1999 the consummation of any of the material transactions contemplated by this Agreement, nor are there any judgments, decrees, injunctions, rules or orders of any court or arbitrator or suits, actions or proceedings pending or threatened in writing by any Governmental Entity outstanding against Seller or any of its Subsidiaries with respect to any of the Transactions. Notwithstanding the foregoing, (y)
Section 2.8 of the Seller Disclosure Letter sets forth, as of the date hereof, each and every (i) uninsured claim with respect to which if determined adversely would reasonably be expected to result in a dollar cost to Seller or its Subsidiaries in excess of $100,000, (ii) equal employment opportunity claim against Seller or a Seller Subsidiary with respect to which if determined adversely would reasonably be expected to result in a cost in excess of $100,000 and (iii) claim against Seller or a Seller Subsidiary relating to sexual harassment and/or discrimination pending or, to the Knowledge of Seller, threatened as of the date hereof with respect to which if determined adversely would reasonably be expected to result in a cost in excess of $100,000, in each case with a brief summary of such claim or threatened claim and (z) no claim is pending or has been made within the five-year period ending on the date of this Agreement under any director's or officer's liability insurance policy maintained at any time by Seller or by any of its Subsidiaries.

    2.9  Properties.

    (a) Seller or a Seller Subsidiary set forth in Section 2.2 of the Seller Disclosure Letter owns good and marketable fee simple title to each of the real properties identified in Section 2.2 of the Seller Disclosure Letter (collectively, the "Seller Properties" and each, a "Seller Property"), which are all of the real properties owned by them as of the date hereof. Except as set forth in the existing title reports identified in clause (iii) below and except for any easements granted in the ordinary course of business since the date of such title reports which do not have a material adverse effect on the operation of any of the Seller Properties, no other Person has any real property ownership interest in any of the Seller Properties. The Seller Properties are not subject to any rights of way, written agreements, Laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions") or Liens (including Liens for Taxes), mortgages or deeds of trust, claims against title, charges which are Liens, security interests or other encumbrances on title (the "Encumbrances"), except for (i) Property Restrictions and Encumbrances set forth in Section 2.9(a)(i) of the Seller Disclosure Letter, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, which, individually or in the aggregate, would not have a Seller Material Adverse Effect, (iii) Property Restrictions and Encumbrances disclosed on existing title reports or existing surveys (in either case copies of which title reports and surveys have been delivered to Sullivan & Cromwell or made available to Buyer's representatives at the offices of Hale and Dorr LLP on or prior to February 18, 1999); provided that such Encumbrances secure either indebtedness which is described in the Seller Disclosure Letter or indebtedness which has been discharged in full, and (iv) mechanics', carriers', workmen's, repairmen's Liens and other Encumbrances and Property Restrictions, if any, which, individually or in the aggregate, would not have a Seller Material Adverse Effect. Section 2.9 of the Seller Disclosure Letter lists each of the Seller Properties which is under development as of the date of this Agreement and describes the status of such development as of the date hereof.

    (b) Valid policies of title insurance have been issued insuring Seller or the applicable Seller Subsidiary's fee simple title to each of the Seller Properties owned by it in amounts at least equal to the purchase price thereof paid by Seller or its Subsidiary subject only to the matters disclosed above and in Section 2.9(b) of the Seller Disclosure Letter. Such policies are, at the date hereof, in full force and effect. No claim has been made against any such policy.

    (c) Seller has not failed to obtain and maintain in full force and effect a certificate, permit or license from any governmental authority having jurisdiction over any of the Seller Properties which failure, individually or in the aggregate, would have a Seller Material Adverse Effect. There is no pending threat of modification or cancellation of any of same which, individually or in the aggregate, would have a Seller Material Adverse Effect. There is no notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement issued by any governmental authority which, individually or in the aggregate, would have a Seller Material Adverse Effect. There has been no physical damage to any Seller Properties which, individually or in the aggregate, would have a Seller Material Adverse Effect for which there is no insurance in effect covering the cost of the restoration.

    (d) Neither Seller nor any of the Seller Subsidiaries has received any notice with respect to any Seller Property to the effect that any condemnation or rezoning proceedings are pending or threatened which, individually or in the aggregate, would have a Seller Material Adverse Effect. All work to be performed, payments to be made and actions to be taken by Seller or the Seller Subsidiaries prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation) material to Seller and the Seller Subsidiaries taken as a whole have been performed, paid or taken, as the case may be, and Seller has no Knowledge of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements that are material to Seller and the Seller Subsidiaries taken as a whole.

    (e) Except as set forth in Section 2.9(e) of the Seller Disclosure Letter, all of the Seller's Properties are self-managed.

    (f) The rent roll for the Seller's Properties as of February 1, 1999 has been previously delivered to Buyer and was complete and correct in all material respects as of the date thereof.

    (g) Except as set forth in Section 2.9(g) of the Seller Disclosure Letter, no Seller Property is currently under development or subject to any agreement with respect to development, and neither Seller nor any Seller Subsidiary shall enter into any such agreements between the date hereof and the Effective Time without the prior written approval of Buyer; provided, however, that "development" shall not include capital improvements made in the ordinary course of business to existing Seller Properties and repairs made to existing Seller Properties.

    (h) No Governmental Entity having jurisdiction over any Seller Property under development has denied or rejected any applications by Seller for a certificate, permit or license with respect to such Seller Property, which denial or rejection, individually or in the aggregate, would have a Seller Material Adverse Effect.

    (i) For purposes of this Section 2.9, all individual items that are qualified by Seller Material Adverse Effect and do not cause a representation set forth in this Section 2.9 to be untrue because such items individually do not have a Seller Material Adverse Effect shall be aggregated and the representations set forth in this Section 2.9 shall be deemed to be untrue if the aggregate of all of such individual matters has a Seller Material Adverse Effect.

    (j) All buildings, structures and other improvements in, on or within the Seller Properties are in good operating condition and repair, subject to continued repair and replacement in accordance with past practice except for any failures to be in such condition and repair that would not, individually or in the aggregate, have a Seller Material Adverse Effect.

    2.10  Environmental Matters.

    (a) Except as disclosed in the Seller SEC Documents and Seller's Environmental Reports (as defined below) previously made available to Buyer, to Seller's knowledge, none of Seller, any of the Seller Subsidiaries or any other Person has caused or permitted (i) the presence of any hazardous substances, hazardous materials, toxic substances or waste materials, pollutants, contaminants, and materials regulated or defined or designated as hazardous, extremely or imminently hazardous, dangerous, or toxic pursuant to any local, county, state, territorial or federal governmental authority or with respect to which such a governmental authority otherwise requires environmental investigation, monitoring, reporting or remediation (collectively, "Hazardous Materials") on any of the Seller Properties that is not in compliance with, or that would result in any liability under, any Environmental Law or (ii) any spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the Seller Properties as a result of any construction on or operation and use of the Seller Properties, which presence or occurrence would, individually or in the aggregate, have a Seller Material Adverse Effect; and in connection with the construction on or operation and use of the Seller Properties, Seller and the Seller Subsidiaries have complied with all applicable local, state and federal Environmental Laws, including all regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials, except to the extent such failure to comply, individually or in the aggregate, would not have a Seller Material Adverse Effect. With respect to each Seller Property, since the date of the most recent Seller's Environmental Report relating to such Seller Property, except where the failure of any of the following to be true individually or in the aggregate would not have a Seller Material Adverse Effect, (i) the assets, properties, businesses and operations of Seller and its Subsidiaries are and have been in compliance with applicable Environmental Laws, (ii) Seller and its Subsidiaries have obtained, currently maintain and, as currently operating, are in compliance with all Seller Permits necessary under any Environmental Law for the conduct of the business and operations of Seller and its Subsidiaries in the manner now conducted, and there are no actions or proceedings pending or threatened to revoke or materially modify such Seller Permits, (iii) no Hazardous Materials have been used, stored, manufactured, treated, processed or transported to or from any such Seller Property except as necessary to the customary conduct of business and in compliance with law and in a manner that does not result in liability under Environmental Laws; (iv) there have been no spills, releases, discharges or disposals of Hazardous Materials on or from such Seller Property; and (v) Seller and Seller Subsidiaries have not received any notice of potential responsibility, letter of inquiry or notice of alleged liability from any Person regarding such Seller Property or the business conducted thereon. For the purposes of this Paragraph 2.10 only, "Seller Properties" shall be deemed to include all property formerly owned, operated or leased by Seller or Seller Subsidiaries; solely, however, as to the period of time when such property was so owned, operated or leased by Seller or the Seller Subsidiaries. Seller has previously delivered or made available to Buyer complete copies of all final versions of environmental investigations and testing or analysis (other than those which have been superseded by more recent investigations, testing or analyses) that are in the possession, custody or control of any of Seller or any of the Seller Subsidiaries with respect to the environmental condition of the Seller Properties, all of which are listed in Section 2.10 of the Seller Disclosure Letter ("Seller's Environmental Reports").

    (b) Except as set forth in Seller's Environmental Reports, (i) there are no asbestos-containing materials, lead-based paints, or radon at, in or part of any facility owned, operated or leased by Seller or any of its Subsidiaries, the presence of which, individually or in the aggregate, would reasonably be expected to result in Seller incurring Environmental Liabilities and Costs aggregating $30 million or more and (ii) there are no underground storage tanks owned, operated or controlled by Seller or its Subsidiaries on any real property owned, operated or leased by Seller, the presence of which, individually or in the aggregate, would be reasonably expected to result in Seller incurring Environmental Liabilities and Costs aggregating $30 million or more.

    (c) For purposes of this Agreement, the terms below shall have the following meanings:

    "ENVIRONMENTAL LAW" means any law (including, without limitation, common law), regulation, ordinance, guideline, code, decree, judgment, order, permit or authorization or other legally enforceable requirement of any Governmental Entity relating to or imposing liability with respect to worker or public safety or the indoor or outdoor environment or natural resources, including, without limitation, pollution, contamination, Hazardous Materials, cleanup, regulation and protection of the air, natural resources, water or soils in the indoor or outdoor environment; and

    "ENVIRONMENTAL LIABILITIES AND COSTS" means all losses, liabilities, damages, fines, penalties, obligations, costs or expenses (including, without limitation, fees, disbursements, expenses of legal counsel, experts and engineers and the costs of investigation and cleanup studies and to remove, treat or clean up Hazardous Materials) incurred, assessed or levied pursuant to any Environmental Law.

    2.11 Related Party Transactions. Set forth in Section 2.11 of the Seller Disclosure Letter is a list of all arrangements, agreements and contracts entered into by Seller or any of the Seller Subsidiaries with any Person who is an officer, director or Affiliate (as defined below) of Seller, or any entity of which any of the foregoing is an Affiliate, except those of a type available to Seller employees generally. Such documents, copies of all of which have previously been delivered or made available to Buyer, are listed in Section 2.11 of the Seller Disclosure Letter. As used in this Agreement, the term "Affiliate" shall have the same meaning as such term is defined in Rule 405 promulgated under the Securities Act.

    2.12 Employee Benefits. As used herein, the term "Employee Plan" includes any pension, retirement, savings, disability, medical, dental, health, life, death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus, incentive, vacation pay, tuition reimbursement, severance pay, or other material employee benefit plan, trust, employment agreement, contract, agreement, policy or commitment (including, without limitation, any pension plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder ("ERISA") ("Pension Plan"), and any welfare plan as defined in Section 3(1) of ERISA ("Welfare Plan")), whether any of the foregoing is funded, insured or self-funded, written or oral, (i) sponsored or maintained by Seller or its Subsidiaries (each a "Controlled Group Member") and covering any Controlled Group Member's active or former employees (or their beneficiaries), (ii) to which any Controlled Group Member is a party or by which any Controlled Group Member (or any of the rights, properties or assets thereof) is bound or (iii) with respect to which any current Controlled Group Member may otherwise have any material liability (whether or not such Controlled Group Member still maintains such Employee Plan). Each Employee Plan is listed in Section 2.12 of the Seller Disclosure Letter. With respect to the Employee Plans:

    (a) Except as disclosed in Section 2.12 of the Seller Disclosure Letter, no Controlled Group Member has any continuing liability under any Welfare Plan which provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment, except as may be required by Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code"), or Section 601 (et seq.) of ERISA, or under any applicable state law, and at the expense of the participant or the beneficiary of the participant.

    (b) Each Employee Plan complies in all material respects with the applicable requirements of ERISA and any other applicable law governing such Employee Plan, and each Employee Plan has at all times been properly administered in all material respects in accordance with all such requirements of law, and in accordance with its terms and the terms of any applicable collective bargaining agreement to the extent consistent with all such requirements of law. Each Pension Plan which is intended to be qualified is qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS stating that such Plan meets the requirements of Section 401(a) of the Code and that the trust associated with such Plan is tax exempt under Section 501(a) of the Code and to the Knowledge of Seller no event has occurred which would jeopardize the qualified status of any such plan or the tax exempt status of any such trust under Sections 401(a) and Section 501(a) of the Code, respectively, except in circumstances in which, individually or in the aggregate, the failure to so qualify or be tax exempt would not have a Seller Material Adverse Effect. No lawsuits, claims (other than routine claims for benefits) or complaints to, or by, any Person or Governmental Entity have been filed or are pending which, individually or in the aggregate, would have a Seller Material Adverse Effect and, to the Knowledge of Seller, there is no fact or contemplated event which would be expected to give rise to any such lawsuit, claim (other than routine claims for benefits) or complaint with respect to any Employee Plan that would have a Seller Material Adverse Effect. Without limiting the foregoing, except in the case of the following clauses (i) through (vi) as would not individually or in the aggregate have a Seller Material Adverse Effect, the following are true with respect to each Employee Plan:

        (i) all Controlled Group Members have filed or caused to be filed every material return, report statement, notice, declaration and other document required by any law or governmental agency, federal, state and local (including, without limitation, the Internal Revenue Service and the Department of Labor) with respect to each such Employee Plan, each of such filings has been complete and accurate in all material respects and no Controlled Group Member has incurred any material liability in connection with such filings;

        (ii) all Controlled Group Members have delivered or caused to be delivered to every participant, beneficiary and other party entitled to such material, all material plan descriptions, returns, reports, schedules, notices, statements and similar materials, including, without limitation, summary plan descriptions and summary annual reports, as are required under Title I of ERISA, the Code, or both, and no Controlled Group Member has incurred any material liability in connection with such deliveries;

        (iii) all contributions and payments with respect to Employee Plans that are required to be made by a Controlled Group Member with respect to periods ending on or before the Closing Date (including periods from the first day of the current plan or policy year to the Closing Date) have been, or will be, made or accrued before the Closing Date in accordance with the appropriate plan document, actuarial report, collective bargaining agreements or insurance contracts or arrangements or as otherwise required by ERISA or the Code;

        (iv) with respect to each such Employee Plan, to the extent applicable, Seller has delivered to or has made available to Buyer true and complete copies of (A) plan documents, or any and all other documents that establish the existence of the plan, trust, arrangement, contract, policy or commitment and all amendments thereto, (B) the most recent determination letter, if any, received from the Internal Revenue Service, (C) the three most recent Form 5500 Annual Reports (and all schedules and reports relating thereto) and actuarial reports and (D) all related trust agreements, insurance contract or other funding agreements that implement each such Employee Plan;

        (v) no payment made or to be made to an officer, director or employee pursuant to an Employee Plan either before, on, or after consummation of the transactions contemplated by this Agreement shall constitute an "excess parachute payment" within the meaning of Section 280G of the Code; and

        (vi) consummation of the transactions contemplated by this Agreement shall not (A) give rise to a severance pay obligation with respect to those employees who continue employment with the Surviving Corporation or (B) enhance or trigger (including acceleration of vesting, payment or funding) any benefits under any Employee Plan.

    (c) With respect to each Employee Plan, there has not occurred, and no Person or entity is contractually bound to enter into, any "prohibited transaction" within the meaning of Section 4975(c) of the Code of Section 406 of ERISA, which transaction is not exempt under
Section 4975(d) of the Code or Section 408 of ERISA which, individually or in the aggregate, would have a Seller Material Adverse Effect.

    (d) No Controlled Group Member has maintained or been obligated to contribute to any Employee Plan subject to Code Section 412 or Title IV of ERISA.

    2.13 Employee Matters. Neither Seller nor any of the Seller Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or other labor organization, nor has Seller or any of the Seller Subsidiaries agreed that any unit of its employees is appropriate for collective bargaining. No union or other labor organization has been certified as bargaining representative for any of Seller's employees. To the Knowledge of Seller, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Seller or any of the Seller Subsidiaries.

    2.14  Taxes.

    (a) Each of Seller and the Seller Subsidiaries and any consolidated, combined, unitary or aggregate group for tax purposes of which Seller or any Seller Subsidiary is or has been a member has timely filed all Tax Returns (as defined below) required to be filed by it (after giving effect to any timely filed extension properly granted by a Tax Authority (as defined below) having authority to do so) and has timely paid (or Seller has timely paid on its behalf) all Taxes (as defined below) shown on such Tax Returns as required to be paid by it except (i) as set forth in Section 2.14 of the Seller Disclosure Letter, (ii) Taxes that are being contested in good faith by appropriate proceedings and for which Seller or the applicable Seller Subsidiary shall have set aside on its books adequate reserves or (iii) where the failure to file such Tax Returns or pay such Taxes would not have a Seller Material Adverse Effect. Each such Tax Return is complete and accurate except where any failure to be complete and accurate would not have a Seller Material Adverse Effect. The most recent audited financial statements contained in the Seller SEC Documents reflect an adequate reserve for all Taxes payable by Seller and the Seller Subsidiaries for all taxable periods and portions thereof through the date of such financial statements except where any failure would not have a Seller Material Adverse Effect. Since the Seller Financial Statement Date, Seller has incurred no liability for Taxes under Sections 857(b), 857(f), 860(c) or 4981 of the Code, including without limitation any Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and neither Seller nor any Seller Subsidiary has incurred any material liability for Taxes other than in the ordinary course of business. No event has occurred, and no condition or circumstance exists, which presents a risk that any Tax described in the preceding sentence will be imposed upon Seller or any Seller Subsidiary except where any failure would not have a Seller Material Adverse Effect. No material deficiencies for any Taxes have been proposed, asserted or assessed against Seller or any Seller Subsidiary, and no requests for waivers of the time to assess any such Taxes are pending and no extensions of time to assess any such Taxes are in effect. All Taxes required to be withheld, collected and paid over to any Tax Authority by the Seller and any Seller Subsidiary have been timely withheld, collected and paid over to the proper Tax Authority except where failure to do so would not have a Seller Material Adverse Effect. Except as set forth in Section 2.14 of the Seller Disclosure Letter, there are no material pending actions or proceedings by any Taxing Authority for assessment or collection of any Tax. Complete copies of all federal, state and local income or franchise Tax Returns that have been filed by Seller and each Seller Subsidiary for all taxable years beginning on or after January 1, 1996, all extensions filed with any Tax Authority that are currently in effect and all written communications with a Taxing Authority relating thereto, have been or will hereafter promptly be delivered to the Buyer and the representatives of the Buyer. No claim has been made by a Taxing Authority in a jurisdiction where Seller or any Seller Subsidiary does not file Tax Returns that it is or may be subject to taxation by the jurisdiction except where the failure to file such Tax Return would not have a Seller Material Adverse Effect. Neither the Seller nor any Seller Subsidiary holds any material asset (A) the disposition of which would be subject to rules similar to

Section 1374 of the Code as a result of an election under Internal Revenue Service Notice 88-19, or (B) that is subject to a consent filed pursuant to
Section 341(f) of the Code and the regulations thereunder. Except as set forth in Section 2.14 of the Seller Disclosure Letter, neither the Seller, nor any Seller Subsidiary is obligated to make after the Closing any payment that would not be deductible pursuant to Section 162(m) of the Code except where the lack of such deduction would not have a Seller Material Adverse Effect. Except as set forth in Section 2.14 of the Seller Disclosure Letter, neither Seller nor any Seller Subsidiary is party to, nor has any liability under (including liability with respect to any predecessor entity), any indemnification, allocation or sharing agreement with respect to Taxes. As used in this Agreement, "Tax" or "Taxes" shall include all federal, state, local and foreign income, property, sales, use, occupancy, transfer, recording, withholding, franchise, employment, excise and other taxes, tariffs or governmental charges of any nature whatsoever, together with penalties, interest or additions to tax with respect thereto. As used in this Agreement, "Tax Return" or "Tax Returns" shall include all original and amended returns and reports (including elections, claims, declarations, disclosures, schedules, estimates, computations and information returns) required to be supplied to a Tax Authority in any jurisdiction. As used in this Agreement, "Tax Authority" shall mean the Internal Revenue Service and any other domestic or foreign bureau, department, entity, agency or other Governmental Entity responsible for the administration of any Tax.

    (b) Seller (i) for all taxable years commencing with its initial taxable year through December 31, 1998 has been properly subject to taxation as a real estate investment trust (a "REIT") within the meaning of Section 856 of the Code and has qualified as a REIT for such years, (ii) has operated since December 31, 1998, and will continue to operate to the Closing, in such a manner as to qualify as a REIT for the taxable year beginning January 1, 1999 determined as if the taxable year of the REIT ended as of the Closing and (iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and no such challenge is pending or to Seller's Knowledge threatened. Each Seller Subsidiary which is a partnership, joint venture or limited liability company (i) has been since its formation and continues to be treated for federal income tax purposes as a partnership or disregarded as a separate entity, as the case may be, and has not been treated for federal income tax purposes as a corporation or an association taxable as a corporation and (ii) has not since the later of its formation or the acquisition by Seller of a direct or indirect interest therein owned any assets (including, without limitation, securities) that would cause Seller to violate Section 856(c)(4) of the Code. The nature of the assets of the Seller and the Seller Subsidiaries is such that the sale of all of the assets owned by them would not cause the Seller to be disqualified as a REIT under Code Section 856(c)(2) or 856(c)(3) or otherwise. The Seller has not elected and will not elect to pay Tax on any capital gain recognized on or after January 1, 1999. Each Seller Subsidiary which is a corporation has been since its formation a qualified REIT subsidiary under Section 856(i) of the Code. Seller Partnership is not a publicly traded partnership within the meaning of Section 7704 of the Code, and the interests in the Seller Partnership are not considered to be (i) traded on an established securities market or (ii) readily tradable on a secondary market or the substantial equivalent thereof under either Internal Revenue Service Notice 88-75 or Treasury Regulations Section 1.7704-1. In the case of a partner of Seller Partnership that is a Flow-Through Entity (as defined below), no Person owning an interest in such Flow-Through Entity (directly or through another Flow-Through Entity) is treated as a partner of the Seller Partnership under either Internal Revenue Service Notice 88-75 or Treasury Regulation
Section 1.7704-1(h)(3). For purposes of this Section 2.14(b), "Flow-Through Entity" means an entity classified as a partnership, a grantor trust or an S corporation for federal income tax purposes.

    (c) For purposes of this Section 2.14, all individual items that are qualified by Seller Material Adverse Effect and do not cause a representation set forth in this Section 2.14 to be untrue because such items individually do not have a Seller Material Adverse Effect shall be aggregated and the representations set forth in this Section 2.14 shall be deemed to be untrue if the aggregate of all of such individual matters has a Seller Material Adverse Effect.

    2.15 No Payments to Employees, Officers or Directors. Section 2.15 of the Seller Disclosure Letter contains a true and complete list of all cash and non-cash payments, rights to property or other contract rights which will become payable, accelerated or vested to or in each employee, officer or director of Seller or any Seller Subsidiary as a result of the Merger. There is no employment or severance contract, or other agreement requiring payments or an increase in existing payments, cancellation of indebtedness or other obligation to be made on a change of control or otherwise as a result of the consummation of any of the transactions contemplated by this Agreement, with respect to any employee, officer or director of Seller or any Seller Subsidiary.

    2.16 Brokers. No broker, investment banker, financial advisor or other Person, other than Lazard Freres & Co. LLC ("Lazard"), Lehman Brothers Inc. ("Lehman") and Prudential Securities Incorporated ("Prudential"), the fees and expenses of which are as described in the engagement letters dated May 22, 1998, as amended on July 27, 1998, May 26, 1998, and December 17, 1998, respectively, and, in the case of Prudential, as further amended on April 13, 1999, true and correct copies of which have previously been given to Buyer, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Seller or any Seller Subsidiary.

    2.17 Compliance With Laws. Except as set forth on Section 2.17 of the Seller Disclosure Letter, (i) neither Seller nor any of the Seller Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except to the extent that such violation or failure has not had or would not reasonably be expected to have a Seller Material Adverse Effect; (ii) Seller and its Subsidiaries have, and are in compliance with, all permits, licenses, certificates, franchises, registrations, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of their businesses, taken as a whole ("Seller Permits"), except where the failure to comply has not had or would not reasonably be expected to have a Seller Material Adverse Effect; and (iii) no investigation by any Governmental Entity with respect to the Seller or the Seller Subsidiaries is pending or, to the knowledge of the Seller, threatened, other than investigations which, individually or in the aggregate, would not reasonably be expected to have a Seller Material Adverse Effect.

    2.18  Contracts; Debt Instruments.

    (a) Except as disclosed in the Seller SEC Documents, there is no contract or agreement that purports to limit in any material respect the geographic location in which Seller or any Seller Subsidiary may conduct its business. Neither Seller nor any Seller Subsidiary (i) is in violation of or in default under any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound (each, a "Material Contract"), nor
(ii) to the Knowledge of Seller does such a violation or default exist, except to the extent that such violation or default referred to in clauses (i) or (ii), individually or in the aggregate, would not have a Seller Material Adverse Effect. Each Material Contract which has not been filed as an Exhibit to any of the Seller SEC Documents has been previously delivered to Sullivan & Cromwell or made available to Buyer's representatives at the offices of Hale and Dorr LLP on or prior to February 18, 1999, and a list of all Material Contracts that have not been so filed is set forth in Section 2.18(a) of the Seller Disclosure Letter. Seller has previously delivered to Sullivan & Cromwell or made available to Buyer's representatives at the offices of Hale and Dorr LLP on or prior to February 18, 1999, all contracts and other agreements relating to the contribution of assets to Seller Partnership in exchange for Seller OP Units (the "Seller Contribution Agreements"). Except as set forth in Section 2.18(a) of the Seller Disclosure Letter, neither Seller nor any of its Subsidiaries is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Material Contract to which it is a party where such default, individually or in the aggregate, would reasonably be expected to have a Seller Material Adverse Effect.

    (b) Section 2.18(b) of the Seller Disclosure Letter sets forth a list as of the date hereof of each loan or credit agreement, note, bond, mortgage, indenture and any other agreement and instrument pursuant to which any Indebtedness (as defined below) of Seller or any of Seller Subsidiaries, other than Indebtedness payable to Seller or a Seller Subsidiary, is outstanding or may be incurred in an amount in excess of $50,000, together with the amount outstanding thereunder as of the date hereof. For purposes of this Section 2.18, "Indebtedness" shall mean (i) indebtedness for borrowed money, whether secured or unsecured, (ii) obligations under conditional sale or other title retention agreements relating to property purchased by such Person, (iii) capitalized lease obligations, (iv) obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions (valued at the termination value thereof) and (v) guarantees of any such indebtedness of any other Person.

    (c) To the extent not set forth in response to the requirements of Section 2.18(b), Section 2.18 of the Seller Disclosure Letter sets forth as of the date hereof each interest rate cap, interest rate collar, interest rate swap, currency hedging transaction, and any other agreement relating to a similar transaction, in each case involving $50,000 or more, to which Seller or any Seller Subsidiary is a party or an obligor with respect thereto.

    (d) Neither Seller nor any of the Seller Subsidiaries is a party to any agreement relating to the management of any of the Seller Properties by any Person other than Seller Partnership.

    (e) Neither Seller nor any of the Seller Subsidiaries is a party to any agreement pursuant to which Seller or any Seller Subsidiary manages any real properties other than Seller Properties, except for the agreements described in
Section 2.18 of the Seller Disclosure Letter (the "Outside Property Management Agreements"). The Outside Property Management Agreements constitute legal, valid, binding and enforceable obligations of Seller and, to Seller's Knowledge, of each other party thereto, and there exists no default of Seller or, to Seller's Knowledge, any other party thereto, except for any defaults that would not reasonably be expected to have a Seller Material Adverse Effect.

    (f) Section 2.18 of the Seller Disclosure Letter lists all agreements entered into by Seller or any of the Seller Subsidiaries relating to the development or construction of, or additions or expansions to, any Seller Properties which are currently in effect and under which Seller or any of the Seller Subsidiaries currently has, or expects to incur, any obligation in excess of $1,000,000 per Seller Property or $10,000,000 in the aggregate. True and correct copies of such agreements have previously been delivered or made available to Buyer.

    (g) Section 2.18(g) of the Seller Disclosure Letter lists all agreements entered into by Seller or any of the Seller Subsidiaries providing for the sale or exchange of, or option to sell or exchange, any Seller Properties or the purchase of or exchange, or option to purchase or exchange, any real estate which are currently in effect.

    (h) Neither Seller nor any Seller Subsidiary has any continuing contractual liability (i) for indemnification or otherwise under any agreement relating to the sale of real estate previously owned, whether directly or indirectly, by Seller or any Seller Subsidiary,(ii) to pay any additional purchase price for any of the Seller Properties, or (iii) to make any reprorations or adjustments to prorations involving an amount in excess of $100,000 that may previously have been made with respect to any property currently or formerly owned by Seller.

    (i) Neither Seller nor any Seller Subsidiary has entered into or is subject, directly or indirectly, to any "Tax Protection Agreements." As used herein, a Tax Protection Agreement is an agreement, oral or written, (A) that has as one of its purposes to permit a Person to take the position that such Person could defer federal taxable income that otherwise might have been recognized upon a transfer of property to Seller Partnership or any other Seller Subsidiary that is treated as a partnership for federal income tax purposes, and (B) that (i) prohibits or restricts in any manner the disposition of any assets of Seller or any Seller Subsidiary, (ii) requires that Seller or any Seller Subsidiary maintain, or put in place, or replace, indebtedness, secured by one or more of the Seller Properties, or (iii) requires that Seller or any Seller Subsidiary offer to any Person at any time the opportunity to guarantee or otherwise assume, directly or indirectly, the risk of loss for federal income tax purposes for indebtedness or other liabilities of Seller or any Seller Subsidiary.

    (j) Except as set forth in Section 2.18(j) of Seller Disclosure Letter and except for obligations to provide funds to the Seller Partnership or to Seller Subsidiaries owned entirely by Seller and/or Seller Partnership, there are no material outstanding contractual obligations of Seller or its Subsidiaries to provide any funds to, or make investments in, any other Person.

    (k) Except as set forth in Section 2.18(k) of the Seller Disclosure Letter and Section 2.18(i), neither Seller nor any of the Seller Subsidiaries is party to any agreement which would restrict any of them from prepaying any of their Indebtedness without penalty or premium at any time or which requires any of them to maintain any amount of Indebtedness with respect to any of the Seller Properties.

    2.19 Opinions of Financial Advisors. Seller has received the opinions of Lazard, Lehman and Prudential, each dated April 13, 1999, a signed copy of each of which is being provided to Buyer concurrently with the execution and delivery of this Agreement, with respect to the fairness of the cash consideration to be received by the holders (other than Parent and its Subsidiaries) of Seller Common Shares and Seller OP Units in connection with the Merger and the Partnership Merger.

    2.20 State Takeover Statutes. Seller has taken all action necessary to exempt the transactions contemplated by this Agreement, including without limitation the Merger and the Alternative Merger, among Parent, Buyer and Seller and their respective Affiliates from the operation of any "fair price," "moratorium," "control share acquisition" or any other anti-takeover statute or similar statute other than Section 203 of the DGCL enacted under the state or federal Laws of the United States or similar statute or regulation (a "Takeover Statute"). Assuming the accuracy of the representation and warranty of Parent and Buyer set forth in Section 3.14, the action of the Board of Directors of the Seller in approving the Merger and this Agreement (and the transactions provided for herein) is sufficient to render inapplicable to the Merger and this Agreement (and the transactions provided for herein, including without limitation the Alternative Merger) the restrictions on "business combinations" (as defined in Section 203 of the DGCL) set forth in Section 203 of the DGCL.

    2.21 Proxy Statement and Consent Solicitation Statement. The information relating to Seller and the Seller Subsidiaries included in the Proxy Statement (as defined in Section 5.1(a)) and the Consent Solicitation Statement (as defined in Section 5.1(a)) will not, as of the date of mailing of the Proxy Statement and the Consent Solicitation Statement, respectively, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

    2.22 Investment Company Act of 1940. Neither Seller nor any of Seller Subsidiaries is, or at the Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

    2.23 Definition of Knowledge of Seller. As used in this Agreement, the phrase "Knowledge of Seller" (or words of similar import) means the knowledge of those individuals identified in Section 2.23 of the Seller Disclosure Letter.

    2.24 Insurance. Seller and Seller Subsidiaries maintain insurance coverage for Seller and Seller Subsidiaries and their respective properties and assets of a type and in amounts typical of similar companies engaged in the respective businesses in which Seller and Seller Subsidiaries are engaged. All such insurance policies (a) are in full force and effect, and with respect to all policies neither of Seller nor any Seller Subsidiary is delinquent in the payment of any premiums thereon, and no notice of cancellation or termination has been received with respect to any such policy, and (b) are sufficient for compliance with all requirements of law and of all agreements to which Seller or the Seller Subsidiaries are a party or otherwise bound and are valid, outstanding, collectible, and enforceable policies, subject to any exception in the case of either clause (a) or (b), as would not, alone or in the aggregate, be reasonably expected to have a Seller Material Adverse Effect or prevent or materially delay the ability of Seller to consummate the transactions contemplated by this Agreement. Neither Seller nor any Seller Subsidiary has received written notice within the last 12 months from any insurance company or board of fire underwriters of any defects or inadequacies that would materially adversely affect the insurability of, or cause any material increase in the premiums for, insurance covering either Seller or any Seller Subsidiary or any of their respective properties or assets that have not been cured or repaired to the satisfaction of the party issuing the notice, except as would not have a Seller Material Adverse Effect.

    2.25 Board Recommendation. The Board of Directors of Seller, at a meeting duly called and held on April 13, 1999, based upon the recommendations of a special committee of the Board of Directors of the Seller consisting of four directors unaffiliated with Parent or Buyer, unanimously adopted resolutions adopting this Agreement and approving the transactions contemplated hereby, including the Merger and the Alternative Merger. The Board of Directors of the general partner of the Seller Partnership (the "Seller General Partner"), at a meeting duly called and held on April 13, 1999, unanimously adopted resolutions adopting the Partnership Merger Agreement and approving the transactions contemplated thereby, including, without limitation, the Partnership Merger (such transactions, together with the transactions contemplated by this Agreement, including, without limitation, the Merger and the Alternative Merger, are hereinafter collectively referred to as the "Transactions"). The Board of Directors of the Seller recommended that Seller's stockholders adopt this Agreement and approve the Merger and the Alternative Merger and the Board of Directors of the Seller General Partner recommended that the Seller Unit Holders adopt the Partnership Merger Agreement and approve the Partnership Merger. Such recommendations shall not be withdrawn, modified or amended, other than as expressly permitted under Section 4.1.

    2.26 Representations in Partnership Merger Agreement. The representations and warranties of the Seller General Partner and the Seller Partnership set forth in the Partnership Merger Agreement are true and correct.

                                   ARTICLE 3

               REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

    Parent and Buyer, jointly and severally, represent and warrant to Seller, except as set forth in the letter of even date herewith signed by a general partner of Parent and the sole member of Buyer and delivered to Seller prior to the execution hereof (the "Buyer Disclosure Letter") (it being understood that the Buyer Disclosure Letter shall be arranged in sections corresponding to the sections contained in this Article 3, and the disclosures in any section of the Buyer Disclosure Letter shall qualify all of the representations in the corresponding section of this Article 3 and, in addition, other sections in this
Article 3 to the extent it is clear from a reading of the disclosure that such disclosure is applicable to such other sections) as follows:

    3.1  Organization, Standing and Power of Parent and Buyer.

    (a) Parent is a limited partnership duly organized and validly existing under the Laws of Delaware and has the requisite power and authority to carry on its business as now being conducted. Parent is duly qualified or licensed to do business as a foreign limited partnership and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the ability of Parent and Buyer to consummate the transactions contemplated by this Agreement or the Partnership Merger Agreement ("Parent Material Adverse Effect"). Parent has delivered to Seller complete and correct copies of its organizational documents (including the partnership agreement of Parent) as amended or supplemented to the date of this Agreement.

    (b) Buyer is a limited liability company duly organized and validly existing under the Laws of Delaware and has the requisite power and authority to carry on its business as now being conducted. Buyer is duly qualified or licensed to do business as a foreign limited liability company and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualifications or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement or the Partnership Merger Agreement (a "Buyer Material Adverse Effect"). Buyer has delivered to Seller complete and correct copies of its organizational documents as amended or supplemented to the date of this Agreement.

    (c) Parent and Buyer are newly formed and, except for activities incident to the acquisition of Seller, neither Parent nor Buyer has (i) engaged in any business activities of any type or kind whatsoever or (ii) acquired any property of any type or kind whatsoever.

    3.2  [Intentionally Omitted].

    3.3 Ownership of Parent and Buyer. All of Parent's partnership interests are owned by affiliates of The Berkshire Companies Limited Partnership, Whitehall Street Real Estate Limited Partnership XI and Blackstone Real Estate Acquisitions III L.L.C. Buyer is a wholly owned Subsidiary of Parent.

    3.4  Authority; Noncontravention; Consents.

    (a) Each of Parent and Buyer has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement to which it is a party. The execution and delivery of this Agreement by Parent and Buyer and the consummation by Parent and Buyer of the transactions contemplated by this Agreement to which Parent and/or Buyer is a party have been duly authorized by all necessary partnership or limited liability company action on the part of Parent and Buyer. This Agreement has been duly executed and delivered by Parent and Buyer and constitutes a valid and binding obligation of each of Parent and Buyer, enforceable against each of

Parent and Buyer in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors' rights and general principles of equity.

    (b) The execution and delivery of this Agreement by each of Parent and Buyer does not, and the consummation of the transactions contemplated by this Agreement to which Parent and/or Buyer is a party and compliance by each of Parent and Buyer with the provisions of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries under, (i) the organizational documents of Parent or Buyer or the comparable certificate of incorporation or organizational documents or partnership or similar agreement (as the case may be) of any other Subsidiary of the Parent, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to Parent or any of its Subsidiaries or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not reasonably be expected to (x) have a Parent Material Adverse Effect or a Buyer Material Adverse Effect or (y) prevent the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent or Buyer or the consummation by Parent or Buyer of any of the transactions contemplated by this Agreement, except for (i) any filings required under the Exchange Act (including Schedule 13E-3), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) the filing of a certificate of merger with the Secretary of State of the State of Delaware with respect to the Partnership Merger, (iv) such filings as may be required in connection with the payment of any Transfer Taxes (as defined in Section 5.6),
(v) any filings required under the HSR Act, (vi) the filing of a Form D with the SEC with respect to the transaction contemplated by the Partnership Merger Agreement and (vii) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as may be required under federal, state or local environmental Laws, (B) as may be required under the "blue sky" laws of various states, to the extent applicable, or (C) which, if not obtained or made, would not prevent or delay beyond December 31, 1999 the consummation of any of the transactions contemplated by this Agreement or otherwise prevent Parent or Buyer from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Parent Material Adverse Effect.

    3.5 Litigation. As of the date of this Agreement, there is no suit, action or proceeding pending (in which service of process has been received by an employee of Parent or any of its Subsidiaries) or, to the Knowledge of Parent (as defined in Section 3.15), threatened in writing against or affecting Parent or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to prevent or delay beyond December 31, 1999 the consummation of any of the material transactions contemplated by this Agreement, nor, as of the date of this Agreement, is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of its Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

    3.6 Undisclosed Liability. Neither Parent nor Buyer has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Parent or Buyer or in the notes thereto and which, individually or in the aggregate, would have a Parent Material Adverse Effect or Buyer Material Adverse Effect.

    3.7 Brokers. No broker, investment banker, financial advisor or other Person, other than Greenhill & Co., LLC, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent or any of its Subsidiaries.

    3.8 Compliance With Laws. Neither Parent nor any of its Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except to the extent that such violation or failure would not reasonably be expected to have a Parent Material Adverse Effect or Buyer Material Adverse Effect.

    3.9 Contracts; Debt Instruments. Neither Parent nor any of its Subsidiaries (i) has received a written notice that Parent or any of its Subsidiaries is in violation of or in default under any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, nor (ii) to the Knowledge of Buyer (as defined in Section 3.15) does such a violation or default exist, except to the extent such violation or default referred to in clauses (i) or (ii), individually or in the aggregate, would not have a Parent Material Adverse Effect or a Buyer Material Adverse Effect.

    3.10 Solvency. Immediately after giving effect to the transactions contemplated by this Agreement, the Partnership Merger Agreement and the Equity Commitments and the closing of any financing to be obtained by the Parent, Buyer or Buyer Operating Partnership in order to effect the transactions contemplated by this Agreement, the Surviving Company and the Surviving Operating Partnership shall be able to pay their respective debts as they become due and shall each own property having a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities). Immediately after giving effect to the transactions contemplated by this Agreement, the Partnership Merger Agreement and the Equity Commitments and the closing of any financing to be obtained by Parent, Buyer or Buyer Operating Partnership in order to effect the transactions contemplated by this Agreement and the Partnership Merger Agreement, the Surviving Company and the Surviving Operating Partnership shall have adequate capital to carry on their respective businesses. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement and the Partnership Merger Agreement and the closing of any financing to be obtained by Parent, Buyer or Buyer Operating Partnership in order to effect the transactions contemplated by this Agreement and the Partnership Merger Agreement with the intent to hinder, delay or defraud either present or future creditors of Parent, Buyer, Buyer Operating Partnership, the Surviving Company or the Surviving Operating Partnership.

    3.11  [Intentionally Omitted].

    3.12 Proxy Statement and Consent Solicitation Statement. The information provided by Parent or Buyer with respect to Parent and its Subsidiaries for inclusion in the Proxy Statement and the Consent Solicitation Statement will not, as of the date of mailing of the Proxy Statement and the Consent Solicitation Statement, respectively, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

    3.13 Investment Company Act of 1940. Neither Parent nor any of its Subsidiaries is, or at the Effective Time will be, required to be registered under the 1940 Act.

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
    3.14 Parent and Buyer Not Interested Stockholders. Neither Parent nor Buyer is an "interested stockholder" of Seller within the meaning of Section 203 of the DGCL.

    3.15 Definition of Knowledge. As used in this Agreement, the phrase "Knowledge of Parent" or "Knowledge of Buyer" (or words of similar import) means the knowledge of those individuals identified in Section 3.15 of the Buyer Disclosure Letter.

    3.16  [Intentionally Omitted].

    3.17 Sufficient Funds. After giving effect to Parent's equity commitments provided in the partnership agreement of Parent (the "Equity Commitments"), and to borrowings under Parent's financing commitments attached as Exhibit A (the "Financing Commitments"), the Surviving Company and the Surviving Operating Partnership will have sufficient funds available to:

    (a) refinance or repay in cash all indebtedness for borrowed money of Seller or any Seller Subsidiary that will become due as a result of the transactions contemplated by this Agreement or the Partnership Merger Agreement, plus unpaid interest accrued thereon, and any prepayment, breakage or other costs associated with the repayment or refinancing, as the case may be;

    (b) pay all amounts required to be paid pursuant to this Agreement and the Partnership Merger Agreement;

    (c) pay all fees, costs and expenses incurred by Seller and the Seller Partnership in connection with this Agreement, the Partnership Merger Agreement and the transactions contemplated herein and therein assuming such fees, costs and expenses (other than severance costs) are not in excess of $11 million; and

    (d) pay all fees, costs and expenses incurred by Parent, Buyer and Buyer Operating Partnership in connection with this Agreement, the Partnership Merger Agreement and the other transactions contemplated herein and therein.

    3.18 Pro Forma Capitalization Table. Attached hereto as Exhibit B is a true and correct pro forma capitalization table of Parent and its Subsidiaries, giving effect to the Equity Commitments, the Financing Commitments and consummation of the transactions contemplated by this Agreement and the Partnership Merger Agreement.

    3.19 Representations in Partnership Merger Agreement. The representations and warranties of Parent and the Buyer Operating Partnership set forth in the Partnership Merger Agreement are true and correct.

                                   ARTICLE 4

                                   COVENANTS

    4.1 Acquisition Proposals. During the period from the date hereof and continuing through the Effective Time or the earlier termination of this Agreement in accordance with its terms, Seller agrees that:

    (a) neither it nor any of the Seller Subsidiaries shall initiate, solicit or knowingly encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, tender offer, exchange offer, consolidation, sale of assets or similar transaction involving all or any significant portion of the assets or any equity securities of, Seller or any of its Subsidiaries, other than the transactions contemplated by this Agreement (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal;

    (b) it shall direct and use its best efforts to cause its officers, directors, employees, agents or financial advisors not to engage in any of the activities described in Section 4.1(a);

    (c) it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and will take the necessary steps to inform the individuals or entities referred to in Section 4.1(b) of the obligations undertaken in this Section 4.1; and

    (d) it will notify Buyer promptly if Seller receives any such inquiries or proposals, or any requests for such information, or if any such negotiations or discussions are sought to be initiated or continued with it;

provided, however, that nothing contained in this Agreement shall prohibit the Board of Directors of Seller (and the officers, directors, employees, agents and financial advisors of Seller acting at the direction of the Board of Directors) from prior to the Seller Shareholders Meeting (as defined below) furnishing information to or entering into discussions or negotiations with, any Person that makes an unsolicited Acquisition Proposal, if, and only to the extent that
(A) the Board of Directors of Seller determines in good faith that such action is required for the Board of Directors to comply with its duties to stockholders imposed by law and such proposal is a Superior Acquisition Proposal (as defined below), (B) prior to furnishing such information to, or entering into discussions or negotiations with, such Person, Seller provides written notice to Buyer to the effect that it is furnishing information to, or entering into discussions with, such Person and (C) subject to any confidentiality agreement with such Person, Seller keeps Buyer informed of the status (not the terms) of any such discussions or negotiations (Seller agreeing that it will not enter into any confidentiality agreement with any Person subsequent to the date hereof which prohibits Seller from providing such information to Buyer); and (ii) to the extent applicable, taking and disclosing to the Seller stockholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal; provided, however, that the Board of Directors of Seller may not approve or recommend an Acquisition Proposal, or withdraw or modify its approval or recommendation of this Agreement and the Merger, unless such Acquisition Proposal is a Superior Acquisition Proposal. Nothing in this Section 4.1 shall (x) permit Seller to terminate this Agreement (except as specifically provided in Article 7 hereof), (y) permit Seller to enter into an agreement with respect to an Acquisition Proposal during the term of this Agreement (other than a confidentiality agreement in customary form executed as provided above) or (z) affect any other obligation of Seller under this Agreement; provided, however, that the Board of Directors of Seller may approve and recommend a Superior Acquisition Proposal and, in connection therewith, withdraw or modify its approval or recommendation of this

Agreement and the Merger. As used herein, "Superior Acquisition Proposal" means a bona fide Acquisition Proposal made by a third party which the Board of Directors of Seller (or a duly constituted committee thereof charged with considering Acquisition Proposals) determines in good faith (after consultation with its financial advisor) to be more favorable to Seller's stockholders than the Merger and which the Board of Directors of Seller (or any such committee) determines is reasonably capable of being consummated.

    4.2 Conduct of Seller's Business Pending Merger. During the period from the date hereof and continuing through the Effective Time, except as consented to in writing by Buyer or as contemplated by this Agreement, specifically including Section 1.7(b), and except as set forth on Section 4.2 of the Seller Disclosure Letter, Seller shall, and shall cause each of the Seller Subsidiaries to:

    (a) conduct its business only in the usual, regular and ordinary course and in substantially the same manner as heretofore conducted and take all action necessary to continue to qualify as a REIT;

    (b) use its reasonable efforts to (i) preserve intact its business (corporate or otherwise) organizations and goodwill; PROVIDED that Seller may cause Seller General Partner to be converted into a Delaware limited liability company on or prior to the Closing Date and take such actions to cause the conversions and liquidations contemplated by Section 6.2(g) to occur, (ii) keep available the services of its officers and key employees and (iii) keep intact the relationship with its customers, tenants, suppliers and others having business dealings with Seller and Seller's Subsidiaries;

    (c) confer on a regular basis with one or more representatives of Buyer to report operational matters of materiality and, subject to Section 4.1, any proposals to engage in material transactions;

    (d) promptly notify Buyer of any material emergency or other material adverse change in the condition (financial or otherwise), business, properties, assets, liabilities or the normal course of its businesses or in the operation of its properties, or of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated);

    (e) promptly deliver to Buyer true and correct copies of any report, statement or schedule to be filed with the SEC subsequent to the date of this Agreement and prior to the Closing Date;

    (f) maintain its books and records in accordance with GAAP consistently applied and not change in any material manner any of its methods, principles or practices of accounting in effect at the Seller Financial Statement Date, except as may be required by the SEC, applicable law or GAAP;

    (g) duly and timely file all material Tax Returns and other documents required to be filed with federal, state, local and other Tax Authorities, subject to timely extensions permitted by law, provided Seller notifies Buyer that it is availing itself of such extensions and provided such extensions do not adversely affect Seller's status as a qualified REIT under the Code;

    (h) not make or rescind any material express or deemed election relative to Taxes (unless required by law or necessary to preserve Seller's status as a REIT or the status of any Seller Subsidiary as a partnership for federal income tax purposes or as a qualified REIT subsidiary under Section 856(i) of the Code, as the case may be);

    (i) not acquire, enter into any option to acquire, or exercise an option or contract to acquire, additional real property, incur additional indebtedness except for working capital under its revolving lines of credit, encumber assets or commence construction of, or enter into any agreement or commitment to develop or construct, other real estate projects, except with respect to the construction of the multi-family residential projects described in the Seller SEC Documents or the Seller Disclosure Letter as being under development in accordance with the agreements in existence on the date of this Agreement and previously furnished to Buyer (the "Development Agreements");

    (j) not (except as contemplated by this Agreement) amend its certificate of incorporation or By-laws, or the articles or certificate of incorporation, bylaws, code of regulations, partnership agreement, operating agreement or joint venture agreement or comparable charter or organization document of any Seller Subsidiary;

    (k) make no change in the number of its shares of capital stock, membership interests or units of limited partnership interest (as the case may be) issued and outstanding or reserved for issuance, other than pursuant to (i) the exercise of options or other rights disclosed in Section 2.3 of the Seller Disclosure Letter, (ii) the conversion of Seller Preferred Shares, or (iii) the conversion or redemption of Seller OP Units pursuant to the Seller Partnership Agreement for Seller Common Shares or cash, at Seller's option;

    (l) except as set forth in Section 4.2(l) of the Seller Disclosure Letter, grant no options or other rights or commitments relating to its shares of capital stock, membership interests or units of limited partnership interest or any security convertible into its shares of capital stock, membership interests or units of limited partnership interest, or any security the value of which is measured by shares of capital stock, or any security subordinated to the claim of its general creditors and, except as contemplated by this Agreement, not amend or waive any rights under any of the Seller Options;

    (m) except as provided in Section 5.9 and in connection with the use of Seller Common Shares to pay the exercise price or tax withholding in connection with equity-based employee benefit plans by the participants therein, not (i) authorize, declare, set aside or pay any dividend or make any other distribution or payment with respect to any Seller Common Shares, Seller Preferred Shares or Seller OP Units or (ii) directly or indirectly redeem, purchase or otherwise acquire any shares of capital stock, membership interests or units of partnership interest or any option, warrant or right to acquire, or security convertible into, shares of capital stock, membership interests, or units of partnership interest, except for (a) redemptions of Seller Common Shares required under Article V of the Restated Certificate of Incorporation of Seller in order to preserve the status of Seller as a REIT under the Code or (b) conversions or redemptions of Seller OP Units, whether or not outstanding on the date of this Agreement, for cash or Seller Common Shares in accordance with the terms of the Seller Partnership Agreement;

    (n) not sell, lease, mortgage, subject to any material Lien or otherwise dispose of any of the Seller Properties;

    (o) not sell, lease, mortgage, subject to any material Lien or otherwise dispose of any of its personal property or intangible property, except sales of equipment which are not material to Seller and its Subsidiaries taken as a whole which are made in the ordinary course of business;

    (p) not make any loans, advances or capital contributions to, or investments in, any other Person, other than loans, advances and capital contributions to Seller Subsidiaries in existence on the date hereof;

    (q) not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) which are material to Seller and its Subsidiaries taken as a whole, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) furnished to Buyer or incurred in the ordinary course of business consistent with past practice (collectively, "Ordinary Course Liabilities"), nor fail to pay Ordinary Course Liabilities as they come due consistent with past practice;

    (r) except as provided in Section 4.2(i) above, not enter into any commitment, contractual obligation or transaction (each, a "Commitment") for the purchase of any real estate; provided that expansion or improvements made in the ordinary course of business to existing real property shall not be considered a purchase of real property;

    (s) not guarantee the indebtedness of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

    (t) not enter into any contractual obligation with any officer, director or Affiliate of Seller;

    (u) not increase any compensation or enter into or amend any employment, severance or other agreement with any of its officers, directors or employees earning a base salary of more than $100,000 per annum, other than as required by any contract or Employee Plan or pursuant to waivers by employees of benefits under such agreements;

    (v) not adopt any new employee benefit plan or amend, terminate or increase any existing plans or rights, not grant any additional options, warrants, rights to acquire stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance stock to any officer, employee or director, or accelerate vesting with respect to any grant of Seller Common Shares to employees which are subject to any risk of forfeiture, except for changes which are required by law and changes which are not more favorable to participants than provisions presently in effect;

    (w) not change the ownership of any of its Subsidiaries, except changes which arise as a result of the conversion of Seller OP Units into Seller Common Shares or cash;

    (x) not accept a promissory note in payment of the exercise price payable under any option to purchase Seller Common Shares;

    (y) not enter into or amend or otherwise modify or waive any material rights under any agreement or arrangement for the Persons that are executive officers or directors of Seller or any Seller
Subsidiary;

    (z) not directly or indirectly or through a subsidiary, merge or consolidate with, acquire all or substantially all of the assets of, or acquire the beneficial ownership of a majority of the outstanding capital stock or a majority of any other equity interest in, any Person;

    (aa) perform all agreements required to be performed by the Seller and its Subsidiaries (including the Seller General Partner and the Seller Partnership) under the Partnership Merger Agreement;

    (bb) not make or revoke any material tax election or settle or compromise any material tax liability; and

    (cc) not agree, commit or arrange to take any action prohibited under this Section.

    Notwithstanding anything in this Agreement to the contrary, Seller shall have the right, in accordance (except with respect to timing) with the applicable provisions of its Restated Certificate of Incorporation, as amended, to submit to its stockholders a proposal to liquidate the Seller (the "Liquidation Vote") and to make all required filings with the SEC and take all such other necessary or appropriate actions in connection therewith.

    4.3 Conduct of Parent's and Buyer's Business Pending Merger. Prior to the Effective Time, except as (i) contemplated by this Agreement, or (ii) consented to in writing by Seller, Parent shall, and shall cause Buyer to:

    (a) use its reasonable efforts to preserve intact its business organizations and goodwill and keep available the services of its officers and employees;

    (b) promptly notify Seller of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of its businesses or in the operation of its properties, or of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated);

    (c) not amend its certificate of limited partnership or limited partnership agreement, or the articles or certificate of incorporation, bylaws, code of regulations, partnership agreement, operating agreement or joint venture agreement or comparable charter or organization document of any Subsidiary of the Parent; provided, however, that any such amendment may be made (1) in connection with the financing of Parent, Buyer and Buyer Operating Partnership in accordance with the terms of the Equity Commitments and the Financing Commitments, so long as any such amendment would not reasonably be expected to materially adversely affect Seller's stockholders, the Seller Unit Holders, the Merger or the transactions contemplated by the Partnership Merger Agreement or
(2) so long as such amendment would not, under Sections 3.7 or 11.1 of the limited partnership agreement of Parent, require the consent of any holder of Class A Preferred Units or Class B Units if such securities were issued and outstanding at the time of such amendment and the holders of such securities were then limited partners of the Partnership;

    (d) not enter into any Commitment for the acquisition of any interest in real property if the amount of such Commitment would cause the aggregate amount of all such Commitments subsequent to the date hereof to exceed $1,000,000 unless such Commitment has been approved by Seller;

    (e) not directly or indirectly, through a subsidiary or otherwise, merge or consolidate with, or acquire all or substantially all of the assets of, or the beneficial ownership of a majority of the outstanding capital stock or other equity interests in any Person whose securities are registered under the Exchange Act unless such transaction has been approved by Seller;

    (f) except as contemplated by this Agreement, not issue any Buyer or Buyer Operating Partnership securities pursuant to a Registration Statement filed with the SEC relating to the public offering of any Buyer or Buyer Operating Partnership securities from the date hereof until the date of the Proxy Statement (as defined in Section 5.1(a)) unless such issuance has been approved by Seller;

    (g) use reasonable best efforts to do all necessary things required to close the equity funding contemplated by the Equity Commitments and the borrowings contemplated by the Financing Commitments and to cause such equity funding and such borrowings to be made available to Parent, Buyer and Buyer Operating Partnership as provided therein; and

    (h) not agree, commit or arrange to take any action prohibited under this Section.

    4.4 Other Actions. Each of Seller on the one hand and Parent and Buyer on the other hand shall not knowingly take, and shall use commercially reasonable efforts to cause their Subsidiaries not to take, any action that would result in
(i) any of the representations and warranties of such party (without giving effect to any "knowledge" qualification) set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties (without giving effect to any "knowledge" qualification) that are not so qualified becoming untrue in any material respect or (iii) except as contemplated by Section 4.1, any of the conditions to the Merger set forth in
Article 6 not being satisfied.

    4.5 Partnership Merger Agreement. Parent shall, and shall cause its Subsidiaries to, perform all agreements required to be performed by the Parent and its Subsidiaries (including the Buyer Operating Partnership) under the Partnership Merger Agreement.

    4.6 Private Placement. Parent shall take all actions necessary for Parent to offer and sell interests in Parent to holders of Seller OP Units in the manner contemplated by the Partnership Merger Agreement and Section 5.1 hereof and as shall be required for the offering and sale of such units of limited partnership interest to be exempt from the registration requirements of the Securities Act pursuant to Rule 506 of Regulation D.

    4.7 Irrevocable Letter of Credit. (a) Parent has delivered to American Stock Transfer and Trust Company (the "ESCROW AGENT") $29,500,000 (the "CASH COLLATERAL") in cash to secure the obligation of Parent and Buyer to pay certain fees and expenses pursuant to Section 7.2 and to be held in accordance with the terms of an Escrow Agreement dated as of date hereof among the Escrow Agent, Seller, Seller Partnership and Parent (the "ESCROW AGREEMENT"). At the election of Parent and if Seller has not given a notice to the Escrow Agent directing the Escrow Agent to terminate Parent's right to receive any part of the Cash Collateral, Parent may deliver to the Escrow Agent an irrevocable letter of credit in the amount of the Cash Collateral, substantially in the form attached hereto as Exhibit C, with such changes as shall be reasonably satisfactory to Seller and from a bank reasonably satisfactory to Seller (the "LETTER OF CREDIT"). Upon delivery of such Letter of Credit and if Seller has not given a notice to the Escrow Agent directing the Escrow Agent to terminate Parent's right to receive any part of the Cash Collateral, the full amount of the Cash Collateral then held by the Escrow Agent shall be immediately returned to Buyer. Seller shall, simultaneously with delivering any direction to the Escrow Agent to terminate Parent's right to receive any part of the Cash Collateral as provided in the Escrow Agreement or to make a draw under the Letter of Credit, deliver to Parent and Buyer a certificate confirming that Seller is entitled to make such direction pursuant to Section 7.2 and, if such certification is false or Seller is not otherwise entitled to make such direction pursuant to Section 7.2, Parent and Buyer shall be entitled to all remedies available at law or in equity (including recovery of any amounts improperly withdrawn or drawn); provided, however, that Parent and Buyer shall notify the Seller within 30 days after receiving such certificate if they wish to assert that Seller is not entitled to so direct the Escrow Agent and any failure to provide such notice within such 30 day period shall irrevocably prohibit Parent and Buyer from maintaining that Seller was not so entitled.

    (b) If Parent elects to extend the Closing Date as contemplated under
Section 1.2(b), then on or prior to the Additional Collateral Date (as defined below), Parent shall increase the Cash Collateral by either delivering an additional $25,000,000 to the Escrow Agent in cash to be held in accordance with the terms of the Escrow Agreement or, if Parent has previously delivered a Letter of Credit to the Escrow Agent as contemplated under Section 4.7(a), by amending such Letter of Credit to increase the amount available thereunder by an additional $25,000,000. As used herein, the term "Additional Collateral Date" shall mean the first business day following the Satisfaction Date; provided, however, that if the conditions set forth in Sections 6.1 and 6.2 (other than Sections 6.2(g) and 6.2(i)) are satisfied (or waived by Parent and Buyer), and if the certificates and other documents required to be delivered pursuant to
Section 6.2 are delivered, in each case as of the Satisfaction Date and at or prior to 9:30 a.m. on such date, then the term "Additional Collateral Date" shall mean the Satisfaction Date.

                                   ARTICLE 5

                              ADDITIONAL COVENANTS

    5.1  Preparation of the Proxy Statement; Seller Stockholders Meeting.

    (a) The parties shall cooperate and promptly prepare and Seller shall file with the SEC as soon as practicable a proxy statement with respect to the meeting of the stockholders of Seller in connection with the Merger (the "Proxy Statement"). The parties shall cooperate and promptly prepare and the appropriate party shall file with the SEC as soon as practicable any other filings required under the Exchange Act ("Additional Filings"), including without limitation, a Rule 13e-3 Transaction Statement on Schedule 13E-3 with respect to the Merger to be filed jointly by Seller, Parent and Buyer, together with any required amendments thereto. The parties shall cooperate and promptly prepare a Consent Solicitation/Information Statement of Seller Partnership and Parent for use in connection with the solicitation of consents to the matters described in the definition of Seller Partner Approval and the offering of units of limited partnership interest in Parent (the "Consent Solicitation Statement"). Each of Seller, Seller Partnership, Parent, Buyer and Buyer Operating Partnership agrees that the information provided by it for inclusion in the Proxy Statement, the Additional Filings, the Consent Solicitation Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meeting of stockholders of Seller and at the time of the taking of consent in respect of the Seller Partner Approval, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent, Buyer and Buyer Operating Partnership shall, with respect to the Seller Partner Approval and the offering of units of limited partnership interest in Parent to holders of Seller OP Units, comply with Regulation D of the Securities Act, as applicable. Seller will use its reasonable best efforts, and Parent, Buyer and Buyer Operating Partnership will cooperate with Seller to (i) file a preliminary Proxy Statement with the SEC and (ii) cause the Proxy Statement to be mailed to Seller's stockholders, in each case, as promptly as practicable (including clearing the Proxy Statement with the SEC). Seller will use its reasonable best efforts, and Parent, Buyer and Buyer Operating Partnership will cooperate with Seller, to cause the Consent Solicitation Statement to be mailed to the Seller Unit Holders as promptly as practicable after the SEC has cleared the Proxy Statement. Seller will notify Buyer promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement or the Additional Filings or for additional information and will supply Buyer with copies of all correspondence between such party or any of its representatives and the SEC, with respect to the Proxy Statement or the Additional Filings. The parties shall cooperate to cause the Proxy Statement, the Consent Solicitation Statement and any Additional Filings to comply in all material respects with all applicable requirements of law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Additional Filings or the Consent Solicitation Statement, Seller on the one hand, and Parent and Buyer on the other hand, shall promptly inform the other of such occurrence and cooperate in filing with the SEC and/or mailing to the stockholders of Seller or holders of Seller OP Units, as applicable, such amendment or supplement to the Proxy Statement or the Consent Solicitation Statement.

    (b) It shall be a condition to the mailing of the Proxy Statement and the Consent Solicitation Statement that if they so request, Buyer and Buyer Operating Partnership shall have received a "comfort" letter or an "agreed upon procedures" letter from PricewaterhouseCoopers LLP, independent public accountants for Seller and Seller Partnership, of the kind contemplated by the Statement of Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants (the "AICPA Statement"), dated as of the date on which the Proxy Statement is to be mailed to the stockholders of Seller, addressed to Parent, Buyer and Buyer Operating Partnership, in form and substance reasonably satisfactory to Buyer and Buyer Operating

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Partnership, concerning the procedures undertaken by PricewaterhouseCoopers LLP with respect to the financial statements and information of Seller, Seller Partnership and their Subsidiaries contained in the Proxy Statement and the other matters contemplated by the AICPA Statement and otherwise customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

    (c) Seller will, as soon as practicable following the date of this Agreement duly call, give notice of, convene and hold a meeting of its stockholders, such meeting to be held no sooner than 20 business days nor later than 45 days following the date the Proxy Statement is mailed to the stockholders of Seller (the "Seller Shareholders Meeting") for the purpose of obtaining the Seller Shareholder Approval. Seller shall be required to hold the Seller Shareholders Meeting, regardless of whether the Board of Directors of Seller has withdrawn, amended or modified its recommendation that its stockholders adopt this Agreement and approve the Merger, unless this Agreement has been terminated pursuant to the provisions of Section 7.1. Seller will, through its Board of Directors, recommend that its stockholders adopt this Agreement and approve the transactions contemplated hereby, including the Merger and the Alternative Merger; provided, that prior to the Seller Shareholders Meeting, such recommendation may be withdrawn, modified or amended if Seller shall have received a Superior Acquisition Proposal, but only to the extent expressly permitted under Section 4.1.

    (d) If on the date for the Seller Shareholders Meeting established pursuant to Section 5.1(c) of this Agreement, Seller has not received duly executed proxies which, when added to the number of votes represented in person at the meeting by Persons who intend to vote to adopt this Agreement, will constitute a sufficient number of votes to adopt this Agreement (but less than a majority of the outstanding Seller Common Shares (including the Seller Preferred Shares voting with the Seller Common Shares on an as-converted basis) have indicated their intention to vote against, or have submitted duly executed proxies voting against, the adoption of this Agreement), then Seller shall recommend the adjournment of its stockholders meeting until the date ten (10) days after the originally scheduled date of the stockholders meeting.

    5.2 Access to Information: Confidentiality. Subject to the requirements of confidentiality agreements with third parties, each of Seller, Parent and Buyer shall, and shall cause each of its Subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of Seller, Parent and Buyer shall, and shall cause each of its Subsidiaries to, furnish promptly to the other party all other information concerning its business, properties and personnel as such other party may reasonably request. Parent and Buyer shall have the right to conduct non-intrusive environmental and engineering inspections at the Seller Properties; provided that in no event shall Parent or Buyer have the right to conduct so-called "Phase II" environmental tests. Notwithstanding anything in this Section 5.2 to the contrary, all of Parent's and Buyer's activities pursuant to this Section 5.2 must be conducted in a manner that does not unreasonably interfere with the ongoing operations of Seller and Seller Subsidiaries.

    5.3  Reasonable Best Efforts; Notification.

    (a) Subject to the terms and conditions herein provided, Seller, Parent and Buyer shall: (i) use all reasonable best efforts to cooperate with one another in (A) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions and any third parties in connection with the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, including without limitation any required filings and consents under the HSR Act, and

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
(B) timely making all such filings and timely seeking all such consents, approvals, permits and authorizations; (ii) use all reasonable best efforts (other than the payment of money) to obtain in writing any consents required from third parties to effectuate the Merger and avoid defaults or acceleration of the rights of third parties under contracts with Seller or Seller Subsidiaries as a result of the consummation of the Merger, such consents to be in form reasonably satisfactory to Seller and Buyer; and (iii) use all reasonable best efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. In furtherance thereof, Seller agrees to vote in favor of the transactions contemplated by the Partnership Merger Agreement in its capacity as a limited partner of the Seller Partnership, and to cause the Seller General Partner to so vote in its capacity as a general partner of the Seller Partnership. If at any time after the Effective Time any further action is necessary or desirable to carry out the purpose of this Agreement, Parent and the Surviving Company shall take all such necessary action.

    (b) Seller shall give prompt notice to Parent and Buyer, and Parent and Buyer shall give prompt notice to Seller, (i) if any representation or warranty made by it or them contained in this Agreement that is qualified as to materiality becomes untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any material respect or (ii) of the failure by it or them to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

    5.4 Tax Treatment. The Surviving Operating Partnership will use the "traditional method" under Treasury Regulations Section 1.704-3(b) for purposes of making allocations under Section 704(c) of the Code with respect to the properties of or interests in the Seller Partnership as of the Effective Time. The Surviving Company shall prepare and file all Tax Returns of Seller and Seller Subsidiaries due after the Effective Time.

    5.5 Public Announcements. Parent, Buyer and Seller will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other written public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such written public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement will be in the form agreed to by the parties hereto prior to the execution of this Agreement.

    5.6 Transfer Taxes. Buyer and Seller shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated by this Agreement (together with any related interests, penalties or additions to tax, "Transfer Taxes"). From and after the Effective Time, the Surviving Company shall, or shall cause the Surviving Operating Partnership, as appropriate, to pay or cause to be paid, without deduction or withholding from any amounts payable to the holders of Seller Common Shares or Seller OP Units, all Transfer Taxes.

    5.7 Benefit Plans. After the Effective Time, all employees of Seller who are employed by the Surviving Company shall, at the option of the Surviving Company, either continue to be eligible to participate in an "employee benefit plan," as defined in Section 3(3) of ERISA, of Seller which is, at the option of the Surviving Company, continued by the Surviving Company, or alternatively shall be eligible to participate in any "employee benefit plan," as defined in
Section 3(3) of ERISA, established,

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
sponsored or maintained by the Surviving Company after the Effective Time. With respect to each such employee benefit plan not formerly maintained by Seller, service with Seller or any Seller Subsidiary (as applicable) shall be included for purposes of determining eligibility to participate, vesting (if applicable) and entitlement to benefits and all pre-existing condition exclusions shall be waived and expenses incurred by any employee for deductibles and copayments in the portion of the year prior to the date employee first becomes a participant in such employee benefit plan shall be credited to the benefit of such employee under such employee benefit plan for the year in which the employee's participation commences.

    5.8  Indemnification.

    (a) From and after the Effective Time, the Surviving Company shall provide exculpation and indemnification for each Person who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, employee or director of Seller or any Seller Subsidiary (the "Indemnified Parties") which is the same as the exculpation and indemnification provided to the Indemnified Parties by Seller and the Seller Subsidiaries immediately prior to the Effective Time in their respective certificate of incorporation and Bylaws or other organizational documents, as in effect on the date hereof; provided, that such exculpation and indemnification covers actions on or prior to the Effective Time, including, without limitation, all transactions contemplated by this Agreement.

    (b) In addition to the rights provided in Section 5.8(a) above, in the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including without limitation, any action by or on behalf of any or all security holders of Seller, Parent or Buyer, or any Subsidiary of the Seller or Parent, or by or in the right of Seller, Parent or Buyer, or any Subsidiary of the Seller or Parent, or any claim, action, suit, proceeding or investigation (collectively, "Claims") in which any Indemnified Party is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was an officer, employee or director of Seller or any of the Seller Subsidiaries or any action or omission or alleged action or omission by such Person in his capacity as an officer, employee or director, or (ii) this Agreement or the Partnership Merger Agreement or the transactions contemplated by this Agreement or the Partnership Merger Agreement, whether in any case asserted or arising before or after the Effective Time, Parent and the Surviving Company (the "Indemnifying Parties") shall from and after the Effective Time jointly and severally indemnify and hold harmless the Indemnified Parties from and against any losses, claims, liabilities, expenses (including reasonable attorneys' fees and expenses), judgments, fines or amounts paid in settlement arising out of or relating to any such Claims. Parent, the Surviving Company and the Indemnified Parties hereby agree to use their reasonable best efforts to cooperate in the defense of such Claims. In connection with any such Claim, the Indemnified Parties shall have the right to select and retain one counsel, at the cost of the Indemnifying Parties, subject to the consent of the Indemnifying Parties (which consent shall not be unreasonably withheld or delayed). In addition, after the Effective Time, in the event of any such threatened or actual Claim, the Indemnifying Parties shall promptly pay and advance reasonable expenses and costs incurred by each Indemnified Person as they become due and payable in advance of the final disposition of the Claim to the fullest extent and in the manner permitted by law. Notwithstanding the foregoing, the Indemnifying Parties shall not be obligated to advance any expenses or costs prior to receipt of an undertaking by or on behalf of the Indemnified Party, such undertaking to be accepted without regard to the creditworthiness of the Indemnified Party, to repay any expenses advanced if it shall ultimately be determined that the Indemnified Party is not entitled to be indemnified against such expense. Notwithstanding anything to the contrary set forth in this Agreement, the Indemnifying Parties (i) shall not be liable for any settlement effected without their prior written consent (which consent shall not be unreasonably withheld or delayed), and (ii) shall not have any obligation hereunder to any Indemnified Party to the extent that a court of competent jurisdiction shall determine in a final and non-appealable order that such indemnification is prohibited by applicable law. In the event of a final and

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
non-appealable determination by a court that any payment of expenses is prohibited by applicable law, the Indemnified Party shall promptly refund to the Indemnifying Parties the amount of all such expenses theretofore advanced pursuant hereto. Any Indemnified Party wishing to claim indemnification under this Section 5.8, upon learning of any such Claim, shall promptly notify the Indemnifying Parties of such Claim and the relevant facts and circumstances with respect thereto; provided however, that the failure to provide such notice shall not affect the obligations of the Indemnifying Parties except to the extent such failure to notify materially prejudices the Indemnifying Parties' ability to defend such Claim; and provided, further, however, that no Indemnified Party shall be obligated to provide any notification pursuant to this Section 5.8(b) prior to the Effective Time.

    (c) At or prior to the Effective Time, Buyer shall purchase directors' and officers' liability insurance policy coverage for Seller's and each Seller Subsidiaries' directors and officers for a period of six years which will provide the directors and officers with coverage on substantially similar terms as currently provided by Seller and the Seller Subsidiaries to such directors and officers. At or prior to the Effective Time, Seller shall have the right to reasonably review and approve any such policy, which approval shall not be unreasonably withheld.

    (d) This Section 5.8 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties and their successors, assigns and heirs and shall be binding on all successors and assigns of Parent and Buyer, including without limitation the Surviving Company. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this
Section 5.8 and Parent and Buyer acknowledge and agree that each Indemnified Party would suffer irreparable harm and that no adequate remedy at law exists for a breach of such covenants and such Indemnified Party shall be entitled to injunctive relief and specific performance in the event of any breach of any provision in this Section 5.8.

    (e) In the event that the Surviving Company or any of its respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, the successors and assigns of such entity shall assume the obligations set forth in this
Section 5.8, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby.

    Parent guarantees, unconditionally and absolutely, the performance of Surviving Company's and Buyer's obligations under this Section 5.8.

    5.9 Declaration of Dividends and Distributions. From and after the date of this Agreement, Seller shall not make any dividend or distribution to its stockholders without the prior written consent of Buyer; provided, however, the written consent of Buyer shall not be required for the authorization and payment of quarterly distributions (i) with respect to the Seller Common Shares, (a) for the dividend for the second and third quarters of 1999 (i.e., $.25 per share with a record date of May 1, 1999 and August 1, 1999) and (b) as permitted under
Section 1.2(g), and (ii) with respect to the Seller Preferred Shares for the dividend for the second quarter of 1999 and for each quarterly dividend thereafter in the amounts provided for in the Certificate of Designation in respect of the Seller Preferred Shares. From and after the date of this Agreement, Seller Partnership shall not make any distribution to the holders of Seller OP Units except a distribution per Seller OP Unit in the same amount as a dividend per Seller Common Share permitted pursuant to this Section 5.9 (including without limitation pursuant to the following paragraph), with the same record and payment dates as such dividend on the Seller Common Shares. The foregoing restrictions shall not apply, however, to the extent a distribution by Seller is necessary for Seller to maintain REIT status or to prevent Seller from having to pay federal income tax; PROVIDED that in the event of such a distribution, the aggregate cash consideration payable to holders of Seller Common Shares in the Merger shall be reduced by the aggregate amount of such distribution, and the Common Merger Consideration per share shall be reduced accordingly.

    Notwithstanding the foregoing, if the Effective Time occurs on a date after November 1, 1999, the Seller may declare or establish a record date and set aside funds for payment of a dividend for the period commencing November 1, 1999 and ending on the date on which the Effective Time occurs (the "Partial Period"). The amount of the dividend per Seller Common Share for such Partial Period shall equal a fraction, (I) the numerator of which equals (a) $.25, times
(b) the number of days comprising such Partial Period, and (II) the denominator of which is 90.

    5.10 Resignations. On the Closing Date, Seller shall use its best efforts to cause the directors and officers of Seller or any of the Seller Subsidiaries to submit their resignations from such positions as may be requested by Buyer, effective immediately after the Effective Time; provided, however, that by resigning, such officers and directors will not lose the benefit of any "change of control" provisions of any employment agreement or other instruments to which they would otherwise be entitled.

    5.11 Outside Property Management Agreements. Seller will not, and will not permit any of its Subsidiaries to, amend the Outside Property Management Agreements. Seller will not, and will not permit any of its Subsidiaries to, renew any Outside Property Management Agreement except as approved by Buyer, which approval shall not be unreasonably withheld or delayed.

    5.12 Stockholder Claims. Seller shall not settle or compromise for an amount in excess of $10,000,000 any claim relating to the Transactions brought by any current, former or purported holder of any securities of Seller or the Seller Partnership without the prior written consent of Buyer, which consent will not be unreasonably withheld.

    5.13 Cooperation with Proposed Financings and Asset Sales. At the request of the Buyer, the Seller will, at the Buyer's expense, reasonably cooperate with the Buyer in connection with the proposed financing of the Transactions by the Parent and its Subsidiaries or proposed post-closing sales of the Seller Properties, provided that such requested actions do not unreasonably interfere with the ongoing operations of Seller and Seller Subsidiaries.

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
                                   ARTICLE 6

                                   CONDITIONS

    6.1 Conditions to Each Party's Obligation to Effect the Merger. The obligations of each party to effect the Merger and to consummate the other transactions contemplated by this Agreement to occur on the Closing Date shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

    (a) Stockholder Approvals. This Agreement shall have been adopted by the Seller Shareholder Approval.

    (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger, the Partnership Merger or any of the other transactions contemplated hereby shall be in effect.

    (c) HSR. All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

    6.2 Conditions to Obligations of Parent and Buyer. The obligations of Parent and Buyer to effect the Merger and to consummate the other transactions contemplated to occur on the Closing Date are further subject to the following conditions, any one or more of which may be waived by Buyer:

    (a) Representations and Warranties. The representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects (except for the representations set forth in Section 2.3 or representations having a materiality or Seller Material Adverse Effect qualification, which shall be correct in all respects) as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, in which case such representation or warranty shall be true and correct in all material respects (except for representations having a materiality or Seller Material Adverse Effect qualification, which shall be correct in all respects) only as of such specific date, and Parent and Buyer shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as the representations and warranties of Seller contained herein are so qualified) signed on behalf of Seller by the chief executive officer or the chief financial officer of Seller, in such capacity, to such effect.

    (b) Performance of Obligations of Seller. Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Parent and Buyer shall have received a certificate signed on behalf of Seller by the chief executive officer or the chief operating officer of Seller, in such capacity, to such effect.

    (c) Material Adverse Change. Since the date of this Agreement through and including the Satisfaction Date, (i) there shall have been no Seller Material Adverse Change and (ii) Parent and Buyer shall have received a certificate of the chief executive officer or chief financial officer of Seller, in such capacity, certifying to such effect. For purposes of this Section 6.2(c), it is understood and agreed that a Seller Material Adverse Change shall be deemed to have occurred, without regard to any certificate provided pursuant to clause
(ii) of the first sentence of this Section 6.2(c), if as a result of a "change of law" after the date hereof there shall exist at the Effective Time a material increase in the risk that the Seller would not qualify (at or prior to the Effective Time) as a REIT. For this purpose, the term "change in law" shall mean any amendment to or change (including any announced prospective change having a proposed effective date at or prior to the Effective Time) in the federal tax laws of the United States, including any statute, regulation or proposed regulation or any official administrative pronouncement (consisting of the issuance or revocation of any revenue ruling, revenue procedure, notice, private letter ruling or technical advice memorandum) or any judicial decision interpreting such federal tax laws (whether or not such pronouncement or decision is issued to, or in connection with, a proceeding involving the Seller or a Seller Subsidiary or is subject to review or appeal).

    (d) Tax Opinions Relating to REIT Status of Seller And Partnership Status of Seller Partnership. Parent and Buyer shall have received an opinion of Hale and Dorr LLP, or other counsel to Seller reasonably acceptable to Parent and Buyer, and of Baker & Hostetler LLP, each dated as of the Effective Time, in the form attached hereto as Exhibit D. Each of such opinions may be based on certificates in the form of Section 6.2(d) of the Seller Disclosure Letter.

    (e) Consents. All consents and waivers (including, without limitation, waivers of rights of first refusal) from third parties necessary in connection with the consummation of the transactions contemplated by this Agreement (including the Merger) shall have been obtained and not subsequently been revoked, as of the Satisfaction Date other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in a Buyer Material Adverse Effect or a Seller Material Adverse Effect; provided, however, that the failure to obtain any consent or waiver in connection with any instrument, obligation or matter set forth in the Seller Disclosure Letter shall not constitute a failure of the condition set forth in this Section 6.2(e).

    (f)  [Intentionally omitted].

    (g) Conversion of Corporate Subsidiaries. Seller shall have, at or prior to the Effective Time, either converted each of its direct or indirect corporate Subsidiaries into Delaware limited liability companies or liquidated such subsidiaries into Seller; provided that this condition shall not apply to corporations that are Subsidiaries of Seller and that serve as general partners of limited partnerships if the organizational documents of such corporations or limited partnerships would, as of the date hereof, prevent such conversions or liquidations; provided that no consequence of Seller's performance of this condition will be taken into account in determining the satisfaction of any other conditions to Parent's and Buyer's obligations to effect the Merger.

    (h) Partnership Merger Conditions. All conditions set forth in Sections 5.1(c), 5.1(d) and 5.3 of the Partnership Merger Agreement shall have been waived or satisfied as of the Satisfaction Date in accordance with the terms of the Partnership Merger Agreement.

    (i) Partnership Merger. The Partnership Merger shall have been consummated.

    Notwithstanding anything to the contrary in this Agreement, none of the initiation, threat or existence of any legal action of any kind with respect to this Agreement or the Partnership Merger Agreement or any transaction contemplated hereby or thereby, including without limitation any action initiated, threatened or maintained by any stockholder of Seller or any partner in the Seller Partnership, whether alleging rights with respect to Dissenting Shares, claims under any Federal or state securities law, contract or tort claims, claims for breach of fiduciary duty or otherwise, will constitute a failure of the conditions set forth in Section 6.2(a), 6.2(b), 6.2(c), 6.2(e), 6.2(h), 6.3(a), 6.3(b), 6.3(c), 6.3(e) or 6.3(f) (and no such action shall cause the chief executive officer or chief financial officer of Seller or of Parent or Buyer to be unable to deliver a certificate attesting to compliance with such conditions) unless that action has resulted in the granting of injunctive relief that prevents the consummation of the Merger and the other transactions contemplated hereby or thereby, and such injunctive relief has not been dissolved or vacated.

    6.3 Conditions to Obligations of Seller. The obligation of Seller to effect the Merger and to consummate the other transactions contemplated to occur on the Closing Date is further subject to the following conditions, any one or more of which may be waived by Seller:

    (a) Representations and Warranties. The representations and warranties of Parent and Buyer set forth in this Agreement shall be true and correct in all material respects (except for representations having a materiality or Parent Material Adverse Effect or Buyer Material Adverse Effect qualification, which shall be correct in all respects) as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, in which case such representation or warranty shall be true and correct in all material respects (except for representations having a materiality or Parent Material Adverse Effect or Buyer Material Adverse Effect qualification, which shall be correct in all respects) only as of such specific date, and Seller shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as the representations and warranties of Parent and Buyer contained herein are so qualified) signed on behalf of Parent and Buyer by the chief executive officer or the chief financial officer of such party, in such capacity, to such effect.

    (b) Performance of Obligations of Buyer. Each of Parent and Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Seller shall have received a certificate of Parent and Buyer signed on behalf of Buyer by the chief executive officer or the chief financial officer of Parent and Buyer, in such capacity, to such effect.

    (c) Material Adverse Change. Since the date of this Agreement, there shall have been no change in the business, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole, or of Buyer and the Buyer Subsidiaries, taken as a whole, that has had or would reasonably be expected to have a material adverse effect on the ability of Parent, Buyer or Buyer Operating Partnership to consummate the transactions contemplated by this Agreement and the Partnership Merger Agreement, and Seller shall have received a certificate of the chief executive officer or chief financial officer of Parent and Buyer, in such capacity, certifying to such effect.

    (d) Tax Opinion Relating to the Partnership Merger. Seller shall have received an opinion dated the Closing Date from Paul, Weiss, Rifkind, Wharton & Garrison, special counsel to the Buyer, based upon such certificates and letters dated the Closing Date as are acceptable to such special counsel, to the effect that, for federal income tax purposes, Seller Unit Holders (other than persons that are not United States persons within the meaning of Section 7701(a)(30) of the Code) who elect to exchange all Seller OP Units held by them for Class A Preferred Units or Class B Units in Parent pursuant to the Partnership Merger shall recognize no income, gain or loss upon the exchange. For purposes of such opinion, counsel may assume that each Seller Unit Holder shall enter into a guarantee of indebtedness of Parent in accordance with Section 4.8 of the partnership agreement of Parent in an amount equal to such Seller Unit Holder's negative tax capital account and that such guarantee shall be effective to cause the Seller Unit Holder to bear the "economic risk of loss" (within the meaning of Treasury Regulation Section 1.752-2) associated with the portion of the indebtedness so guaranteed.

    (e) Consents. All consents and waivers (including, without limitation, waivers of rights of first refusal) from third parties necessary in connection with the consummation of the transactions contemplated hereby (including the Merger) shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in a Parent Material Adverse Effect, a Buyer Material Adverse Effect or a Seller Material Adverse Effect; provided, however, that the failure to obtain any consent or waiver in connection with any instrument, obligation or matter set forth in the Seller Disclosure Letter shall not constitute a failure of the condition set forth in this Section 6.3(e).

    (f) Partnership Merger. All conditions set forth in Sections 5.1(c), 5.1(d) and 5.2 of the Partnership Merger Agreement shall have been waived or satisfied in accordance with the terms of the Partnership Merger Agreement.

    (g) Solvency Opinion. Seller and the Seller Partnership shall have received an opinion, by a reputable expert firm selected by Parent and reasonably acceptable to the Seller, in a customary form for transactions of this type as to the solvency and adequate capitalization of the Seller and the Seller Partnership immediately before and of the Surviving Company and the Surviving Operating Partnership immediately after giving effect to the Transactions, which opinion shall be reasonably satisfactory to the Seller.

                                   ARTICLE 7

                       TERMINATION, AMENDMENT AND WAIVER

    7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Seller Shareholder Approvals are obtained:

    (a) by mutual written consent duly authorized by Parent and the Board of Directors of Seller;

    (b) by Parent or Buyer, upon a breach of any representation, warranty, covenant, obligation or agreement on the part of Seller set forth in this Agreement, in any case such that the conditions set forth in Section 6.2(a) or
Section 6.2(b), as the case may be, are not satisfied or would be incapable of being satisfied within 30 days after the giving of written notice to Seller;

    (c) by Seller, upon a breach of any representation, warranty, covenant obligation or agreement on the part of Parent or Buyer set forth in this Agreement, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, are not satisfied or would be incapable of being satisfied within 30 days after the giving of written notice to Parent or Buyer;

    (d) by Parent, Buyer or Seller, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the Merger shall have become final and nonappealable (an "Injunction");

    (e) by Parent, Buyer or Seller, if the Merger shall not have been consummated on or before December 31, 1999; provided, however, that a party may not terminate pursuant to this clause (e) if the terminating party shall have breached in any material respect its representations or warranties or its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in this clause;

    (f) by either Seller (unless Seller is in breach of its obligations under Section 5.1) or Parent or Buyer if, upon a vote at a duly held Seller Shareholders Meeting or any adjournment thereof, Seller Shareholder Approvals shall not have been obtained as contemplated by Section 5.1;

    (g) by Seller, prior to the Seller Shareholders Meeting, if the Board of Directors of Seller shall have withdrawn or modified its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, a Superior Acquisition Proposal; provided, however, that no termination shall be effective pursuant to this Section 7.1(g) under circumstances in which a Break-Up Fee (as defined in Section 7.2(a)) is payable pursuant to Section 7.2(a)(vi), unless within 15 days after such termination, such Break-Up Fee is paid in full by the Seller and Seller Partnership in accordance with Section 7.2(a)(vi);

    (h) by Parent or Buyer if (i) prior to the Seller Shareholders Meeting, the Board of Directors of Seller shall have withdrawn or modified in any manner adverse to Buyer its approval or recommendation of the Merger or this Agreement, or approved or recommended any Acquisition Proposal; or (ii) Seller shall have entered into a definitive agreement with respect to any Acquisition Proposal;

    (i) by Seller, if Buyer has not closed the equity funding contemplated by the Equity Commitments and the borrowings contemplated by the Financing Commitments (x) on or prior to the Satisfaction Date or (y) on or prior to December 29, 1999, if (1) Parent elects to extend the Closing Date as contemplated by Section 1.2(b), (2) the conditions set forth in Section 6.1(b) shall have been satisfied and (3) Seller shall have delivered a written notice to Parent and Buyer certifying its ability to satisfy the conditions set forth in Section 6.2(g);

    (j) by either Seller or Parent or Buyer, if the stockholders of Seller adopt the Liquidation Vote; or

    (k) by Parent or Buyer, if an Acquisition Proposal that is publicly announced shall have been commenced or communicated in writing to Seller and contains a proposal as to price and (i) Seller shall not have rejected such proposal within ten business days after the date of the receipt thereof by

Seller or after the date of its existence first becomes publicly announced, if sooner, or (ii) Seller shall have failed to confirm its recommendation described in Section 2.25 within ten business days after being requested by Buyer to do so.

    7.2  Certain Fees and Expenses.

    (a) If this Agreement shall be terminated:

        (i) pursuant to Section 7.1(b), and the breach by Seller was willful, then Seller and Seller Partnership will pay Parent an aggregate amount equal to the Break-Up Fee (defined below) plus the lesser of $10,500,000 and the Break-Up Expenses (defined below),

        (ii) pursuant to Section 7.1(b), and the breach by Seller was not willful, then Seller and Seller Partnership will pay Parent an aggregate amount equal to the lesser of $15,000,000 and the Break-Up Expenses (provided that, in the case of a termination by Buyer pursuant to Section 7.1(b) on the basis of a breach of the representation in Section 2.10(b), Buyer shall not be entitled to such amount),

        (iii) pursuant to Section 7.1(c), and the breach by Parent or Buyer was willful, then Parent and Buyer will pay Seller an aggregate amount equal to the Break-Up Fee plus the lesser of $4,500,000 and the Break-Up Expenses,

        (iv) pursuant to Section 7.1(c), and the breach by Parent or Buyer was not willful, then Parent and Buyer will pay Seller an aggregate amount equal to the lesser of $4,500,000 and the Break-Up Expenses,

        (v) pursuant to Section 7.1(f), then Seller and Seller Partnership will pay Parent an aggregate amount equal to the lesser of $15,000,000 and the Break-Up Expenses,

        (vi) pursuant to Section 7.1(g), 7.1(h) or 7.1(k), then Seller and Seller Partnership will pay Parent an aggregate amount equal to the Break-Up Fee plus the lesser of $10,500,000 and the Break-Up Expenses,

        (vii) pursuant to Section 7.1(i), then Parent and Buyer will pay Seller an aggregate amount equal to the Break-Up Fee plus the lesser of $4,500,000 and the Break-Up Expenses,

        (viii) pursuant to Section 7.1(j), then Seller and Seller Partnership will pay Parent an aggregate amount equal to the lesser of $10,500,000 and the Break-Up Expenses; and

        (ix) pursuant to Section 7.1(d), and the subject of the Injunction (as defined in Section 7.1(d)) is a stockholder claim that was the subject of a bona fide settlement proposal with respect to which Buyer withheld its consent after Seller's request for same pursuant to Section 5.12, then Parent and Buyer will pay Seller an aggregate amount equal to the lesser of $4,500,000 and the Break-Up Expenses.

    Notwithstanding anything in this Agreement to the contrary, the right of a party to receive payment of the Break-Up Fee, Break-Up Expenses or other amounts in accordance with this Section 7.2(a) shall be the exclusive remedy of such party for the loss suffered by such party as a result of the failure of the Merger and the Partnership Merger to be consummated, and no party shall have any other liability to any other party after the payment of the Break-Up Fee, Break-Up Expenses or other amounts (as applicable). The Break-Up Fee, Break-Up Expenses or other amounts payable by Seller and Seller Partnership in accordance with this Section 7.2(a) shall be paid by Seller and Seller Partnership to Buyer, in immediately available funds within fifteen (15) days after the date the event giving rise to the obligation to make such payment occurred. Except as provided in Section 7.2(b), the Break-Up Fee, the Break-Up Expenses or other amounts payable by Parent and Buyer to Seller in accordance with this Section 7.2(a) shall be paid by Parent or Buyer to Seller, in immediately available funds within fifteen (15) days after the day the event giving rise to the obligation to make such payment occurred. As used in this Agreement, "Break Up Fee" shall be an amount equal to $25,000,000; provided that if the Cash Collateral has been increased by $25,000,000, or the Letter of

Credit has been amended to increase the amount available thereunder by $25,000,000, each as provided in Section 4.7(b), the Break-Up Fee payable to Seller shall be an amount equal to $50,000,000. The "Break-Up Expenses" payable to Parent or Seller, as the case may be, shall be an amount equal to the out-of-pocket expenses of such party (and, in the case of Parent, including Buyer and Parent's general partners and limited partners) incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, all fees and expenses payable to financing sources or hedging counterparties, attorneys', accountants' and investment bankers' fees and expenses). Such Break-Up Expenses shall be reflected on invoices or other means verifying the incurrence of such Break-Up Expenses.

    (b) If this Agreement shall be terminated by Seller and, as provided in
Section 7.2(a), Parent and Buyer are required to pay to Seller a Break-Up Fee or Break-Up Expenses, then Seller shall be entitled to direct the Escrow Agent (i) to terminate Parent's rights to receive any part of the Cash Collateral or (ii) if the Letter of Credit has been delivered to the Escrow Agent in substitution for the Cash Collateral, to draw on the Letter of Credit in accordance with the terms thereof. Except as described in the preceding sentence, in no other circumstances shall Seller have any right to receive any part of the Cash Collateral or to draw on the Letter of Credit. If this Agreement is terminated in any circumstance other than as described in the first sentence of this
Section 7.2(b), Seller shall direct the Escrow Agent to return the Cash Collateral or Letter of Credit, as applicable, to Parent within one business day of any such termination. Notwithstanding anything in this Agreement to the contrary, the right of Seller to receive amounts with respect to which Parent's rights to receive any part of the Cash Collateral is terminated or which are drawn on the Letter of Credit in accordance with this Section 7.2(b) shall be the exclusive remedy of Seller, and its stockholders, the Seller Partnership and the OP Unitholders for any and all losses suffered as a result of the failure of the Merger and the Partnership Merger to be consummated and upon payment of such amounts neither Parent nor Buyer shall have any other liability to Seller hereunder (including under Section 7.2(a)). Any amounts which Seller has the right to receive pursuant to this Section 7.2(b) shall be applied as set forth in the Escrow Agreement.

    (c) Except as specifically provided in this Section 7.2, each party shall bear its own expenses in connection with this Agreement and the Transactions.

    7.3 Effect of Termination. In the event of termination of this Agreement by Seller, Buyer or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Buyer, or Seller, other than in accordance with Section 7.2, this Section 7.3 and Article 8.

    7.4 Amendment. This Agreement may be amended by Parent, Buyer and Seller in writing by action of their respective Boards of Directors at any time before or after any Seller Shareholder Approvals are obtained and prior to the Effective Time; provided, however, that, after the Seller Shareholder Approvals are obtained, no such amendment, modification or supplement shall be made which by law requires the further approval of stockholders without obtaining such further approval. The parties agree to amend this Agreement in the manner provided in the immediately preceding sentence to the extent required to continue the status of Seller as a REIT.

    7.5 Extension: Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of any other party, (b) waive any inaccuracies in the representations and warranties of any other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.4, waive compliance with any of the agreements or conditions of any other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE 8

                               GENERAL PROVISIONS

    8.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement confirming the representations and warranties in this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

    8.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

       (a)   if to Parent or Buyer, to:

               Berkshire Realty Holdings, L.P.
               One Beacon Street
               Suite 1500
               Boston, Massachusetts 02108
               Attention: Douglas S. Krupp
               Fax: (617) 423-8916

               with a copy to:
               Paul, Weiss, Rifkind, Wharton & Garrison
               1285 Avenue of the Americas
               New York, NY 10019-6064
               Attention: James M. Dubin, Esq.
                        Michele R. Jenkinson, Esq.

               Fax: (212) 757-3990

                       and
               Sullivan & Cromwell
               125 Broad Street
               New York, NY 10004
               Attention: Anthony J. Colletta, Esq.
               Fax: (212) 558-3588

                       and
               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, NY 10017-3954
               Attention: Gregory J. Ressa, Esq.
                        Brian M. Stadler, Esq.

               Fax: (212) 455-2502

       (b)   if to Seller, to:

               Berkshire Realty Company, Inc.
               One Beacon Street
               Suite 1550
               Boston, Massachusetts 02108
               Attention: President
               Fax: (617) 646-2373

               with a copy to:
               Hale and Dorr LLP
               60 State Street
               Boston, Massachusetts 02109
               Attention: David E. Redlick, Esq.
                        and Kenneth A. Hoxsie, Esq.

               Fax: (617) 526-5000

                       and
               Baker & Hostetler LLP
               1900 East Ninth Street, Suite 3200
               Cleveland, Ohio 44114
               Attention: Robert A. Weible, Esq.
               Fax: (216) 696-0740

All notices shall be deemed given only when actually received.

    8.3 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or Interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

    8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

    8.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Seller Disclosure Letter, the Buyer Disclosure Letter, the Confidentiality Agreement dated September 16, 1998 between Greenhill & Co., LLC and Lazard on behalf of Seller, the Partnership Merger Agreement and the other agreements entered into in connection with the Merger (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except as provided in Section 5.8 (the "Third Party Provision") are not intended to confer upon any Person other than the parties hereto any rights or remedies. The Third Party Provision may be enforced by the beneficiaries thereof or on behalf of the beneficiaries thereof by the directors of Seller who had been members of the Board of Directors of Seller prior to the Effective Time.

    8.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

    8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

    8.8 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Seller in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Parent and Buyer shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by Seller and to enforce specifically the terms and provisions of this Agreement in any federal court located in Delaware or in Chancery Court in Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. The parties acknowledge that Seller shall not be entitled to an injunction or injunctions to prevent breaches of this Agreement by Parent or Buyer or to enforce specifically the terms and provisions of this Agreement and that Seller's sole and exclusive remedy with respect to any such breach shall be the remedy set forth in Section
7.2. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in Delaware or Chancery Court located in Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

    8.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

    IN WITNESS WHEREOF, Parent, Buyer and Seller have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                BERKSHIRE REALTY HOLDINGS, L.P.,
                                a Delaware limited partnership

                                By:  /s/ DOUGLAS S. KRUPP
                                     -----------------------------------------
                                     Douglas S. Krupp
                                     Authorized Signatory

                                BRI ACQUISITION, LLC,
                                a Delaware limited liability company

                                By:  /s/ DOUGLAS S. KRUPP
                                     -----------------------------------------
                                     Douglas S. Krupp
                                     Authorized Signatory

                                BERKSHIRE REALTY COMPANY, INC.,
                                a Delaware corporation

                                By:  /s/ DAVID F. MARSHALL
                                     -----------------------------------------
                                Name: David F. Marshall
                                Title: Chief Executive Officer

BRI OP LIMITED PARTNERSHIP,
a Delaware limited partnership
joins in this Agreement solely with
respect to Section 7.2

By:        Berkshire Apartments, Inc.

By:        /s/ DAVID F. MARSHALL
           -------------------------------------
Name: David F. Marshall
Title: President and Chief Executive Officer

                         BERKSHIRE REALTY COMPANY, INC.
                         One Beacon Street, Suite 1550
                          Boston, Massachusetts 02108

                                                                 August 27, 1999

Berkshire Realty Holdings, L.P.
BRI Acquisition, LLC
One Beacon Street, Suite 1550
Boston, Massachusetts 02108

Gentlemen:

    Reference is made to the Agreement and Plan of Merger, dated as of April 13, 1999, by and among Berkshire Realty Holdings, L.P., BRI Acquisition, LLC and Berkshire Realty Company, Inc. (the "Merger Agreement"). Capitalized terms used herein and not otherwise defined shall have the respective meanings given them in the Merger Agreement.

    A. The parties hereto desire to amend the Merger Amendment. Accordingly, the parties hereby agree that the Merger Agreement is amended as follows:

    1. The following sentence is hereby added at the end of Section 3.17 of the Merger Agreement:

    "The Surviving Company and the Surviving Operating Partnership also will have sufficient funds available to take the actions described in clauses (a) through (d) of this Section 3.17 after giving effect to the Equity Commitments and to borrowings under the Freddie Mac Commitment Letter (as defined in Section 7.1(i))."

    2. Section 4.3(g) of the Merger Agreement is hereby deleted and the following new Section 4.3(g) is hereby substituted therefor:

       "(g) use reasonable best efforts to do all necessary things required to close the equity funding contemplated by the Equity Commitments and either the borrowings contemplated by the Financing Commitments or the borrowings contemplated by the Freddie Mac Commitment Letter, and to cause such equity funding and such borrowings to be made available to Parent, Buyer and Buyer Operating Partnership as provided therein; and"

    3. Section 7.1(i) of the Merger Agreement is hereby deleted and the following new Section 7.1(i) is hereby substituted therefor:

    "(i) by Seller, if Buyer has not closed the equity funding contemplated by the Equity Commitments and the borrowings contemplated by either (A) the Financing Commitments or (B) the Final Commitment, dated July 29, 1999, between Reilly Mortgage Group, Inc. and Parent (as that commitment may be amended from time to time in a manner not adverse to Seller or Seller Operating Partnership, the "Freddie Mac Commitment Letter") (x) on or prior to the Satisfaction Date or (y) on or prior to December 29, 1999, if (1) Parent elects to extend the Closing Date as contemplated by Section 1.2(b),
    (2) the conditions set forth in Section 6.1(b) shall have been satisfied and
    (3) Seller shall have delivered a written notice to Parent and Buyer certifying its ability to satisfy the conditions set forth in Section 6.2(g);"

    B. Parent shall provide to Seller, not later than the date the Proxy Statement is mailed to stockholders of Seller, a true and correct pro forma capitalization table of Parent and its Subsidiaries, giving effect to the Equity Commitments, the Freddie Mac Commitment Letter and the consummation of the transactions contemplated by this Agreement and the Partnership Merger Agreement. Parent and Buyer, jointly and severally, represent and warrant to Seller that such pro forma capitalization table will not be inconsistent with the representation in Section 3.17 of the Merger Agreement.

    Except as set forth herein, the Merger Agreement remains in full force and effect.

                                          Very truly yours,
                                          BERKSHIRE REALTY COMPANY, INC.
                                          By: /s/ David F. Marshall
                                             -----------------------------------
                                             Name: David F. Marshall
                                             Title: President and Chief
                                          Executive Officer

Accepted and Agreed to the
foregoing as of the date first
above written:

BERKSHIRE REALTY HOLDINGS, L.P.
By: /s/ Douglas S. Krupp
   -----------------------------------------
   Name: Douglas S. Krupp
   Title:  Authorized Signatory

BRI ACQUISITION, LLC
By: /s/ Douglas S. Krupp
   -----------------------------------------
   Name: Douglas S. Krupp
   Title:  Authorized Signatory

                                                                      APPENDIX B


                           [LOGO]                                   [LOGO]

                                                                  April 13, 1999

The Board of Directors
Berkshire Realty Company, Inc.
One Beacon Street
Boston, MA 02108

Dear Members of the Board:

    We understand that (i) Berkshire Realty Company, Inc. ("Berkshire"), Berkshire Realty Holdings, L.P. ("Parent") and BRI Acquisitions, LLC ("Berkshire Acquisitionco") have entered into an Agreement and Plan of Merger dated as of April 12, 1999 (the "Berkshire Merger Agreement"), pursuant to which Berkshire Acquisitionco will merge with and into Berkshire with Berkshire as the surviving entity (or, alternatively, pursuant to Section 1.11 of the Berkshire Merger Agreement, Berkshire will merge with and into Parent or Berkshire Acquisitionco with Parent or Berkshire Acquisitionco as the surviving entity) and (ii) BRI OP Limited Partnership ("Berkshire OP"), Berkshire Apartments, Inc., Parent and BRI Acquisition Sub, LP ("OP Acquisitionco"), have entered into an Agreement and Plan of Merger dated as of April 13, 1999 (the "OP Merger Agreement" and, collectively with the Berkshire Merger Agreement, the "Merger Agreements"), pursuant to which OP Acquisitionco will merge with and into Berkshire OP with Berkshire OP as the surviving entity (collectively, the "Acquisition").

    You have requested our opinion as to the fairness, from a financial point of view to the holders of Common Stock of Berkshire (other than Parent or any of its affiliates) and the holders of limited partnership interests in Berkshire OP (other than Parent or any of its affiliates) who elect to receive the cash consideration being offered to such holders in the Acquisition, taken as a whole, of the aggregate cash consideration to be paid in the Acquisition. In connection with this opinion, we have:

    (i) Reviewed the financial terms and conditions of the Merger Agreements;

    (ii) Analyzed certain historical business and financial information relating to Berkshire;

    (iii) Reviewed various financial forecasts and other data provided to us by Berkshire and relating to its businesses;

    (iv) Held discussions with members of the senior managements of Berkshire with respect to the businesses and prospects of Berkshire and the strategic objectives of Berkshire;

    (v) Reviewed public information with respect to certain other companies in lines of businesses we believe to be generally comparable to the businesses of Berkshire;

    (vi) Reviewed the financial terms of certain business combinations involving companies in lines of businesses we believe to be generally comparable to those of Berkshire;

    (vii) Reviewed the historical stock prices and trading volumes of the Berkshire common stock; and

    (viii)Conducted such other financial studies, analyses and investigations as we deemed appropriate.

    We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of Berkshire, or concerning the solvency or fair value of Berkshire, Berkshire OP, Berkshire Apartments, Inc., Parent, Berkshire Acquisitionco, OP Acquisitionco or any other entity. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of Berkshire as to the future financial performance of Berkshire. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based.

    Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

    In rendering our opinion, we have assumed that the Acquisition will be consummated on the terms described in the Merger Agreements, without any waiver of any material terms or conditions by Berkshire or Berkshire OP and that obtaining the necessary regulatory approvals for the Acquisition will not have an adverse effect on Berkshire or Berkshire OP. In our review and analysis and in arriving at our opinion, we have not attempted to value any of the non-cash consideration being offered to the holders of limited partnership interests in Berkshire OP, and it is expressly understood that we are not rendering any opinion with respect to any such non-cash consideration. In addition, we have not attempted to evaluate the tax consequences of the Acquisition to the holders of the limited partnership interest in Berkshire OP.

    Lazard Freres & Co. LLC is acting as investment banker to Berkshire in connection with the Acquisition and will receive a fee for our services upon the closing of the Acquisition.

    Our engagement and the opinion expressed herein are for the benefit of Berkshire's Board of Directors and are not on behalf of, and our opinion does not constitute a recommendation as to how the holders of Common Stock of Berkshire and the holders of limited partnership interests in Berkshire OP should vote with respect to the matters contemplated by the Merger Agreements. Except as provided in the engagement letter dated May 21, 1998, between Berkshire and us, it is understood that this letter may not be disclosed or otherwise referred to without our prior consent, except as may otherwise be required by law or by a court of competent jurisdiction.

    Based on and subject to the foregoing, we are of the opinion that as of the date hereof, the aggregate cash consideration to be paid in the Acquisition is fair, from a financial point of view, to the holders of Common Stock of Berkshire (other than Parent or any of its affiliates) and the holders of limited partnership interests in Berkshire OP (other than Parent or any of its affiliates) who elect to receive the cash consideration being offered to such holders in the Acquisition, taken as a whole.

                                        Very truly yours,

                                LAZARD FRERES & CO. LLC

                                By:  /s/ MATTHEW J. LUSTIG
                                     -----------------------------------------
                                     Matthew J. Lustig
                                     MANAGING DIRECTOR

                                                                      APPENDIX C

                                     [LOGO]

April 13, 1999

Board of Directors
Berkshire Realty Company, Inc.
One Beacon Street, Suite 1550
Boston, MA 02108

Members of the Board:

    We understand that Berkshire Realty Company, Inc. (the "Company") proposes to enter into an agreement providing for the merger of BRI Acquisition, L.L.C., a subsidiary of Berkshire Realty Holdings, L.P., with and into the Company and that upon the effectiveness of such merger, or such alternative structure as provided by the terms of the Agreement (as defined below), each share of common stock of the Company will be converted into the right to receive $12.25 in cash (the "Proposed Transaction"). The terms and conditions of the Proposed Transaction are set forth in more detail in Agreement and Plan of Merger dated April 13, 1999 by and among the Company, Berkshire Realty Holdings, L.P. and BRI Acquisition, L.L.C. (the "Agreement").

    We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company's stockholders of the consideration to be received by such stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction.

    In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction, (2) publicly available information concerning the Company that we believe to be relevant to our analysis, including its Annual Report on Form 10-K for the fiscal year ended December 31, 1998, (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, (4) a trading history of the Company's common stock from April 12, 1997 to the present and a comparison of that trading history with those of other companies that we deemed relevant, (5) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant, (6) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant and (7) the results of the Company's and Lazard Freres & Co., L.L.C.'s efforts to solicit indications of interest to purchase all or a portion of the Company's business. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

    In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. In arriving at our opinion, we have conducted only a limited physical

Board of Directors
Berkshire Realty Company, Inc.
April 13, 1999
Page 2

inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

    Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be received by the stockholders of the Company in the Proposed Transaction is fair to such stockholders.

    We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services, a portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We also have performed various investment banking services for the Company in the past and have received customary fees for such services. In the ordinary course of our business, we actively trade in the equity securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

    This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

                                          Very truly yours

                                          LEHMAN BROTHERS

      [LOGO]

                                                                      APPENDIX D

                                                    Prudential Securities
Incorporated
                                               One New York Plaza, New York, NY
10292
                                               (212) 778-1000

April 13, 1999

The Special Committee of the Board of Directors
Berkshire Realty Company, Inc.
One Beacon Street
Suite 1500
Boston, MA 02108

Members of the Special Committee of the Board of Directors.

    We understand that Berkshire Realty Company, Inc., a Delaware corporation (the "Company"), Berkshire Realty Holdings, L.P., a Delaware limited partnership ("Parent") and BRI Acquisition, LLC, a Delaware limited liability corporation and subsidiary of Parent ("Acquisition") propose to enter into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Acquisition will merge with an into the Company (the "Merger"). At the effective time of the Merger, each outstanding share of common stock, par value $0.01, of the Company (the "Company Common Stock") will be converted into the right to receive $12.25 in cash (the "Common Stock Consideration") and each outstanding share of preferred stock, par value $0.01, of the Company (the "Company Preferred Stock") will be converted into the right to receive $28.75 in cash together with 115% of any accrued dividends on the Company Preferred Stock (the "Preferred Consideration"). We further understand that BRI OP Limited Partnership, a Delaware limited partnership (the "OP"), Parent and BRI Acquisition Sub, LP, a Delaware limited partnership ("Acquisition OP") propose to enter into a merger agreement (the "OP Merger Agreement") pursuant to which Acquisition OP will merge with and into the OP (the "OP Merger" and together with the Merger, the "Transactions") with the OP being the surviving entity (the "Surviving OP"). At the effective time of the OP Merger, each unit of limited partnership interest in the OP (each a OP Unit") will be converted into the right to receive either:
(i) $12.25 in cash (the "OP Cash Consideration"), (ii) one class A preferred unit of limited partnership interest in the Surviving OP with a cumulative preferred return of 7.5%, or (iii) one class B unit of limited partnership interest in the Surviving OP ((i), (ii), and (iii) together the "OP Consideration" and together with the Common Stock Consideration and the Preferred Consideration, the "Transaction Consideration").

    You have requested our opinion as to the fairness, from a financial point of view of the Common Stock Consideration, and OP Consideration to respective security holders in the OP to be paid in the Transactions to the respective security holders of the Company and the OP.

    In conducting our analysis and arriving at the opinion expressed herein, we have reviewed such materials and considered such financial and other factors as we deemed relevant under the circumstances, including:

    (i) a draft of the Merger Agreement, dated April 11, 1999;

    (ii) a draft of the OP Merger Agreement, dated April 11, 1999;

    (iii) certain publicly available historical financial and operating data concerning the Company including, but not limited to, the Annual Reports on Form 10-K of the Company for fiscal years ended December 31, 1996, 1997 and 1998,

    (iv) historical stock market prices and trading volumes for the Company Common Stock;

    (v) publicly available financial, operating and stock market data concerning certain companies engaged in businesses we deemed comparable to the businesses of the Company, or otherwise relevant to our inquiry;

      [LOGO]

                                                    PRUDENTIAL SECURITIES
                                                    INCORPORATED

    (vi) the financial terms of certain recent transactions we deemed relevant to our inquiry;

    (vii) an appraisal dated October 31, 1998 of the Company's properties prepared by Cushman & Wakefield; and

    (viii)such other financial studies, analyses and investigations that we deemed appropriate.

    We have assumed, with your consent, that the drafts of the Merger Agreement and the OP Merger Agreement we reviewed will conform in all material respects to those documents when in final form. We have further assumed, with your consent, that each OP Unit Holder will elect to receive the OP Cash Consideration.

    We have discussed with senior management of the Company; (1) the past and current operating and financial condition of the Company, (ii) the prospects for the Company, (iii) their estimates of the Company's future financial performance and (iv) such other matters we deemed relevant.

    In connection with our review and analysis and in arriving at our opinion, we have relied upon the accuracy and completeness of the financial and other information that is publicly available or was provided to us by the Company and we have not undertaken any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company. With respect to certain financial forecasts for the Company provided to us by the management of the Company, we have assumed that such information (and the assumption and bases therefor) represents management's best currently available estimate as to the future financial performance of the Company. Further, our opinion is based on economic, financial and market conditions as they currently exist and can only be evaluated as of the date hereof and we assume no responsibility to update or revise our opinion based upon events or circumstances occurring after the date hereof.

    Our opinion does not address, nor should it be construed to address, the relative merits of the Transactions, on the one hand, or any alternative business strategies that may be available to the Company, on the other hand.

    We have been retained by the Special Committee of the Board of Directors of the Company to render this opinion and provide other financial advisory services in connection with the Transactions and will receive an advisory fee for such services. In the ordinary course of business we may actively trade the common stock of the Company for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    This letter and the opinion expressed herein are for the use of the Special Committee of the Board of Directors of the Company. This opinion does not constitute a recommendation to the stockholders of the Company as to how such stockholders should vote in connection with the Merger or as to any other action such stockholders should take regarding the Merger. This opinion may not be reproduced, summarized, excerpted from or otherwise publicly referred to or disclosed in any manner without our prior written consent.

    Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Common Stock Consideration, and OP Consideration to respective security holders in the OP to be paid in the Transactions is fair to the respective security holders of the Company and the OP from a financial point of view. This opinion does not address the fairness of the OP Consideration other than the OP Cash Consideration.

                                          Very truly yours,

                                          /s/ PRUDENTIAL SECURITIES INCORPORATED
                                       -----------------------------------------
                                          PRUDENTIAL SECURITIES INCORPORATED

                                                                      APPENDIX E

                        DELAWARE GENERAL CORPORATION LAW
                           SEC. 262 APPRAISAL RIGHTS.

    (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section251 (other than a merger effected pursuant to Section251(g) of this title), Section252, Section254, Section257, Section258, Section263 or Section264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to SectionSection251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to Section228 or Section253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holder on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreement as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonably attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 339, L. "98, eff. 7-1-98.)

                                                                      APPENDIX F

The name, position and present principal occupation of each manager and executive officer of WXI/BRH Gen-Par, L.L.C. are set forth below.

    The business address of all the executive officers and managers listed below except Edward M. Siskind, G. Douglas Gunn, Todd A. Williams and Angie D. Madison is 85 Broad Street, New York, New York 10004. The business address of Edward M. Siskind is 133 Fleet Street, London EC4A 2BB, England. The business address of
G. Douglas Gunn, Todd A. Williams and Angie Madison is 100 Crescent Court, Suite 1000, Dallas, TX 75201.

    All executive officers and managers listed below are United States citizens.

NAME                                                POSITION                    PRESENT PRINCIPAL OCCUPATION
------------------------------------  ------------------------------------  ------------------------------------
Rothenberg, Stuart M.                 Manager/Vice President                Managing Director of
                                                                            Goldman, Sachs & Co.

Neidich, Daniel M.                    Manager/President                     Managing Director of
                                                                            Goldman, Sachs & Co.

Weil, David M.                        Vice President                        Managing Director of
                                                                            Goldman, Sachs & Co.

Rosenberg, Ralph F.                   Manager/Vice President/ Assistant     Managing Director of
                                      Secretary                             Goldman, Sachs & Co.

Williams, Todd A.                     Vice President/ Assistant Secretary/  Managing Director of
                                      Assistant Treasurer                   Goldman, Sachs & Co.

Naughton, Kevin D.                    Vice President/Secretary/ Treasurer   Vice President of
                                                                            Goldman, Sachs & Co.

Siskind, Edward M.                    Vice President/ Assistant Treasurer   Managing Director of
                                                                            Goldman Sachs International

Klingher, Michael K.                  Vice President                        Managing Director of
                                                                            Goldman, Sachs & Co.

Kava, Alan S.                         Vice President                        Vice President of
                                                                            Goldman, Sachs & Co.

Feldman, Steven M.                    Vice President                        Managing Director of
                                                                            Goldman, Sachs & Co.

Lauer, Kate                           Vice President/ Assistant Secretary   Vice President of
                                                                            Goldman, Sachs & Co.

Sack, Susan L.                        Vice President/ Assistant Secretary   Vice President of
                                                                            Goldman, Sachs & Co.

Burban, Elizabeth M.                  Vice President/ Assistant Secretary   Vice President of
                                                                            Goldman, Sachs & Co.

Lahey, Brian J.                       Vice President                        Vice President of
                                                                            Goldman, Sachs & Co.

Gunn, G. Douglas                      Vice President                        Vice President of
                                                                            Goldman, Sachs & Co.

NAME                                                POSITION                    PRESENT PRINCIPAL OCCUPATION
------------------------------------  ------------------------------------  ------------------------------------
Madison, Angie D.                     Vice President                        Vice President of
                                                                            Goldman, Sachs & Co.

Bernstein, Ronald L.                  Vice President                        Vice President of
                                                                            Goldman, Sachs & Co.

Brooks, Adam                          Assistant Vice President              Associate of
                                                                            Goldman, Sachs & Co.

                                                                      APPENDIX G

    The name, position and present principal occupation of each manager and executive officer of WH Advisors, L.L.C. XI, which is the sole general partner of Whitehall Street Real Estate Limited Partnership XI, are set forth below.

    The business address of all the executive officers and managers listed below except G. Douglas Gunn, Todd A. Williams, Angie D. Madison, Edward M. Siskind, Paul R. Milosevich, Elizabeth A. O'Brien, Zubin P. Irani and Eli Muraidekh is 85 Broad Street, New York, New York 10004. The business address of G. Douglas Gunn, Todd A. Williams, Angie D. Madison and Paul R. Milosevich is 100 Crescent Court, Suite 1000, Dallas, TX 75201. The business address of Edward M. Siskind, Zubin
P. Irani and Eli Muraidekh is 133 Fleet Street, London EC4A 2BB, England. The business address of Elizabeth A. O'Brien is 3 Garden Road, Central, Hong Kong.

    Except for Brahm S. Cramer, who is a Canadian citizen, all executive officers and managers listed below are United States citizens.

NAME                                                POSITION                    PRESENT PRINCIPAL OCCUPATION
------------------------------------  ------------------------------------  ------------------------------------
Rothenberg, Stuart M.                 Manager/Vice President                Managing Director of
                                                                            Goldman, Sachs & Co.

Neidich, Daniel M.                    Manager/President                     Managing Director of
                                                                            Goldman, Sachs & Co.

O'Brien, Elizabeth A.                 Vice President/Assistant Secretary    Vice President of
                                                                            Goldman Sachs (Asia) L.L.C.

Weil, David M.                        Vice President                        Managing Director of
                                                                            Goldman, Sachs & Co.

Rosenberg, Ralph F.                   Manager/Vice President/ Assistant     Managing Director of
                                      Secretary                             Goldman, Sachs & Co.

Williams, Todd A.                     Vice President/Assistant              Managing Director of
                                      Secretary/Assistant Treasurer         Goldman, Sachs & Co.

Naughton, Kevin D.                    Vice President/Secretary/ Treasurer   Vice President of
                                                                            Goldman, Sachs & Co.

Siskind, Edward M.                    Vice President/Assistant Treasurer    Managing Director of
                                                                            Goldman Sachs International

Klingher, Michael K.                  Vice President                        Managing Director of
                                                                            Goldman, Sachs & Co.

Gunn, G. Douglas                      Vice President/Assistant Secretary    Vice President of
                                                                            Goldman, Sachs & Co.

Lahey, Brian J.                       Vice President/Assistant Treasurer    Vice President of
                                                                            Goldman, Sachs & Co.

Kava, Alan S.                         Vice President                        Vice President of
                                                                            Goldman, Sachs & Co.

Feldman, Steven M.                    Vice President                        Managing Director of
                                                                            Goldman, Sachs & Co.

Madison, Angie D.                     Vice President/Assistant Secretary    Vice President of
                                                                            Goldman, Sachs & Co.

NAME                                                POSITION                    PRESENT PRINCIPAL OCCUPATION
------------------------------------  ------------------------------------  ------------------------------------
Weiss, Mitchell S.                    Assistant Treasurer                   Vice President of
                                                                            Goldman, Sachs & Co.

Cramer, Brahm S.                      Vice President                        Vice President of
                                                                            Goldman, Sachs & Co.

Karr, Jerome S.                       Vice President                        Vice President of
                                                                            Goldman, Sachs & Co.

Lauer, Kate                           Vice President/Assistant Secretary    Vice President of
                                                                            Goldman, Sachs & Co.

Milosevich, Paul R.                   Vice President                        Vice President of
                                                                            Goldman, Sachs & Co.

Mortelliti, Josephine                 Vice President                        Vice President of
                                                                            Goldman, Sachs & Co.

Muraidekh, Eli                        Vice President                        Vice President of
                                                                            Goldman Sachs International

Sack, Susan L.                        Vice President/Assistant Secretary    Vice President of
                                                                            Goldman, Sachs & Co.

Burban, Elizabeth M.                  Vice President/Assistant Secretary    Vice President of
                                                                            Goldman, Sachs & Co.

Bernstein, Ronald L.                  Assistant Vice President/ Assistant   Vice President of
                                      Secretary                             Goldman, Sachs & Co.

Irani, Zubin P.                       Assistant Vice President/ Assistant   Vice President of
                                      Secretary                             Goldman Sachs International

                                                                      APPENDIX H

    The name of each director of The Goldman Sachs Group, Inc. is set forth below.

    The business address of each person listed below except John L. Thornton, Sir John Browne and James A. Johnson is 85 Broad Street, New York, NY 10004. The business address of John L. Thornton is 133 Fleet Street, London EC4A 2BB, England. The business address of Sir John Browne is BP Amoco plc, Brittanic House, 1 Finsbury Circus, London EC2M, England. The business address of James A. Johnson is Fannie Mae, 3900 Wisconsin Avenue NW, Washington, D.C. 20016.

    Each person is a citizen of the United States of America except for Sir John Browne, who is a citizen of the United Kingdom. The present principal occupation or employment of each of the listed persons is set forth below.

NAME                                                                    PRESENT PRINCIPAL OCCUPATION
--------------------------------------------------------  --------------------------------------------------------
Henry M. Paulson, Jr....................................  Chairman and Chief Executive Officer of The Goldman
                                                          Sachs Group, Inc.

Robert J. Hurst.........................................  Vice Chairman of The Goldman Sachs Group, Inc.

John A. Thain...........................................  President and Co-Chief Operating Officer of The Goldman
                                                          Sachs Group, Inc.

John L. Thornton........................................  President and Co-Chief Operating Officer of The Goldman
                                                          Sachs Group, Inc.

Sir John Browne.........................................  Group Chief Executive of BP Amoco plc

James A. Johnson........................................  Chairman of the Executive Committee of the Board of
                                                          Fannie Mae

John L. Weinberg........................................  Senior Chairman of The Goldman Sachs Group, Inc.

                                                                      APPENDIX I

        [LOGO]                                                                        [LOGO]

                                        December 1, 1998

Berkshire Realty Company, Inc. (NYSE-BRI)
One Beacon Street, Suite 1550
Boston, MA 02108

                                        Re:  Appraisal of Real Property
                                          Real Estate Assets of Berkshire
                                          Realty Company, Inc., a publicly
                                          traded Real Estate Investment Trust

Ladies and Gentlemen:

    In fulfillment of our agreement as outlined in the Letter of Engagement, Cushman & Wakefield, Inc. and its affiliates are pleased to transmit a summary appraisal estimating the market value of the fee simple estate in the referenced real property. This appraisal is a summary of our conclusions as stated in each of our complete, self-contained reports on each asset. Our complete, self-contained reports that detail our analyses, and valuation conclusions have been delivered to you under separate cover. The value conclusions stated within this report are subject to the assumptions and limiting conditions attached and those contained in each individual report.

    This report is intended to comply with the reporting requirements set forth under Standards Rule 2-2 (c) of the Uniform Standards of Professional Appraisal Practice for a complete summary appraisal report. As such, it does not include a discussion of data, reasoning and analyses that were used in the appraisal process to develop the appraisers' opinion of value. Reliance upon this report by the client, is limited to the extent that we have not included supporting data nor our work files. However, supporting data has been included in our complete, self-contained reports which you have received under separate cover.

    The effective date of value is October 15, 1998. The properties which are the subject of this report were inspected at various dates during the months of September and October 1998 by the preparers of each individual report. This summary report was prepared by Douglas H. Larson and Matthew C. Mondanile, MAI, while the self-contained appraisal reports were prepared by Cushman & Wakefield Valuation Advisory Services personnel of the various affiliates of Cushman & Wakefield, Inc.

    The purpose of this appraisal is to estimate the market value of the fee simple estate, as of the valuation date. The function of the report is for the internal business decisions of Berkshire Realty Company, Inc. ("BRI"). This report may also be furnished to BRI's stockholders. The definition of market value, taken from Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, is presented as follows:

    The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

    1.  Buyer and seller are typically motivated;

        [LOGO]

    2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

    3.  A reasonable time is allowed for exposure in the open market;

    4. Payment is made in terms of cash in US dollars or in terms of financial arrangements comparable thereto; and

    5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

EXPOSURE TIME

    Under Paragraph 3 of the Definition of Market Value, the value estimate presumes that "A reasonable time is allowed for exposure in the open market". Exposure time is defined as the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.

    Based on our research of recent sales of apartment complexes considered to be reasonably comparable to those contained within BRI, as well as our discussions with local brokers and buyers/sellers of multi-family projects, we have concluded that the probable exposure time for the properties would have been approximately twelve months. In fact, the majority of the apartment sales included within our self-contained appraisal reports, were exposed on the market for a period of approximately six to twelve months prior to closing. Thus, the aforementioned exposure time appears reasonable.

    The following definitions of pertinent terms are taken from the DICTIONARY OF REAL ESTATE APPRAISAL, THIRD EDITION (1993), published by the APPRAISAL INSTITUTE.

    FEE SIMPLE ESTATE

    Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat.

    DIRECT CAPITALIZATION

    1. A method used to convert an estimate of a single year's income expectancy into an indication of value in one direct step, either by dividing the income estimate by an appropriate rate or by multiplying the income estimate by an appropriate factor.

    2. A capitalization technique that employs capitalization rates and multipliers extracted from sales. Only the first year's income is considered. Yield and value change are implied, but not identified.

    DISCOUNTED CASH FLOW ANALYSIS

    The procedure in which a discount rate is applied to a set of projected income streams and a reversion. The analyst specifies the quantity, variability, timing, and duration of the income streams as well as the quantity and timing of the reversion and discounts each to its present value at a specified yield rate. Discounted Cash Flow Analysis can be applied with any yield capitalization technique and may be performed on either a lease-by-lease or aggregate basis.

                                                                  [LOGO]

    MARKET VALUE AS IS ON APPRAISAL DATE

    The value of specific ownership rights to an identified parcel of real estate as of the effective date of the appraisal; related to what physically exists and is legally permissible and excludes all assumptions concerning hypothetical market conditions or possible rezoning.

    PROSPECTIVE VALUE ON REACHING STABILIZED OCCUPANCY

    The value of a property as of a point in time when all improvements have been physically constructed and the property has been leased to its optimum level of long term occupancy. At such point, all capital outlays for tenant improvements, leasing commissions, marketing costs, and other carrying charges are assumed to have been absorbed.

    In preparing our self-contained appraisal reports, Cushman & Wakefield personnel inspected each of the properties. Our appraisers were able to inspect those areas of the properties and immediate area that would be inspected during the course of a typical appraisal assignment. We reviewed economic and demographic trends for each market, taking into account the impact of both the existing competitive inventory and proposed additions to the market. We have also compiled and analyzed recent market sales, as well as projecting future anticipated income and expenses. During the course of their research and analysis, our appraisers concluded that each property's highest and best use is its existing or proposed use, multi-family construction.

    BRI is a real estate investment trust which is publicly traded on the New York Stock Exchange. BRI is a multi-family REIT, specializing in owning, developing, and managing multi-family apartment complexes in four defined regions of the United States. The apartment complexes are typically in excess of 200 units in size. As of the effective date of appraisal, BRI owned and managed a total of 23,827 units. Although primarily an owner and manager, BRI periodically develops new apartment complexes and renovates and rehabilitates existing units and complexes.

    BRI operates in four areas identified as the Mid-Atlantic, Southeast, Florida, and Texas regions.

    MID-ATLANTIC--BRI owns and manages 6,218 units in this region which encompasses suburban Washington, D.C. and Baltimore, Maryland. As of August 31, 1998, their portfolio was 98.7 percent occupied in this region. There is one property owned and managed in Nassau County, New York.

    SOUTHEAST--The Southeast region includes complexes located in suburban Atlanta, Georgia, Charlotte and Raleigh, North Carolina, Greenville and Mauldin, South Carolina, and Nashville and Knoxville, Tennessee. BRI owns and manages 5,993 units in this region which are 97.1 percent occupied.

    FLORIDA--The BRI holdings in the State of Florida include complexes in suburban areas of Broward County on the east coast, Orlando in the central part of the state, and Tampa St. Petersburg on the west coast. BRI owns and manages 3,161 units in this region which are 95.9 percent occupied.

    TEXAS--Similar to their Florida holdings, BRI owns and manages 8,455 units in suburban areas of the major cities of Dallas, Ft. Worth, Houston, San Antonio, and Austin. The 8,455 units are 97.9 percent occupied.

        [LOGO]

    In addition to owning and operating 23,827 units as 80 operating properties within the four regions, BRI has four properties under development and two future development sites identified as follows:

UNDER DEVELOPMENT                                                         CITY        STATE      NO. OF UNITS
---------------------------------------------------------------------  ----------     -----     ---------------
Granite Run..........................................................  Baltimore           MD            264
Berkshires @ Crooked Creek...........................................  Durham              NC            296
Berkshire Commons I..................................................  Clemson             SC            177
The Berkshires @ Deerfield I.........................................  Atlanta             GA            478


LAND HELD FOR FUTURE DEVELOPMENT                                          CITY        STATE      NO. OF UNITS
---------------------------------------------------------------------  ----------     -----     ---------------
Inglesby Site........................................................  Greenville          SC            488
Garlington Road Site.................................................  Greenville          SC            452

PROPERTY DESCRIPTIONS

    BRI owns and manages multi-family housing in the form of garden, mid-rise, and high-rise apartment complexes and buildings. The properties are rental units where tenants pay a monthly rent which averaged $673 per unit as of August 31, 1998. The complexes are located in municipalities which have not instituted rent controls or restrictions. These are primarily "market rate" apartments primarily aimed at middle income tenants, although certain units are rented to low income and upper income families. BRI also owns and operates seven complexes which have tax-exempt bond financing in place. This type of financing requires that 20 percent of the units in each complex be rented to families that make no more than 80 percent of the area median income. Other than these properties, there are no rent restricted properties.

    The BRI holdings are primarily garden apartment complexes. The typical complex is located in a suburban neighborhood on the outskirts of a major or mid-sized city. The neighborhoods are typically in the growth phase, or at minimum the stable phase, based on current demographic information. The complexes have multiple buildings of two to three stories on campus-like settings with well landscaped acreage.

    The buildings are typically wood frame structures with stucco or clapboard exterior walls and composition shingle roofs. The apartment units and common areas are served by electric or gas fueled package unit HVAC; electric and natural gas for cooking, and public water and sewer supply. All buildings meet local fire code standards providing smoke alarms and fire extinguishers. Hallways are carpeted and common areas frequently include swimming pools and playgrounds, as well as clubhouses with recreation areas.

    The apartment units are often one-, two-, and three-bedroom units with a living room, dining room, and kitchen. They generally contain one to three bathrooms. Tenants primarily pay monthly rent for an unfurnished apartment to BRI plus a monthly electric and gas bill directly to the local utility company for HVAC and interior lighting. BRI typically incurs the cost of providing water and trash pick-up to the unit.

    Two of the complexes, Berkshire Towers in Silver Spring, Maryland and River Oaks in Houston, Texas, are high-rise properties which differ physically from the garden properties but are generally operated and managed in a similar way. These properties do however, command higher monthly rents than the garden properties in their immediate areas and have achieved higher stabilized occupancy rates.

                                                                  [LOGO]

APPRAISAL METHODOLOGY

    Cushman & Wakefield, Inc. and its affiliates were retained to estimate the market value of each BRI property as of October 15, 1998. The self-contained appraisal reports are subject to the assumptions and limiting conditions contained within each report. The properties were appraised individually, assuming they were managed by a third party management company. Our appraised values assume a typical marketing period of twelve months consistent with local market conditions as reflected in sales of comparable apartment complexes in each respective market area. Our appraisers employed at least two of the three traditional approaches to value in their reports, most typically the Sales Comparison Approach and the Income Capitalization Approach. The properties under construction, in addition to the Sales and Income Capitalization Approaches, included the Cost Approach to value.

    In the Sales Comparison Approach, our appraisers searched the local market area for recent sales of comparable apartment complexes. They then analyzed those sales on the basis of sales price per square foot, sale price per unit, and the effective gross income multiplier (EGIM). The appraisers correlated the various value indications into a point estimate from within the range indicated by the comparable sales.

    In developing the Income Capitalization Approach, our appraisers studied rents in effect in each BRI complex and competing complexes to estimate potential rental income at market levels. They also included an estimate of income from sources other than apartment rentals such as laundry income, vending machine income, and forfeited deposits. The next step in this approach included an analysis of recent history of operating expenses at the properties and competing properties in comparison to the BRI budget to estimate an appropriate level of stabilized expenses and reserves for unit replacement and capital items. Our appraisers then estimated net operating income by subtracting stabilized expenses from potential gross income and capitalized the stabilized net operating income into an indication of capital value. The capitalization rate employed was based upon prevailing going-in rates abstracted from an analysis of recent comparable apartment complex sales.

    The second phase of the Income Capitalization Approach involved the application and preparation of a discounted cash flow analysis in which the estimated income and expenses are analyzed over a ten year forecast period and the estimated property value at the time of reversion are discounted at an appropriate rate to estimate present market value. The discount rate employed in the discounted cash flow analysis was based upon responses to recent surveys of investors who employ this methodology. The BRI property holdings are primarily "market rate" apartment complexes and buildings whose rental income will fluctuate over time depending upon economic conditions in each local market area as well as competitive supply and demand. In our experience, the direct capitalization method utilized within the Income Capitalization Approach is the most common method employed by investors, whether leveraged or unleveraged, who would seek to buy these assets if placed on the market for sale. In light of this factor, our appraisers typically concluded at a market value estimate based upon the direct capitalization method while given consideration to the conclusions reached by the Sales Comparison Approach and the discounted cash flow analysis.

COMPLIANCE WITH APPRAISAL STANDARDS AND EXISTING FINANCING

    We estimated market value in conformance with the Uniform Standards of Professional Appraisal Practice, as well as Title XI of the Financial Institution's Reform, Recovery, and Enforcement Act of 1989 (FIRREA) which assume a sale price under terms equivalent to cash. Our appraisers employed, as an underwriting guide, both Federal National Mortgage Association and Federal Home Loan Bank Board appraisal standards. Consistent with our compliance with generally accepted appraisal standards, we disregarded existing financing encumbering the properties which are prepayable. There are however,

        [LOGO]

eight properties within the BRI holdings which have non-prepayable debt. The mortgagees are typically the Housing and Urban Development Department (HUD) or tax exempt bond holders. Our appraisers considered the terms and conditions of these mortgages in concluding at their final value estimates for each of the eight properties. Overall, the effect on market value of these eight mortgages was not material.

DISCUSSIONS AND CONCLUSIONS

    The BRI holdings are either Class A or Class B apartment complexes and buildings located in four regions of the United States. The neighborhoods in which the properties are located are most often improving subdistricts that are, at minimum, stable areas. Physically, the properties, both externally and internally, are in good condition. The buildings are well maintained along with landscaped public areas with only minor amounts of deferred maintenance noted by our appraisers and reflected in BRI's capital expenditure budgets on the effective date of value. Management seems to be responsive to problems and efficient in their operation of the properties. The BRI holdings have an average monthly rent of $673 per unit with average operating expenses before reserves of $2,869 per unit. The average occupancy of the properties was 97.8 percent. These statistics are reflective of well managed multi-family property and are within the range found in other apartment complexes which are owned by competing public companies.

FINAL VALUE ESTIMATES


    The final value estimates for these properties total $1,278,650,000. This represents the sum of the individual market value estimates for each property and does not represent a bulk value or sale price of the portfolio. The property list and market value conclusions, as referenced in our complete self-contained appraisal reports, are exhibited on the following pages.


Respectfully submitted,

Cushman & Wakefield, Inc.

/s/ DOUGLAS H. LARSON
----------------------------
Associate Director
Valuation Advisory Services

/s/ MATTHEW C. MONDANILE, MAI
----------------------------
Matthew C. Mondanile, MAI
Senior Director
Valuation Advisory Services

                                                                  [LOGO]

                       BERKSHIRE REALTY COMPANY PORTFOLIO

PROPERTY NAME                                                           CITY           STATE      MARKET VALUE
-----------------------------------------------------------------  ---------------     -----     --------------
1.         Arborview.............................................  Belcamp                  MD   $   20,500,000
2.         Liriope...............................................  Belcamp                  MD   $    6,400,000
3.         Calvert's Walk........................................  Belair                   MD   $   17,500,000
4.         Ridgeview Chase.......................................  Westminster              MD   $   14,400,000
5.         The Berkshire Towers High Rise........................  Silver Spring            MD   $   65,300,000
6.         Westchester...........................................  Silver Spring            MD   $   20,000,000
7.         Courtleigh............................................  Baltimore                MD   $   16,100,000
8.         Coventry..............................................  Baltimore                MD   $    7,000,000
9.         Diamond Ridge.........................................  Baltimore                MD   $    5,700,000
10.        Heraldy Square........................................  Baltimore                MD   $   12,600,000
11.        Estates...............................................  Pikesville               MD   $   14,200,000
12.        Fairway Ridge.........................................  Baltimore                MD   $    9,500,000
13.        Hazelcrest............................................  Baltimore                MD   $    1,400,000
14.        Hilltop...............................................  Baltimore                MD   $    1,200,000
15.        Jamestowne............................................  Baltimore                MD   $   11,500,000
16.        Kingwood Common I.....................................  Baltimore                MD   $   10,200,000
17.        Kingwood Common II....................................  Baltimore                MD   $   10,500,000
18.        Old Forge.............................................  Baltimore                MD   $    9,100,000
19.        Rolling Wind..........................................  Baltimore                MD   $   22,000,000
20.        Stratton Meadows......................................  Baltimore                MD   $   15,700,000
21.        The Channel (Heritage Hill)...........................  Glen Burnie              MD   $    7,100,000
22.        The Cove (Washington Square)..........................  Glen Burnie              MD   $   11,200,000
23.        The Lighthouse (Lamplighter)..........................  Glen Burnie              MD   $   11,200,000
24.        Harpers Mill..........................................  Glen Burnie              MD   $    9,100,000
25.        Warren Park...........................................  Baltimore                MD   $    7,400,000
26.        Williston.............................................  Baltimore                MD   $    3,500,000
27.        Granite Run...........................................  Baltimore                MD   $   25,500,000
28.        Altamonte Bay Club....................................  Altamonte                FL   $   11,250,000
29.        Arbor Keys (Seven Winds)..............................  Tamarac                  FL   $   12,600,000
30.        Woodland Meadows......................................  Tamarac                  FL   $   15,500,000
31.        Berkshire West (Polos West)...........................  Winter Garden            FL   $   10,950,000
32.        Lakes at Jacaranda....................................  Plantation               FL   $   23,400,000
33.        Plantation Colony.....................................  Plantation               FL   $   17,000,000
34.        Lynn Lake.............................................  St. Petersburg           FL   $   28,700,000
35.        Newport...............................................  Tampa                    FL   $   12,900,000
36.        Park Colony...........................................  Hollywood                FL   $   20,750,000
37.        Sunchase..............................................  Bradenton                FL   $    6,500,000
38.        Arbors at Breckinridge................................  Duluth                   GA   $   33,100,000
39.        Avalon on Abernathy...................................  Atlanta                  GA   $   16,900,000
40.        Essex House...........................................  Atlanta                  GA   $    7,940,000
41.        River Parkway.........................................  Atlanta                  GA   $   25,900,000
42.        Highlands @ Briarcliff................................  Atlanta                  GA   $    9,100,000
43.        Huntington Chase......................................  Norcross                 GA   $   25,940,000
44.        Pines @ Dunwoody......................................  Atlanta                  GA   $   20,700,000
45.        The Berkshires @ Deerfield I..........................  Atlanta                  GA   $    6,500,000

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
PROPERTY NAME                                                           CITY           STATE      MARKET VALUE
-----------------------------------------------------------------  ---------------     -----     --------------
46.        British Woods.........................................  Nashville                TN   $   11,270,000
47.        Highland Ridge........................................  Madison                  TN   $    8,200,000
48.        Windover..............................................  Knoxville                TN   $   10,200,000
49.        Benchmark.............................................  Irving                   TX   $   12,300,000
50.        Huntington Ridge......................................  Irving                   TX   $    9,900,000
51.        Berkshire Springs (Country Wood)......................  Dallas                   TX   $    9,000,000
52.        Berkshire @ Addison (Summer Place)....................  Addison                  TX   $    9,600,000
53.        Golfside..............................................  Haltom City              TX   $   10,500,000
54.        Hunters Glen..........................................  Plano                    TX   $   13,700,000
55.        Huntington Brook......................................  Dallas                   TX   $   15,100,000
56.        Huntington Lake.......................................  Dallas                   TX   $   21,300,000
57.        Indigo on Forest......................................  Dallas                   TX   $   57,000,000
58.        Pleasant Woods........................................  Dallas                   TX   $    9,200,000
59.        Prescott Place........................................  Mesquite                 TX   $   11,100,000
60.        Prescott Place II.....................................  Mesquite                 TX   $   12,900,000
61.        Providence............................................  Dallas                   TX   $    9,500,000
62.        Sweetwater Ranch......................................  Richardson               TX   $   21,200,000
63.        Cumberland Cove.......................................  Raleigh                  NC   $   38,500,000
64.        East Lake Village.....................................  Charlotte                NC   $   10,200,000
65.        The Timbers...........................................  Charlotte                NC   $   16,600,000
66.        Berkshires @ Crooked Creek............................  Durham                   NC   $   22,000,000
67.        Berkshire Commons I...................................  Clemson                  SC   $   15,100,000
68.        Inglesby Site.........................................  Greenville               SC   $    3,650,000
69.        Garlington Road Site..................................  Greenville               SC   $    1,500,000
70.        Brookfield Trace/The Berkshires.......................  Mauldin                  SC   $   18,200,000
71.        The Oaks..............................................  Mauldin                  SC   $    7,800,000
72.        Brookwood Valley......................................  Mauldin                  SC   $   10,200,000
73.        Stoneledge............................................  Greenville               SC   $   12,400,000
74.        Huntington Downs......................................  Greenville               SC   $   23,800,000
75.        Roper Mountain........................................  Greenville               SC   $    8,800,000
76.        6200 Gessner..........................................  Houston                  TX   $   13,700,000
77.        River Oaks High Rise..................................  Houston                  TX   $   17,500,000
78.        Berkshire Crossing (The Lodge)........................  Houston                  TX   $    6,500,000
79.        Yortown...............................................  Houston                  TX   $   29,000,000
80.        Kingwood Crossing.....................................  Houston                  TX   $   15,750,000
81.        Kingwood Lakes........................................  Houston                  TX   $   15,150,000
82.        Berkshire Hills (Pinto Ridge).........................  Austin                   TX   $   10,900,000
83.        The Bluffs of Berkshire...............................  Austin                   TX   $   17,800,000
84.        Carlyle Place.........................................  San Antonio              TX   $    8,900,000
85.        Oaks of Marymont......................................  San Antonio              TX   $   12,900,000
86.        Southpoint............................................  Massapequa               NY   $   18,400,000
                                                                                                 --------------
TOTAL............................................................                                $1,278,550,000
                                                                                                 --------------
                                                                                                 --------------


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                      ASSUMPTIONS AND LIMITING CONDITIONS

"Appraisal" means the appraisal report and opinion of value stated therein, or the letter opinion of value, to which these Assumptions and Limiting Conditions are annexed.

"Property" means the subject of the Appraisal.

"C&W" means Cushman & Wakefield, Inc. or its subsidiary which issued the Appraisal.

"Appraiser(s)" means the employee(s) of C&W who prepared and signed the Appraisal.

The Appraisal has been made subject to the following assumptions and limiting conditions:

1. No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2. The information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters.

3. The opinion of value is only as of the date stated in the Appraisal. Changes since that date in external and market factors or in the Property itself can significantly affect property value.

4. The Appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited which consent has been given with respect to the proxy statement to be sent to shareholders. Except as may be otherwise stated in the letter of engagement, the Appraisal may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Appraisal shall be conveyed to the public through advertising, or used in any sales or promotional material without C&Ws prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited.

5. Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

6. The Appraisal assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them); (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Appraisal; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Appraisal is based.

7. The physical condition of the improvements considered by the Appraisal is based on visual inspection by the Appraiser or other person identified in the Appraisal. C&W assumes no

                                      I-9
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    responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

8. The forecasted potential gross income referred to in the Appraisal may be based on lease summaries provided by the owner or third parties. The Appraiser assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

9. The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser's best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser's task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Appraisal, envisages for the future in terms of rental rates, expenses, supply and demand.

10. Unless otherwise stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

11. Unless otherwise stated in the Appraisal, compliance with the requirements of the Americans With Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the Property. C&W recommends that an expert in this field be employed.

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                           CERTIFICATION OF APPRAISAL

We certify that, to the best of our knowledge and belief:

1. The undersigned did not inspect each of the properties which are the subject of this report. The reader is referred to each individual report for names of those professionals who performed the inspections.

2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

3. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

4. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event. The appraisal assignment was not based on a requested minimum valuation, a specific valuation or the approval of a loan.

5. No one provided significant professional assistance to the persons signing this report.

6. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

7. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

8. As of the date of this report, Matthew C. Mondanile has completed the requirements of the continuing education program of the Appraisal Institute.

/S/ DOUGLAS H. LARSON                          /S/ MATTHEW C. MONDANILE
---------------------------------              ---------------------------------
Douglas H. Larson                              Matthew C. Mondanile, MAI
Associate Director                             Senior Director
Valuation Advisory Services                    Valuation Advisory Services

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                                                               [LOGO]

                                             June 2, 1999

Berkshire Realty Company, Inc.
One Beacon Street, Suite 1550
Boston, MA 02108

Attn: David F. Marshall
     President and Chief Executive Officer
                                          Re: Appraisal of Real Property
                                             Real Estate Assets of Berkshire
                                             Realty Company, Inc., a publicly
                                             traded Real Estate Investment Trust

Dear Mr. Marshall:

    In response to your letter dated June 2, 1999 in which you requested a "bring down" letter which states that the property values set forth in the appraisals are fair and accurate as of January 1, 1999, we have performed the following:

1. Discussed market conditions effective January 1, 1999 including occupancy rates, market rental rates, and capitalization rates with C&W's appraisers responsible for the appraisal values.

2. Investigated economic statistics including, but not limited to, mortgage interest rates, unemployment rates and changes in the consumer price index, effective January 1, 1999.

3. Interviewed Berkshire Realty Company, Inc. executives with regard to any retrospective or prospective material adverse changes in the properties as of January 1, 1999. These material adverse changes would include physical, functional, financial or economic conditions at each property.

    Our complete appraisal reports on the above referenced properties, dated October 15, 1998, including assumptions and limiting conditions ("original appraisal") are an integral part of this letter and are incorporated by reference.

    This is a restricted report in that it does not contain the data, reasoning, or analysis upon which our value conclusion is based. The details of our analyses and findings will be retained in our files as required by the Uniform Standards of Professional Appraisal Practice to which we are subject. This report can only be relied upon by a reader familiar with the original appraisals. In reviewing this update, the reader should consider it in the context of the original appraisals.

                                 [LOGO]

                                                                  [LOGO]

Mr. David F. Marshall
President and Chief Executive Officer

    Based upon these independent investigations and representations made to us in your June 2, 1999 letter, we are of the opinion that the market values as estimated in our appraisals effective October 15, 1998, were fair and accurate as of January 1, 1999.

                                          Respectfully submitted,
                                          Cushman & Wakefield, Inc.

                                                    [SIGNATURE]

                                      Mathew C. Mondanile, MAI
                                      Senior Director
                                      Valuation Advisory Services

MCM:ew

cc: Brian R. Corcoran
   John D. Busi

                                                                      APPENDIX J

        [LOGO]                                                                        [LOGO]

                                        August 12, 1999

Berkshire Realty Holdings, L.P.
One Beacon Street, Suite 1500
Boston, MA 02108

                                      Re: Appraisal of Real Property
                                         Twenty Two (22) Real Estate Assets of
                                         Berkshire Realty Company, Inc. ("BRI")

Ladies and Gentlemen:

    In fulfillment of our agreement as outlined in the Letter of Engagement, Cushman & Wakefield, Inc. and its affiliates are pleased to transmit a summary appraisal estimating the market value of the fee simple estate in the referenced real property. This appraisal is a summary of our conclusions as stated in each of our complete, self-contained reports on each asset. Our complete, self-contained reports that detail our analyses, and valuation conclusions have been delivered to you under separate cover. The value conclusions stated within this report are subject to the assumptions and limiting conditions attached and those contained in each individual report.

    This report is intended to comply with the reporting requirements set forth under Standards Rule 2-2 (c) of the Uniform Standards of Professional Appraisal Practice for a complete summary appraisal report. As such, it does not include a discussion of data, reasoning and analyses that were used in the appraisal process to develop the appraisers' opinion of value. Reliance upon this report by the client, is limited to the extent that we have not included supporting data nor our work files. However, supporting data has been included in our complete, self-contained reports which you have received under separate cover.

    The effective date of value is July 1, 1999. The properties which are the subject of this report were inspected at various dates during the months of June and July 1999 by the preparers of each individual report. This summary report was prepared by Douglas H. Larson and Matthew C. Mondanile, MAI, while the self-contained appraisal reports were prepared by Cushman & Wakefield Valuation Advisory Services personnel of the various affiliates of Cushman & Wakefield, Inc.

    The purpose of this appraisal is to estimate the market value of the fee simple estate, as of the valuation date. The function of the report is for the internal business decisions of Berkshire Realty Holdings, L.P. ("BRH"). This report may also be furnished to BRH's partners. The definition of market value, taken from Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, is presented as follows:

    The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

    1.  Buyer and seller are typically motivated;

    2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

                                      J-1

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Berkshire Realty Holding, L.P.                                   August 12, 1999

    3.  A reasonable time is allowed for exposure in the open market;

    4. Payment is made in terms of cash in US dollars or in terms of financial arrangements comparable thereto; and

    5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

EXPOSURE TIME

    Under Paragraph 3 of the Definition of Market Value, the value estimate presumes that "A reasonable time is allowed for exposure in the open market". Exposure time is defined as the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.

    Based on our research of recent sales of apartment complexes considered to be reasonably comparable to those contained within BRH portfolio, as well as our discussions with local brokers and buyers/sellers of multi-family projects, we have concluded that the probable exposure time for the properties would have been approximately twelve months. In fact, the majority of the apartment sales included within our self-contained appraisal reports, were exposed on the market for a period of approximately six to twelve months prior to closing. Thus, the aforementioned exposure time appears reasonable.

    The following definitions of pertinent terms are taken from the DICTIONARY OF REAL ESTATE APPRAISAL, THIRD EDITION (1993), published by the APPRAISAL INSTITUTE.

    FEE SIMPLE ESTATE

    Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat.

    DIRECT CAPITALIZATION

    1. A method used to convert an estimate of a single year's income expectancy into an indication of value in one direct step, either by dividing the income estimate by an appropriate rate or by multiplying the income estimate by an appropriate factor.

    2. A capitalization technique that employs capitalization rates and multipliers extracted from sales. Only the first year's income is considered. Yield and value change are implied, but not identified.

    DISCOUNTED CASH FLOW ANALYSIS

    The procedure in which a discount rate is applied to a set of projected income streams and a reversion. The analyst specifies the quantity, variability, timing, and duration of the income streams as well as the quantity and timing of the reversion and discounts each to its present value at a specified yield rate. Discounted Cash Flow Analysis can be applied with any yield capitalization technique and may be performed on either a lease-by-lease or aggregate basis.

    MARKET VALUE AS IS ON APPRAISAL DATE

    The value of specific ownership rights to an identified parcel of real estate as of the effective date of the appraisal; related to what physically exists and is legally permissible and excludes all assumptions concerning hypothetical market conditions or possible rezoning.

    PROSPECTIVE VALUE ON REACHING STABILIZED OCCUPANCY

    The value of a property as of a point in time when all improvements have been physically constructed and the property has been leased to its optimum level of long term occupancy. At such

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Berkshire Realty Holding, L.P.                                   August 12, 1999

    point, all capital outlays for tenant improvements, leasing commissions, marketing costs, and other carrying charges are assumed to have been absorbed.

    In preparing our self-contained appraisal reports, Cushman & Wakefield personnel inspected each of the properties. Our appraisers were able to inspect those areas of the properties and immediate area that would be inspected during the course of a typical appraisal assignment. We reviewed economic and demographic trends for each market, taking into account the impact of both the existing competitive inventory and proposed additions to the market. We have also compiled and analyzed recent market sales, as well as projecting future anticipated income and expenses. During the course of their research and analysis, our appraisers concluded that each property's highest and best use is its existing or proposed use, multi-family construction.

PROPERTY DESCRIPTIONS

    BHR expects to acquire all of the assets of BRI, including the properties subject to this report. BRI owns and manages multi-family housing in the form of garden, mid-rise, and high-rise apartment complexes and buildings. The complexes are located in municipalities which have not instituted rent controls or restrictions. These are primarily "market rate" apartments primarily aimed at middle income tenants, although certain units are rented to low income and upper income families.

    The BRI holdings are primarily garden apartment complexes. The typical complex is located in a suburban neighborhood on the outskirts of a major or mid-sized city. The neighborhoods are typically in the growth phase, or at minimum the stable phase, based on current demographic information. The complexes have multiple buildings of two to three stories on campus-like settings with well landscaped acreage.

    The buildings are typically wood frame structures with stucco or clapboard exterior walls and composition shingle roofs. The apartment units and common areas are served by electric or gas fueled package unit HVAC; electric and natural gas for cooking, and public water and sewer supply. All buildings meet local fire code standards providing smoke alarms and fire extinguishers. Hallways are carpeted and common areas frequently include swimming pools and playgrounds, as well as clubhouses with recreation areas.

    The apartment units are often one-, two-, and three-bedroom units with a living room, dining room, and kitchen. They generally contain one to three bathrooms. Tenants primarily pay monthly rent for an unfurnished apartment to BRI plus a monthly electric and gas bill directly to the local utility company for HVAC and interior lighting. BRI typically incurs the cost of providing water and trash pick-up to the unit.

    One of the complexes, Berkshire Towers in Silver Spring, Maryland is a high-rise property which differs physically from the garden properties but is generally operated and managed in a similar way. The property does however, command higher monthly rents than garden properties in its immediate area and has achieved higher stabilized occupancy rates.

APPRAISAL METHODOLOGY

    Cushman & Wakefield, Inc. and its affiliates were retained to estimate the market value of each BRI property as of July 1, 1999. The self-contained appraisal reports are subject to the assumptions and limiting conditions contained within each report. The properties were appraised individually, assuming they were managed by a third party management company. Our appraised values assume a typical marketing period of twelve months consistent with local market conditions as reflected in sales of comparable apartment complexes in each respective market area. Our appraisers employed at least two of the three traditional approaches to value in their reports, most typically the Sales Comparison Approach and the Income Capitalization Approach. The properties under construction, in addition to the Sales and Income Capitalization Approaches, included the Cost Approach to value.

    In the Sales Comparison Approach, our appraisers searched the local market area for recent sales of comparable apartment complexes. They then analyzed those sales on the basis of sales price per square foot, sale price per unit, and the effective gross income multiplier (EGIM). The appraisers

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Berkshire Realty Holding, L.P.                                   August 12, 1999

correlated the various value indications into a point estimate from within the range indicated by the comparable sales.

    In developing the Income Capitalization Approach, our appraisers studied rents in effect in each BRI complex and competing complexes to estimate potential rental income at market levels. They also included an estimate of income from sources other than apartment rentals such as laundry income, vending machine income, and forfeited deposits. The next step in this approach included an analysis of recent history of operating expenses at the properties and competing properties in comparison to the BRI budget to estimate an appropriate level of stabilized expenses and reserves for unit replacement and capital items. Our appraisers then estimated net operating income by subtracting stabilized expenses from potential gross income and capitalized the stabilized net operating income into an indication of capital value. The capitalization rate employed was based upon prevailing going-in rates abstracted from an analysis of recent comparable apartment complex sales.

    The second phase of the Income Capitalization Approach involved the application and preparation of a discounted cash flow analysis in which the estimated income and expenses are analyzed over a ten year forecast period and the estimated property value at the time of reversion are discounted at an appropriate rate to estimate present market value. The discount rate employed in the discounted cash flow analysis was based upon responses to recent surveys of investors who employ this methodology. The BRI property holdings are primarily "market rate" apartment complexes and buildings whose rental income will fluctuate over time depending upon economic conditions in each local market area as well as competitive supply and demand. In our experience, the direct capitalization method utilized within the Income Capitalization Approach is the most common method employed by investors, whether leveraged or unleveraged, who would seek to buy these assets if placed on the market for sale. In light of this factor, our appraisers typically concluded at a market value estimate based upon the direct capitalization method while given consideration to the conclusions reached by the Sales Comparison Approach and the discounted cash flow analysis.

COMPLIANCE WITH APPRAISAL STANDARDS AND EXISTING FINANCING

    We estimated market value in conformance with the Uniform Standards of Professional Appraisal Practice, as well as Title XI of the Financial Institution's Reform, Recovery, and Enforcement Act of 1989 (FIRREA) which assume a sale price under terms equivalent to cash. Our appraisers employed, as an underwriting guide, both Federal National Mortgage Association and Federal Home Loan Bank Board appraisal standards.

DISCUSSIONS AND CONCLUSIONS

    The BRI holdings are either Class A or Class B apartment complexes and buildings located in four regions of the United States. The neighborhoods in which the properties are located are most often improving subdistricts that are, at minimum, stable areas. Physically, the properties, both externally and internally, are in good condition. The buildings are well maintained along with landscaped public areas with only minor amounts of deferred maintenance noted by our appraisers and reflected in BRI's capital expenditure budgets on the effective date of value. Management seems to be responsive to problems and efficient in their operation of the properties. The BRI holdings have an average occupancy of approximately 97 percent. This statistic is reflective of well managed multi-family property and is within the range found in other apartment complexes which are owned by competing companies.

FINAL VALUE ESTIMATES

    The final value estimates for these properties total $342,340,000. This represents the sum of the individual market value estimates for each property and does not represent a bulk value or sale price

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Berkshire Realty Holding, L.P.                                   August 12, 1999

of the portfolio. The property list and market value conclusions, as referenced in our complete self-contained appraisal reports, are exhibited on the following page.

Respectfully submitted,

Cushman & Wakefield, Inc.

/S/ DOUGLAS H. LARSON
Douglas H. Larson
Associate Director

Valuation Advisory Services

MATTHEW C. MONDANILE
Matthew C. Mondanile, MAI
Senior Director
Valuation Advisory Services

NO.               COMMUNITY NAME              CITY         STATE              ADDRESS               UNITS    MARKET VALUE
---------  ----------------------------  --------------  ---------  ----------------------------  ---------  -------------
1          Berkshire Towers at Silver    Silver Springs     MD      11215 Oakleaf Drive               1,119  $  65,700,000
           Springs
2          Calvert's Walk                Belair             MD      200 Foxhall Drive                   276  $  18,700,000
3          Fairway Ridge                 Baltimore          MD      5000 West Forest Park Avenue        274  $  10,600,000
4          Hazelcrest                    Baltimore          MD      19 A-1 Warren Park Drive             48  $   1,500,000
5          Heraldry Square               Baltimore          MD      2340 Noonham Road                   270  $  13,400,000
6          Jamestowne                    Baltimore          MD      5364 Jamestown Court                335  $  11,800,000
7          Kingswood Common I            Baltimore          MD      2420 Bibury Lane                    203  $  10,400,000
8          Kingswood Common II           Baltimore          MD      2564 Barnesley Place                203  $  10,900,000
9          Warren Park                   Baltimore          MD      19 A-1 Warren Park Drive            200  $   7,800,000
10         Williston                     Baltimore          MD      5364 Jamestown Court                 98  $   3,700,000
11         Courtleigh                    Baltimore          MD      2564 Barnesley Place                280  $  16,300,000
12         Coventry                      Baltimore          MD      2564 Barnesley Place                122  $   7,100,000
13         Olde Forge                    White Marsh        MD      1 Olde Forge Lane                   144  $   9,600,000
14         Rolling Wind                  Baltimore          MD      2420 Bibury Lane                    280  $  22,400,000
15         Stratton Meadows              Baltimore          MD      2 Heatherton Court                  268  $  16,100,000
16         Kings Crossing                Kingwood           TX      4545 Kingwood Drive                 404  $  17,000,000
17         Kingwood Lakes                Kingwood           TX      3700 Kingwood Drive                 390  $  16,000,000
18         Plantation Colony             Plantation         FL      8210 S.W. 12th Street               256  $  17,200,000
19         River Parkway                 Atlanta            GA      4545 River Parkway                  427  $  26,800,000
20         Berkshires at Dunwoody        Atlanta            GA      501 North River Parkway             389  $  22,100,000
21         Highlands at Briarcliff       Atlanta            GA      2735 Briarcliff Road                140  $   9,300,000
22         Essex House                   Atlanta            GA      102 Essex Avenue                    120  $   8,140,000
                                                                                                             -------------
           Total                                                                                             $ 342,340,000
                                                                                                             -------------
                                                                                                             -------------

        [LOGO]

                      ASSUMPTIONS AND LIMITING CONDITIONS

    "Appraisal" means the appraisal report and opinion of value stated therein, or the letter opinion of value, to which these Assumptions and Limiting Conditions are annexed.

    "Property" means the subject of the Appraisal.

    "C&W" means Cushman & Wakefield, Inc. or its subsidiary which issued the Appraisal.

    "Appraiser(s)" means the employee(s) of C&W who prepared and signed the Appraisal.

    The Appraisal has been made subject to the following assumptions and limiting conditions:

1. No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2. The information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters.

3. The opinion of value is only as of the date stated in the Appraisal. Changes since that date in external and market factors or in the Property itself can significantly affect property value.

4. The Appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited which consent has been given with respect to the proxy statement to be sent to BRI shareholders, the consent solicitation/offering memorandum to be sent to holders of units of BRI OP Limited Partnership and any required filings with the Securities and Exchange Commission relating thereto. Except as provided above or as may be otherwise stated in the letter of engagement, the Appraisal may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Appraisal shall be conveyed to the public through advertising, or used in any sales or promotional material without C&W's prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited.

5. Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

6. The Appraisal assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them); (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Appraisal; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Appraisal is based.

7. The physical condition of the improvements considered by the Appraisal is based on visual inspection by the Appraiser or other person identified in the Appraisal. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

                                                                  [LOGO]

8. The forecasted potential gross income referred to in the Appraisal may be based on lease summaries provided by the owner or third parties. The Appraiser assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

9. The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser's best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser's task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Appraisal, envisages for the future in terms of rental rates, expenses, supply and demand.

10. Unless otherwise stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

11. Unless otherwise stated in the Appraisal, compliance with the requirements of the Americans With Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the Property. C&W recommends that an expert in this field be employed.

                           CERTIFICATION OF APPRAISAL


    We certify that, to the best of our knowledge and belief:

1. The undersigned did not inspect each of the properties which are the subject of this report. The reader is referred to each individual report for names of those professionals who performed the inspections.

2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

3. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

4. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event. The appraisal assignment was not based on a requested minimum valuation, a specific valuation or the approval of a loan.

5. No one provided significant professional assistance to the persons signing this report.

6. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

7. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

8. As of the date of this report, Matthew C. Mondanile has completed the requirements of the continuing education program of the Appraisal Institute.

/s/ DOUGLAS H. LARSON                          /s/ MATTHEW C. MONDANILE
---------------------------------              ---------------------------------
Douglas H. Larson                              Matthew C. Mondanile
Associate Director                             Senior Director
Valuation Advisory Services                    Valuation Advisory Services

                        BERKSHIRE REALTY COMPANY, INC.

      PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS CONCERNING THE MERGER AND
                        ADOPTION OF THE MERGER AGREEMENT
                          TO BE HELD OCTOBER 5, 1999

     The undersigned, having received notice of the Special Meeting of Stockholders and the Board of Directors' proxy statement therefor, and revoking all prior proxies, hereby appoint(s) David F. Marshall and Scott D. Spelfogel, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Special Meeting of Stockholders of BERKSHIRE REALTY COMPANY, INC. (the "Company") to be held on October 5, 1999 at 10:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, and any adjournments thereof, and there to vote and act upon the following matters in respect of all shares of common and preferred stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

                CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

            SPECIAL MEETING OF STOCKHOLDERS CONCERNING THE MERGER AND
                        ADOPTION OF THE MERGER AGREEMENT

                         BERKSHIRE REALTY COMPANY, INC.

                                OCTOBER 5, 1999

Whether or not you plan to attend the Special Meeting, you are urged to complete, date, sign and return this Proxy in the accompanying envelope.

Please Detach and Mail in the Envelopes Provided


A /X/ PLEASE MARK YOUR
      VOTES AS INDICATED
      IN THIS SAMPLE


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND SHOULD BE RETURNED AS SOON AS POSSIBLE.

     A VOTE "FOR" APPROVAL OF THE MERGER AND ADOPTION OF THE MERGER AGREEMENT
-----------------------------------------------------------------------------
IS RECOMMENDED BY THE BOARD OF DIRECTORS.
-----------------------------------------
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" APPROVAL OF THE MERGER AND ADOPTION OF THE MERGER AGREEMENT, AS RECOMMENDED BY THE BOARD OF DIRECTORS. ATTENDANCE OF THE UNDERSIGNED AT THE MEETING OR AT ANY ADJOURNMENT THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED GIVES AFFIRMATIVE NOTICE OF REVOCATION.


1.  To approve the merger of BRI Acquisition, LLC         FOR  AGAINST  ABSTAIN
    (the "Acquiror") with and into the Company or,         //     //       //
    at the election of Berkshire Realty Holdings, L.P. (the "Parent"), the merger of the Company with and into the Parent, and to adopt the Agreement and Plan of Merger, dated as of April 13, 1999, by and among the Parent, the Acquiror and the Company.

2. Other Business: In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.




                                                                              MARK HERE          MARK HERE
                                                                              FOR ADDRESS        IF YOU PLAN
                                                                              CHANGE AND     //  TO ATTEND     //
                                                                              NOTE AT LEFT       THE MEETING

Signature:________________________ Signature if held jointly________________________ Dated:_________, 1999



NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT OWNERS, BOTH SHOULD SIGN. WHEN SIGNED AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AUTHORIZED OFFICER, GIVING FULL TITLE. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON, GIVING FULL TITLE.